Exhibit 10.1
EXECUTION COPY

CREDIT AGREEMENT
dated as of
July 25, 2007,
among
CHS/COMMUNITY HEALTH SYSTEMS, INC.,
COMMUNITY HEALTH SYSTEMS, INC.,
THE LENDERS PARTY HERETO
and
CREDIT SUISSE,
as Administrative Agent and Collateral Agent

CREDIT SUISSE SECURITIES (USA) LLC
and
WACHOVIA CAPITAL MARKETS, LLC,
as Joint Bookrunners and Co-Lead Arrangers
WACHOVIA BANK, NATIONAL ASSOCIATION,
as Syndication Agent
JPMORGAN CHASE BANK
and
MERRILL LYNCH CAPITAL CORPORATION,
as Co-Documentation Agents

[CS&M Ref. No. 5865–525]

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SCHEDULES

Schedule 1.01(a)	-	Existing Letters of Credit
Schedule 1.01(b)	-	Subsidiary Guarantors
Schedule 1.01(c)	-	Mortgaged Property
Schedule 1.01(d)	-	Hospitals
Schedule 1.01(e)	-	Certain Permitted Joint Ventures
Schedule 1.01(f)	-	Certain Subsidiaries
Schedule 2.01	-	Lenders and Commitments
Schedule 3.08	-	Subsidiaries
Schedule 3.17	-	Environmental Matters
Schedule 3.18	-	Insurance
Schedule 3.19(a)	-	UCC Filing Offices
Schedule 3.19(c)	-	Mortgage Filing Offices
Schedule 3.21	-	Collective Bargaining Agreements
Schedule 4.02(a)	-	Local Counsel
Schedule 6.01	-	Existing Indebtedness
Schedule 6.02	-	Existing Liens
Schedule 6.04(h)	-	Certain Permitted Acquisitions
Schedule 6.05(b)	-	Certain Syndication Transactions
Schedule 6.07	-	Certain Affiliate Transactions

EXHIBITS

Exhibit A	-	Form of Administrative Questionnaire
Exhibit B	-	Form of Assignment and Acceptance
Exhibit C	-	Form of Borrowing Request
Exhibit D	-	Form of Guarantee and Collateral Agreement
Exhibit E	-	Form of Mortgage
Exhibit F-1	-	Form of Opinion of Kirkland & Ellis LLP
Exhibit F-2	-	Form of Opinion of General Counsel of Parent
Exhibit F-3	-	Form of Local Counsel Opinion

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     CREDIT AGREEMENT dated as of July 25, 2007, among CHS/COMMUNITY HEALTH SYSTEMS, INC., a Delaware corporation (the “Borrower”), COMMUNITY HEALTH SYSTEMS, INC., a Delaware corporation (“Parent”), the Lenders (as defined in Article I), and CREDIT SUISSE, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) for the Lenders.
PRELIMINARY STATEMENT
     Pursuant to the Merger Agreement (such term and each other capitalized term used but not defined in this preliminary statement having the meaning given it in Article I), Parent will acquire Triad Hospitals, Inc., a Delaware corporation (“Triad”) through a merger (the “Merger”) of FWCT-1 Acquisition Corporation, a Delaware corporation and a wholly owned Subsidiary (“Merger Sub”), with and into Triad, as a result of which (a) all Equity Interests of Triad issued and outstanding (with certain exceptions as set forth in the Merger Agreement) immediately prior to the Effective Time (as defined in the Merger Agreement) will be automatically converted at the Effective Time into the right to receive the Merger Consideration (as defined in the Merger Agreement), in an aggregate amount of approximately $4,959,000,000, and (b) Triad will survive as a wholly owned Subsidiary.
     In connection with the Merger, the Borrower has requested that (a) the Funded Term Loan Lenders make Funded Term Loans on the Closing Date, in an aggregate principal amount not in excess of $6,065,000,000, (b) the Delayed Draw Term Loan Lenders make Delayed Draw Term Loans on one or more occasions during the period commencing on the Closing Date and ending on the Delayed Draw Commitment Termination Date, in an aggregate principal amount not in excess of $400,000,000, and (c) the Revolving Credit Lenders make Revolving Loans at any time and from time to time prior to the Revolving Credit Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $750,000,000. The Borrower has requested the Swingline Lender to extend credit, at any time and from time to time prior to the Revolving Credit Maturity Date, in the form of Swingline Loans, in an aggregate principal amount at any time outstanding not in excess of $50,000,000. The Borrower has requested the Issuing Bank to issue Letters of Credit, in an aggregate face amount at any time outstanding not in excess of $200,000,000, for general corporate purposes of the Borrower and the Subsidiaries. The proceeds of the Funded Term Loans are to be used solely to pay a portion of the Merger Consideration, to repay or otherwise satisfy and discharge the Existing Indebtedness, and to pay related fees and expenses. The proceeds of the Delayed Draw Term Loans, the Revolving Loans and the Swingline Loans are to be used by the Borrower and the Subsidiaries from time to time for working capital and other general corporate purposes, including permitted investments and Capital Expenditures and to repay Indebtedness.
     The Lenders are willing to extend such credit to the Borrower, and the Issuing Bank is willing to issue Letters of Credit for the account of the Borrower, in each case on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:
ARTICLE I
Definitions
     SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:
     “ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
     “Adjusted LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.
     “Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.05(b).
     “Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.
     “Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified; provided, however, that, for purposes of Section 6.07, the term “Affiliate” shall also include any person that directly or indirectly owns 10% or more of any class of Equity Interests of the person specified.
     “Aggregate Revolving Credit Exposure” shall mean the aggregate amount of the Lenders’ Revolving Credit Exposures.
     “Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, as the case may be.

     “Applicable Percentage” shall mean, for any day (a) with respect to any Eurodollar Term Loan, 2.25% per annum, (b) with respect to any ABR Term Loan, 1.25% per annum, and (c) (i) with respect to any Eurodollar Revolving Loan or ABR Revolving Loan, the applicable percentage set forth below under the caption “Eurodollar Spread—Revolving Loans” or “ABR Spread—Revolving Loans”, as the case may be, and (ii) with respect to the Revolving Credit Commitment Fee, the applicable rate set forth below under the caption “Revolving Credit Commitment Fee Rate”, in each case based upon the Leverage Ratio as of the relevant date of determination:

	Eurodollar		Revolving
	Spread—	ABR Spread—	Credit
Leverage	Revolving	Revolving	Commitment
Ratio	Loans	Loans	Fee Rate
Category 1	2.25%	1.25%	0.50%

Greater than or equal to 4.5 to 1.00

Category 2	2.00%	1.00%	0.50%

Less than 4.5 to 1.00 and greater than or equal to 3.5 to 1.00

Category 3	1.75%	0.75%	0.375%

Less than 3.5 to 1.00
Each change in the Applicable Percentage resulting from a change in the Leverage Ratio shall be effective with respect to all Loans and Letters of Credit outstanding on and after the date of delivery to the Administrative Agent of the financial statements and certificates required by Section 5.04(a) or (b) and Section 5.04(c), respectively, indicating such change until the date immediately preceding the next date of delivery of such financial statements and certificates indicating another such change. Notwithstanding the foregoing, the Leverage Ratio shall be deemed to be in Category 1 for purposes of determining the Applicable Percentage until the date that is six months from the Closing Date (at which time, subject to the immediately succeeding sentence, the Leverage Ratio shall be determined on the basis of the financial statements and certificates most recently delivered pursuant to Section 5.04(a) or (b) and Section 5.04(c), respectively, prior to such date, and the Applicable Percentage resulting from such Leverage Ratio shall be effective until any such change is required pursuant to the immediately preceding sentence). In addition, (a) at any time during which the Borrower has failed to deliver the financial statements and certificates required by Section 5.04(a) or (b) and Section 5.04(c), respectively (until the time of the delivery thereof), or (b) at any time after the occurrence and during the continuance of an Event of Default, the Leverage Ratio shall be deemed to be in Category 1 for purposes of determining the Applicable Percentage.
     “Applicable Term Commitment Fee Rate” shall mean, for any day (a) from and including the Closing Date to but excluding the six-month anniversary of the Closing Date, 0.50% per annum, (b) from and including the six-month anniversary of the Closing Date to but excluding the nine-month anniversary of the Closing Date, 0.75% per annum, and (c) thereafter, 1.00% per annum.
     “Arrangers” shall mean Credit Suisse Securities (USA) LLC and Wachovia Capital Markets LLC.
     “Asset Sale” shall mean the sale, transfer or other disposition (by way of merger, casualty, condemnation or otherwise) by Parent, the Borrower or any of the Subsidiaries to any person other than the Borrower or any Subsidiary Guarantor of (a) any Equity Interests of any of the Subsidiaries (other than directors’ qualifying shares) or (b) any other assets of Parent, the Borrower or any of the Subsidiaries, other than:
          (i) inventory, damaged, obsolete or worn out assets, scrap, surplus and Permitted Investments, in each case disposed of in the ordinary course of business;
          (ii) donations of assets by the Borrower or any Subsidiary (whether of real or personal property (including cash)) to state or local municipalities (or other Governmental Authorities), nonprofit organizations, foundations, charities or similar entities of the Borrower’s or such Subsidiary’s choice, with an aggregate fair market value not to exceed $30,000,000 in any fiscal year of Parent;
          (iii) dispositions by any Subsidiary that is not a Subsidiary Guarantor to the Borrower or any other Subsidiary;
          (iv) sales or other dispositions of (x) Receivables of the Borrower or any of the Subsidiaries that are more than 180 days past due or are written-off at the time of such sale or disposition or (y) any Receivables of the Borrower or any of the Subsidiaries that are self-pay accounts receivable and that are reasonably determined by the Borrower to be unable to be paid in full within 150 days of the related service date, provided that the face value of all such Receivables sold or disposed of on or after the Closing Date does not exceed $200,000,000;
          (v) sales or other dispositions of property (including like-kind exchanges) to the extent that (x) such property is exchanged for credit against the purchase price of similar replacement property or (y) the proceeds of such sale or disposition are applied to the purchase price of such replacement property, in each case under Section 1031 of the Code or otherwise, provided that, if the property so sold or exchanged constituted Collateral, then the property so received shall also constitute Collateral;

          (vi) leases or sub-leases of any real property or personal property in the ordinary course of business;
          (vii) dispositions of investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in the joint venture arrangements and similar binding arrangements;
          (viii) licensings and sublicensings of intellectual property of the Borrower or any Subsidiary in the ordinary course of business;
          (ix) sales, transfers, leases or other dispositions of property in the ordinary course of business consisting of the abandonment of intellectual property rights which, in the reasonable good faith determination of the Borrower, are not material to the conduct of the business of Parent, the Borrower and the Subsidiaries; and
          (x) any sale, transfer or other disposition or series of related sales, transfers or other dispositions having a value not in excess of $5,000,000.
     “Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.
     “Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.
     “Borrowing” shall mean (a) Loans of the same Class and Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.
     “Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.
     “Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.
     “CapEx Pull-Forward Amount” shall have the meaning assigned to such term in Section 6.11.
     “Capital Expenditures” shall mean, for any period, the additions to property, plant and equipment and other capital expenditures of Parent, the Borrower and its consolidated subsidiaries (including all amounts expended or capitalized under Capital Lease Obligations, but excluding any amount representing capitalized interest) that are (or should be) set forth in a consolidated statement of cash flows of Parent for such period prepared in accordance with GAAP, but excluding in each case any such expenditure (i) made with insurance proceeds, condemnation awards or damage recovery proceeds, (ii) made with the proceeds of the issuance of Equity Interests, (iii) to the extent such expenditure is made with proceeds that would have constituted Net Cash Proceeds under clause (a) of the definition of the term “Net Cash Proceeds” (but for the application of the second proviso to such clause (a)), (iv) to the extent of the credit against the gross purchase price of newly acquired equipment granted by the seller of such newly acquired equipment for other equipment that is simultaneously traded-in at the time of purchase of such newly acquired equipment, (v) is accounted for as a capital expenditure pursuant to GAAP but that actually is paid for by a third party (excluding Parent, the Borrower or any Subsidiary) and for which none of Parent, the Borrower or any Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other person (whether before, during or after such period) or (vi) constituting the purchase price of any Permitted Acquisition or any investment permitted under Sections 6.04(a), 6.04(i), 6.04(j), 6.04(k) or 6.04(v).
     “Capital Lease Obligations” of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
     “Captive Insurance Subsidiary” shall mean a Subsidiary established for the purpose of insuring the healthcare businesses or Facilities owned or operated by the Borrower or any of the Subsidiaries, any joint venture of the Borrower or any of the Subsidiaries or any physician or other personnel employed by or on the medical staff of any such business or Facility.
     “Cash Management Obligations” shall mean the obligations owed by Parent, the Borrower or any Subsidiary to the Administrative Agent, an Arranger, any Lender or an Affiliate of any of the foregoing in respect of any overdraft protections, netting services and similar arrangements arising from treasury, depository and cash management services, any automated clearing house transfers of funds or any credit card or similar services, in each case in the ordinary course of business.
     A “Change in Control” shall be deemed to have occurred if (a) any “person” or “group” (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof), shall own, directly or indirectly, beneficially or of record, shares representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Parent, (b) a majority of the seats (other than vacant seats) on the board of directors of Parent shall at any time be occupied by persons who were neither (i) nominated by the board of directors of Parent nor (ii) appointed by directors so nominated, (c) any change in control (or similar event, however denominated) with respect to Parent, the Borrower or any Subsidiary shall occur under and as defined in any indenture or agreement in respect of Material Indebtedness to which Parent, the Borrower or any Subsidiary is a party, or (d) Parent shall cease to directly own, beneficially and of record, 100% of the issued and outstanding Equity Interests of the Borrower.
     “Change in Law” shall mean (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.14, by any lending office of such Lender or by such Lender’s or Issuing Bank’s holding company, if any) with any policy, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.
     “Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Funded Term Loans, Delayed Draw Term Loans, Other Term Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment, Funded Term Loan Commitment, Delayed Draw Term Loan Commitment, Incremental Term Loan Commitment or Swingline Commitment.
     “Closing Date” shall mean July 25, 2007.
     “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
     “Collateral” shall mean all the “Collateral” as defined in any Security Document and shall also include the Mortgaged Properties.
     “Commitment” shall mean, with respect to any Lender, such Lender’s Revolving Credit Commitment, Funded Term Loan Commitment, Delayed Draw Term Loan Commitment, Incremental Term Loan Commitment and Swingline Commitment.
     “Commitment Fees” shall mean the Revolving Credit Commitment Fees and the Term Commitment Fees.
     “Confidential Information Memorandum” shall mean the Confidential Information Memorandum of the Borrower dated June 2007.
     “Consent Solicitations” shall mean the Parent Consent Solicitation and the Triad Consent Solicitations.
     “Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period plus (a) without duplication and (except in the case of clause (a)(x) below) to the extent deducted in determining such Consolidated Net Income, the sum of
          (i) interest expense (net of interest income), including amortization and write offs of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with (x) letters of credit, (y) obtaining or unwinding Hedging Agreements or (z) surety bonds for financing activities, in each case for such period,

          (ii) provision for taxes based on income, profits or capital and franchise taxes, including Federal, foreign, state, franchise, excise and similar taxes and foreign withholding taxes paid or accrued during such period, including any penalties and interest relating to any tax examinations for such period,
          (iii) depreciation and amortization expenses including acceleration thereof and including the amortization of the increase in inventory resulting from the application of Statement of Financial Accounting Standards No. 141 (“FASB 141”) for transactions contemplated hereby, including Permitted Acquisitions, for such period,
          (iv) non-cash compensation expenses arising from the sale of Equity Interests, the granting of options to purchase Equity Interests, the granting of appreciation rights in respect of Equity Interests and similar arrangements for such period,
          (v) the excess of the expense in respect of post-retirement benefits and post-employment benefits accrued under Statement of Financial Accounting Standards No. 106 (“FASB 106”) and Statement of Financial Accounting Standards No. 112 (“FASB 112”) over the cash expense in respect of such post-retirement benefits and post-employment benefits for such period,
          (vi) minority interest (to the extent distributions are not required to be made and are not made in respect thereof),
          (vii) upfront fees or charges arising from any Permitted Receivables Transaction for such period, and any other amounts for such period comparable to or in the nature of interest under any Permitted Receivables Transaction, and losses on dispositions of Receivables and related assets in connection with any Permitted Receivables Transaction for such period,
          (viii) fees and expenses for such period incurred or paid in connection with the Transactions,
          (ix) to the extent covered by insurance and actually reimbursed, or, so long as the Borrower has made a determination that such amount is reasonably likely to be reimbursed by the insurer and only to the extent that such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed within 365 days of the date of the relevant event (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), expenses with respect to liability or casualty events,
          (x) proceeds of received business interruption insurance,
          (xi) any fees and expenses incurred during such period in connection with any acquisition, investment, recapitalization, asset disposition, issuance or repayment of debt, issuance of Equity Interests, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed),

          (xii) any (w) severance costs, relocation costs, integration and Facilities opening costs, signing costs, retention or completion bonuses and transition costs incurred during such period, (x) cash restructuring related or nonrecurring cash merger costs and expenses incurred during such period as a result of any acquisition, investment, recapitalization, or asset disposition permitted hereunder, (y) other nonrecurring cash losses and charges for such period and (z) cash payments made during such period in respect of litigation that was pending against the Borrower, Triad or any of their subsidiaries or other obligations (contingent or otherwise) of the Borrower, Triad or any of their subsidiaries, in each case prior to the Closing Date and for which a liability would not be, in accordance with GAAP, recognized on Parent’s consolidated balance sheet as of the date hereof, in each case to the extent that the aggregate amount of all such costs, expenses and payments added to Consolidated Net Income pursuant to this clause (a)(xii), together with all cash payments made during such period and referred to in clause (b)(ii) below, does not exceed 10.0% of Consolidated EBITDA for such period,
          (xiii) any loss for such period attributable to the early extinguishment of Indebtedness, and
          (xiv) other non-cash charges for such period (other than the write-down of current assets during any period commencing on or after July 1, 2008), and minus
     (b) without duplication, (i) non-recurring gains and (ii) to the extent the amount thereof, when combined with the aggregate amount of all costs, expenses and payments added to Consolidated Net Income during such period pursuant to clause (a)(xii) above exceeds 10.0% of Consolidated EBITDA for such period, all cash payments made during such period on account of reserves, restructuring charges and other non-cash charges added to Consolidated Net Income pursuant to clause (a)(xiv) above in a previous period.
     For purposes of determining the Interest Coverage Ratio and the Leverage Ratio as of or for the periods ended on September 30, 2007, December 31, 2007 and March 31, 2008, Consolidated EBITDA will be deemed to be equal to (i) for the fiscal quarter ended December 31, 2006, $366,000,000, (ii) for the fiscal quarter ended March 31, 2007, $355,000,000, and (iii) for the fiscal quarter ended June 30, 2007, $372,000,000. In addition, for each fiscal quarter ended after the Closing Date and on or prior to June 30, 2008, the Consolidated EBITDA of Parent shall be increased by the applicable Initial Pro Forma Adjustment (without duplication of the actual pro forma cost savings and synergies achieved during such fiscal quarter).
     “Consolidated Interest Expense” shall mean, for any period, the sum of (a) the interest expense paid in cash (including imputed interest expense in respect of Capital Lease Obligations and Synthetic Lease Obligations) of Parent, the Borrower and the Subsidiaries for such period, net of interest income, determined on a consolidated basis in accordance with GAAP and (b) the dividends paid in cash during such period by Parent, the Borrower and the Subsidiaries on a consolidated basis in respect of Disqualified Stock, but excluding, however, to the extent otherwise included therein, (i) fees and expenses associated with the consummation of the Transactions, (ii) annual agency fees paid to the Administrative Agent, (iii) costs associated with obtaining or unwinding any

Hedging Agreements, (iv) fees and expenses associated with any investment permitted pursuant to Section 6.04, issuances of Equity Interests or Indebtedness (whether or not consummated) or amendments of any Indebtedness, (v) penalties and interest relating to Taxes and (vi) all non-recurring cash interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations and financing fees. For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by Parent, the Borrower or any Subsidiary with respect to interest rate Hedging Agreements. For purposes of determining the Interest Coverage Ratio for the period of four consecutive quarters ended September 30, 2007, December 31, 2007 and March 31, 2008, Consolidated Interest Expense shall be deemed to be equal to (x) the Consolidated Interest Expense for the fiscal quarter ended September 30, 2007, multiplied by 4, (y) the Consolidated Interest Expense for the two consecutive fiscal quarters ended December 31, 2007, multiplied by 2 and (z) the Consolidated Interest Expense for the three consecutive fiscal quarters ended March 31, 2008, multiplied by 4/3, respectively.
     “Consolidated Net Income” shall mean, for any period, the net income or loss (i) excluding extraordinary gains and losses, and gains and losses arising from the proposed or actual disposition of material assets and (ii) excluding the cumulative effect of changes in accounting principles) of Parent, the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded the income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by the Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such Subsidiary. Notwithstanding the foregoing, the amount of any cash dividends paid by any Unrestricted Subsidiary and received by Parent, the Borrower or the Subsidiaries during any such period shall be included, without duplication, in the calculation of Consolidated Net Income for such period. There shall be excluded from Consolidated Net Income for any period (i) gains and losses, including unrealized gains and losses, for such period attributable to (w) discontinued operations, (x) Facilities to be closed within one year of the date of recognition of such gain or loss, (y) obtaining or unwinding Hedging Agreements and (z) except as provided above, interests in Unrestricted Subsidiaries, and (ii) the effects of purchase accounting adjustments to inventory, property, equipment and intangible assets and deferred revenue in component amounts required or permitted by GAAP, as a result of the Transactions, any Permitted Acquisition or acquisition consummated before the Closing Date, or the amortization or write-off of any amounts thereof.
     “Contractual Obligation” shall mean, as to any person, any provision of any security issued by such person or of any agreement, instrument or undertaking to which such person is a party or by which it or any of the property owned by it is bound.
     “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

     “Credit Event” shall have the meaning assigned to such term in Section 4.01.
     “Credit Facilities” shall mean the revolving credit, swingline, letter of credit and term loan facilities provided for by this Agreement.
     “Current Assets” shall mean, at any time, the consolidated current assets (other than cash and cash equivalents, current and deferred tax assets and Permitted Investments) of Parent, the Borrower and the Subsidiaries.
     “Current Liabilities” shall mean, at any time, the consolidated current liabilities of Parent, the Borrower and the Subsidiaries at such time, but excluding, without duplication, (a) the current portion of any long-term Indebtedness, (b) current accrued and deferred income taxes and accrued interest and (c) outstanding Revolving Loans and Swingline Loans.
     “Debt Tender Offers” shall mean the Parent Debt Tender Offer and the Triad Debt Tender Offers.
     “Default” shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.
     “Defaulting Lender” shall mean any Revolving Credit Lender that has (a) defaulted in its obligation to make a Revolving Loan or to fund its participation in a Letter of Credit or Swingline Loan required to be made or funded by it hereunder, (b) notified the Administrative Agent or a Loan Party in writing that it does not intend to satisfy any such obligation or (c) become insolvent or the assets or management of which has been taken over by any Governmental Authority.
     “Delayed Draw Commitment Termination Date” shall mean January 23, 2009.
     “Delayed Draw Term Loan Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Delayed Draw Term Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Delayed Draw Term Loan Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.
     “Delayed Draw Term Loan Lender” shall mean a Lender with a Delayed Draw Term Loan Commitment or an outstanding Delayed Draw Term Loan.
     “Delayed Draw Term Loan Repayment Date” shall have the meaning assigned to such term in Section 2.11(a)(ii).
     “Delayed Draw Term Loans” shall mean the terms loans made by the Lenders to the Borrower pursuant to Section 2.01(a)(ii).

     “Disqualified Stock” shall mean any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (except (i) as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments or (ii) pursuant to any put option with respect to any Equity Interests of a Permitted Syndication Subsidiary granted in favor of any Permitted Syndication Transaction Partner), or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital in cash (other than, in the case of Equity Interests of a Subsidiary issued to a Permitted Syndication Transaction Partner or held by a Subsidiary Guarantor, periodic distributions of available cash (determined in good faith by the Borrower)), in each case at any time on or prior to the first anniversary of the Term Loan Maturity Date, or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) Indebtedness or (ii) any Equity Interest referred to in clause (a) above, in each case at any time prior to the first anniversary of the Term Loan Maturity Date.
     “dollars” or “$” shall mean lawful money of the United States of America.
     “Domestic Subsidiaries” shall mean all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.
     “Eligible Assignee” shall mean any commercial bank, insurance company, investment or mutual fund or other entity (but not any natural person) that is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933, as amended) that extends credit or invests in bank loans as one of its businesses; provided that neither the Borrower nor any of its Affiliates shall be an Eligible Assignee.
     “Environmental Laws” shall mean all former, current and future Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders), and legally binding agreements in each case, relating to protection of the environment, natural resources, occupational health and safety or Hazardous Materials.
     “Environmental Liability” shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment, recycling, arrangement for disposal, or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the presence or Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
     “Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any person, and any option, warrant or other right entitling the holder thereof to purchase or otherwise acquire any such equity interest.
     “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.
     “ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
     “ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) prior to the effectiveness of the applicable provisions of the Pension Act, the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA) or, on and after the effectiveness of the applicable provisions of the Pension Act, any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each case whether or not waived, (c) the filing pursuant to prior to the effectiveness of the applicable provisions of the Pension Act, Section 412(d) of the Code or Section 303(d) of ERISA or, on and after the effectiveness of the applicable provisions of the Pension Act, Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard with respect to any Plan, (d) on and after the effectiveness of the applicable provisions of the Pension Act, a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), (e) the incurrence by Parent or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan, (f) the receipt by Parent or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (g) prior to the effectiveness of the applicable provisions of the Pension Act, the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, (h) the receipt by Parent or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from Parent or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA or, on and after the effectiveness of the applicable provisions of the Pension Act, in endangered or critical status, within the meaning of Section 305 of ERISA, (i) the occurrence of a “prohibited transaction” with respect to which the Borrower or any of the Subsidiaries is a

“disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which the Borrower or any such Subsidiary could otherwise be liable or (j) any other event or condition with respect to a Plan or Multiemployer Plan that could result in liability of the Borrower or any Subsidiary.
     “Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
     “Event of Default” shall have the meaning assigned to such term in Article VII.
     “Excess Cash Flow” shall mean, for any fiscal year of Parent, the excess of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) an amount equal to the amount of all non-cash charges or losses to the extent deducted in arriving at such Consolidated Net Income, (iii) an amount equal to the provision for Taxes based on income, profits or capital of Parent, the Borrower and the Subsidiaries, including Federal, foreign, state, franchise, excise and similar taxes and foreign withholding taxes paid or accrued during such period to the extent deducted in arriving at such Consolidated Net Income, (iv) the proceeds of business interruption insurance received by Parent, the Borrower and the Subsidiaries during such fiscal year to the extent not otherwise included in such Consolidated Net Income, and (v) reductions to noncash working capital of Parent, the Borrower and the Subsidiaries for such fiscal year (i.e., the decrease, if any, in Current Assets minus Current Liabilities from the beginning to the end of such fiscal year, excluding decreases resulting from any Permitted Acquisition or disposition occurring during such fiscal year) over (b) the sum, without duplication, of (i) the amount of any Taxes (including penalties and interest) payable in cash by Parent, the Borrower and the Subsidiaries with respect to such fiscal year, (ii) Capital Expenditures made in cash during such fiscal year, except to the extent financed with the proceeds of Indebtedness, equity issuances, casualty proceeds or condemnation proceeds to the extent such proceeds would not be included in Consolidated Net Income, (iii) permanent repayments of Indebtedness (other than mandatory prepayments of Loans under Section 2.13 and Voluntary Prepayments) made in cash by Parent, the Borrower and the Subsidiaries during such fiscal year, but only to the extent that the Indebtedness so prepaid by its terms cannot be reborrowed or redrawn and such prepayments do not occur in connection with a refinancing of all or any portion of such Indebtedness, (iv) payments by Parent, the Borrower and the Subsidiaries during such fiscal year in respect of long-term liabilities of Parent, the Borrower and the Subsidiaries other than Indebtedness, (v) the aggregate amount of cash consideration paid by Parent, the Borrower and the Subsidiaries (on a consolidated basis) in connection with Permitted Acquisitions or other investments permitted pursuant to Section 6.04 (other than Section 6.04(b)), except to the extent any such Permitted Acquisition or investment is financed with the proceeds of Indebtedness or equity issuances, to the extent such proceeds would not be included in Consolidated Net Income, (vi) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by Parent, the Borrower or the Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness to the extent not deducted in determining Consolidated Net Income for such fiscal year, (vii) cash expenditures in respect of Hedging Agreements to the extent not deducted in determining Consolidated Net Income for such fiscal year, (viii) additions to noncash working capital for such fiscal year (i.e., the increase, if any, in Current Assets minus Current Liabilities from the beginning to the end of such fiscal year, excluding increases resulting from any Permitted Acquisition or disposition occurring during such fiscal year), and (ix) an amount equal to the amount of all non-cash credits or gains to the extent included in arriving at such Consolidated Net Income and cash charges described in clauses (i) (x) through (y) of the third sentence of the definition of Consolidated Net Income and included in arriving at such Consolidated Net Income; provided that in no event shall the calculation of Excess Cash Flow include any insurance proceeds (other than business interruption insurance) or proceeds of any condemnation, taking or similar occurrence.
     “Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.21(a)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 2.20(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.20(a).
     “Existing Borrower Credit Agreement” shall mean the Amended and Restated Credit Agreement dated as of August 19, 2004, as amended, supplemented or otherwise modified from time to time, among Parent, the Borrower, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.
     “Existing Credit Agreements” shall mean the Existing Borrower Credit Agreement and the Existing Triad Credit Agreement.
     “Existing Letter of Credit” shall mean each Letter of Credit previously issued for the account of the Borrower or Triad that (a) is outstanding on the Closing Date and (b) is listed on Schedule 1.01(a).
     “Existing Indebtedness” shall mean the Existing Credit Agreements and the Existing Notes.
     “Existing Notes” shall mean the Existing Parent Notes and the Existing Triad Notes.

     “Existing Parent Notes” shall mean Parent’s outstanding 6 1/2% Senior Subordinated Notes due 2012.
     “Existing Triad Credit Agreement” shall mean the Amended and Restated Credit Agreement dated as of June 10, 2005, as amended, supplemented or otherwise modified from time to time, among Triad, certain of its subsidiaries, the lenders party thereto, and Bank of America, N.A., as administrative agent.
     “Existing Triad Notes” shall mean Triad’s outstanding 7% Senior Notes due 2012 and 7% Senior Subordinated Notes due 2013.
     “Facility” shall mean any Hospital, outpatient clinic, long-term care facility, ambulatory center, nursing home or rehabilitation center and related medical office building or other facility owned or used by the Borrower or any Subsidiary in connection with their respective business.
     “Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
     “Fee Letter” shall mean the Fee Letter dated March 16, 2007, among Parent, Credit Suisse Securities (USA) LLC, the Administrative Agent, Wachovia Capital Markets LLC, Wachovia Bank, National Association and Wachovia Investment Holdings, LLC.
     “Fees” shall mean the Commitment Fees, the Administrative Agent Fees, the L/C Participation Fees and the Issuing Bank Fees.
     “Financial Officer” of any person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such person.
     “Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
     “Foreign Subsidiary” shall mean any Subsidiary that is not a Domestic Subsidiary.
     “Fulton Bond Pledge Agreement” shall mean the Bond Pledge Agreement dated August 14, 1992, among Hospital of Fulton, Inc., a Kentucky corporation, the Borrower and First Union National Bank, as amended by a First Amendment to Bond Pledge Agreement dated as of August 24, 1994, a Second Amendment to Bond Pledge Agreement dated May 12, 1995, a Third Amendment to Bond Pledge Agreement dated

July 9, 1996, and a Fourth Amendment to Bond Pledge Agreement dated as of July 16, 2002, with respect to the Fulton Bonds, and as further amended from time to time.
     “Fulton Bonds” shall mean the $8,000,000 aggregate principal amount City of Fulton, Kentucky Floating Rate Weekly Demand Revenue Bonds, Series 1985 (United Healthcare of Kentucky, Inc. Project).
     “Fulton Indenture” shall mean the Trust Indenture dated May 22, 1985, as amended by the First Supplemental Trust Indenture dated August 14, 1992, between the City of Fulton and the Fulton Trustee. For purposes of the Fulton Indenture, this Agreement shall be deemed to be a “Reimbursement Agreement” as therein defined.
     “Fulton Trustee” shall mean the Third National Bank in Nashville, a national banking association with principal offices in Nashville, Tennessee, and any successor trustee pursuant to the terms of the Fulton Indenture.
     “Funded Term Loan Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Funded Term Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Funded Term Loan Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.
     “Funded Term Loan Lender” shall mean a Lender with a Funded Term Loan Commitment or an outstanding Funded Term Loan.
     “Funded Term Loan Repayment Date” shall have the meaning assigned to such term in Section 2.11(a)(i).
     “Funded Term Loans” shall mean the term loans made by the Lenders to the Borrower pursuant to Section 2.01(a)(i).
     “GAAP” shall mean United States generally accepted accounting principles.
     “Governmental Authority” shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.
     “Granting Lender” shall have the meaning assigned to such term in Section 9.04(i).
     “Guarantee” of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term “Guarantee” shall not include (i) endorsements for collection or deposit in the ordinary course of business or (ii) Practice Guarantees. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount (based on the maximum reasonably anticipated net liability in respect thereof as determined by the Borrower in good faith) of the primary obligation or portion thereof in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated net liability in respect thereof (assuming such person is required to perform thereunder) as determined by the Borrower in good faith.
     “Guarantee and Collateral Agreement” shall mean the Guarantee and Collateral Agreement, substantially in the form of Exhibit D, among the Borrower, Parent, the Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties.
     “Guarantors” shall mean Parent and the Subsidiary Guarantors.
     “Hazardous Materials” shall mean (a) any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos and asbestos-containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances, medical, biological and animal wastes and (b) without limitation of the foregoing, any other chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any Environmental Law.
     “HCA Tax Sharing Agreement” shall mean the Tax Sharing and Indemnification Agreement dated as of May 11, 1999 entered into by and among Columbia/HCA Healthcare Corporation (now known as HCA Inc.), LifePoint Hospitals, Inc., and Triad in connection with the distribution by Columbia/HCA Healthcare Corporation to its shareholders of all of the stock of LifePoint Hospitals, Inc. and Triad.
     “Health Care Associates” shall have the meaning assigned to such term in Section 6.04(e).
     “Hedging Agreement” shall mean any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.
     “Hospital” shall mean each hospital now or hereafter owned, leased or operated by the Borrower or any of the Subsidiaries or in which the Borrower or any of the Subsidiaries owns an equity interest. Set forth on Schedule 1.01(d) is a list of all Hospitals in existence on the Closing Date owned or used by the Borrower and the Subsidiaries.
     “Incremental Asset Sale Termination Date” shall mean July 24, 2009.
     “Incremental Term Borrowing” shall mean a Borrowing comprised of Incremental Term Loans.

     “Incremental Term Lender” shall mean a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.
     “Incremental Term Loan Amount” shall mean, at any time, the excess, if any, of (a) $600,000,000 over (b) the aggregate amount of all Incremental Term Loan Commitments established prior to such time pursuant to Section 2.24.
     “Incremental Term Loan Assumption Agreement” shall mean an Incremental Term Loan Assumption Agreement among, and in form and substance reasonably satisfactory to, the Borrower, the Administrative Agent and one or more Incremental Term Lenders.
     “Incremental Term Loan Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.24, to make Incremental Term Loans to the Borrower.
     “Incremental Term Loan Maturity Date” shall mean the final maturity date of any Incremental Term Loan, as set forth in the applicable Incremental Term Loan Assumption Agreement.
     “Incremental Term Loan Repayment Dates” shall mean the dates scheduled for the repayment of principal of any Incremental Term Loan, as set forth in the applicable Incremental Term Loan Assumption Agreement.
     “Incremental Term Loans” shall mean Term Loans made by one or more Lenders to the Borrower pursuant to Section 2.01(b). Incremental Term Loans may be made in the form of additional Funded Term Loans, additional Delayed Draw Term Loans or, to the extent permitted by Section 2.24 and provided for in the relevant Incremental Term Loan Assumption Agreement, Other Term Loans.
     “Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind (other than customer deposits and interest payable thereon in the ordinary course of business), (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (d) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business and deferred payment for services to employees or former employees incurred in the ordinary course of business and payable in accordance with customary practices and other deferred compensation arrangements), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (f) all Guarantees by such person of Indebtedness of others, (g) all Capital Lease Obligations and Synthetic Lease Obligations of such person, (h) all obligations of such person as an account party in respect of letters of credit, (i) all obligations of such person in respect of bankers’ acceptances, (j) all obligations of such person pursuant to any Permitted Receivables Transaction and (k) the aggregate liquidation preference of all outstanding Disqualified Stock issued by such person; provided that in all cases (w) Practice Guarantees, (x) wholly contingent earnouts and working capital adjustments under acquisition or disposition agreements, (y) deferred or prepaid revenue and (z) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller, shall be excluded from the definition of “Indebtedness”. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner.
     “Indemnified Taxes” shall mean Taxes other than Excluded Taxes.
     “Initial Pro Forma Adjustment” for each fiscal quarter ended on or prior to June 30, 2008, shall mean an amount deemed to represent the pro forma cost savings and synergies reasonably projected by Parent to result from the Merger and identified in the projections provided to the Administrative Agent by Parent prior to the Closing Date, together with a certificate of the chief financial officer of Parent certifying that such projections were prepared by Parent in good faith based upon reasonable assumptions.
     “Interest Coverage Ratio” shall mean, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.
     “Interest Payment Date” shall mean (a) with respect to any ABR Loan (including any Swingline Loan), the last Business Day of each March, June, September and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing.
     “Interest Period” shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter or, with the consent of each applicable Lender, 9 or 12 months thereafter, as the Borrower may elect; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing. Notwithstanding the foregoing, unless the Administrative Agent shall otherwise agree, the Interest Period of any Eurodollar Borrowing made within 30 days of the Closing Date shall be of one month’s duration.

     “Issuing Bank” shall mean, as the context may require, (a) Credit Suisse, acting through any of its Affiliates or branches, in its capacity as an issuer of Letters of Credit hereunder, (b) Wachovia Bank, National Association, acting through any of its Affiliates or branches, in its capacity as an issuer of Letters of Credit hereunder, (c) with respect to each Existing Letter of Credit, the Lender that issued such Existing Letter of Credit, and (d) any other Lender that may become an Issuing Bank pursuant to Section 2.23(i) or 2.23(k), with respect to Letters of Credit issued by such Lender. The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates or branches of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate or branch with respect to Letters of Credit issued by such Affiliate or branch.
     “Issuing Bank Fees” shall have the meaning assigned to such term in Section 2.05(c).
     “L/C Commitment” shall mean the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.23.
     “L/C Disbursement” shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.
     “L/C Exposure” shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time and (b) the aggregate amount of all L/C Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The L/C Exposure of any Revolving Credit Lender at any time shall equal its Pro Rata Percentage of the aggregate L/C Exposure at such time.
     “L/C Participation Fee” shall have the meaning assigned to such term in Section 2.05(c).
     “Lenders” shall mean (a) the persons listed on Schedule 2.01 (other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any person that has become a party hereto pursuant to an Assignment and Acceptance. Unless the context clearly indicates otherwise, the term “Lenders” shall include the Swingline Lender.
     “Letter of Credit” shall mean any letter of credit issued pursuant to Section 2.23 and any Existing Letter of Credit.
     “Leverage Ratio” shall mean, on any date, the ratio of Total Debt on such date to Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date for which financial statements have been delivered (or were required to be delivered) pursuant to Section 5.04(a) or (b). In any period of four consecutive fiscal quarters in which any Permitted Acquisition or Significant Asset Sale occurs, the Leverage Ratio shall be determined on a pro forma basis in accordance with Section 1.03.

     “Leverage Ratio Condition” shall mean, on any date, after giving pro forma effect to any Specified Transaction to occur on such date as contemplated by Section 1.03, that the Leverage Ratio on such date would be 0.25 to 1.00 lower than the maximum Leverage Ratio permitted to be maintained by Parent on such date pursuant to Section 6.13.
     “LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period by reference to the British Bankers’ Association Interest Settlement Rates for deposits in dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.
     “Liquidity Condition” shall mean, on any date, after giving pro forma effect to any Specified Transaction to occur on such date, that the sum of the aggregate unused and available Revolving Credit Commitments and unrestricted cash on hand at Parent and its subsidiaries would exceed $250,000,000.
     “Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset. For the avoidance of doubt, the term “Lien” shall not be deemed to include any license of intellectual property.
     “Loan Documents” shall mean this Agreement, the Letters of Credit, the Security Documents, each Incremental Term Loan Assumption Agreement and the promissory notes, if any, executed and delivered pursuant to Section 2.04(e).
     “Loan Parties” shall mean Parent, the Borrower and the Guarantors.
     “Loans” shall mean the Revolving Loans, the Term Loans and the Swingline Loans.
     “Margin Stock” shall have the meaning assigned to such term in Regulation U.
     “Material Adverse Effect” shall mean (a) a materially adverse effect on the business, assets, operations, financial condition or operating results of the Borrower and the Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Loan Parties, taken as a whole, to perform their obligations under the Loan Document to which they are or will be a party or (c) a material impairment of the rights and remedies of or benefits available to the Lenders under the Loan Documents.
     “Material Indebtedness” shall mean Indebtedness (other than the Loans and Letters of Credit and intercompany loans), or obligations in respect of one or more Hedging Agreements, of any one or more of Parent, the Borrower or any Subsidiary in an aggregate principal amount exceeding $50,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of Parent, the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Parent, the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.
     “Material Subsidiary” shall mean any Subsidiary other than any (a) Permitted Joint Venture Subsidiary, (b) Permitted Syndication Subsidiary, (c) Securitization Subsidiary, (d) Foreign Subsidiary, (e) Captive Insurance Subsidiary or (f) Non-Significant Subsidiary.
     “Merger” shall have the meaning assigned to such term in the preliminary statement.
     “Merger Agreement” shall mean the Agreement and Plan of Merger dated March 19, 2007, by and among Parent, Merger Sub and Triad.
     “Merger Sub” shall have the meaning assigned to such term in the preliminary statement.
     “Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.
     “Mortgaged Properties” shall mean, initially, the owned real properties of the Loan Parties specified on Schedule 1.01(c), and shall include each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.12.
     “Mortgages” shall mean the mortgages, deeds of trust, assignments of leases and rents, modifications and other security documents delivered pursuant to clause (i) of Section 4.02(g) or pursuant to Section 5.12, each substantially in the form of Exhibit E.
     “Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
     “Net Cash Proceeds” shall mean (a) with respect to any Asset Sale (other than Receivables sold in a Permitted Receivables Transaction), the aggregate cash proceeds received in respect of such Asset Sale, and any cash payments received in respect of promissory notes or other non-cash consideration delivered in respect of such Asset Sale, net of (without duplication) (i) the reasonable expenses (including legal fees and brokers’ and underwriters’ commissions paid to third parties which are not Subsidiaries or Affiliates of Parent) incurred in effecting such Asset Sale, (ii) any taxes reasonably attributable to such Asset Sale and, in case of an Asset Sale in a foreign jurisdiction, any taxes reasonably attributable to the repatriation of the proceeds of such Asset Sale reasonably estimated by the Borrower to be actually payable, (iii) any amounts payable to a Governmental Authority triggered as a result of any such Asset Sale, (iv) any Indebtedness or Contractual Obligation of Parent, the Borrower and the Subsidiaries (other than the Loans and other Obligations) required to be paid or retained in connection with such Asset Sale and (v) the aggregate amount of reserves required in the reasonable judgment of the Borrower or the applicable Subsidiary to be maintained on the books of the Borrower or such Subsidiary in order to pay contingent liabilities with respect to such Asset Sale (so long as amounts deducted from aggregate proceeds pursuant to this clause (v) and not actually paid by the Borrower or any of the Subsidiaries in liquidation of such contingent liabilities shall be deemed to be Net Cash Proceeds received at such time as such contingent liabilities shall cease to be obligations of the Borrower or any of the Subsidiaries); provided, however, that, except with respect to the Net Cash Proceeds of Asset Sales made pursuant to Section 6.05(b)(x), if (x) the Borrower intends to reinvest such proceeds in assets of a kind then used or usable in the business of the Borrower and the Subsidiaries or in Permitted Acquisitions or other investments permitted pursuant to Section 6.04 (other than Section 6.04(b)) within 15 months of receipt of such proceeds and (y) no Default or Event of Default shall have occurred and shall be continuing at the time of such receipt, such proceeds (but not to exceed $800,000,000 in the aggregate in the case of all such Asset Sales (the “Asset Sale Reinvestment Amount”)) shall not constitute Net Cash Proceeds except to the extent not so used at the end of such 15-month period, at which time such proceeds shall be deemed to be Net Cash Proceeds; provided further that if during such 15-month period Parent, the Borrower or a Subsidiary enters into a written agreement committing it to so apply all or a portion of such proceeds, such 15-month period will be extended with respect to the amount of proceeds for an additional six months, at which time such proceeds shall be deemed to be Net Cash Proceeds (it being understood and agreed that, (A) from the Closing Date until the Incremental Asset Sale Termination Date, the Asset Sale Reinvestment Amount shall (1) include the first $300,000,000 of proceeds described above that the Borrower intends to reinvest pursuant to this definition, (2) not include the next $750,000,000 of such proceeds (less the amount of such proceeds that the Borrower previously used to prepay Term Loans) (i.e., the next $750,000,000 of such proceeds (less the amount of such proceeds that the Borrower previously used to prepay Term Loans) shall automatically be deemed Net Cash Proceeds and applied to the prepayment of Term Loans to the extent required by Section 2.13(b)) and (3) include the next $500,000,000 of such proceeds that the Borrower intends to reinvest pursuant to this definition and (B) after the Incremental Asset Sale Termination Date, the Asset Sale Reinvestment Amount shall include the amount (if positive) of such proceeds equal to (1) $800,000,000 less (2) the aggregate amount of all such proceeds received prior to the Incremental Asset Sale Termination Date (other than proceeds referred to in clause (A)(2) above) to the extent such proceeds were reinvested in accordance with this definition); and (b) with respect to any issuance or incurrence of Indebtedness or the sale of Receivables in a Permitted Receivables Transaction, the cash proceeds thereof, net of all taxes and customary fees, commissions, costs and other expenses incurred in connection therewith.

     “Non-Significant Subsidiary” shall mean at any time, any Subsidiary (a) which at such time has total assets book value (including the total assets book value of any subsidiaries of such Subsidiary), or for which the Borrower or any of the Subsidiaries shall have paid (including the assumption of Indebtedness) in connection with the acquisition of Equity Interests or the total assets of such Subsidiary, less than $10,000,000 or (b) which does not and will not itself or through its subsidiaries own a Hospital or an interest in a Hospital or manage or operate a Hospital and which is listed on Schedule 1.01(d) hereto (or on any updates to such Schedule subsequently furnished by the Borrower to the Administrative Agent) as a “Non-Significant Subsidiary”, provided that the total assets of all Non-Significant Subsidiaries at any time does not exceed 5.0% of the total assets of Parent, the Borrower and the Subsidiaries on a consolidated basis.
     “Obligations” shall mean all obligations defined as “Obligations” in the Guarantee and Collateral Agreement and the other Security Documents.
     “Other Taxes” shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.
     “Other Term Loans” shall have the meaning assigned to such term in Section 2.24(a).
     “Parent Consent Solicitation” shall mean the consent solicitation pursuant to which Parent will seek to amend certain of the provisions of the indenture governing the Existing Parent Notes.
     “Parent Debt Tender Offer” shall mean the offer by Parent to purchase on the Closing Date all of the Existing Parent Notes.
     “PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.
     “Pension Act” shall mean the Pension Protection Act of 2006, as amended from time to time.
     “Permitted Acquisition” shall have the meaning assigned to such term in Section 6.04(h).
     “Permitted Additional Debt” of any Loan Party shall mean any unsecured Indebtedness of such Loan Party or an unsecured or subordinated Guarantee of or by such Loan Party, in each case which (a) matures on or after, and requires no scheduled payments of principal prior to, July 15, 2015 (other than pursuant to customary offers to purchase upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default), (b) contains no financial maintenance covenants and (c) to the extent the same is subordinated to any Indebtedness, is subordinate or junior in right of payment to the Obligations, pursuant to a written agreement on terms customary for similar Indebtedness at the time of issuance.
     “Permitted Capital Expenditure Amount” shall have the meaning assigned to such term in Section 6.11.
     “Permitted Interest Transfer” shall mean a sale, issuance or other transfer of securities of a Subsidiary or of assets of any Subsidiary to a new Subsidiary, if after such sale or other transfer, such Subsidiary shall meet the applicable requirements of the definition of “Permitted Joint Venture Subsidiary”, “Non-Significant Subsidiary” or “Permitted Syndication Subsidiary”; provided that (a) the aggregate fair market value (determined at the time of the relevant Permitted Interest Transfer) of all Permitted Interest Transfers made to, or in connection with the establishment of, a Permitted Joint Venture shall not exceed $1,000,000,000 and (b) the total assets of all Subsidiaries (other than Loan Parties) that become Permitted Joint Venture Subsidiaries or Permitted Syndication Subsidiaries after the Closing Date as a result of a Permitted Interest Transfer made after the Closing Date shall not exceed (i) 10% of the total assets of Parent, the Borrower and the Subsidiaries on a consolidated basis in the case of Permitted Joint Venture Subsidiaries, and (ii) 10% of the total assets of Parent, the Borrower and the Subsidiaries on a consolidated basis in the case of Permitted Syndication Subsidiaries.
     “Permitted Investments” shall mean:
     (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;
     (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;
     (c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, the Administrative Agent or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;
     (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (c) above;
     (e) investments in “money market funds” within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (d) above;

     (f) investments in so-called “auction rate” securities rated AAA or higher by S&P or Aaa or higher by Moody’s and which have a reset date not more than 90 days from the date of acquisition thereof; and
     (g) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing.
     “Permitted Joint Ventures” shall mean acquisitions (by merger, purchase, lease (including any lease that contains upfront payments or buy out options) or otherwise), not constituting Permitted Acquisitions, by Parent, the Borrower or any of the Subsidiaries of interests in any of the assets of, or shares of the capital stock of or other Equity Interests in, a person or division or line of business of any person engaged in the same business as the Borrower and the Subsidiaries or in a related business; provided that (a) no Default or Event of Default shall have occurred and be continuing, and the Borrower shall have delivered to the Administrative Agent an officers’ certificate to such effect, together with all relevant financial information for such corporation or other entity or acquired assets and (b) except for the Permitted Joint Ventures listed on Schedule 1.01(e), to the extent (i) the aggregate value of the investments, loans and advances made by Parent, the Borrower and the Subsidiaries in (including assets transferred to) any Permitted Joint Venture, in each case, measured as of the date of each such investment, loan or advance (net of any repayments or return of capital in respect thereof actually received in cash by Parent, the Borrower or the Subsidiaries (net of applicable Taxes) after the Closing Date) (the “Net Investment Amount”), when added to the aggregate Net Investment Amounts of all Permitted Joint Ventures consummated after the Closing Date, would exceed $300,000,000, the Leverage Ratio Condition and the Liquidity Condition would each be satisfied and (ii) to the extent such aggregate Net Investment Amounts would exceed $500,000,000, the Borrower shall have received in writing, prior to effecting any such Permitted Joint Venture, a Ratings Agency Confirmation in respect of such Permitted Joint Venture and any financing therefor, and shall have furnished such Ratings Agency Confirmation to the Administrative Agent.
     “Permitted Joint Venture Subsidiary” shall mean a partially owned Subsidiary pursuant to which the Borrower or such Subsidiary conducts a Permitted Joint Venture.
     “Permitted Real Estate Indebtedness” shall have the meaning assigned to such term in Section 6.01(f).
     “Permitted Receivables Transaction” shall have the meaning assigned to such term in Section 6.05(b).
     “Permitted Syndication Subsidiary” shall mean a partially owned Subsidiary of the Borrower which, after giving effect to a Permitted Syndication Transaction, owns, leases or operates the Hospital which is the subject of such Permitted Syndication Transaction.

     “Permitted Syndication Transaction” shall have the meaning assigned to such term in Section 6.05(b).
     “Permitted Syndication Transaction Partner” shall mean one or more persons (other than Parent, the Borrower or any Subsidiary) that owns a minority interest in a Permitted Syndication Subsidiary.
     “person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.
     “Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
     “Post-Closing Letter Agreement” shall mean the post-closing letter agreement dated the Closing Date, among the Borrower, Parent and the Administrative Agent.
     “Practice Guarantees” shall mean admitting physician practice guarantees pursuant to which Parent, the Borrower or any of the Subsidiaries guarantees to pay an admitting physician on the medical staff of a Hospital the difference between such admitting physician’s monthly net revenue from professional fees and a minimum monthly guaranteed amount.
     “Prime Rate” shall mean the rate of interest per annum determined from time to time by Credit Suisse as its prime rate in effect at its principal office in New York City and notified to the Borrower.
     “Pro Rata Percentage” of any Revolving Credit Lender at any time shall mean the percentage of the Total Revolving Credit Commitment represented by such Lender’s Revolving Credit Commitment. In the event the Revolving Credit Commitments shall have expired or been terminated, the Pro Rata Percentages shall be determined on the basis of the Revolving Credit Commitments most recently in effect, giving effect to any subsequent assignments.
     “Qualified Capital Stock” of any person shall mean any Equity Interest of such person that is not Disqualified Stock.
     “Ratings Agency Confirmation” shall mean, with respect to any transaction or matter in question, confirmation from each of Moody’s and S&P that such transaction or matter will not result in a downgrade, qualification or withdrawal of the then current corporate credit ratings of the Borrower.
     “Receivables” shall mean a right to receive payment arising from a sale or lease of goods or the performance of services by a person pursuant to an arrangement with another person by which such other person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit, and all proceeds thereof and rights (contractual or other) and collateral related thereto, and shall include, in any event, any items of property that would be classified as accounts receivable on the balance sheet of the Borrower or any of the Subsidiaries prepared in accordance with GAAP or an “account”, “chattel paper”, an “instrument”, a “general intangible” or a “payment intangible” under the Uniform Commercial Code as in effect in the State of New York and any “supporting obligations” or “proceeds” (as so defined) of any such items.
     “Receivables Transaction” shall mean, with respect to the Borrower and/or any of the Subsidiaries, any transaction or series of transactions of sales, factoring or securitizations involving Receivables pursuant to which the Borrower or any Subsidiary may sell, convey or otherwise transfer to a Securitization Subsidiary or any other Person, and may grant a corresponding security interest in, any Receivables (whether now existing or arising in the future) of the Borrower or any Subsidiary, and any assets related thereto including collateral securing such Receivables, contracts and all Guarantees or other obligations in respect of such Receivables, the proceeds of such Receivables and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with sales, factoring or securitizations involving Receivables.
     “Receivables Transaction Amount” shall mean (a) in the case of any Receivables securitization (but excluding any sale or factoring of Receivables), the amount of obligations outstanding under the legal documents entered into as part of such Receivables securitization on any date of determination that would be characterized as principal if such Receivables securitization were structured as a secured lending transaction rather than as a purchase and (b) in the case of any sale or factoring of Receivables, the cash purchase price paid by the buyer in connection with its purchase of Receivables (including any bills of exchange) less the amount of collections received in respect of such Receivables and paid to such buyer, excluding any amounts applied to purchase fees or discount or in the nature of interest, in each case as determined in good faith and in a consistent and commercially reasonable manner by the Borrower (provided that if such method of calculation is not applicable to such sale or factoring of Receivables, the amount of Receivables Transaction Amount associated therewith shall be determined in a manner mutually acceptable to the Borrower and the Administrative Agent).
     “Register” shall have the meaning assigned to such term in Section 9.04(d).
     “Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
     “Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
     “Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     “Related Fund” shall mean, with respect to any Lender that is a fund or commingled investment vehicle that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
     “Related Parties” shall mean, with respect to any specified person, such person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such person and such person’s Affiliates.
     “Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.
     “Repayment Date” shall mean a Funded Term Loan Repayment Date, a Delayed Draw Term Loan Repayment Date or an Incremental Term Loan Repayment Date.
     “Replacement Capital Expenditures” shall mean Capital Expenditures on or after the Closing Date made in connection with (i) the replacement of a Hospital as required by the agreements pursuant to which such Hospital, or the entity owning such Hospital, was acquired by the Borrower or any of the Subsidiaries from a third-party, whether pursuant to such agreement existing as of the Closing Date or entered into thereafter, (ii) the replacement of the Hospitals (owned, leased or operated by the Borrower or any of the Subsidiaries or in which the Borrower or any of the Subsidiaries owns an Equity Interest as of the date hereof) in Barstow, California, Cedar Park, Texas, Madison County, Alabama and Lindenhurst, Illinois or (iii) the acquisition of the Hospital leased by a Subsidiary on the date hereof in Dublin, Ireland.
     “Required Lenders” shall mean, at any time, Lenders having Loans (excluding Swingline Loans), L/C Exposure, Swingline Exposure and unused Revolving Credit Commitments and Term Loan Commitments representing more than 50% of the sum of all Loans outstanding (excluding Swingline Loans), L/C Exposure, Swingline Exposure and unused Revolving Credit Commitments and Term Loan Commitments at such time; provided that the Revolving Loans, L/C Exposure, Swingline Exposure and unused Revolving Credit Commitments of any Defaulting Lender shall be disregarded in the determination of the Required Lenders at any time.
     “Responsible Officer” of any person shall mean any executive officer, executive vice president or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.
     “Restricted Indebtedness” shall mean Indebtedness of Parent, the Borrower or any Subsidiary, the payment, prepayment, repurchase or defeasance of which is restricted under Section 6.09(b).
     “Restricted Payment” shall mean any dividend or other distribution (whether in cash, securities or other property (other than Qualified Capital Stock)) with respect to any Equity Interests in Parent, the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property (other than Qualified Capital Stock)), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in Parent, the Borrower or any Subsidiary.
     “Revolving Credit Borrowing” shall mean a Borrowing comprised of Revolving Loans.
     “Revolving Credit Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder (and to acquire participations in Swingline Loans and Letters of Credit as provided for herein) as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.
     “Revolving Credit Commitment Fee” shall have the meaning assigned to such term in Section 2.05(a).
     “Revolving Credit Commitment Fee Rate” shall have the meaning assigned to such term in the definition of the term “Applicable Percentage”.
     “Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender’s L/C Exposure, plus the aggregate amount at such time of such Lender’s Swingline Exposure.
     “Revolving Credit Lender” shall mean a Lender with a Revolving Credit Commitment or an outstanding Revolving Loan.
     “Revolving Credit Maturity Date” shall mean July 25, 2013.
     “Revolving Loans” shall mean the revolving loans made by the Lenders to the Borrower pursuant to clause (a)(iii) of Section 2.01.
     “S&P” shall mean Standard & Poor’s Ratings Service, or any successor thereto.
     “Secured Parties” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.
     “Securitization Subsidiary” shall mean any special purpose Subsidiary that acquires Receivables generated by the Borrower or any of the Subsidiaries and that engages in no operations or activities other than those related to a Permitted Receivables Transaction.
     “Security Documents” shall mean the Mortgages, the Guarantee and Collateral Agreement and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.12.
     “Senior Note Indenture” shall mean the indenture under which the Senior Notes are issued, as the same may be amended, restated, substituted, replaced, refinanced, supplemented or otherwise modified from time to time in accordance with Section 6.01(h).
     “Senior Notes” shall mean the Borrower’s 8.875% Senior Notes due 2015, in an initial aggregate principal amount of $3,021,331,000, as the same may be amended, restated, substituted, replaced, refinanced, supplemented or otherwise modified from time to time pursuant to Section 6.01(h).
     “Significant Asset Sale” shall mean the sale, transfer, lease or other disposition by Parent, the Borrower or any Subsidiary to any person other than the Borrower or a Subsidiary Guarantor of all or substantially all of the assets of, or a majority of the Equity Interests in, a person, or a division or line of business or other business unit of a person.
     “SEC” shall mean the U.S. Securities and Exchange Commission or any Governmental Authority succeeding to any or all of its functions.
     “SPC” shall have the meaning assigned to such term in Section 9.04(i).
     “Specified Transaction” shall mean (a) the consummation of a Permitted Acquisition, (b) the investment in a Permitted Joint Venture or (c) the incurrence or assumption of Indebtedness pursuant to Section 6.01(m).
     “Spinout Subsidiary” shall mean an Unrestricted Subsidiary that is formed for the purpose of acquiring the real property of Parent, the Borrower or any Subsidiary in connection with a Spinout Transaction.
     “Spinout Transaction” shall mean the sale, transfer or other disposition by Parent, the Borrower or any Subsidiary of real property owned by it to any Spinout Subsidiary in a transaction permitted by Section 6.05(b)(i) and the subsequent distribution of the Equity Interests of such Spinout Subsidiary to the equity holders of Parent.
     “Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities (as defined in Regulation D of the Board) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
     “subsidiary” shall mean, as to any person, a corporation, partnership or other entity of which Equity Interests having ordinary voting power (other than Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, directly or indirectly, or the management of which is otherwise Controlled, directly or indirectly, or both, by such person.
     “Subsidiary” shall mean any subsidiary of the Borrower; provided, however, that Unrestricted Subsidiaries shall be deemed not to be Subsidiaries for any purpose of this Agreement or the other Loan Documents.
     “Subsidiary Guarantor” shall mean each Subsidiary listed on Schedule 1.01(b), and each other Subsidiary that is or becomes a party to the Guarantee and Collateral Agreement pursuant to Section 5.12 (it being understood and agreed that no (i) Foreign Subsidiary, (ii) Non-Significant Subsidiary, (iii) Permitted Syndication Subsidiary, (iv) Securitization Subsidiary, (v) Captive Insurance Subsidiary, (vi) Permitted Joint Venture Subsidiary or (vii) Subsidiary listed on Schedule 1.01(f), shall, in any case, be required to enter into the Guarantee and Collateral Agreement pursuant to Section 5.12).
     “Swingline Commitment” shall mean the commitment of the Swingline Lender to make loans pursuant to Section 2.22, as the same may be reduced from time to time pursuant to Section 2.09.
     “Swingline Exposure” shall mean at any time the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Revolving Credit Lender at any time shall equal its Pro Rata Percentage of the aggregate Swingline Exposure at such time.
     “Swingline Lender” shall mean Credit Suisse, acting through any of its Affiliates or branches, in its capacity as lender of Swingline Loans hereunder.
     “Swingline Loan” shall mean any loan made by the Swingline Lender pursuant to Section 2.22.
     “Syndication Proceeds” shall have the meaning assigned to such term in Section 6.05(b).
     “Syndication Transaction” shall mean a transaction (or series of transactions) whereby the Borrower or a Subsidiary sells part, but not all, of its interest in a Subsidiary that owns, leases or operates a Hospital to one or more third parties or of its interest in a Hospital to a partially owned Subsidiary.
     “Synthetic Lease” shall mean, as to any person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such person is the lessor.
     “Synthetic Lease Obligations” shall mean, as to any person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease that would appear on a balance sheet of such person in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations.
     “Synthetic Purchase Agreement” shall mean any swap, derivative or other agreement or combination of agreements pursuant to which Parent, the Borrower or any Subsidiary is or may become obligated to make (a) any payment in connection with a purchase by any third party from a person other than Parent, the Borrower or any Subsidiary of any Equity Interest or Restricted Indebtedness or (b) any payment (other than on account of a permitted purchase by it of any Equity Interest or Restricted Indebtedness) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Restricted Indebtedness; provided that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of Parent, the Borrower or the Subsidiaries (or to their heirs and estates) shall be deemed to be a Synthetic Purchase Agreement.
     “Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.
     “Tender Agent” shall mean, with respect to any Existing Letter of Credit, a Tender Agent as defined in such Existing Letter of Credit.
     “Tender Draft” shall mean, with respect to any Existing Letter of Credit, a Tender Draft as defined in such Existing Letter of Credit.
     “Term Borrowing” shall mean a Borrowing comprised of Funded Term Loans, Delayed Draw Term Loans or Incremental Term Loans.
     “Term Commitment Fees” shall have the meaning assigned to such term in Section 2.05(a).
     “Term Lender” shall mean a Lender with a Term Loan Commitment or an outstanding Term Loan.
     “Term Loan Commitments” shall mean the Funded Term Loan Commitments and the Delayed Draw Term Loan Commitments. Unless the context shall otherwise require, the term “Term Loan Commitments” shall include the Incremental Term Loan Commitments.
     “Term Loan Maturity Date” shall mean July 25, 2014.
     “Term Loans” shall mean the Funded Term Loans and the Delayed Draw Term Loans. Unless the context shall otherwise require, the term “Term Loans” shall include any Incremental Term Loans.

     “Total Debt” shall mean, at any time, (a) the total Indebtedness of the Borrower and the Subsidiaries at such time (excluding Indebtedness of the type described in clause (h) of the definition of such term or under performance or surety bonds, in each case except to the extent of any unreimbursed drawings thereunder) minus (b) the aggregate amount of unrestricted cash and cash equivalents that is included on the consolidated balance sheet of Parent, the Borrower and the Subsidiaries at such time.
     “Total Revolving Credit Commitment” shall mean, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time. The initial Total Revolving Credit Commitment is $750,000,000.
     “Transactions” shall mean, collectively, (a) the consummation of the transactions contemplated by the Merger Agreement, (b) the execution, delivery and performance by Parent, the Borrower and the Subsidiaries party thereto of the Senior Note Indenture and the issuance of the Senior Notes, (c) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the making of the Borrowings hereunder, (d) the repayment of all amounts due or outstanding under or in respect of, and the termination of, the Existing Credit Agreements, (e) (i) the consummation of the Debt Tender Offers and the Consent Solicitations and/or (ii) the deposit of funds with the applicable trustees under the indentures governing the Existing Notes sufficient to discharge the applicable Existing Notes or to effect covenant defeasance with respect to the applicable Existing Notes, and (f) the payment of related fees and expenses.
     “Triad” shall have the meaning assigned to such term in the Preliminary Statement.
     “Triad Consent Solicitations” shall mean the consent solicitations pursuant to which Triad will seek to amend certain of the provisions of the indentures governing the Existing Triad Notes.
     “Triad Debt Tender Offers” shall mean the offers by Triad to purchase on the Closing Date all of the Existing Triad Notes.
     “Type”, when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall mean the Adjusted LIBO Rate and the Alternate Base Rate.
     “Unrestricted Subsidiary” shall mean any Subsidiary organized or acquired directly or indirectly by Parent after the Closing Date that Parent designates as an “Unrestricted Subsidiary” by written notice to the Administrative Agent. No Unrestricted Subsidiary may own any Equity Interests of a Subsidiary; provided that, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, Parent may redesignate any Unrestricted Subsidiary as a “Subsidiary” by written notice to the Administrative Agent and by complying with the applicable provisions of Section 5.12.

     “USA PATRIOT Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).
     “Voluntary Prepayment” shall mean a prepayment of principal of Term Loans pursuant to Section 2.12 in any year to the extent that such prepayment reduces the scheduled installments of principal due in respect of Term Loans in any subsequent year.
     “wholly owned Subsidiary” of any person shall mean a subsidiary of such person of which securities (except for directors’ qualifying shares) or other ownership interests representing 100% of the Equity Interests are, at the time any determination is being made, owned, Controlled or held by such person or one or more wholly owned Subsidiaries of such person or by such person and one or more wholly owned Subsidiaries of such person.
     “Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
     SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI or any related definition for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.
     SECTION 1.03. Pro Forma Calculations. With respect to any period of four consecutive fiscal quarters during which any Permitted Acquisition or Significant Asset Sale occurs, the Leverage Ratio shall, for all purposes set forth herein, be calculated with respect to such period on a pro forma basis after giving effect to such Permitted Acquisition or Significant Asset Sale (including, without duplication, (a) all pro forma adjustments permitted or required by Article 11 of Regulation S-X under the Securities Act of 1933, as amended, and (b) pro forma adjustments for cost savings (net of continuing associated expenses) to the extent such cost savings are factually supportable, are expected to have a continuing impact and have been realized or are reasonably expected to be realized within 12 months following any such Permitted Acquisition; provided that at the election of Parent, such pro forma adjustment shall not be required to be determined for any Permitted Acquisition if the aggregate consideration paid in connection with such acquisition is less than $100,000,000; provided further that all such adjustments shall be set forth in a reasonably detailed certificate of a Financial Officer of Parent), using, for purposes of making such calculations, the historical financial statements of Parent, the Borrower and the Subsidiaries which shall be reformulated as if such Permitted Acquisition or Significant Asset Sale, and any other Permitted Acquisitions and Significant Asset Sales that have been consummated during the period, had been consummated on the first day of such period. In addition, solely for purposes of determining whether a Specified Transaction is permitted hereunder (including whether such Specified Transaction would result in a Default or Event of Default and whether the Leverage Ratio Condition would be met), the Leverage Ratio shall be calculated on a pro forma basis as provided in the preceding sentence.
     SECTION 1.04. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).
ARTICLE II
The Credits
     SECTION 2.01. Commitments. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, (i) each Funded Term Loan Lender agrees, severally and not jointly, to make a Funded Term Loan to the Borrower on the Closing Date, in a principal amount not to exceed its Funded Term Loan Commitment, (ii) each Delayed Draw Term Loan Lender agrees, severally and not jointly, to make Delayed Draw Term Loans to the Borrower from time to time during the period commencing on the date hereof and ending on the Delayed Draw Commitment Termination Date, in an aggregate principal amount not to exceed its Delayed Draw Term Loan Commitment, and (iii) each Revolving Credit Lender agrees, severally and not jointly, to make Revolving Loans to the Borrower, at any time and from time to time after the date hereof, and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Credit Commitment. Within the limits set forth in clause (iii) of the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Revolving Loans. Amounts paid or prepaid in respect of Term Loans may not be reborrowed.
     (b) Subject to the terms and conditions and relying upon the representations and warranties set forth herein and in the applicable Incremental Term Loan Assumption Agreement, each Lender having an Incremental Term Loan Commitment agrees, severally and not jointly, to make Incremental Term Loans to the Borrower, in an aggregate principal amount not to exceed its Incremental Term Loan Commitment. Amounts paid or prepaid in respect of Incremental Term Loans may not be reborrowed.
     SECTION 2.02. Loans. (a) Each Loan (other than Swingline Loans) shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section 2.02(f), the Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1,000,000 (or, in the case of a Delayed Draw Term Borrowing, $10,000,000) and not less than $3,000,000 (or, in the case of a Delayed Draw Term Borrowing, $50,000,000) (except, with respect to any Incremental Term Borrowing, to the extent otherwise provided in the related Incremental Term Loan Assumption Agreement) or (ii) equal to the remaining available balance of the applicable Commitments.
     (b) Subject to Sections 2.02(f), 2.08 and 2.15, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than fifteen Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.
     (c) Except with respect to Loans made pursuant to Section 2.02(f), each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 1:00 p.m., New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account designated by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

     (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower to but excluding the date such amount is repaid to the Administrative Agent at a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall not repay to the Administrative Agent such corresponding amount within three Business Days after demand by the Administrative Agent, then the Administrative Agent shall be entitled to recover such amount with interest thereon at the rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing, on demand, from the Borrower. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement.
     (e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Revolving Credit Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date.
     (f) If the Issuing Bank shall not have received from the Borrower the payment required to be made by Section 2.23(e) within the time specified in such Section, the Issuing Bank will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each Revolving Credit Lender of such L/C Disbursement and its Pro Rata Percentage thereof. Each Revolving Credit Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 p.m., New York City time, on such date (or, if such Revolving Credit Lender shall have received such notice later than 12:00 (noon), New York City time, on any day, not later than 10:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Lender’s Pro Rata Percentage of such L/C Disbursement (it being understood that (i) if the conditions precedent to borrowing set forth in Sections 4.01(b) and (c) have been satisfied, such amount shall be deemed to constitute an ABR Revolving Loan of such Lender and, to the extent of such payment, the obligations of the Borrower in respect of such L/C Disbursement shall be discharged and replaced with the resulting ABR Revolving Credit Borrowing, and (ii) if such conditions precedent to borrowing have not been satisfied, then any such amount paid by any Revolving Credit Lender shall not constitute a Loan and shall not relieve the Borrower from its obligation to reimburse such L/C Disbursement), and the Administrative Agent will promptly pay to the Issuing Bank amounts so received by it from the Revolving Credit Lenders. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from the Borrower pursuant to Section 2.23(e) prior to the time that any Revolving Credit Lender makes any payment pursuant to this paragraph (f); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made such payments and to the Issuing Bank, as their interests may appear. If any Revolving Credit Lender shall not have made its Pro Rata Percentage of such L/C Disbursement available to the Administrative Agent as provided above, such Lender and the Borrower severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Administrative Agent for the account of the Issuing Bank at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable to Revolving Loans pursuant to Section 2.06(a), and (ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate.
     SECTION 2.03. Borrowing Procedure. In order to request a Borrowing (other than a Swingline Loan or a deemed Borrowing pursuant to Section 2.02(f), as to which this Section 2.03 shall not apply), the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 (noon), New York City time, three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 12:00 (noon), New York City time, one Business Day before a proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable, and shall be confirmed promptly by hand delivery or fax to the Administrative Agent of a written Borrowing Request and shall specify the following information: (i) whether the Borrowing then being requested is to be a Term Borrowing, an Incremental Term Borrowing or a Revolving Credit Borrowing, and whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed; (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender’s portion of the requested Borrowing.
     SECTION 2.04. Evidence of Debt; Repayment of Loans. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender (i) the principal amount of each Term Loan of such Lender as provided in Section 2.11 and (ii) the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Credit Maturity Date. The Borrower hereby promises to pay to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the Revolving Credit Maturity Date.

     (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.
     (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Class and Type thereof and, if applicable, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Guarantor and each Lender’s share thereof.
     (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.
     (e) Any Lender may request that Loans made by it hereunder be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form and substance reasonably acceptable to the Administrative Agent and the Borrower. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.
     SECTION 2.05. Fees. (a) The Borrower agrees to pay to each Revolving Credit Lender, through the Administrative Agent, on the last Business Day of March, June, September and December in each year and on each date on which any Revolving Credit Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a “Revolving Credit Commitment Fee”) equal to the Revolving Credit Commitment Fee Rate per annum on the daily unused amount of the Revolving Credit Commitment of such Lender during the preceding quarter (or other period commencing with the date hereof or ending with the Revolving Credit Maturity Date or the date on which the Revolving Credit Commitments of such Lender shall expire or be terminated). The Borrower agrees to pay to each Lender, through the Administrative Agent, on the last Business Day of March, June, September and December in each year and on the date on which the Delayed Draw Term Loan Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a “Term Commitment Fee”) equal to the Applicable Term Commitment Fee Rate per annum on the daily unused amount of the Delayed Draw Term Loan Commitment of such Lender during the preceding quarter (or other period commencing with the date hereof or ending with the Delayed Draw Commitment Termination Date or the date on which the Delayed Draw Term Loan Commitment of such Lender shall expire or be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. For purposes of calculating Revolving Credit Commitment Fees only, no portion of the Revolving Credit Commitments shall be deemed utilized as a result of outstanding Swingline Loans.
     (b) The Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees set forth in the Fee Letter at the times and in the amounts specified therein (the “Administrative Agent Fees”).
     (c) The Borrower agrees to pay (i) to each Revolving Credit Lender, through the Administrative Agent, on the last Business Day of March, June, September and December of each year and on the date on which the Revolving Credit Commitment of such Lender shall be terminated as provided herein, a fee (an “L/C Participation Fee”) calculated on such Lender’s Pro Rata Percentage of the daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period commencing with the date hereof or ending with the Revolving Credit Maturity Date or the date on which all Letters of Credit have been canceled or have expired and the Revolving Credit Commitments of all Lenders shall have been terminated) at a rate per annum equal to the Applicable Percentage from time to time used to determine the interest rate on Revolving Credit Borrowings comprised of Eurodollar Loans pursuant to Section 2.06, and (ii) to the Issuing Bank with respect to each Letter of Credit the standard fronting, issuance and drawing fees specified from time to time by the Issuing Bank (the “Issuing Bank Fees”); provided that each such fronting fee charged from time to time shall not exceed 0.25% per annum of the aggregate undrawn face amount of the then outstanding Letters of Credit. All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.
     (d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Issuing Bank Fees shall be paid directly to the Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances.
     SECTION 2.06. Interest on Loans. (a) Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing, including each Swingline Loan, shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times and calculated from and including the date of such Borrowing to but excluding the date of repayment thereof) at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage in effect from time to time.
     (b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage in effect from time to time. Notwithstanding anything herein to the contrary, the

Adjusted LIBO Rate for each initial Interest Period for Borrowings of Eurodollar Delayed Draw Term Loans shall be equal to the Adjusted LIBO Rate in respect of the corresponding Interest Periods to which such Eurodollar Delayed Draw Term Loans are allocated as contemplated by the definition of the term “Interest Period”.
     (c) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
     SECTION 2.07. Default Interest. If the Borrower shall default in the payment of any principal of or interest on any Loan or any other amount due hereunder, by acceleration or otherwise, or under any other Loan Document, then, until such defaulted amount shall have been paid in full, to the extent permitted by law, such defaulted amount shall bear interest (after as well as before judgment), payable on demand, (a) in the case of principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the rate that would be applicable to an ABR Revolving Loan plus 2.00% per annum.
     SECTION 2.08. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or fax notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent under this Section 2.08 shall be conclusive absent manifest error.
     SECTION 2.09. Termination and Reduction of Commitments. (a) The Term Loan Commitments (other than (i) the Delayed Draw Term Loan Commitments, which shall be reduced pro tanto by the making of Delayed Draw Term Loans and which shall terminate on the Delayed Draw Commitment Termination Date, and (ii) any Incremental Term Loan Commitments, which shall terminate as provided in the related Incremental Term Loan Assumption Agreement) shall automatically terminate upon the making of the Term Loans on the Closing Date. The Revolving Credit Commitments and the Swingline Commitment shall automatically terminate on the Revolving Credit Maturity Date. The

L/C Commitment shall automatically terminate on the earlier to occur of (i) the termination of the Revolving Credit Commitments and (ii) the date 10 Business Days prior to the Revolving Credit Maturity Date. Notwithstanding the foregoing, all the Commitments shall automatically terminate at 5:00 p.m., New York City time, on October 31, 2007, if the initial Credit Event shall not have occurred by such time.
     (b) Upon at least three Business Days’ prior written or fax notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Term Loan Commitments, the Revolving Credit Commitments or the Swingline Commitment; provided, however, that (i) each partial reduction of the Term Loan Commitments or the Revolving Credit Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $3,000,000, (ii) each partial reduction of the Swingline Commitment shall be in an integral multiple of $250,000 and in a minimum amount of $1,000,000 and (iii) the Total Revolving Credit Commitment shall not be reduced to an amount that is less than the Aggregate Revolving Credit Exposure at the time. Each notice delivered by the Borrower pursuant to this Section 2.09 shall be irrevocable; provided that a notice of termination of the Term Loan Commitments, the Revolving Credit Commitments or the Swingline Commitment delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or any other event, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.
     (c) Each reduction in the Term Loan Commitments or the Revolving Credit Commitments hereunder shall be made ratably among the Lenders in accordance with their respective applicable Commitments. The Borrower shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.
     SECTION 2.10. Conversion and Continuation of Borrowings. The Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (a) not later than 12:00 (noon), New York City time, one Business Day prior to conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) not later than 12:00 (noon), New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) not later than 12:00 (noon), New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:
     (i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

     (ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;
     (iii) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;
     (iv) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;
     (v) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;
     (vi) any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing;
     (vii) no Interest Period may be selected for any Eurodollar Term Borrowing that would end later than a Repayment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) the Eurodollar Term Borrowings comprised of Funded Term Loans, Delayed Draw Term Loans or Other Term Loans, as applicable, with Interest Periods ending on or prior to such Repayment Date and (B) the ABR Term Borrowings comprised of Funded Term Loans, Delayed Draw Term Loans or Other Term Loans, as applicable, would not be at least equal to the principal amount of Term Borrowings to be paid on such Repayment Date; and
     (viii) upon notice to the Borrower from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of a Default or Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan.
     Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender’s portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into an ABR Borrowing.
     SECTION 2.11. Repayment of Term Borrowings. (a) (i) The Borrower shall pay to the Administrative Agent, for the account of the Funded Term Loan Lenders, on the dates set forth below, or if any such date is not a Business Day, on the next preceding Business Day (each such date being called a “Funded Term Loan Repayment Date”), a principal amount of the Funded Term Loans (as adjusted from time to time pursuant to Sections 2.11(b), 2.12, 2.13(g) and 2.24(d)) equal to the amount set forth below for such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:

Repayment Date	Amount
December 31, 2007	$15,162,500
March 31, 2008	$15,162,500
June 30, 2008	$15,162,500
September 30, 2008	$15,162,500
December 31, 2008	$15,162,500
March 31, 2009	$15,162,500
June 30, 2009	$15,162,500
September 30, 2009	$15,162,500
December 31, 2009	$15,162,500
March 31, 2010	$15,162,500
June 30, 2010	$15,162,500
September 30, 2010	$15,162,500
December 31, 2010	$15,162,500
March 31, 2011	$15,162,500
June 30, 2011	$15,162,500
September 30, 2011	$15,162,500
December 31, 2011	$15,162,500
March 31, 2012	$15,162,500
June 30, 2012	$15,162,500
September 30, 2012	$15,162,500
December 31, 2012	$15,162,500
March 31, 2013	$15,162,500
June 30, 2013	$15,162,500
September 30, 2013	$15,162,500
December 31, 2013	$15,162,500
March 31, 2014	$15,162,500

Repayment Date	Amount
June 30, 2014	$15,162,500
Term Loan Maturity Date	$5,655,612,500
     (ii) The Borrower shall pay to the Administrative Agent, for the account of the Delayed Draw Term Loan Lenders, on the dates set forth below, or if any such date is not a Business Day, on the next preceding Business Day (each such date being called a “Delayed Draw Term Loan Repayment Date”), a principal amount of the Delayed Draw Term Loans (as adjusted from time to time pursuant to Sections 2.11(b), 2.12, 2.13(g) and 2.24(d)) equal to the percentage set forth below for such date of the aggregate principal amount of the Delayed Draw Term Loans outstanding on the Delayed Draw Commitment Termination Date (after giving effect to any Delayed Draw Term Loans to be made on such date), together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:

Repayment Date	Amount
March 31, 2009	0.25%
June 30, 2009	0.25%
September 30, 2009	0.25%
December 31, 2009	0.25%
March 31, 2010	0.25%
June 30, 2010	0.25%
September 30, 2010	0.25%
December 31, 2010	0.25%
March 31, 2011	0.25%
June 30, 2011	0.25%
September 30, 2011	0.25%
December 31, 2011	0.25%
March 31, 2012	0.25%
June 30, 2012	0.25%
September 30, 2012	0.25%
December 31, 2012	0.25%
March 31, 2013	0.25%
June 30, 2013	0.25%
September 30, 2013	0.25%
December 31, 2013	0.25%
March 31, 2014	0.25%
June 30, 2014	0.25%
Term Loan Maturity Date	94.50%
     (iii) The Borrower shall pay to the Administrative Agent, for the account of the Incremental Term Lenders, on each Incremental Term Loan Repayment Date, a principal amount of the Other Term Loans (as adjusted from time to time pursuant to Sections 2.11(b), 2.12 and 2.13(g)) equal to the amount set forth for such date in the applicable Incremental Term Loan Assumption Agreement, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.
     (b) In the event and on each occasion that the Term Loan Commitments shall be reduced or shall expire or terminate other than as a result of the making of a Term Loan, the installments payable on each Repayment Date shall be reduced pro rata by an aggregate amount equal to the amount of such reduction, expiration or termination.
     (c) To the extent not previously paid, all Funded Term Loans, Delayed Draw Term Loans and Other Term Loans shall be due and payable on the Term Loan Maturity Date (in the case of the Funded Term Loans and the Delayed Draw Term Loans) and the Incremental Term Loan Maturity Date (in the case of the Other Term Loans), together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.
     (d) All repayments pursuant to this Section 2.11 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.
     SECTION 2.12. Optional Prepayment. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days’ prior written or fax notice (or telephone notice promptly confirmed by written or fax notice) in the case of Eurodollar Loans, or written or fax notice (or telephone notice promptly confirmed by written or fax notice) at least one Business Day prior to the date of prepayment in the case of ABR Loans, to the Administrative Agent before 11:00 a.m., New York City time; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $3,000,000.
     (b) Optional prepayments of Term Loans shall be applied as directed by the Borrower, and if no such direction is provided, pro rata against the remaining scheduled installments of principal due in respect of the Term Loans under Section 2.11.
     (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein; provided that a notice of prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or any other event, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. All prepayments under this Section 2.12 shall be subject to Section 2.16 but otherwise without premium or penalty. All prepayments under this Section 2.12 (other than prepayments of ABR Revolving Loans that are not made in connection with the termination or permanent reduction of the Revolving Credit Commitments) shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

     SECTION 2.13. Mandatory Prepayments. (a) In the event of any termination of all the Revolving Credit Commitments, the Borrower shall, on the date of such termination, repay or prepay all its outstanding Revolving Credit Borrowings and all outstanding Swingline Loans and replace or cause to be canceled (or make other arrangements satisfactory to the Administrative Agent and the Issuing Bank with respect to) all outstanding Letters of Credit. If, after giving effect to any partial reduction of the Revolving Credit Commitments or at any other time, the Aggregate Revolving Credit Exposure would exceed the Total Revolving Credit Commitment, then the Borrower shall, on the date of such reduction or at such other time, repay or prepay Revolving Credit Borrowings or Swingline Loans (or a combination thereof) and, after the Revolving Credit Borrowings and Swingline Loans shall have been repaid or prepaid in full, replace or cause to be canceled (or make other arrangements satisfactory to the Administrative Agent and the Issuing Bank with respect to) Letters of Credit in an amount sufficient to eliminate such excess.
     (b) Not later than the fifth Business Day after the earlier of (i) the receipt of aggregate Net Cash Proceeds in respect of Asset Sales in excess of $50,000,000 and (ii) the first anniversary of the Borrower’s most recent prepayment pursuant to this Section 2.13(b), the Borrower shall apply 100% of the Net Cash Proceeds so received (and not yet used to prepay Term Loans pursuant to this Section 2.13(b)) to prepay outstanding Term Loans in accordance with Section 2.13(g); provided that, if no such prepayments shall have been made prior to the first anniversary of the Closing Date, the Borrower shall, at such time, apply the Net Cash Proceeds (if any) received to such date to prepay outstanding Term Loans in accordance with Section 2.13(g).
     (c) No later than 95 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending on December 31, 2008, the Borrower shall prepay outstanding Term Loans in accordance with Section 2.13(g) in an aggregate principal amount equal to (x) 50% of Excess Cash Flow for the fiscal year then ended minus (y) Voluntary Prepayments made during such fiscal year; provided that such percentage shall be reduced to 25% if the Leverage Ratio as of the end of such fiscal year was less than 4.50 to 1.00 but equal to or greater than 3.50 to 1.00 and such percentage shall be reduced to zero (i.e., no payments shall be required pursuant to this Section 2.13(c)) if the Leverage Ratio as of the end of such fiscal year was less than 3.50 to 1.00.
     (d) In the event that Parent or any of its subsidiaries shall receive Net Cash Proceeds from the issuance or incurrence of Indebtedness for money borrowed (other than any cash proceeds from the issuance of Indebtedness for money borrowed permitted pursuant to Section 6.01 (other than Sections 6.01(f) and 6.01(o)), the Borrower shall, substantially simultaneously with (and in any event not later than the fifth Business Day next following) the receipt of such Net Cash Proceeds by Parent or such subsidiary, apply an amount equal to 100% of such Net Cash Proceeds (or, in the case of Permitted Additional Debt, 75% of the Net Cash Proceeds thereof in excess of $200,000,000) to prepay outstanding Term Loans in accordance with Section 2.13(g).

     (e) To the extent Parent or any of its subsidiaries shall receive Net Cash Proceeds in excess of $300,000,000 from the consummation of a Permitted Receivables Transaction, the Borrower shall, substantially simultaneously with (and in any event not later than the fifth Business Day next following) the receipt of such Net Cash Proceeds by Parent or such subsidiary, apply an amount equal to 100% of the amount of such Net Cash Proceeds so in excess of $300,000,000 to prepay outstanding Term Loans in accordance with Section 2.13(g).
     (f) Notwithstanding the foregoing, any Term Lender may elect, by written notice to the Administrative Agent at the time and in the manner specified by the Administrative Agent, to decline all (but not less than all) of any mandatory prepayment of its Term Loans pursuant to this Section 2.13 (such declined amounts, the “Declined Proceeds”). Any Declined Proceeds shall be offered to the Term Lenders not so declining such prepayment (with such Term Lenders having the right to decline any prepayment with Declined Proceeds at the time and in the manner specified by the Administrative Agent). To the extent such Term Lenders elect to decline their pro rata shares of such Declined Proceeds, such remaining Declined Proceeds may be retained by the Borrower.
     (g) Mandatory prepayments of outstanding Term Loans under this Agreement shall be allocated pro rata among the Funded Term Loans, Delayed Draw Term Loans and the Other Term Loans and first applied in order of maturity of the scheduled installments of principal due in respect of the Funded Term Loans, Delayed Draw Term Loans and the Other Term Loans under Sections 2.11(a)(i), (ii) and (iii) for the first eight installments following such mandatory prepayment (commencing with the first such scheduled installment pursuant to Sections 2.11(a)(i), (ii) and (iii)) and, if applicable, thereafter applied pro rata against the remaining scheduled installments of principal due in respect of the Funded Term Loans, Delayed Draw Term Loans and the Other Term Loans under Sections 2.11(a)(i), (ii) and (iii), respectively; provided, however, that, if at the time of any prepayment pursuant to this Section 2.13 there shall be Term Borrowings of different Types or Eurodollar Term Borrowings with different Interest Periods, and if some but not all Term Lenders shall have accepted such mandatory prepayment, then the aggregate amount of such mandatory prepayment shall be allocated ratably to each outstanding Term Borrowing of the accepting Term Lenders. If no Term Lenders exercise the right to waive a given mandatory prepayment of the Term Loans pursuant to Section 2.13(f), then, with respect to such mandatory prepayment, the amount of such mandatory prepayment shall be applied first to Term Loans that are ABR Loans to the full extent thereof before application to Term Loans that are Eurodollar Loans in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 2.16.
     (h) The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.13(b), (c), (d) or (e), as applicable, (i) a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least two days prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date, the Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid. All prepayments of Borrowings under this Section 2.13 shall be subject to Section 2.16, but shall otherwise be without premium or penalty, and shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment (which interest amounts shall reduce the amount of Net Cash Proceeds required to be applied to prepay the Loans).
     SECTION 2.14. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or the Issuing Bank (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or the Issuing Bank of making or maintaining any Eurodollar Loan or increase the cost to any Lender of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or the Issuing Bank to be material, then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, from time to time such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.
     (b) If any Lender or the Issuing Bank shall have determined that any Change in Law regarding capital adequacy has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made or participations in Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by the Issuing Bank pursuant hereto to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy) by an amount deemed by such Lender or the Issuing Bank to be material, then from time to time the Borrower shall pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.
     (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank the amount shown as due on any such certificate delivered by it within 30 days after its receipt of the same.

     (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be under any obligation to compensate any Lender or the Issuing Bank under paragraph (a) or (b) above with respect to increased costs or reductions with respect to any period prior to the date that is 120 days prior to such request if such Lender or the Issuing Bank knew or could reasonably have been expected to know of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would result in a claim for increased compensation by reason of such increased costs or reductions; provided further that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 120-day period. The protection of this Section shall be available to each Lender and the Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.
     SECTION 2.15. Change in Legality. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:
     (i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans, whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and
     (ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.
In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.
     (b) For purposes of this Section 2.15, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.
     SECTION 2.16. Indemnity. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a “Breakage Event”) or (b) any default in the making of any payment or prepayment of any Eurodollar Loan required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error.
     SECTION 2.17. Pro Rata Treatment. Except as provided below in this Section 2.17 with respect to Swingline Loans and as required under Section 2.13(f) or 2.15, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, each reduction of the Term Loan Commitments or the Revolving Credit Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). For purposes of determining the available Revolving Credit Commitments of the Lenders at any time, each outstanding Swingline Loan shall be deemed to have utilized the Revolving Credit Commitments of the Lenders (including those Lenders which shall not have made Swingline Loans) pro rata in accordance with such respective Revolving Credit Commitments. Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole dollar amount.
     SECTION 2.18. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the

United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans or L/C Disbursement as a result of which the unpaid principal portion of its Loans and participations in L/C Disbursements shall be proportionately less than the unpaid principal portion of the Loans and participations in L/C Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans and L/C Exposure of such other Lender, so that the aggregate unpaid principal amount of the Loans and L/C Exposure and participations in Loans and L/C Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans and L/C Exposure then outstanding as the principal amount of its Loans and L/C Exposure prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Loans and L/C Exposure outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower and Parent expressly consent to the foregoing arrangements and agree that any Lender holding a participation in a Loan or L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower and Parent to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.
     SECTION 2.19. Payments. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement or any Fees or other amounts) hereunder and under any other Loan Document not later than 1:00 p.m., New York City time, on the date when due in immediately available dollars, without setoff, defense or counterclaim. Each such payment (other than (i) Issuing Bank Fees, which shall be paid directly to the Issuing Bank, and (ii) principal of and interest on Swingline Loans, which shall be paid directly to the Swingline Lender except as otherwise provided in Section 2.22(e)) shall be made to the Administrative Agent at its offices at Eleven Madison Avenue, New York, NY 10010. The Administrative Agent shall promptly distribute to each Lender any payments received by the Administrative Agent on behalf of such Lender.
     (b) Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.
     (c) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower does not in fact make such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, and to pay interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error).
     SECTION 2.20. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that, if the Borrower or any other Loan Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or such Loan Party shall make such deductions and (iii) the Borrower or such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
     (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
     (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto; provided that the Borrower shall not be obligated to so indemnify any Lender, the Administrative Agent or the Issuing Bank in respect of interest or penalties attributable to any Indemnified Taxes or Other Taxes to the extent that such interest or penalties resulted solely from the gross negligence or willful misconduct of the Administrative Agent or such Lender or the Issuing Bank. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on behalf of itself, a Lender or the Issuing Bank, shall be conclusive absent manifest error.
     (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or any other Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
     (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.
     SECTION 2.21. Assignment of Commitments Under Certain Circumstances; Duty to Mitigate. (a) In the event (i) any Lender or the Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.15, (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank pursuant to Section 2.20 or (iv) any Lender refuses to consent to any amendment, waiver or other modification of any Loan Document requested by the Borrower that requires the consent of a greater percentage of the Lenders than the Required Lenders and such amendment, waiver or other modification is consented to by the Required Lenders, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender or the Issuing Bank, as the case may be, and the Administrative Agent, require such Lender or the Issuing Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement (or, in the case of clause (iv) above, all of its interests, rights and obligation with respect to the Class of Loans or Commitments that is the subject of the related consent, amendment, waiver or other modification) to an Eligible Assignee that shall assume such assigned obligations and, with respect to clause (iv) above, shall consent to such requested amendment, waiver or other modification of any Loan Document (which Eligible Assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Credit Commitment is being assigned, of the Issuing Bank and the Swingline Lender), which consents shall not unreasonably be withheld or delayed, and (z) the Borrower or such Eligible Assignee shall have paid to the affected Lender or the Issuing Bank in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans or L/C Disbursements of such Lender or the Issuing Bank, respectively, plus all Fees and other amounts accrued for the account of such Lender or the Issuing Bank hereunder with respect thereto (including any amounts under Sections 2.14 and 2.16); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender’s or the Issuing Bank’s claim for compensation under Section 2.14, notice under Section 2.15 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender or the Issuing Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.15, or cease to result in amounts being payable under Section 2.20, as the case may be (including as a result of any action taken by such Lender or the Issuing Bank pursuant to paragraph (b) below), or if such Lender or the Issuing Bank shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under Section 2.15 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification, as the case may be, then such Lender or the Issuing Bank shall not thereafter be required to make any such transfer and assignment hereunder. Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section 2.21(a).
     (b) If (i) any Lender or the Issuing Bank shall request compensation under Section 2.14, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank, pursuant to Section 2.20, then such Lender or the Issuing Bank shall use reasonable efforts (which shall not require such Lender or the Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the Issuing Bank in connection with any such filing or assignment, delegation and transfer.
     SECTION 2.22. Swingline Loans. (a) Swingline Commitment. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the Swingline Lender agrees to make loans to the Borrower at any time and from time to time on and after the Closing Date and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitments, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of all Swingline Loans exceeding $50,000,000 in the aggregate or (ii) the Aggregate Revolving Credit Exposure, after giving effect to any Swingline Loan, exceeding the Total Revolving Credit Commitment. Each Swingline Loan shall be in a principal amount that is an integral multiple of $250,000. The Swingline Commitment may be terminated or reduced from time to time as provided herein. Within the foregoing limits, the Borrower may borrow, pay or prepay and reborrow Swingline Loans hereunder, subject to the terms, conditions and limitations set forth herein.

     (b) Swingline Loans. The Borrower shall notify the Swingline Lender by fax, or by telephone (promptly confirmed by fax), not later than 12:00 (noon), New York City time, on the day of a proposed Swingline Loan. Such notice shall be delivered on a Business Day, shall be irrevocable and shall refer to this Agreement and shall specify the requested date (which shall be a Business Day) and amount of such Swingline Loan and the wire transfer instructions for the account of the Borrower to which the proceeds of the Swingline Loan should be disbursed. The Swingline Lender shall make each Swingline Loan by wire transfer to the account specified in such request.
     (c) Prepayment. The Borrower shall have the right at any time and from time to time to prepay any Swingline Loan, in whole or in part, upon giving written or fax notice (or telephone notice promptly confirmed by written, or fax notice) to the Swingline Lender before 12:00 (noon), New York City time, on the date of prepayment at the Swingline Lender’s address for notices specified in Section 9.01.
     (d) Interest. Each Swingline Loan shall be an ABR Loan and, subject to the provisions of Section 2.07, shall bear interest as provided in Section 2.06(a).
     (e) Participations. The Swingline Lender may by written notice given to the Administrative Agent not later than 1:00 p.m., New York City time, on any Business Day require the Revolving Credit Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Credit Lenders will participate. The Administrative Agent will, promptly upon receipt of such notice, give notice to each Revolving Credit Lender, specifying in such notice such Lender’s Pro Rata Percentage of such Swingline Loan or Loans. In furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Revolving Credit Lender’s Pro Rata Percentage of such Swingline Loan or Loans. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Credit Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Loans made by such Lender (and Section 2.02(c) shall apply, mutatis mutandis, to the payment obligations of the Lenders) and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other person on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the

Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower (or other person liable for obligations of the Borrower) of any default in the payment thereof.
     SECTION 2.23. Letters of Credit. (a) General. Subject to the terms and conditions herein set forth, the Borrower may request the issuance of a Letter of Credit for its own account or for the account of any of the Subsidiaries (in which case the Borrower and such Subsidiary shall be co-applicants with respect to such Letter of Credit), in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time while the L/C Commitment remains in effect. This Section shall not be construed to impose an obligation upon the Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement.
     (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the Borrower shall hand deliver or fax to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (i) the L/C Exposure shall not exceed $200,000,000 and (ii) the Aggregate Revolving Credit Exposure shall not exceed the Total Revolving Credit Commitment.
     (c) Expiration Date. Each Letter of Credit shall expire at the close of business on the earlier of the date one year after the date of the issuance of such Letter of Credit and the date that is five Business Days prior to the Revolving Credit Maturity Date, unless such Letter of Credit expires by its terms on an earlier date; provided, however, that a Letter of Credit may, upon the request of the Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of 12 months or less (but not beyond the date that is five Business Days prior to the Revolving Credit Maturity Date) unless the Issuing Bank notifies the beneficiary thereof at least 30 days (or such longer period as may be specified in such Letter of Credit) prior to the then-applicable expiration date that such Letter of Credit will not be renewed.
     (d) Participations. By the issuance of a Letter of Credit and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Credit Lender, and each such Lender hereby acquires from the Issuing

Bank, a participation in such Letter of Credit equal to such Lender’s Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit (or, in the case of the Existing Letters of Credit, effective upon the Closing Date). In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Pro Rata Percentage of each L/C Disbursement made by the Issuing Bank and not reimbursed by the Borrower (or, if applicable, another party pursuant to its obligations under any other Loan Document) forthwith on the date due as provided in Section 2.02(f). Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
     (e) Reimbursement. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall pay to the Administrative Agent an amount equal to such L/C Disbursement not later than 1:00 p.m., New York City time, on the immediately following Business Day after the Issuing Bank notifies the Borrower thereof.
     (f) Obligations Absolute. The Borrower’s obligations to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:
     (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;
     (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;
     (iii) the existence of any claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Administrative Agent or any Lender or any other person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;
     (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

     (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and
     (vi) any other act or omission to act or delay of any kind of the Issuing Bank, the Lenders, the Administrative Agent or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower’s obligations hereunder.
     Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of the Borrower hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or willful misconduct of the Issuing Bank. However, the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s gross negligence, bad faith or willful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. It is further understood and agreed that the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) the Issuing Bank’s exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute gross negligence or willful misconduct of the Issuing Bank.
     (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by fax, to the Administrative Agent and the Borrower of such demand for payment and whether the Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Credit Lenders with respect to any such L/C Disbursement.
     (h) Interim Interest. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the Borrower shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of the Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment by the Borrower or the date on which interest shall commence to accrue thereon as provided in Section 2.02(f), at the rate per annum that would apply to such amount if such amount were an ABR Revolving Loan.
     (i) Resignation or Removal of the Issuing Bank. The Issuing Bank may resign at any time by giving 30 days’ prior written notice to the Administrative Agent, the Lenders and the Borrower, and may be removed at any time by the Borrower by notice to the Issuing Bank, the Administrative Agent and the Lenders. Upon the acceptance of any appointment as the Issuing Bank hereunder by a Lender that shall agree to serve as successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank. At the time such removal or resignation shall become effective, the Borrower shall pay all accrued and unpaid fees pursuant to Section 2.05(c)(ii). The acceptance of any appointment as the Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of the Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.
     (j) Cash Collateralization. If any Event of Default shall occur and be continuing, the Borrower shall, on the Business Day it receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit) thereof and of the amount to be deposited, deposit in an account with the Collateral Agent, for the benefit of the Revolving Credit Lenders, an amount in cash equal to the L/C Exposure as of such date. Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Collateral Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be applied by the Administrative Agent to reimburse the Issuing Bank for L/C Disbursements for which it has not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Exposure at such time and (iii) if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Credit Lenders holding participations in outstanding Letters of

Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit), be applied to satisfy the Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.
     (k) Additional Issuing Banks. The Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of this Agreement. Any Lender designated as an issuing bank pursuant to this paragraph (k) shall be deemed to be an “Issuing Bank” (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to the other Issuing Bank and such Lender.
     (l) Delivery of Certain Fulton Bonds. Pursuant to the Fulton Bond Pledge Agreement, the Borrower has agreed that, in accordance with the terms of the Fulton Indenture, Fulton Bonds purchased with the proceeds of any Tender Draft and not remarketed on the date of such Tender Draft shall be delivered by the respective Tender Agent to the Collateral Agent as designee of the Issuing Bank, to be held by the Collateral Agent in pledge as collateral securing the L/C Disbursements arising from the purchase of such Fulton Bonds with the proceeds of such Tender Draft until such time as all such L/C Disbursements have been paid in full. The Fulton Bonds so delivered to the Collateral Agent shall, at the request of the Collateral Agent, be registered in the name of the Collateral Agent or its designee, as pledgee of the Borrower, as provided in the Fulton Bond Pledge Agreement.
     SECTION 2.24. Incremental Term Loans. (a) The Borrower may, by written notice to the Administrative Agent from time to time, request Incremental Term Loan Commitments in an amount not to exceed the Incremental Term Loan Amount from one or more Incremental Term Lenders, which may include any existing Lender; provided that each Incremental Term Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld or delayed). Such notice shall set forth (i) the amount of the Incremental Term Loan Commitments being requested (which shall be in minimum increments of $1,000,000 and a minimum amount of $25,000,000 or such lesser amount equal to the remaining Incremental Term Loan Amount), (ii) the date on which such Incremental Term Loan Commitments are requested to become effective (which shall not be less than 10 days nor more than 60 days after the date of such notice and which shall be no earlier than the Delayed Draw Termination Date (or such earlier date upon which all Delayed Draw Term Loan Commitments shall have expired)), and (iii) whether such Incremental Term Loan Commitments are commitments to make additional Funded Term Loans, additional Delayed Draw Term Loans or commitments to make term loans with terms different from the Funded Term Loans and the Delayed Draw Term Loans (“Other Term Loans”).

     (b) The Borrower and each Incremental Term Lender shall execute and deliver to the Administrative Agent an Incremental Term Loan Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Term Loan Commitment of each Incremental Term Lender. Each Incremental Term Loan Assumption Agreement shall specify the terms of the Incremental Term Loans to be made thereunder; provided that, without the prior written consent of the Required Lenders, (i) the final maturity date of any Other Term Loans shall be no earlier than the Term Loan Maturity Date, (ii) the average life to maturity of the Other Term Loans shall be no shorter than the average life to maturity of the Term Loans and (iii) if the initial yield (excluding upfront or arrangement fees payable to the arranger, if any, of such loan) on such Other Term Loans (as determined by the Administrative Agent to be equal to the sum of (x) the margin above the Adjusted LIBO Rate on such Other Term Loans and (y) if such Other Term Loans are initially made at a discount or the Lenders making the same (as opposed to the arranger, if any, thereof) receive a fee directly or indirectly from Parent, the Borrower or any Subsidiary for doing so (the amount of such discount or fee, expressed as a percentage of the Other Term Loans, being referred to herein as “OID”), the amount of such OID divided by the lesser of (A) the average life to maturity of such Other Term Loans and (B) four) exceeds by more than 50 basis points (the amount of such excess above 50 basis points being referred to herein as the “Yield Differential”) the Applicable Percentage then in effect for Eurodollar Term Loans, then the Applicable Percentage then in effect for Term Loans shall automatically be increased by the Yield Differential, effective upon the making of the Other Term Loans. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Term Loan Assumption Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Term Loan Assumption Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Loan Commitment and the Incremental Term Loans evidenced thereby.
     (c) Notwithstanding the foregoing, no Incremental Term Loan Commitment shall become effective under this Section 2.24 unless (i) on the date of such effectiveness, the conditions set forth in paragraphs (b) and (c) of Section 4.01 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Borrower, and (ii) except as otherwise specified in the applicable Incremental Term Loan Assumption Agreement, the Administrative Agent shall have received legal opinions, board resolutions and other closing certificates reasonably requested by the Administrative Agent and consistent with those delivered on the Closing Date under Section 4.02.
     (d) Each of the parties hereto hereby agrees that the Administrative Agent may, in consultation with the Borrower, take any and all action as may be reasonably necessary to ensure that all Incremental Term Loans (other than Other Term Loans), when originally made, are included in each Borrowing of outstanding Funded Term Loans or Delayed Draw Term Loans, as the case may be, on a pro rata basis. This may be accomplished by requiring each outstanding Eurodollar Term Borrowing of the applicable Class to be converted into an ABR Term Borrowing of such Class on the date of each Incremental Term Loan, or by allocating a portion of each Incremental Term

Loan to each outstanding Eurodollar Term Borrowing of the applicable Class on a pro rata basis. Any conversion of Eurodollar Term Loans to ABR Term Loans required by the preceding sentence shall be subject to Section 2.16. If any Incremental Term Loan is to be allocated to an existing Interest Period for a Eurodollar Term Borrowing, then the interest rate thereon for such Interest Period and the other economic consequences thereof shall be as set forth in the applicable Incremental Term Loan Assumption Agreement. In addition, to the extent any Incremental Term Loans are not Other Term Loans, the scheduled amortization payments under Section 2.11 (a)(i) required to be made after the making of such Incremental Term Loans shall be ratably increased by the aggregate principal amount of such Incremental Term Loans.
ARTICLE III
Representations and Warranties
     Each of Parent and the Borrower represents and warrants to the Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders that:
     SECTION 3.01. Organization; Powers. Each of the Loan Parties (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, except, with respect to Loan Parties other than Parent or the Borrower, to the extent that the failure of such Loan Parties to be in good standing could not reasonably be expected to have a Material Adverse Effect, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, except to the extent that the failure to possess such power and authority could not reasonably be expected to result in a Material Adverse Effect, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.
     SECTION 3.02. Authorization. The execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the making of the Borrowings hereunder and the consummation of the Merger (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of Parent, the Borrower or any Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which Parent, the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, except as could not reasonably be expected to result in a Material Adverse Effect, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument, except as could not reasonably be expected to result in a

Material Adverse Effect or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Parent, the Borrower or any Subsidiary (other than any Lien created hereunder or under the Security Documents or permitted pursuant to Section 6.02).
     SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by Parent and the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
     SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party or the Merger Agreement and the making of the Borrowings hereunder, except for (a) the filing of Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office, (b) recordation of the Mortgages and other filings and recordings in respect of Liens created pursuant to the Security Documents, (c) such as have been made or obtained and are in full force and effect and (d) such actions, consents, approvals, registrations or filings which the failure to obtain or make could not reasonably be expected to result in a Material Adverse Effect.
     SECTION 3.05. Financial Statements. (a) Parent has heretofore furnished to the Lenders its consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of each of (i) Parent and (ii) Triad, in each case as of and for the 2006 fiscal year, audited by and accompanied by the opinion of Deloitte & Touche LLP (in the case of Parent) or Ernst & Young LLP (in the case of Triad), independent public accountants, and (ii) as of and for each 2007 fiscal quarter of each of Parent and Triad thereafter ended at least 45 days prior to the Closing Date. Such financial statements present fairly in all material respects the financial condition and results of operations and cash flows of Parent and its consolidated subsidiaries and Triad and its consolidated subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of Parent and its consolidated subsidiaries and Triad and its consolidated subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis in all material respects, subject, in the case of unaudited financial statements, to year-end audit adjustments and the absence of footnotes.
     (b) Parent has heretofore delivered to the Lenders its unaudited pro forma consolidated balance sheet and related pro forma statements of income as of the four consecutive fiscal quarters most recently ended at least 45 days before the Closing Date, prepared giving effect to the Transactions as if they had occurred, with respect to such balance sheet, on such date and, with respect to such other financial statements, on the first day of the four-quarter period ending on such date. Such pro forma financial statements have been prepared in good faith by Parent, based on the assumptions used to prepare the pro forma financial information contained in the Confidential Information Memorandum (which assumptions are believed by Parent on the date hereof and on the Closing Date to be reasonable) and present fairly on a pro forma basis the estimated consolidated financial position of Parent and its consolidated Subsidiaries as of such date and for such period, assuming that the Transactions had actually occurred at such date or at the beginning of such period, as the case may be, it being understood that projections as to future events are not to be viewed as facts and are subject to significant uncertainties and contingencies, many of which are beyond Parent’s control, and that no assurance can be given that any particular projections will be realized, and that actual results may differ and such differences may be material.
     SECTION 3.06. No Material Adverse Change. No event, change or condition has occurred that has had, or could reasonably be expected to have, a material adverse effect on the business, assets, operations, financial condition or operating results of Parent, the Borrower and the Subsidiaries, taken as a whole, since December 31, 2006.
     SECTION 3.07. Title to Properties; Possession Under Leases. (a) Each of Parent, the Borrower and the Subsidiaries has good and marketable title to, or valid leasehold interests in, or a right to use, all its material properties and assets (including all Mortgaged Property), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02.
     (b) As of the Closing Date, neither Parent nor the Borrower has received any notice of, nor has any knowledge of, any pending or contemplated material condemnation proceeding affecting the Mortgaged Properties in any material respect or any sale or disposition thereof in lieu of condemnation.
     (c) As of the Closing Date, none of Parent, the Borrower or any of the Subsidiaries is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any material interest therein, except for customary rights of first refusal granted to the prior owners of such Mortgaged Property or their Affiliates.
     SECTION 3.08. Subsidiaries. Schedule 3.08 sets forth as of the Closing Date a list of all Subsidiaries and the percentage ownership interest of Parent or the Borrower therein. The shares of capital stock or other ownership interests so indicated on Schedule 3.08 are, in the case of corporations, fully paid and non-assessable and are owned by Parent or the Borrower, directly or indirectly, free and clear of all Liens (other than Liens created under the Security Documents or permitted pursuant to Section 6.02).
     SECTION 3.09. Litigation; Compliance with Laws. (a) Except as disclosed in the periodic and other reports, proxy statements and other materials filed by Parent, the Borrower or any Subsidiary or Triad or any of its subsidiaries with the SEC prior to the

Closing Date, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of Parent or the Borrower through receipt of written notice or proceeding, threatened against or affecting Parent or the Borrower or any Subsidiary or any business, property or rights of any such person as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
     (b) None of Parent, the Borrower or any of the Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any occupational safety and health, health care, pension, certificate of need, Medicare, Medicaid, insurance fraud or similar law, zoning, building, Environmental Law, ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting the Mortgaged Property, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.
     (c) Certificates of occupancy and permits are in effect for each Mortgaged Property as currently constructed, and true and complete copies of such certificates of occupancy have been delivered to the Collateral Agent as mortgagee with respect to each Mortgaged Property.
     SECTION 3.10. Agreements. (a) None of Parent, the Borrower or any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.
     (b) As of the Closing Date, there are no Tax sharing agreements (or similar agreements) under which Parent, the Borrower or any of the Subsidiaries could be liable for the Tax liability of an entity that is neither Parent, the Borrower nor any of their respective subsidiaries, except for the HCA Tax Sharing Agreement.
     SECTION 3.11. Federal Reserve Regulations. (a) None of Parent, the Borrower or any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.
     (b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U or X.

     SECTION 3.12. Investment Company Act. None of Parent, the Borrower or any Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
     SECTION 3.13. Use of Proceeds. The Borrower will (a) use the proceeds of the Loans and will request the issuance of Letters of Credit only for the purposes specified in the preliminary statement to this Agreement and (b) use the proceeds of Incremental Term Loans only for the purposes specified in the applicable Incremental Term Loan Assumption Agreement.
     SECTION 3.14. Tax Returns. Each of Parent, the Borrower and the Subsidiaries has filed or caused to be filed, or has timely requested an extension to file or has received an approved extension to file, all Federal, state, local and foreign tax returns or materials that to the Borrower’s best knowledge are required to have been filed by it and has paid or caused to be paid all taxes due and payable by it and all assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which Parent, the Borrower or such Subsidiary, as applicable, shall have set aside on its books reserves in accordance with GAAP and except any such filings or taxes, fees or charges, the failure of which to make or pay, could not reasonably be expected to have a Material Adverse Effect.
     SECTION 3.15. No Material Misstatements. None of (a) the Confidential Information Memorandum or (b) any other written information, report, financial statement, exhibit or schedule (other than estimates and information of a general economic or general industry nature) heretofore or contemporaneously furnished by or on behalf of Parent or the Borrower to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, when furnished and taken as a whole, contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not materially misleading in light of the circumstances under which such statements were made; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, each of Parent and the Borrower represents only that it acted in good faith and utilized assumptions that each of Parent and the Borrower believed to be reasonable at the time made.
     SECTION 3.16. Employee Benefit Plans. Each of the Borrower and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of the Borrower or any of its ERISA Affiliates. The present value of all benefit liabilities under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the last annual valuation date applicable thereto, exceed the fair market value of the assets of such Plan in such amount that could reasonably be expected to result in a Material Adverse Effect, and the present value of all benefit liabilities of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the last annual valuation dates applicable thereto, exceed the fair market value of the assets of all such underfunded Plans in such amount that could reasonably be expected to result in a Material Adverse Effect.
     SECTION 3.17. Environmental Matters. (a) Except as set forth in Schedule 3.17 and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of Parent, the Borrower or any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.
     (b) Since the date of this Agreement, there has been no change in the status of the matters disclosed on Schedule 3.17 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.
     SECTION 3.18. Insurance. Schedule 3.18 sets forth a true, complete and correct description, in all material respects, of all insurance maintained by Parent or by Parent or the Borrower for itself or the Subsidiaries as of the Closing Date. As of the Closing Date, such insurance is in full force and effect and all premiums have been duly paid. Parent, the Borrower and the Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.
     SECTION 3.19. Security Documents. (a) The Guarantee and Collateral Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Guarantee and Collateral Agreement) and the proceeds thereof, subject to the effects of bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general equitable principles, and (i) when the Pledged Collateral (as defined in the Guarantee and Collateral Agreement) is delivered to the Collateral Agent, the Lien created under the Guarantee and Collateral Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Loan Parties in such Pledged Collateral as to which perfection may be obtained by such actions, in each case prior and superior in right to any other person, and (ii) when financing statements in appropriate form are filed in the offices specified on Schedule 3.19(a), the Lien created under the Guarantee and Collateral Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral (other than Intellectual Property, as defined in the Guarantee and Collateral Agreement) as to which perfection may be obtained by such filings, in each case prior and superior in right to any other person, other than with respect to Liens expressly permitted by Section 6.02.
     (b) Upon the timely recordation of the Guarantee and Collateral Agreement (or a short-form security agreement in form and substance reasonably satisfactory to the

Borrower and the Collateral Agent) with the United States Patent and Trademark Office and the United States Copyright Office, together with the financing statements in appropriate form filed in the offices specified on Schedule 3.19(a), the Lien created under the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the Guarantee and Collateral Agreement) in which a security interest may be perfected by filing security agreements in the United States and its territories and possessions, in each case prior and superior in right to any other person other than with respect to Liens permitted pursuant to Section 6.02 (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the Loan Parties after the date hereof).
     (c) The Mortgages are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Loan Parties’ right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 3.19(c), the Mortgages shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to the rights of persons pursuant to Liens expressly permitted by Section 6.02.
     SECTION 3.20. Location of Real Property and Leased Premises. (a) Schedule 1.01(d) lists completely and correctly as of the Closing Date all Hospitals owned by Parent, the Borrower and the Subsidiaries and the addresses thereof. The Borrower and the Subsidiaries own in fee all the real property set forth on Schedule 1.01(d).
     (b) Schedule 1.01(d) lists completely and correctly as of the Closing Date all Hospitals leased by Parent, the Borrower and the Subsidiaries and the addresses thereof. The Borrower and the Subsidiaries have valid leases in all the material real property set forth on Schedule 1.01(d).
     SECTION 3.21. Labor Matters. Except as set forth on Schedule 3.21, as of the Closing Date, there are no strikes, lockouts or slowdowns against Parent, the Borrower or any Subsidiary pending or, to the knowledge of Parent or the Borrower by delivery of written notice or proceeding, threatened. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Parent, the Borrower or any Subsidiary is bound. Except as set forth on Schedule 3.21, as of the Closing Date, none of Parent, the Borrower or any Subsidiary is a party to any collective bargaining agreement or other labor contract applicable to persons employed by it at any Facility.
     SECTION 3.22. Solvency. Immediately after the consummation of the Transactions to occur on the Closing Date, as of the Closing Date (a) the fair value of the assets of Parent, the Borrower and the Subsidiaries, on a consolidated basis, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of Parent, the Borrower and the Subsidiaries, on a consolidated basis, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) Parent, the Borrower and the Subsidiaries, on a consolidated basis, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) Parent, the Borrower and the Subsidiaries, on a consolidated basis, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Closing Date.
     SECTION 3.23. Transaction Documents. Parent and the Borrower have delivered to the Administrative Agent a complete and correct copy of the Merger Agreement (including all schedules, exhibits, amendments, supplements and modifications thereto). The Merger Agreement complies in all material respects with all applicable laws.
     SECTION 3.24. Sanctioned Persons. None of Parent, the Borrower, or any Subsidiary or any Unrestricted Subsidiary nor, to the knowledge of the Borrower, any director, officer, agent, employee or Affiliate of Parent, the Borrower, any Subsidiary or any Unrestricted Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) and each is currently in compliance with all rules and regulations promulgated by OFAC; and the Borrower will not directly or indirectly use the proceeds of the Loans or the Letters of Credit or otherwise make available such proceeds to any person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
ARTICLE IV
Conditions of Lending
     The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder are subject to the satisfaction of the following conditions:
     SECTION 4.01. All Credit Events. On the date of each Borrowing (other than a conversion or a continuation of a Borrowing), including each Borrowing of a Swingline Loan and on the date of each issuance of or increase to a Letter of Credit (each such event being called a “Credit Event”):
     (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.02) or, in the case of the issuance of or increase to a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance of or increase to such Letter of Credit as required by Section 2.23(b) or, in the case of the Borrowing of a Swingline Loan, the Swingline Lender and the Administrative Agent shall have received a notice requesting such Swingline Loan as required by Section 2.22(b).
     (b) (i) In the case of each Credit Event that occurs on the Closing Date, the condition set forth in Section 8.2(a) of the Merger Agreement shall be satisfied (without giving effect to any amendment, modification or waiver thereof that is materially adverse to the Lenders and not approved by the Arrangers (which consent shall not be unreasonably withheld or delayed)) and the representations and warranties made in Sections 3.01, 3.02 (with respect to the Loan Documents), 3.03, 3.11, 3.12 and 3.19 (subject to the proviso in Section 4.02(e)) shall be true and correct in all material respects and (ii) in the case of each other Credit Event, the representations and warranties set forth in Article III and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.
     (c) At the time of and immediately after such Credit Event, no Default or Event of Default shall have occurred and be continuing.
     Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower and Parent on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) of this Section 4.01.
     SECTION 4.02. First Credit Event. On the Closing Date:
     (a) The Administrative Agent shall have received, on behalf of itself, the Lenders and the Issuing Bank, a favorable written opinion of (i) Kirkland & Ellis LLP, counsel for Parent and the Borrower, substantially to the effect set forth in Exhibit F-1, (ii) the general counsel of Parent, substantially to the effect set forth in Exhibit F-2 and (iii) each local counsel listed on Schedule 4.02(a), substantially to the effect set forth in Exhibit F-3, in each case (A) dated the Closing Date, (B) addressed to the Issuing Bank, the Administrative Agent and the Lenders, and (C) covering such other matters (including, in the case of the opinions provided by counsel described in clause (iii), real estate matters) relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, and Parent and the Borrower hereby request such counsel to deliver such opinions.
     (b) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the

Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above; and (iv) such other documents as the Lenders, the Issuing Bank or the Administrative Agent may reasonably request.
     (c) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01.
     (d) The Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.
     (e) The Security Documents shall have been duly executed by each Loan Party that is to be a party thereto and shall be in full force and effect on the Closing Date. The Collateral Agent on behalf of the Secured Parties shall have a security interest in the Collateral of the type and priority described in each Security Document; provided that to the extent a perfected security interest in any Collateral (other than any Collateral the security interest in which may be perfected by the filing of a UCC financing statement or the delivery of certificated securities of the Borrower and Triad) is not able to be provided on the Closing Date after the Borrower’s use of commercially reasonable efforts to do so, the providing of a perfected security interest in such Collateral shall not constitute a condition precedent to the first Credit Event but such requirement to create a perfected security interest in such Collateral shall be satisfied after the Closing Date in accordance with the Post-Closing Letter Agreement.
     (f) The Collateral Agent shall have received the results of a search of the Uniform Commercial Code filings (or equivalent filings) made with respect to the Loan Parties in the states (or other jurisdictions) of formation of such persons as indicated on the applicable schedules to the Guarantee and Collateral Agreement, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Collateral Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 6.02 or have been or will be contemporaneously released or terminated.
     (g) (i) Subject to the proviso in clause (e) above, each of the Security Documents, in form and substance satisfactory to the Lenders, relating to each of the Mortgaged Properties shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, (ii) each of such Mortgaged Properties shall not be subject to any Lien other than those permitted under Section 6.02, (iii) each of such Security Documents shall have been filed and recorded in the recording office as specified on Schedule 3.19(c) (or a lender’s title insurance policy, in form and substance reasonably acceptable to the Collateral Agent, insuring such Security Document as a first lien on such Mortgaged Property (subject to any Lien permitted by Section 6.02) shall have been received by the Collateral Agent) and, in connection therewith, the Collateral Agent shall have received evidence reasonably satisfactory to it of each such filing and recordation and (iv) the Collateral Agent shall have received such other documents, including a policy or policies of title insurance issued by a nationally recognized title insurance company, together with such endorsements, coinsurance and reinsurance as may be requested by the Collateral Agent and the Lenders, insuring the Mortgages as valid first liens on the Mortgaged Properties, free of Liens other than those permitted under Section 6.02, together with such legal opinions required to be furnished pursuant to the terms of the Mortgages or as reasonably requested by the Collateral Agent.
     (h) The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.02 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a customary lender’s loss payable endorsement and to name the Collateral Agent as additional insured.
     (i) The Merger shall have been, or substantially simultaneously with the initial funding of Loans on the Closing Date shall be, consummated in accordance in all material respects with the Merger Agreement and in all material respects with applicable law, without giving effect to any amendment, modification or waiver of any material term or condition of the Merger Agreement that is materially adverse to the Lenders and not approved by the Arrangers (which consent shall not be unreasonably withheld or delayed). The Administrative Agent shall have received a copy of the Merger Agreement and all schedules related thereto, in each case certified by a Financial Officer as being final versions thereof.
     (j) The Borrower shall have received gross cash proceeds of not less than $3,000,000,403 from the issuance of the Senior Notes.
     (k) (i) All principal, premium, if any, interest, fees and other amounts due or outstanding under each of the Existing Credit Agreements shall have been paid in full, each of the commitments thereunder terminated and all guarantees and security in support thereof discharged and released, and the Administrative Agent shall have in each case received reasonably satisfactory evidence thereof, (ii) Parent shall have either (A) effected the Parent Debt Tender Offer and the related Parent Consent Solicitation or (B) deposited funds with the trustee under the indenture governing the Existing Parent Notes sufficient to discharge the Existing Parent Notes or effect covenant defeasance with respect to the Existing Parents Notes and (iii) Triad shall have either (A) effected the Triad Debt Tender Offers and the related Triad Consent Solicitations or (B) deposited funds with the applicable trustees under the indentures governing the Existing Triad

Notes sufficient to discharge the applicable Existing Triad Notes or effect covenant defeasance with respect to the applicable Existing Triad Notes, in all cases prior to or substantially simultaneously with the initial funding of the Loans on the Closing Date. Immediately after giving effect to the Transactions and the other transactions contemplated hereby, Parent, the Borrower and the Subsidiaries shall have outstanding no Indebtedness or preferred stock other than (a) Indebtedness outstanding under this Agreement, (b) the Senior Notes and (c) Indebtedness set forth on Schedule 6.01 or permitted under Section 6.01.
     (l) The Lenders shall have received the financial statements and opinion referred to in Section 3.05.
     (m) The Administrative Agent shall have received a certificate from the chief financial officer of Parent on behalf of Parent certifying that Parent and its subsidiaries, on a consolidated basis after giving effect to the Transactions to occur on the Closing Date, are solvent.
     (n) The Lenders shall have received, at least five Business Days prior to the Closing Date, to the extent requested, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.
ARTICLE V
Affirmative Covenants
     Each of Parent and the Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full or other arrangements acceptable to the Issuing Bank and the Administrative Agent have been made with respect thereto, unless the Required Lenders shall otherwise consent in writing, each of Parent and the Borrower will, and will cause (i) in the case of Sections 5.01 and 5.02, each of the Material Subsidiaries, and (ii) in the case of Sections 5.03 through 5.15, each of the Subsidiaries to:
     SECTION 5.01. Existence; Compliance with Laws; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05.
     (b) (i) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises and authorizations, material to the conduct of its business, except as could not reasonably be expected to have a Material Adverse Effect; (ii) comply in all material respects with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except as could not reasonably be expected to have a Material Adverse Effect; and (iii) at all times maintain and preserve all tangible property material to the conduct of such business and keep such property in good repair, working order and condition (subject to ordinary wear and tear, casualty and condemnation) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times, except as could not reasonably be expected to have a Material Adverse Effect.
     SECTION 5.02. Insurance. (a) Maintain with financially sound and reputable insurers insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including hospital liability (which shall include general liability, medical professional liability, contractual liability and druggists’ liability), workers’ compensation, employers’ liability, automobile liability and physical damage coverage, environmental impairment liability, all risk property, business interruption, fidelity and crime insurance and public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; provided that the Borrower may implement programs of self insurance in the ordinary course of business and in accordance with industry standards for a company of similar size so long as reserves are maintained in accordance with GAAP for the liabilities associated therewith.
     (b) Cause all casualty and property policies covering any Collateral to name the Collateral Agent as loss payee or mortgagee, and/or additional insured, and each provider of any such insurance shall agree, by endorsement upon such policies issued by it, that it will give the Administrative Agent 30 days prior written notice before any such policy or policies shall be altered or canceled.
     (c) If at any time the area in which the Premises (as defined in the Mortgages) are located is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such total amount as the Administrative Agent, the Collateral Agent or the Required Lenders may from time to time require, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time.
     SECTION 5.03. Obligations and Taxes. Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, could reasonably be expected to give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as (i) the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP or (ii) the failure to pay and discharge such tax, assessment, charge, levy or claim could not reasonably be expected to have a Material Adverse Effect.
     SECTION 5.04. Financial Statements, Reports, etc. In the case of Parent, furnish to the Administrative Agent, which shall furnish to each Lender:
     (a) within 90 days after the end of each fiscal year, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of Parent and its consolidated subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such subsidiaries during such year, together with (commencing with such financial statements for the fiscal year ending on December 31, 2008) comparative figures for the immediately preceding fiscal year, all audited by Deloitte & Touche LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall be without a “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of Parent and its consolidated subsidiaries on a consolidated basis in accordance with GAAP;
     (b) within 50 days after the end of each of the first three fiscal quarters of each fiscal year, in each case commencing with the fiscal quarter ending September 30, 2007, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of Parent and its consolidated subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, and (commencing with such financial statements delivered after the first anniversary of the Closing Date) comparative figures for the same periods in the immediately preceding fiscal year all certified by one of its Financial Officers as fairly presenting in all material respects the financial condition and results of operations of Parent and its consolidated subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments;
     (c) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Sections 6.11, 6.12 and 6.13, (iii) setting forth the identity and value of any Hospital acquired in fee by Parent or any Subsidiary during the preceding quarter and not previously identified to the Administrative Agent if the fair market value thereof is in excess of $10,000,000 and (iv) setting forth the amount, if any, of the Initial Pro Forma Adjustment included in the calculation of Consolidated EBITDA for such period, and, in the case of a certificate delivered with the financial statements required by paragraph (a) above, setting forth Parent’s calculation of Excess Cash Flow;

     (d) within 90 days after the beginning of each fiscal year of Parent, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flows as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;
     (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Parent, the Borrower or any Subsidiary with the SEC, or with any national securities exchange, or distributed to its shareholders, as the case may be;
     (f) promptly after the request by any Lender (made through the Administrative Agent), all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act;
     (g) promptly after the request by the Administrative Agent or any Lender, on and after the effectiveness of the applicable provisions of the Pension Act, copies of (i) any documents described in Section 101(k)(1) of ERISA that the Borrower or any of its ERISA Affiliates may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l)(1) of ERISA that the Borrower or any of its ERISA Affiliates may request with respect to any Multiemployer Plan; provided that if the Borrower or any of its ERISA Affiliates has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the Borrower or the applicable ERISA Affiliate shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof;
     (h) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Parent, the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent may reasonably request (on behalf of itself or any Lender); and
     (i) substantially contemporaneously with each designation of a Subsidiary as an “Unrestricted Subsidiary” and each redesignation of an Unrestricted Subsidiary as a “Subsidiary”, provide written notice of such designation or redesignation, as applicable, to the Administrative Agent (who shall promptly notify the Lenders).
     SECTION 5.05. Litigation and Other Notices. Furnish to the Administrative Agent prompt written notice of the following:
     (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;
     (b) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against Parent, the Borrower or any Subsidiary that could reasonably be expected to result in a Material Adverse Effect; and

     (c) any event or occurrence that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.
     SECTION 5.06. Information Regarding Collateral. Furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party’s corporate name, (ii) in any Loan Party’s jurisdiction of organization or formation, (iii) in any Loan Party’s identity or corporate structure or (iv) in any Loan Party’s Federal Taxpayer Identification Number. Parent and the Borrower agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. Parent and the Borrower also agree promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.
     SECTION 5.07. Maintaining Records; Access to Properties and Inspections; Maintenance of Ratings. (a) Keep books of record and account in which full, true and correct entries in all material respects are made of all dealings and transactions in relation to its business and activities which permit financial statements to be prepared in conformity with GAAP and all requirements of law. Each Loan Party will, and will cause each of its subsidiaries to, permit any representatives designated by the Administrative Agent or the Required Lenders to visit and inspect the financial records and the properties of such person at reasonable times and as often as reasonably requested upon reasonable notice and to make extracts from and copies of such financial records (in each case excluding patient medical records and any other material which is confidential pursuant to any laws, rules, regulations and decrees and orders of any Governmental Authority) and permit any representatives designated by the Administrative Agent or the Required Lenders to discuss the affairs, finances and condition of such person with the officers thereof and independent accountants therefor (with a senior officer of the Borrower present); provided that, excluding any such visits and inspections during the continuation of an Event of Default, only one such visit during any fiscal year shall be at the Borrower’s expense.
     (b) In the case of Parent and the Borrower, use commercially reasonable efforts to cause the Credit Facilities to be continuously rated by S&P and Moody’s, and to maintain a corporate rating from S&P and a corporate family rating from Moody’s, in each case in respect of Parent.
     SECTION 5.08. Use of Proceeds. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes specified in the preliminary statement to this Agreement.
     SECTION 5.09. Employee Benefits. (a) Comply in all material respects with the applicable provisions of ERISA and the Code and (b) furnish to the Administrative Agent as soon as possible after, and in any event within ten days after any Responsible Officer of Parent, the Borrower or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of the Borrower or any ERISA Affiliate in an aggregate amount exceeding $10,000,000, a statement of a Financial Officer of Parent or the Borrower setting forth details as to such ERISA Event and the action, if any, that Parent or the Borrower proposes to take with respect thereto.
     SECTION 5.10. Compliance with Environmental Laws. Comply, and cause all lessees and other persons occupying its properties to comply, in all material respects with all Environmental Laws applicable to its operations and properties; obtain and renew all material environmental permits necessary for its operations and properties; and promptly conduct any remedial action in accordance with Environmental Laws; provided, however, that none of Parent, the Borrower or any Subsidiary shall be required to undertake any remedial action required by Environmental Laws to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.
     SECTION 5.11. Preparation of Environmental Reports. If a Default caused by reason of a breach of Section 3.17 or Section 5.10 shall have occurred and be continuing for more than 20 days without Parent, the Borrower or any Subsidiary commencing activities reasonably likely to cure such Default, at the written request of the Required Lenders through the Administrative Agent, the Borrower shall provide to the Lenders within 45 days after receipt of such request, at the expense of the Loan Parties, environmental site assessment reports (Phase I, Phase II and/or compliance audits) regarding the matters which are the subject of such Default prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent and indicating the compliance matter and/or the presence or absence of Hazardous Materials and the estimated cost of any compliance or remedial action in connection with such Default.
     SECTION 5.12. Further Assurances. Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or that the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents. The Borrower will cause any subsequently acquired or organized Material Subsidiary to become a Loan Party by executing the Guarantee and Collateral Agreement and each applicable Security Document in favor of the Collateral Agent. In addition, except with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by written notice to the Borrower), the cost or other consequences (including any Tax consequence) of doing so shall be excessive in view of the benefits to be obtained by the Lenders therefrom and subject to applicable limitations set forth in the Security Documents, from time to time, the Borrower will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of its assets and properties as the Administrative Agent or the Required Lenders shall designate (it being understood that it is the intent of the parties that the Obligations shall be secured by substantially all the assets of Parent, the

Borrower and the Subsidiary Guarantors (including properties acquired subsequent to the Closing Date), except this Section 5.12 shall not require Parent, the Borrower or any Subsidiary Guarantor to (a) pledge (i) more than 65% of the outstanding voting Equity Interests in any Foreign Subsidiary, (ii) any Equity Interest in any Non-Significant Subsidiary or (iii) any Equity Interest in any Permitted Syndication Subsidiary, any Securitization Subsidiary or any Permitted Joint Venture Subsidiary to the extent the pledge of the Equity Interest in such Subsidiary is prohibited by any applicable Contractual Obligation or requirement of law, or (b) grant security interests in any asset that (i) would result in the violation of the enforceable anti-assignment provision of any contract, or would be prohibited by or would violate applicable law or contractual provisions (including any right of first refusal) or would otherwise result in termination or any forfeiture under any contract, (ii) is a vehicle or other asset subject to certificate of title, (iii) require perfection through control agreements (including, to the extent required in the relevant jurisdiction for deposit accounts and investment property), (iv) are minority Equity Interests or (v) is permitted to be so excluded under the Guarantee and Collateral Agreement. Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance satisfactory to the Collateral Agent, and the Borrower shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Collateral Agent shall reasonably request to evidence compliance with this Section. Any requirement to mortgage real property that is acquired after the date hereof pursuant to this Section 5.12 shall be limited to real property owned in fee by a Loan Party that (i) has a fair market value equal to or exceeding $10,000,000, (ii) is not subject to a Lien permitted under Section 6.02(c) or (n) (for so long as such Lien exists), and (iii) the Borrower does not intend to sell within six months of the acquisition thereof pursuant to clause (x) of Section 6.05(b). No appraisals, environmental reports or surveys shall be required to be obtained in connection with any mortgage of real property pursuant to this Section 5.12. The Borrower agrees to provide such evidence as the Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.
     SECTION 5.13. Interest Rate Protection. No later than nine months after the Closing Date, the Borrower shall enter into, and for a minimum of three years and six months from the Closing Date maintain, Hedging Agreements that result in at least 50% of the aggregate principal amount of its funded long-term Indebtedness being effectively subject to a fixed or maximum interest rate reasonably acceptable to the Administrative Agent.
     SECTION 5.14. Proceeds of Certain Dispositions. If, as a result of the receipt of any cash proceeds by Parent, the Borrower or any Subsidiary in connection with any sale, transfer, lease or other disposition of any asset the Borrower would be required by the terms of the Senior Note Indenture to make an offer to purchase any Senior Notes, then, prior to the first day on which the Borrower would be required to commence such an offer to purchase, (i) prepay Loans in accordance with Section 2.12 or 2.13 or (ii) acquire assets in a manner that is permitted hereby, in each case in a manner that will eliminate any such requirement to make such an offer to purchase.

     SECTION 5.15. Operation of Facilities. Use commercially reasonable efforts to operate, and cause the Subsidiaries to operate, the Facilities owned, leased or operated by Parent, the Borrower or any of the Subsidiaries now or in the future in a manner believed by the Borrower to be consistent with prevailing health care industry standards in the locations where the Facilities exist from time to time, except to the extent failure to do so would not have a Material Adverse Effect.
ARTICLE VI
Negative Covenants
     Each of Parent and the Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been cancelled or have expired and all amounts drawn thereunder have been reimbursed in full or other arrangements acceptable to the Issuing Bank and the Administrative Agent have been made with respect thereto, unless the Required Lenders shall otherwise consent in writing, neither Parent nor the Borrower will, nor will they cause or permit any of the Subsidiaries to:
     SECTION 6.01. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:
     (a) Indebtedness existing on the date hereof and set forth in Schedule 6.01 and any extensions, renewals, refinancings or replacements of such Indebtedness to the extent the principal amount of such Indebtedness is not increased (except by an amount equal to the unpaid accrued interest and premium thereon plus other reasonable amounts paid and fees and expenses incurred in connection with such extension, renewal, refinancing or replacement), neither the final maturity nor the weighted average life to maturity of such Indebtedness is decreased, such Indebtedness, if subordinated to the Obligations, remains so subordinated on terms no less favorable to the Lenders, and the obligors thereof, if not the original obligors in respect of such Indebtedness, are Loan Parties;
     (b) Indebtedness created hereunder and under the other Loan Documents;
     (c) intercompany Indebtedness of Parent, the Borrower and the Subsidiaries to the extent permitted by Section 6.04(c);
     (d) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, and extensions, renewals, refinancings and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (except by an amount equal to the unpaid accrued interest and premium thereon plus other reasonable amounts paid and fees and expenses incurred in connection with such extension, renewal, refinancing or replacement); provided that (i) such

Indebtedness is incurred prior to or within 270 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this Section 6.01(d), when combined with the aggregate principal amount of all Capital Lease Obligations and Synthetic Lease Obligations incurred pursuant to Section 6.01(e), shall not exceed $200,000,000 at any time outstanding;
     (e) Capital Lease Obligations and Synthetic Lease Obligations in an aggregate principal amount, when combined with the aggregate principal amount of all Indebtedness incurred pursuant to Section 6.01(d), not in excess of $200,000,000 at any time outstanding;
     (f) Indebtedness (including Capital Lease Obligations) of any Subsidiary secured by one or more Facilities owned or leased by such Subsidiary, and extensions, renewals, refinancings and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (except by an amount equal to the unpaid accrued interest and premium thereon plus other reasonable amounts paid and fees and expenses incurred in connection with such extension, renewal, refinancing or replacement); provided that (i) when incurred, such Indebtedness shall not exceed the fair market value of the Facilities securing the same and (ii) the aggregate principal amount of all such Indebtedness incurred pursuant to this Section 6.01(f) shall not exceed $250,000,000 at any time outstanding (such Indebtedness meeting the criteria of this Section 6.01(f) being referred to herein as “Permitted Real Estate Indebtedness”);
     (g) Indebtedness under performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations, or with respect to workers’ compensation claims, in each case incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;
     (h) Indebtedness incurred pursuant to the Senior Note Indenture and any extensions, renewals, refinancings or replacements of such Indebtedness to the extent the principal amount of such Indebtedness is not increased (other than to the extent of any premiums, interest or costs and expenses incurred in connection therewith), neither the final maturity nor the weighted average life to maturity of such Indebtedness is decreased, and the obligors thereof, if not the original obligors in respect of such Indebtedness, are Loan Parties;
     (i) Indebtedness in respect of Hedging Agreements permitted by Section 6.04(g);
     (j) Cash Management Obligations;
     (k) Indebtedness incurred by Foreign Subsidiaries in an aggregate principal amount not exceeding $75,000,000 at any time outstanding;

     (l) Indebtedness pursuant to any Permitted Receivables Transaction incurred in accordance with Section 6.05(b);
     (m) Indebtedness incurred to finance, or assumed in connection with, one or more Permitted Acquisitions and any extensions, renewals, refinancings or replacements of such Indebtedness to the extent the principal amount of such Indebtedness is not increased (except by an amount equal to the unpaid accrued interest and premium thereon plus other reasonable amounts paid and fees and expenses incurred in connection with such extension, renewal, refinancing or replacement), neither the final maturity nor the weighted average life to maturity of such Indebtedness is decreased, such Indebtedness, if subordinated to the Obligations, remains so subordinated on terms no less favorable to the Lenders, and the obligors thereof, if not the original obligors in respect of such Indebtedness, are Loan Parties, so long as both immediately prior and after giving effect thereto, no Default shall exist or result therefrom, provided that no Indebtedness may be incurred under this Section 6.01(m) if as a result thereof the aggregate principal amount of Indebtedness incurred and outstanding under this Section 6.01(m) would exceed $500,000,000 unless (x) the Leverage Ratio Condition would be satisfied and (y) the Liquidity Condition would be satisfied;
     (n) Indebtedness owed to a seller in a Permitted Acquisition or a Permitted Joint Venture or to a buyer in a disposition permitted under Section 6.05 that (i) relates to post-closing adjustments with respect to accounts receivable, accounts payable, net worth and/or similar items or (ii) relates to indemnities granted to the seller or buyer in such transactions;
     (o) Permitted Additional Debt;
     (p) Indebtedness in the nature of letters of credit (other than Letters of Credit issued pursuant to this Agreement) issued for the account of Parent, the Borrower or any Subsidiary (and related reimbursement obligations) not to exceed an aggregate face amount of $30,000,000;
     (q) without duplication of any other Indebtedness, non-cash accruals of interest, accretion or amortization of original issue discount and/or pay-in-kind interest on Indebtedness otherwise permitted hereunder;
     (r) from and after the Revolving Credit Termination Date, Indebtedness to finance the general needs of the Borrower and the Subsidiaries incurred after the Revolving Credit Termination Date in an aggregate principal amount not to exceed $750,000,000 at any time outstanding, provided that the Borrower shall have (i) repaid all Revolving Loans and Swingline Loans and reimbursed, if any, all L/C Disbursements and made arrangements acceptable to the Issuing Bank and the Administrative Agent with respect to any outstanding Letters of Credit and (ii) paid all related fees and expenses, each in accordance with the terms of this Agreement;

     (s) Indebtedness consisting of obligations to pay insurance premiums;
     (t) except as otherwise expressly provided herein, Guarantees by Parent, the Borrower or the Subsidiaries of Indebtedness of Parent, the Borrower and the Subsidiaries permitted to be incurred hereunder; and
     (u) other unsecured Indebtedness of the Borrower or the Subsidiaries in an aggregate principal amount not exceeding $400,000,000 at any time outstanding.
     SECTION 6.02. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including Equity Interests or other securities of any person, including the Borrower or any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:
     (a) Liens on property or assets of the Borrower and the Subsidiaries existing on the date hereof and set forth in Schedule 6.02; provided that such Liens shall secure only those obligations which they secure on the date hereof and extensions, renewals and replacements thereof permitted hereunder;
     (b) any Lien created under the Loan Documents;
     (c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or assets of any person that becomes a Subsidiary after the date hereof prior to the time such person becomes a Subsidiary, as the case may be; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such person becoming a Subsidiary, (ii) such Lien does not apply to any other property or assets of Parent, the Borrower or any Subsidiary (other than affixed or incorporated into the property covered by such Lien) and (iii) such Lien secures only those obligations which it secures on the date of such acquisition or the date such person becomes a Subsidiary, as the case may be, and any extensions, renewals, refinancings or replacements of such obligations;
     (d) Liens, assessments or governmental charges or claims for taxes not yet delinquent or which are not required to be paid pursuant to Section 5.03;
     (e) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and securing obligations that are not delinquent or which are not required to be paid under Section 5.03;
     (f) Liens incurred and pledges and deposits made in the ordinary course of business in connection with any self-retention or self-insurance, or with respect to workmen’s compensation, unemployment insurance, general liability, medical malpractice, professional liability or property insurance and other social security laws or regulations;
     (g) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, government contracts, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
     (h) zoning restrictions, easements, rights-of-way, rights of first refusal, restrictions on use of real property, minor defects or irregularities in title and other similar charges or encumbrances which, in the aggregate, do not interfere in any material respect with the business of the Borrower and the Subsidiaries, taken as a whole;
     (i) zoning, building codes and other land use laws, regulations and ordinances regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Authority having jurisdiction over such real property which are not violated by the current use or occupancy of such real property or the operation of the business of the Borrower or any of the Subsidiaries or any violation of which would not have a Material Adverse Effect;
     (j) ground leases in respect of real property on which Facilities owned or leased by the Borrower or any of the Subsidiaries are located;
     (k) any interest or title of a lessor or secured by a lessor’s interest under any lease permitted hereunder;
     (l) leases or subleases granted to others not interfering in any material respect with the business of the Borrower and the Subsidiaries, taken as a whole;
     (m) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
     (n) Liens securing Indebtedness to finance the acquisition, construction or improvement of fixed or capital assets; provided that (i) such security interests secure Indebtedness permitted by Section 6.01, (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 270 days after such acquisition, construction or improvement, and (iii) such security interests do not apply to any other property or assets of the Borrower or any Subsidiary, except for accessions to the property financed with the proceeds of such Indebtedness and the proceeds and the products thereof; provided that individual financings of equipment provided by one lender may be cross-collateralized to other financings of equipment provided by such lender secured by a Lien permissibly incurred pursuant to this Section 6.02(n);
     (o) Liens arising out of judgments or awards that do not constitute an Event of Default under paragraph (i) of Article VII;
     (p) Liens pursuant to Permitted Receivables Transactions incurred in accordance with Section 6.05(b), including Liens on the assets of any Securitization Subsidiary created pursuant to any such Permitted Receivables

Transaction and Liens incurred by the Borrower and the Subsidiaries on Receivables to secure obligations owing by them in respect of any such Permitted Receivables Transaction, provided that any Receivables not transferred to a Securitization Subsidiary in connection with such Permitted Receivables Transaction to the extent constituting intercompany indebtedness required to be pledged pursuant to the Guarantee and Collateral Agreement shall be and remain subject to the perfected first priority Lien and security interest granted to the Collateral Agent in favor of the Lenders in accordance with the Guarantee and Collateral Agreement;
     (q) Liens on assets of Foreign Subsidiaries; provided that (i) such Liens do not extend to, or encumber, assets that constitute Collateral or the Equity Interests of the Borrower or any of the Domestic Subsidiaries, and (ii) such Liens extending to the assets of any Foreign Subsidiary secure only Indebtedness incurred by such Foreign Subsidiary pursuant to Section 6.01(k);
     (r) Liens (i) of a collecting bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business; and (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set off);
     (s) Liens on one or more Facilities owned or leased by any Subsidiary to secure Permitted Real Estate Indebtedness incurred by such Subsidiary pursuant to Section 6.01(f);
     (t) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of Parent, the Borrower or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Parent, the Borrower and the Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of Parent, the Borrower or any Subsidiary in the ordinary course of business;
     (u) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Borrower or any of the Subsidiaries in the ordinary course of business permitted hereunder;
     (v) Liens solely on any cash earnest money deposits made by Parent, the Borrower or any of the Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;
     (w) Liens securing insurance premiums financing arrangements, provided that such Liens are limited to the applicable unearned insurance premiums; and

     (x) other Liens that do not, individually or in the aggregate, secure obligations (or encumber property with a fair market value) in excess of $150,000,000 at any one time.
     SECTION 6.03. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred unless (a) the sale or transfer of such property is permitted by Section 6.05 and (b) any Capital Lease Obligations, Synthetic Lease Obligations, Permitted Real Estate Indebtedness or Liens arising in connection therewith are permitted by Sections 6.01 and 6.02, as the case may be.
     SECTION 6.04. Investments, Loans and Advances. Purchase, hold or acquire any Equity Interests, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other person, except:
     (a) (i) investments by Parent, the Borrower and the Subsidiaries existing on the date hereof in the Borrower and the Subsidiaries, (ii) additional investments by Parent, the Borrower and the Subsidiaries in the Borrower and the Subsidiaries and (iii) additional investments by Parent, the Borrower and the Subsidiaries in Permitted Joint Ventures (subject to the limitations on such investments referred to in the definition of the term “Permitted Joint Ventures”); provided that (x) any Equity Interests held by a Loan Party shall be pledged to the extent required by Section 5.12 and the Guarantee and Collateral Agreement and (y) any such investments made pursuant to clause (ii) above made by a Loan Party to a Subsidiary that is not a Loan Party, or made by Parent, the Borrower or any Subsidiary to an Unrestricted Subsidiary, may only be made if (A) no Default or Event of Default shall have occurred and be continuing and (B) the aggregate amount of all such investments made by Loan Parties to Subsidiaries that are not Loan Parties, or by Parent, the Borrower or any Subsidiary to an Unrestricted Subsidiary and outstanding at any time (without regard to any write-downs or write-offs thereof, and valued net in the case of intercompany loans) shall not exceed $500,000,000 plus the amount of dividends, distributions and other returns of capital actually received in cash by any Loan Party with respect to any such investments; provided further, that, prior to the value of all such investments outstanding at any time exceeding $300,000,000 at any time outstanding, the Leverage Ratio Condition and the Liquidity Condition would each be satisfied; for purposes of the foregoing, if the Borrower designates a Subsidiary as an Unrestricted Subsidiary in accordance with the definition of the term “Unrestricted Subsidiary”, the Borrower will be deemed to have made an investment at that time in the resulting Unrestricted Subsidiary in an aggregate amount equal to the fair market value of the net assets of such Unrestricted Subsidiary;

     (b) Permitted Investments;
     (c) (i) loans or advances in respect of intercompany accounts attributable to the operation of the Borrower’s cash management system (including with respect to intercompany self-insurance arrangements), (ii) loans or advances made by the Borrower or any of the Subsidiaries to a Permitted Syndication Subsidiary for working capital needs evidenced by a promissory note that is pledged to the Collateral Agent so long as such loans or advances constitute Indebtedness of the primary obligor that is not subordinate to any other Indebtedness of such obligor, and (iii) loans or advances made by Parent to the Borrower or any Subsidiary, the Borrower to Parent or any Subsidiary and by any Subsidiary to Parent, the Borrower or any other Subsidiary; provided, however, that (x) any such loans and advances made by a Loan Party that are evidenced by a promissory note shall be pledged to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to the Guarantee and Collateral Agreement (and any such loans and advances made by a Loan Party to a Subsidiary that is not a Loan Party shall be so evidenced and pledged) and (y) any such loan or advance made by a Loan Party to a Subsidiary that is not a Loan Party or by Parent, the Borrower or any Subsidiary to an Unrestricted Subsidiary shall be subject to the requirements and limitations described in clause (y) of the proviso to Section 6.04(a), except to the extent that (1) such loan or advance shall be secured by a fully perfected, first-priority Lien on substantially all of the assets of the recipient of such loan or advance and its subsidiaries (in each case of a type that would have constituted Collateral if such recipient were party to the applicable Security Documents) and (2) such Lien is collaterally assigned to the Collateral Agent for the benefit of the Secured Parties, all on terms reasonably satisfactory to the Collateral Agent;
     (d) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;
     (e) the Borrower and the Subsidiaries may make loans and advances in the ordinary course of business to their respective employees, officers, consultants and agents (including payroll advances, travel and entertainment advances and relocation loans in the ordinary course of business to employees, officers and agents of the Borrower or any such Subsidiary (or to any physician or other health care professional associated with or agreeing to become associated with Parent, the Borrower or any Subsidiary or any Hospital owned or leased or operated by the Borrower or any Subsidiary (“Health Care Associates”));
     (f) Guarantees to third parties made in the ordinary course of business in connection with the relocation of employees or agents of Health Care Associates of the Borrower or any of the Subsidiaries;
     (g) the Borrower and the Subsidiaries may enter into Hedging Agreements that (i) are required by Section 5.13 or (ii) are not speculative in nature;

     (h) the Borrower or any Subsidiary may acquire (including by any lease that contains upfront payments and/or buyout options) all or substantially all the assets of a person or line of business of such person, or directly acquire and beneficially own (and retain the right to vote) more than 50% of the aggregate ordinary voting power and aggregate equity value represented by the outstanding capital stock or other Equity Interests of any acquired or newly formed corporation or other entity that acquires or leases such person, division or line of business (referred to herein as the “Acquired Entity”); provided that (i) such acquisition was not preceded by an unsolicited tender offer for such Equity Interests by, or proxy contest initiated by, Parent, the Borrower or any Subsidiary; (ii) the Acquired Entity shall be in a similar, related, incidental or complementary line of business as that of the Borrower and the Subsidiaries as conducted during the current and most recent calendar year; (iii) at the time of such transaction (A) both before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, (B) if the total consideration paid in connection with such acquisition and any other acquisitions pursuant to this Section 6.04(h) (including any Indebtedness of the Acquired Entity that is assumed by the Borrower or any Subsidiary following such acquisition and any payments following such acquisition pursuant to earn-out provisions or similar obligations) shall exceed $500,000,000 in the aggregate (excluding the total consideration paid in respect of Permitted Acquisitions listed on Schedule 6.04(h) and consideration consisting of, or funded with the proceeds of, Qualified Capital Stock), then (1) the Leverage Ratio Condition would be satisfied and (2) the Liquidity Condition would be satisfied, (C) the Borrower shall have delivered a certificate of a Financial Officer, certifying as to the foregoing and containing reasonably detailed calculations in support thereof, in form and substance reasonably satisfactory to the Administrative Agent, (D) the Borrower shall comply, and shall cause the Acquired Entity to comply, with the applicable provisions of Section 5.12 and the Security Documents, and (E) the aggregate consideration paid in connection with all such acquisitions of Acquired Entities that do not become Loan Parties (or, in the case of an acquisition of assets, are not directly acquired by Loan Parties), shall not exceed $300,000,000 (any acquisition of an Acquired Entity meeting all the applicable criteria of this Section 6.04(h) being referred to herein as a “Permitted Acquisition”);
     (i) Permitted Joint Ventures;
     (j) investments in a Permitted Syndication Subsidiary in connection with a Permitted Syndication Transaction made pursuant to Section 6.05(b);
     (k) investments in any Securitization Subsidiary or other person as required pursuant to the terms and conditions of any Permitted Receivables Transaction made pursuant to Section 6.05(b);
     (l) the Borrower or any of the Subsidiaries may acquire and hold Receivables owing to it or Parent, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

     (m) investments to the extent that payment for such investments is made with issuances of or the cash proceeds from the issuance of Equity Interests of Parent;
     (n) extensions of trade credit and purchases of equipment and inventory in the ordinary course of business;
     (o) loans and advances to Parent in lieu of, and not in excess of the amount of, dividends to the extent permitted to be made to Parent in accordance with Section 6.06;
     (p) investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;
     (q) investments in the Fulton Bonds;
     (r) investments by Parent, the Borrower and the Subsidiaries in any Captive Insurance Subsidiary in an aggregate amount not to exceed 150% of the minimum amount of capital required under the laws of the jurisdiction in which such Captive Insurance Subsidiary is formed (plus any excess capital generated as a result of any such prior investment that would result in an unfavorable tax or reimbursement impact if distributed), and other investments in any Captive Insurance Subsidiary to cover reasonable general corporate and overhead expenses of such Captive Insurance Subsidiary;
     (s) investments by any Captive Insurance Subsidiary;
     (t) investments in any Captive Insurance Subsidiary in connection with a push down by the Borrower of insurance reserves;
     (u) investments held by a person (including by way of acquisition, merger or consolidation) after the Closing Date otherwise in accordance with this Section 6.04 to the extent that such investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;
     (v) investments to acquire the Hospital leased by a Subsidiary on the date hereof in Dublin, Ireland;
     (w) investments in minority interests existing on the date hereof; and
     (x) in addition to investments permitted by paragraphs (a) through (w) above, additional investments, loans and advances by the Borrower and the Subsidiaries so long as the aggregate outstanding amount of investments, loans and advances pursuant to this paragraph (w) (determined without regard to any write-downs or write-offs of such investments, loans and advances) does not exceed $100,000,000 in the aggregate at any time.

     It is understood and agreed that, in the event that any investment is made by the Borrower or any Subsidiary in any person through substantially concurrent interim transfers of any amount through one or more other Subsidiaries, then such other substantially concurrent interim transfers shall be disregarded for purposes of this Section 6.04.
     SECTION 6.05. Mergers, Consolidations, Sales of Assets and Acquisitions. (a) Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all the assets (whether now owned or hereafter acquired) of the Borrower or less than all the Equity Interests of any Subsidiary (other than pursuant to any Permitted Interest Transfer or transfers of Equity Interests of any Subsidiary to a Loan Party or by a Subsidiary that is not a Subsidiary Guarantor to any Subsidiary), or purchase or otherwise acquire (in one transaction or a series of transactions) all or substantially all of the assets of any other person, except that (i) the Borrower and any Subsidiary may purchase and sell inventory in the ordinary course of business and (ii) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (x) any wholly owned Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (y) any Subsidiary may merge into or consolidate with any other Subsidiary in a transaction in which the surviving entity is a Subsidiary (provided that (A) if any party to any such transaction is a Loan Party, the surviving entity of such transaction shall be a Loan Party and (B) to the extent any person other than the Borrower or a wholly owned Subsidiary receives any consideration in connection therewith, then such transaction shall be considered as an investment under the applicable paragraph of Section 6.04) and (z) the Borrower and the Subsidiaries may make Permitted Acquisitions or any other investment, loan or advance permitted pursuant to Section 6.04, and may enter into Permitted Joint Ventures.
     (b) Make any Asset Sale otherwise permitted under paragraph (a) above unless such Asset Sale is:
     (i) for consideration that is at least equal to the fair market value of the assets being sold, transferred, leased or disposed of; provided that (x) for any disposition of assets with a fair market value of more than $50,000,000, at least 75% of such consideration is cash and (y) the fair market value of all assets sold, transferred, leased or disposed of pursuant to this clause (b)(i) shall not exceed $300,000,000 in any fiscal year; provided further that, prior to the Incremental Asset Sale Termination Date, such annual amount shall be increased by an aggregate amount not to exceed $750,000,000;
     (ii) a Receivables Transaction, provided that (x) the material terms and conditions and the structure of such Receivables Transaction have been approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed), (y) any Liens granted in connection with such Receivables Transaction shall comply with the terms of Section 6.02(p) and (z) the aggregate Receivables Transaction Amount outstanding at any time in respect of all Receivables

Transactions does not exceed $1,500,000,000 (any Receivables Transaction meeting all the criteria of this Section 6.05(b)(ii) being referred to herein as a “Permitted Receivables Transaction”);
     (iii) a Syndication Transaction, provided that the aggregate amount or value of the consideration received by any Permitted Syndication Subsidiary and/or the Borrower and the other Subsidiaries from third parties in connection with such Syndication Transaction (or series of Syndication Transactions), except for the Syndication Transactions listed on Schedule 6.05(b) (the “Syndication Proceeds”), when added to the aggregate Syndication Proceeds from all previous Permitted Syndications on or after the Closing Date does not exceed $200,000,000 (any Syndication Transaction meeting the criteria of this Section 6.05(b)(iii) being referred to herein as a “Permitted Syndication Transaction”);
     (iv) any Permitted Interest Transfer;
     (v) for the sale or other disposition consummated by the Borrower or any of the Subsidiaries after the Closing Date of assets constituting a subsidiary or business unit or units of the Borrower or the Subsidiaries (including a Facility) or the interest of the Borrower or the Subsidiaries therein, provided that (i) such sale or other disposition shall be made for fair value on an arm’s-length basis and (ii) the consideration received for such sale or other disposition constitutes or would constitute a Permitted Acquisition, Permitted Joint Venture or Permitted Syndication Subsidiary in accordance with the definition thereof;
     (vi) the Borrower and the Subsidiaries may abandon, allow to lapse or otherwise dispose of intangible property that the Borrower or such Subsidiary shall determine in its reasonable business judgment is immaterial to the conduct of its business;
     (vii) forgiveness of any loans or advances made pursuant to Section 6.04(e);
     (viii) transfers of property subject to casualty or a condemnation proceeding;
     (ix) Restricted Payments permitted pursuant to Section 6.06; or
     (x) for the sale or other disposition of real estate and related assets (other than Hospitals and Receivables) for the fair market value thereof in cash, in an aggregate amount not to exceed $300,000,000.
     SECTION 6.06. Restricted Payments; Restrictive Agreements. (a) Declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment (including pursuant to any Synthetic Purchase Agreement), or incur any obligation (contingent or otherwise) to do so; provided, however, that

     (i) any Subsidiary may declare and pay dividends or make other distributions ratably to its equity holders;
     (ii) Parent may distribute the Equity Interests of a Spinout Subsidiary pursuant to a Spinout Transaction;
     (iii) so long as no Event of Default or Default shall have occurred and be continuing or would result therefrom, the Borrower may, or the Borrower may make distributions to Parent so that Parent may, repurchase its Equity Interests owned by current or former employees, directors or consultants of Parent, the Borrower or the Subsidiaries or make payments to employees, directors or consultants of Parent, the Borrower or the Subsidiaries in connection with the exercise of stock options, stock appreciation rights or similar equity incentives or equity based incentives pursuant to management incentive plans in an aggregate amount not to exceed $30,000,000 in any fiscal year plus (to the extent not previously used) the net cash proceeds received by the Borrower in respect of any issuance of Equity Interests to employees or directors after the Closing Date, including payments in connection with the exercise of stock options;
     (iv) the Borrower may make Restricted Payments to Parent (x) to the extent necessary to pay general corporate and overhead expenses incurred by Parent in the ordinary course of business (including legal, accounting and similar expenses) and expenses necessary to maintain its status as a publicly held corporation, and (y) in an amount necessary to pay the Tax liabilities of Parent; provided, however, that all Restricted Payments made to Parent pursuant to this clause (iii) are used by Parent for the purposes specified herein within 20 days of the receipt thereof;
     (v) in addition to Restricted Payments permitted by clauses (i) through (iv) above, so long as no Event of Default or Default shall have occurred and be continuing or would result therefrom, the Borrower may make other Restricted Payments, and Parent may make Restricted Payments, in an aggregate principal amount from the date hereof not to exceed $400,000,000 less the amount of payments made pursuant to Section 6.09(c)(i); provided that no such amounts in excess of $200,000,000 may be declared or paid unless the Borrower shall have received in writing, prior to effecting any such declaration or payment, a Ratings Agency Confirmation in respect of such Restricted Payment, and shall have furnished such Ratings Agency Confirmation to the Administrative Agent; and
     (vi) the Borrower may net shares under employee benefits plans to settle option price payments owed by employees and directors with respect thereto and to settle employees’ and directors’ Federal, state and income tax liabilities (if any) related thereto.
     (b) Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of Parent, the Borrower or any Subsidiary (other than any Permitted Joint Venture Subsidiary) to create, incur or permit to exist any Lien upon any of its property or assets to secure the Obligations, or (ii) the ability of any Subsidiary (other than any Permitted Joint Venture Subsidiary) to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided (x) that the foregoing shall not apply to restrictions and conditions (A) imposed by law or by any Loan Document or the Senior Note Indenture, (B) contained in agreements relating to the sale of a Subsidiary or other assets pending such sale, provided such restrictions and conditions apply only to the Subsidiary or assets that are to be sold and such sale is permitted hereunder, (C) imposed on any Foreign Subsidiary by the terms of any Indebtedness of such Foreign Subsidiary permitted to be incurred hereunder, (D) imposed pursuant to other Indebtedness incurred pursuant to Section 6.01 with such encumbrances and restrictions that, taken as a whole, are not more restrictive than the terms hereof, (E) contained in any agreement relating to a Permitted Receivables Transaction if such restrictions or encumbrances apply only to the relevant Permitted Receivables Transaction and are required pursuant to the terms and conditions of such Permitted Receivables Transaction, (F) on Permitted Joint Ventures or other joint ventures permitted under Section 6.04 and Permitted Syndication Subsidiaries imposed by the terms of the agreements governing the same and (G) applicable to an Acquired Entity at the time such Acquired Entity became a Subsidiary, so long as such restriction or encumbrance was not created in contemplation of or in connection with such Acquired Entity becoming a Subsidiary and apply only to such Acquired Entity; and (y) clause (i) of the foregoing shall not apply to restrictions or conditions (A) that are customary provisions in leases and other contracts restricting the assignment thereof and any right of first refusal and (B) imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness.
     SECTION 6.07. Transactions with Affiliates. Except for (a) transactions between or among Parent and its Subsidiaries or described on Schedule 6.07 and (b) the sale, transfer or other disposition by Parent, the Borrower or any Subsidiary in compliance with Section 6.05(b)(i) of real property owned by it to any Spinout Subsidiary pursuant to a Spinout Transaction, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (i) the Borrower or any Subsidiary may engage in any of the foregoing transactions on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (ii) the Borrower and the Subsidiaries may make (x) investments, loans and advances and (y) Restricted Payments, permitted by Section 6.04 and Section 6.06, respectively, (iii) the Borrower may engage in Receivables Transactions, (iv) any issuance of Equity Interests, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans, or indemnities provided on behalf of employees or directors and approved by the board of directors or senior management of Parent and (v) the payment of reasonable fees to directors of Parent, the Borrower and the Subsidiaries who are not employees of Parent, the Borrower or the Subsidiaries.

     SECTION 6.08. Business of Parent, Borrower and Subsidiaries. Engage at any time in any business or business activity other than the business currently conducted by it and business activities reasonably similar, incidental or complementary thereto and reasonable extensions thereof.
     SECTION 6.09. Other Indebtedness. (a) Permit any waiver, supplement, modification, amendment, termination or release of the Senior Notes Indenture or any waiver, supplement, modification or amendment of any indenture, instrument or agreement pursuant to which any subordinated Material Indebtedness of Parent, the Borrower or any of the Subsidiaries is outstanding if the effect of such waiver, supplement, modification, amendment, termination or release would materially increase the obligations of the obligor or confer additional material rights on the holder of such Indebtedness in a manner adverse to the Lenders.
     (b) Make any distribution, whether in cash, property, securities or a combination thereof, other than regular scheduled payments of principal and interest as and when due (to the extent not prohibited by applicable subordination provisions), in respect of, or pay, or commit to pay, or directly or indirectly (including pursuant to any Synthetic Purchase Agreement) redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any Senior Notes or subordinated Indebtedness (other than intercompany Indebtedness); provided, however, that so long as no Default or Event of Default shall have occurred and be continuing at the date of such redemption, repurchase, retirement or other acquisition for consideration, or would result therefrom, Parent, the Borrower or any Subsidiary may redeem, repurchase, retire or otherwise acquire for consideration (i) Senior Notes and subordinated Indebtedness for an aggregate price not in excess of (A) $400,000,000 less (B) the amount of Restricted Payments made pursuant to clause (v) of Section 6.06(a), (ii) Senior Notes with the proceeds of (A) refinancing Indebtedness otherwise permitted pursuant to Section 6.01(h) or (B) the issuance of Equity Interests, or (iii) subordinated Indebtedness with the proceeds of (A) subordinated Indebtedness that is permitted pursuant to Section 6.01 and is subordinated on terms not materially less advantageous to the Lenders than those of the Indebtedness being redeemed, repurchased, retired or otherwise acquired for consideration or (B) the issuance of Equity Interests.
     SECTION 6.10. Practice Guarantees. Enter into Practice Guarantees with a term of 30 months or longer in an aggregate amount in excess of $150,000,000 in effect at any time with respect to all such Practice Guarantees.
     SECTION 6.11. Capital Expenditures. Permit the aggregate amount of Capital Expenditures (other than Replacement Capital Expenditures) made by Parent, the Borrower and the Subsidiaries in any period set forth below to exceed the greater of (a) in the case of any fiscal year beginning on or after January 1, 2008, 5.5% of consolidated net revenues of the Borrower and the Subsidiaries for the immediately preceding fiscal year (as set forth in the financial statements delivered pursuant to Section 5.04(a) with respect to such fiscal year) and (b) the amount set forth below for such period (such greater amount, the “Permitted Capital Expenditure Amount”):

Period	Amount
Closing Date through December 31, 2007	$475,000,000
January 1, 2008 through December 31, 2008	$800,000,000
January 1, 2009 through December 31, 2009	$800,000,000
January 1, 2010 through December 31, 2010	$850,000,000
January 1, 2011 through December 31, 2011	$925,000,000
January 1, 2012 through December 31, 2012	$1,100,000,000
January 1, 2013 through December 31, 2013	$1,100,000,000
January 1, 2014 through Term Loan Maturity Date	$1,100,000,000
     In any year in which a Permitted Acquisition occurs, the Permitted Capital Expenditure Amount in respect of such fiscal year shall be increased (but not decreased) by an amount equal to 5.5% of the net revenues generated by the Acquired Entity acquired during the preceding fiscal year of such Acquired Entity (pro rated based on the number of days remaining in such fiscal year). In addition, to the extent any portion of the Permitted Capital Expenditure Amount for any fiscal year (as the same may have been increased pursuant to the preceding sentence) is not fully expended during such fiscal year, then 50% of the amount not so expended may be carried forward to and used in succeeding fiscal years. In addition, for any fiscal year, the amount of Capital Expenditures that would otherwise be permitted in such fiscal year pursuant to this Section 6.11 may be increased by an amount not to exceed 50% of the Permitted Capital Expenditure Amount for the immediately succeeding fiscal year (the “CapEx Pull-Forward Amount”). The actual CapEx Pull-Forward Amount in respect of any such fiscal year shall reduce, on a dollar-for-dollar basis, the amount of Capital Expenditures that would have been permitted to be made in the immediately succeeding fiscal year. In addition, for any fiscal year, the amount of Capital Expenditures that would otherwise be permitted in such fiscal year pursuant to this Section 6.11 may be increased by an amount not to exceed $200,000,000 if, at the time of such expenditure, both before and after giving pro forma effect thereto, (x) no Default or Event of Default shall have occurred and be continuing and (y) the Leverage Ratio is less than 4.50 to 1.00.
     SECTION 6.12. Interest Coverage Ratio. Permit the Interest Coverage Ratio for any period of four consecutive fiscal quarters, in each case taken as one accounting period, ending during any period set forth below to be less than the ratio set forth opposite such period below:

Period	Ratio
September 30, 2007 through September 30, 2009	1.75 to 1.00
October 1, 2009 through September 30, 2011	2.00 to 1.00
October 1, 2011 through September 30, 2012	2.25 to 1.00
Thereafter	2.50 to 1.00

     SECTION 6.13. Maximum Leverage Ratio. Permit the Leverage Ratio as of the last day of any fiscal quarter ending during a period set forth below to be greater than the ratio set forth opposite such period below:

Period	Ratio
September 30, 2007 through March 31, 2009	7.25 to 1.00
April 1, 2009 through June 30, 2009	7.00 to 1.00
July 1, 2009 through September 30, 2009	6.75 to 1.00
October 1, 2009 through September 30, 2010	6.50 to 1.00
October 1, 2010 through September 30, 2011	6.00 to 1.00
October 1, 2011 through September 30, 2012	5.50 to 1.00
Thereafter	5.00 to 1.00
     SECTION 6.14. Fiscal Year. With respect to Parent and the Borrower, change their fiscal year-end to a date other than December 31.
ARTICLE VII
Events of Default
     In case of the happening of any of the following events (“Events of Default”):
     (a) any representation, warranty or statement made or deemed made by any Loan Party herein or in any other Loan Document or any certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which it was made or deemed made;
     (b) default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;
     (c) default shall be made in the payment of any interest on any Loan or any Fee or L/C Disbursement or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;
     (d) default shall be made in the due observance or performance by Parent, the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a) (with respect to Parent and the Borrower only), 5.05(a) or 5.08 or in Article VI;
     (e) default shall be made in the due observance or performance by Parent, the Borrower or any Subsidiary of any covenant or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Borrower;
     (f) (i) Parent, the Borrower or any Subsidiary shall fail to pay any principal, interest or other amount due in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any grace period) or (ii) any other event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or that results in the termination or permits any counterparty to terminate any Hedging Agreement the obligations under which constitute Material Indebtedness; provided that this clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;
     (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Parent, the Borrower or any Subsidiary (other than a Non-Significant Subsidiary within the meaning of clause (a) of the definition thereof), or of a substantial part of the property or assets of Parent, the Borrower or a Subsidiary (other than a Non-Significant Subsidiary within the meaning of clause (a) of the definition thereof), under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Parent, the Borrower or any Subsidiary (other than a Non-Significant Subsidiary within the meaning of clause (a) of the definition thereof) or for a substantial part of the property or assets of Parent, the Borrower or a Subsidiary or (iii) the winding-up or liquidation of Parent, the Borrower or any Subsidiary (other than a Non-Significant Subsidiary within the meaning of clause (a) of the definition thereof); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
     (h) Parent, the Borrower or any Subsidiary (other than a Non-Significant Subsidiary within the meaning of clause (a) of the definition thereof) shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Parent, the Borrower or any Subsidiary (other than a Non-Significant Subsidiary within the meaning of clause (a) of the definition thereof) or for a substantial part of the property or assets of Parent, the Borrower or any Subsidiary (other than a Non-

Significant Subsidiary within the meaning of clause (a) of the definition thereof), (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any corporate action for the purpose of effecting any of the foregoing;
     (i) one or more judgments shall be rendered against Parent, the Borrower, any Subsidiary or any combination thereof (not paid or fully covered by insurance) and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Parent, the Borrower or any Subsidiary to enforce any such judgment and such judgment is for the payment of money in an aggregate amount in excess of $50,000,000;
     (j) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of the Borrower and its ERISA Affiliates in an aggregate amount exceeding $50,000,000;
     (k) any Guarantee under the Guarantee and Collateral Agreement for any reason shall cease to be in full force and effect (other than in accordance with its terms), or any Guarantor shall deny in writing that it has any further liability under the Guarantee and Collateral Agreement (other than as a result of the discharge of such Guarantor in accordance with the terms of the Loan Documents);
     (l) any security interest purported to be created by any Security Document with respect to any Collateral with an aggregate fair market value in excess of $50,000,000 shall cease to be, or shall be asserted by the Borrower or any other Loan Party not to be, a valid, perfected (subject to the qualifications set forth in Section 3.19(a)), first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Guarantee and Collateral Agreement or any other act or omission by the Collateral Agent and except to the extent that such loss is covered by a lender’s title insurance policy and the related insurer does not deny that such loss is covered by such title insurance policy;
     (m) the Indebtedness under any subordinated Indebtedness of Parent, the Borrower or any Subsidiary constituting Material Indebtedness shall cease (or any Loan Party or an Affiliate of any Loan Party shall so assert), for any reason, to be validly subordinated to the Obligations as provided in the agreements evidencing such subordinated Indebtedness; or
     (n) there shall have occurred a Change in Control;

     then, and in every such event (other than an event with respect to Parent or the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to Parent or the Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.
     Notwithstanding anything to the contrary contained in this Article VII, upon the request of the Borrower made in writing to the Administrative Agent, in the event of any Event of Default under any covenant set forth in Section 6.12 or 6.13 and until the expiration of the tenth Business Day after the date on which financial statements are required to be delivered with respect to the applicable fiscal quarter hereunder, Parent may issue Qualified Capital Stock and elect to treat all or any portion of the net cash proceeds thereof as having increased Consolidated EBITDA with respect to such applicable quarter solely for the purpose of determining actual and pro forma compliance with Sections 6.12 and 6.13 at the end of such applicable quarter and applicable subsequent periods and for purposes of determining whether the Leverage Ratio Condition has been satisfied and not for any other purpose of this Agreement (including determining the Applicable Percentage); provided that (a) such proceeds (i) are actually received by Parent and contributed to the Borrower no later than ten days after the date on which financial statements are required to be delivered with respect to such fiscal quarter hereunder and (ii) do not exceed the aggregate amount necessary to cause Parent to be in compliance with the covenants under Sections 6.12 or 6.13 for any applicable period and (b) in each period of four fiscal quarters, there shall be at least two fiscal quarters in which no such right to cure permitted by this paragraph is utilized.
ARTICLE VIII
The Administrative Agent and the Collateral Agent
     Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent and the Collateral Agent (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the “Agents”) its agent and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents.
     The bank serving as the Administrative Agent and/or the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Parent, the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.
     Neither Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) neither Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) neither Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is instructed in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08), and (c) except as expressly set forth in the Loan Documents, neither Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to Parent, the Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent and/or Collateral Agent or any of its Affiliates in any capacity. Neither Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08) or in the absence of its own gross negligence or willful misconduct. Neither Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by Parent, the Borrower or a Lender, and neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.
     Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper person. Each Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
     Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Credit Facilities as well as activities as Agent.
     Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the consent (not to be unreasonably withheld or delayed) of the Borrower, to appoint a successor; provided that during the existence and continuation of an Event of Default pursuant to paragraph (b), (c), (g) or (h) of Article VII, no consent of the Borrower shall be required. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $1,000,000,000, or an Affiliate of any such bank and, so long as no Event of Default pursuant to paragraph (b), (c), (g) or (h) of Article VII shall have occurred and be continuing, reasonably acceptable to the Borrower. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent’s resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Agent.
     Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

ARTICLE IX
Miscellaneous
     SECTION 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:
     (a) if to the Borrower or Parent, to it at Community Health Systems, Inc., 4000 Meridian Boulevard, Franklin, Tennessee 37067, Attention of the Chief Financial Officer (Fax No. (615) 373-9704);
     (b) if to the Administrative Agent, to Credit Suisse, Eleven Madison Avenue, New York, NY 10010, Attention of Agency Group (Fax No. (212) 325-8304); and
     (c) if to a Lender, to it at its address (or fax number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.
     All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01. As agreed to among Parent, the Borrower, the Administrative Agent and the applicable Lenders from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.
     SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower or Parent herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Bank and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Issuing Bank, regardless of any investigation made by the Lenders or the Issuing Bank or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. The provisions of Sections 2.14, 2.16, 2.20, 9.05 and 9.18 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank.
     SECTION 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, Parent and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.
     SECTION 9.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, Parent, the Administrative Agent, the Collateral Agent, the Issuing Bank or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.
     (b) Each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it), with notice to the Borrower and the prior written consent of the Administrative Agent (not to be unreasonably withheld or delayed); provided, however, that (i) in the case of an assignment of a Revolving Credit Commitment, each of the Borrower, the Issuing Bank and the Swingline Lender must also give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed) (provided, that the consent of the Borrower shall not be required to any such assignment made to another Lender or an Affiliate of a Lender or after the occurrence and during the continuance of any Event of Default referred to in paragraph (b), (c), (g) or (h) of Article VII), (ii) the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall be not less than (x) $1,000,000 (with respect to an assignment of Term Loans) and (y) $5,000,000 (with respect to an assignment of Revolving Credit Commitments or Revolving Loans) (or, in any case, if less, the entire remaining amount of such Lender’s Commitment or Loans of the relevant Class), (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent), and (iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and all applicable tax forms. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.05, as well as to any Fees accrued for its account and not yet paid).
     (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Term Loan Commitment and Revolving Credit Commitment, and the outstanding balances of its Term Loans and Revolving Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is an Eligible Assignee and is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05(a) or delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.
     (d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive and the Borrower, the Administrative Agent, the Issuing Bank, the Collateral Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank, the

Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
     (e) Upon its receipt of, and consent to, a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and the written consent of the Administrative Agent and, if required, the Borrower, the Swingline Lender and the Issuing Bank to such assignment and any applicable tax forms, the Administrative Agent shall promptly (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).
     (f) Each Lender may without the consent of the Borrower, the Swingline Lender, the Issuing Bank or the Administrative Agent sell participations to one or more banks or other persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other persons shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 to the same extent as if they were Lenders (but, with respect to any particular participant, to no greater extent than the Lender that sold the participation to such participant) and (iv) the Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable to such participating bank or person hereunder or the amount of principal of or the rate at which interest is payable on the Loans in which such participating bank or person has an interest, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans in which such participating bank or person has an interest, increasing or extending the Commitments in which such participating bank or person has an interest or releasing any Subsidiary Guarantor (other than pursuant to the terms thereof or in connection with the sale of such Subsidiary Guarantor in a transaction permitted by Section 6.05) or all or substantially all of the Collateral).
     (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.17.
     (h) Any Lender may at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.
     (i) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any investor, potential investor, rating agency, commercial paper dealer, collateral manager, servicer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.
     (j) Neither Parent nor the Borrower shall assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent, the Issuing Bank and each Lender, and any attempted assignment without such consent shall be null and void.
     (k) In the event that any Revolving Credit Lender shall become a Defaulting Lender or S&P, Moody’s and Thompson’s BankWatch (or InsuranceWatch Ratings Service, in the case of Lenders that are insurance companies (or Best’s Insurance

Reports, if such insurance company is not rated by Insurance Watch Ratings Service)) shall, after the date that any Lender becomes a Revolving Credit Lender, downgrade the long-term certificate of deposit ratings of such Lender, and the resulting ratings shall be below BBB-, Baa3 and C (or BB, in the case of a Lender that is an insurance company (or B, in the case of an insurance company not rated by InsuranceWatch Ratings Service)) (or, with respect to any Revolving Credit Lender that is not rated by any such ratings service or provider, the Issuing Bank or the Swingline Lender shall have reasonably determined that there has occurred a material adverse change in the financial condition of any such Lender, or a material impairment of the ability of any such Lender to perform its obligations hereunder, as compared to such condition or ability as of the date that any such Lender became a Revolving Credit Lender) then the Issuing Bank and the Swingline Lender shall have the right, but not the obligation, at its own expense, upon notice to such Lender and the Administrative Agent, to replace such Lender with an assignee (in accordance with and subject to the restrictions contained in paragraph (b) above), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in paragraph (b) above) all its interests, rights and obligations in respect of its Revolving Credit Commitment to such assignee; provided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any Governmental Authority and (ii) the Issuing Bank, the Swingline Lender or such assignee, as the case may be, shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Lender hereunder and all other amounts accrued for such Lender’s account or owed to it hereunder.
     SECTION 9.05. Expenses; Indemnity. (a) The Borrower and Parent agree, jointly and severally, to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Issuing Bank and the Swingline Lender in connection with the syndication of the Credit Facilities and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent, the Collateral Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder, including the fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent and the Collateral Agent, and, in connection with any such enforcement or protection, the fees, charges and disbursements of one counsel in each relevant jurisdiction (and any such additional counsel, if necessary, as a result of actual or potential conflicts of interest) for the Administrative Agent, the Collateral Agent and the Lenders.
     (b) The Borrower and Parent agree, jointly and severally, to indemnify the Administrative Agent, the Collateral Agent, each Lender, the Issuing Bank and each Related Party of any of the foregoing persons (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all actual losses, claims, damages, liabilities, penalties and related reasonable out-of-pocket expenses, including reasonable fees, charges and disbursements of one counsel in each relevant jurisdiction (and any such additional counsel, if necessary, as a result of actual or potential conflicts of interest) for all Indemnitees, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby (including the syndication of the Credit Facilities), (ii) the use of the proceeds of the Loans or issuance of Letters of Credit, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates), or (iv) any actual or alleged presence or Release of Hazardous Materials on any property currently or formerly owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, penalties or related expenses are determined by a court of competent jurisdiction by final judgment to have resulted primarily from the gross negligence or willful misconduct of such Indemnitee.
     (c) To the extent that Parent and the Borrower fail to pay any amount required to be paid by them to the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the Aggregate Revolving Credit Exposure, outstanding Term Loans and unused Commitments at the time.
     (d) To the extent permitted by applicable law, neither Parent nor the Borrower nor any Indemnitee shall assert, and each hereby waives, any claim against any Indemnitee or Parent and the Borrower and each of their respective Affiliates, as applicable, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.
     (e) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank. All amounts due under this

Section 9.05 shall be payable, within 30 days of written demand therefor with a reasonably detailed summary of the amounts claimed.
     SECTION 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender or an Affiliate of such Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or an Affiliate of such Lender to or for the credit or the account of the Borrower or Parent against any of and all the obligations of the Borrower or Parent now or hereafter existing under this Agreement and other Loan Documents held by such Lender, provided that at such time such obligations are due or payable. The rights of each Lender and Affiliates of such Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender or an Affiliate of such Lender may have.
     SECTION 9.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS MOST RECENTLY PUBLISHED AND IN EFFECT, ON THE DATE SUCH LETTER OF CREDIT WAS ISSUED, BY THE INTERNATIONAL CHAMBER OF COMMERCE (THE “UNIFORM CUSTOMS”) AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.
     SECTION 9.08. Waivers; Amendment. (a) No failure or delay of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower or Parent in any case shall entitle the Borrower or Parent to any other or further notice or demand in similar or other circumstances.
     (b) Neither this Agreement nor any provision hereof, may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the

Borrower, Parent and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan or any date for reimbursement of an L/C Disbursement, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or L/C Disbursement, without the prior written consent of each Lender directly adversely affected thereby, (ii) increase or extend the Commitment or decrease or extend the date for payment of any Fees of any Lender without the prior written consent of such Lender, (iii) amend or modify the pro rata requirements of Section 2.17, the provisions of Section 9.04(j) or the provisions of this Section or release all or substantially all of the value of the Subsidiary Guarantors (other than pursuant to the terms hereof or thereof or in connection with the sale of such Subsidiary Guarantor in a transaction permitted by Section 6.05) or all or substantially all of the Collateral, without the prior written consent of each Lender, (iv) change the provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of one Class differently from the rights of Lenders holding Loans of any other Class without the prior written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each adversely affected Class, (v) modify the protections afforded to an SPC pursuant to the provisions of Section 9.04(i) without the written consent of such SPC or (vi) reduce the percentage contained in the definition of the term “Required Lenders” without the prior written consent of each Lender (it being understood that with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Term Loan Commitments and Revolving Credit Commitments on the date hereof); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender.
     SECTION 9.09. Certain Releases of Guarantees and Security Interests. (a) Upon the closing of any Asset Sale consisting of the sale of all of the Equity Interests of any Subsidiary Guarantor permitted pursuant to Section 6.05, (i) the obligations of such Subsidiary Guarantor pursuant to the Guarantee and Collateral Agreement shall automatically be discharged and released without any further action by the Administrative Agent or any Lender, and (ii) the Administrative Agent and the Lenders will, upon the request and at the sole expense of the Borrower, execute and deliver any instrument or other document in a form acceptable to the Administrative Agent which may reasonably be required to evidence such discharge and release, all without representation, recourse or warranty.
     (b) Upon the closing of any Asset Sale consisting of the sale of Equity Interests of any Subsidiary Guarantor or any other Subsidiary of the Borrower permitted pursuant to Section 6.05, (i) the Collateral Agent shall release to the Borrower, without representation, warranty or recourse, express or implied, the pledged Equity Interests of such Subsidiary Guarantor or other Subsidiary, as applicable, held by it, (ii) the Collateral Agent shall release its security interest in all Collateral of such Subsidiary, including any

Mortgages, and (iii) the Collateral Agent will, upon the request and at the sole expense of the Borrower, execute and deliver any instrument or other document in a form acceptable to the Collateral Agent which may reasonably be required to evidence such release.
     (c) Upon consummation by the Borrower or any Subsidiary of a Permitted Interest Transfer or designation of an Unrestricted Subsidiary in accordance with the terms hereof, (i) the Collateral Agent shall release to the Borrower, without representation, warranty or recourse, express or implied, those Equity Interests of the Subsidiary that are the subject of such Permitted Interest Transfer or designation in accordance with clauses (i) and (ii) of Section 9.09(b) and shall release any pledged note theretofore pledged to the extent such note is being discharged in connection with such Permitted Interest Transfer or designation, and (ii) if such Subsidiary whose shares are the subject of such Permitted Interest Transfer or designation is a Subsidiary Guarantor, the obligations of such Subsidiary under its Guarantee shall automatically be discharged and released in accordance with clauses (i) and (ii) of Section 9.09(a) and any Lien granted by such Subsidiary under the Loan Documents shall automatically be discharged and released.
     SECTION 9.10. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any L/C Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or participation in such L/C Disbursement under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section 9.10 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
     SECTION 9.11. Entire Agreement. This Agreement, the Fee Letter and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

     SECTION 9.12. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.12.
     SECTION 9.13. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     SECTION 9.14. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.
     SECTION 9.15. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
     SECTION 9.16. Jurisdiction; Consent to Service of Process. (a) Each of Parent and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower, Parent or their respective properties in the courts of any jurisdiction.
     (b) Each of Parent and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
     SECTION 9.17. Confidentiality. Each of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ officers, directors, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section 9.17, to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any Subsidiary or any of their respective obligations, (f) with the consent of the Borrower or (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.17. For the purposes of this Section, “Information” shall mean all information received from the Borrower or Parent and related to the Borrower or Parent or their business, other than any such information that was available to the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to its disclosure by the Borrower or Parent; provided that any Lender, the Administrative Agent, the Collateral Agent or the Issuing Bank shall give Parent prior notice of any disclosure pursuant to clause (c) to the extent permissible. Any person required to maintain the confidentiality of Information as provided in this Section 9.17 shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord its own confidential information.
     SECTION 9.18. USA PATRIOT Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Parent and the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies Parent and the Borrower, which information includes the name and address of Parent and the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify Parent and the Borrower in accordance with the USA PATRIOT Act.
     SECTION 9.19. Effect of Certain Inaccuracies. In the event that any financial statement or certificate delivered pursuant to Section 5.04(a) or (b) and Section 5.04(c), respectively, is inaccurate within one year after delivery thereof, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Percentage or a higher Commitment Fee for any period (an “Applicable Period”) than the Applicable Percentage or Commitment Fee applied for such Applicable Period, then (i) the Borrower shall promptly deliver to the Administrative Agent a corrected financial statement and a corrected compliance certificate for such Applicable Period, (ii) the Applicable Percentage and the Commitment Fee shall be determined based on the corrected compliance certificate for such Applicable Period, and (iii) the Borrower shall promptly pay to the Administrative Agent (for the accounts of the applicable Lenders during the Applicable Period or their successors and assigns) the accrued additional interest or additional Commitment Fees (or both) owing as a result of such increased Applicable Percentage or Commitment Fee for such Applicable Period. This Section 9.19 shall not limit the rights of the Administrative Agent or the Lenders with respect to Section 2.07 or Article VII.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CHS/COMMUNITY HEALTH SYSTEMS, INC.,
by	/s/ W. Larry Cash
	Name:	W. Larry Cash
	Title:	Executive Vice President and Chief Financial Officer

COMMUNITY HEALTH SYSTEMS, INC.,
by	/s/ W. Larry Cash
	Name:	W. Larry Cash
	Title:	Executive Vice President and Chief Financial Officer

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, individually and as Administrative Agent, Collateral Agent, Swingline Lender and Issuing Bank,
by	/s/ James Moran
	Name:	James Moran
	Title:	Managing Director

by	/s/ Nupur Kumar
	Name:	Nupur Kumar
	Title:	Associate

SIGNATURE PAGE TO THE CHS/COMMUNITY HEALTH SYSTEMS, INC. CREDIT AGREEMENT DATED AS OF JULY 25, 2007. Name of Lender: WACHOVIA BANK, NATIONAL ASSOCIATION
by	/s/ Jeanette A. Griffin
	Name:	Jeanette A. Griffin
	Title:	Director

SIGNATURE PAGE TO THE CHS/COMMUNITY HEALTH SYSTEMS, INC. CREDIT AGREEMENT DATED AS OF JULY 25, 2007. Name of Lender: Wachovia Bank, NA
by	/s/ Chris McCoy
	Name:	Chris McCoy
	Title:	Director

SIGNATURE PAGE TO THE CHS/COMMUNITY HEALTH SYSTEMS, INC. CREDIT AGREEMENT DATED AS OF JULY 25, 2007. Name of Lender: MERRILL LYNCH CAPITAL CORPORATION
by	/s/ Michael E. O’Brien
	Name:	Michael E. O’Brien
	Title:	Vice President

SIGNATURE PAGE TO THE CHS/COMMUNITY HEALTH SYSTEMS, INC. CREDIT AGREEMENT DATED AS OF JULY 25, 2007. Name of Lender: JPMorgan Chase Bank, N.A.
by	/s/ Dawn L. LeeLum
	Name:	Dawn L. LeeLum
	Title:	Executive Director

SIGNATURE PAGE TO THE CHS/COMMUNITY HEALTH SYSTEMS, INC. CREDIT AGREEMENT DATED AS OF JULY 25, 2007. Name of Lender: CITICORP N.A. INC.
by	/s/ Mark R. Floyd
	Name:	Mark R. Floyd
	Title:	Vice President

SIGNATURE PAGE TO THE CHS/COMMUNITY HEALTH SYSTEMS, INC. CREDIT AGREEMENT DATED AS OF JULY 25, 2007. Name of Lender: GENERAL ELECTRIC CAPITAL CORPORATION
by	/s/ David R. Campbell
	Name:	David R. Campbell
	Title:	Its Duly Authorized Signatory

by
Name:
	Title:	Senior Vice President Duly Authorized Signatory

SIGNATURE PAGE TO THE CHS/COMMUNITY HEALTH SYSTEMS, INC. CREDIT AGREEMENT DATED AS OF JULY 25, 2007. Name of Lender: SunTrust Bank
by	/s/ William D. Priester
	Name:	William D. Priester
	Title:	Managing Director

SIGNATURE PAGE TO THE CHS/COMMUNITY HEALTH SYSTEMS, INC. CREDIT AGREEMENT DATED AS OF JULY 25, 2007. Name of Lender: KEYBANK NATIONAL ASSOCIATION
by	/s/ Sukanya V. Raj
	Name:	Sukanya V. Raj
	Title:	Vice President & Portfolio Manager

SIGNATURE PAGE TO THE CHS/COMMUNITY HEALTH SYSTEMS, INC. CREDIT AGREEMENT DATED AS OF JULY 25, 2007. Name of Lender: CALYON NEW YORK BRANCH
by	/s/ Thomas Randolph
	Name:	Thomas Randolph
	Title:	Managing Director

by	/s/ Priya Vrat
Name: Priya Vrat
Title: Director

SIGNATURE PAGE TO THE CHS/COMMUNITY HEALTH SYSTEMS, INC. CREDIT AGREEMENT DATED AS OF JULY 25, 2007. Name of Lender: The Bank of Nova Scotia
by	/s/ M.D. Smith
Name: M.D. Smith
Title: Director

SIGNATURE PAGE TO THE CHS/COMMUNITY HEALTH SYSTEMS, INC. CREDIT AGREEMENT DATED AS OF JULY 25, 2007. Name of Lender: UBS Loan Finance LLC
by	/s/ Richard L. Tavrow
	Name:	Richard L. Tavrow
	Title:	Director Banking Products Services, US

by	/s/ David B. Julie
	Name:	David B. Julie
	Title:	Associate Director Banking Products Services, US

SIGNATURE PAGE TO THE CHS/COMMUNITY HEALTH SYSTEMS, INC. CREDIT AGREEMENT DATED AS OF JULY 25, 2007. Name of Lender: National City Bank
by	/s/ Deroy Scott
	Name:	Deroy Scott
	Title:	Senior Vice President

SIGNATURE PAGE TO THE CHS/COMMUNITY HEALTH SYSTEMS, INC. CREDIT AGREEMENT DATED AS OF JULY 25, 2007.

Name of Lender: Fifth Third Bank, an Ohio Banking Corporation
by	/s/ Gregory Loeppky
	Name:	Gregory Loeppky
	Title:	Assistant Vice President

SIGNATURE PAGE TO THE CHS/COMMUNITY HEALTH SYSTEMS, INC. CREDIT AGREEMENT DATED AS OF JULY 25, 2007. Name of Lender: BARCLAYS BANK PLC
by	/s/ Douglas Bernegger
	Name:	Douglas Bernegger
	Title:	Director

SIGNATURE PAGE TO THE CHS/COMMUNITY HEALTH SYSTEMS, INC. CREDIT AGREEMENT DATED AS OF JULY 25, 2007. Name of Lender: La Salle Bank N.A.
by	/s/ Brian Robinson
	Name:	Brian Robinson
	Title:	Vice President

SIGNATURE PAGE TO THE CHS/COMMUNITY HEALTH SYSTEMS, INC. CREDIT AGREEMENT DATED AS OF JULY 25, 2007. Name of Lender: Sovereign Bank
by	/s/ Sarah J. Healy
	Name:	Sarah J. Healy
	Title:	Senior Vice President

SIGNATURE PAGE TO THE CHS/COMMUNITY HEALTH SYSTEMS, INC. CREDIT AGREEMENT DATED AS OF JULY 25, 2007. Name of Lender: WELLS FARGO FOOTHILL, INC
by	/s/ Richard Kritsch
	Name:	Richard Kritsch
	Title:	Senior Vice President

SIGNATURE PAGE TO THE CHS/COMMUNITY HEALTH SYSTEMS, INC. CREDIT AGREEMENT DATED AS OF JULY 25, 2007. Name of Lender: Mizuho Corporate Bank, Ltd.
by	/s/ Hidekatsu Take
	Name:	Hidekatsu Take
	Title:	Deputy General Manager

SIGNATURE PAGE TO THE CHS/COMMUNITY HEALTH SYSTEMS, INC. CREDIT AGREEMENT DATED AS OF JULY 25, 2007.

Name of Lender: United Overseas Bank Limited, New York Agency
by	/s/ George Lim
	Name:	George Lim
	Title:	SVP & GM

by	/s/ Mario Sheng
	Name:	Mario Sheng
	Title:	AVP

SIGNATURE PAGE TO THE CHS/COMMUNITY HEALTH SYSTEMS, INC. CREDIT AGREEMENT DATED AS OF JULY 25, 2007. Name of Lender: Bank of Oklahoma, N.A.
by	/s/ Kristin A. McCoy
	Name:	Kristin A. McCoy
	Title:	Assistant Vice President

SIGNATURE PAGE TO THE CHS/COMMUNITY HEALTH SYSTEMS, INC. CREDIT AGREEMENT DATED AS OF JULY 25, 2007. Name of Lender: Bayerische Landes bank, New York Branch
by	/s/ Annette Schmidt
	Name:	Annette Schmidt
	Title:	First Vice President

by	/s/ Christopher Dowd
	Name:	Christopher Dowd
	Title:	Vice President

SIGNATURE PAGE TO THE CHS/COMMUNITY HEALTH SYSTEMS, INC. CREDIT AGREEMENT DATED AS OF JULY 25, 2007. Name of Lender: Carolina First Bank
By:	/s/ Jennifer Schlansker
Name:	Jennifer Schlansker
Title:	Vice President

SIGNATURE PAGE TO THE CHS/COMMUNITY HEALTH SYSTEMS, INC. CREDIT AGREEMENT DATED AS OF JULY 25, 2007. Name of Lender: Raymond James Bank, FSB
by:	/s/ Steven F. Paley
	Name:	Steven F. Paley
	Title:	Vice President

SIGNATURE PAGE TO THE CHS/COMMUNITY HEALTH SYSTEMS, INC. CREDIT AGREEMENT DATED AS OF JULY 25, 2007.
Name of Lender: Regions Bank
By:	/s/ Craig E. Gardella
	Name:	Craig E. Gardella
	Title:	Senior Vice President

SIGNATURE PAGE TO THE CHS/COMMUNITY HEALTH SYSTEMS, INC. CREDIT AGREEMENT DATED AS OF JULY 25, 2007. Name of Lender: COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES
By:	/s/ Edward C.A. Forsberg, Jr.
Name: Edward C.A. Forsberg, Jr.
Title: SVP & Manager

By:	/s/ Nivedita Persaud
Name: Nivedita Persaud
Title: Vice President

SIGNATURE PAGE TO THE CHS/COMMUNITY HEALTH SYSTEMS, INC. CREDIT AGREEMENT DATED AS OF JULY 25, 2007. Name of Lender: First Bank
by	/s/ Douglas A. Remke
	Name:	Douglas A. Remke
	Title:	Vice President

SIGNATURE PAGE TO THE CHS/COMMUNITY HEALTH SYSTEMS, INC. CREDIT AGREEMENT DATED AS OF JULY 25, 2007. Name of Lender: THE BANK OF NASHVILLE
by	/s/ C. Dalandus Majors
	Name:	C. Dalandus Majors
	Title:	Senior Vice President

SIGNATURE PAGE TO THE CHS/COMMUNITY HEALTH SYSTEMS, INC. CREDIT AGREEMENT DATED AS OF JULY 25, 2007. Name of Lender: SIEMENS FINANCIAL SERVICES, INC.
by	/s/ David Kantes
	Name:	David Kantes
	Title:	Senior Vice President and Chief Risk Officer

by	/s/ [ILLEGIBLE]
Name:
Title:

SIGNATURE PAGE TO THE CHS/COMMUNITY HEALTH SYSTEMS, INC. CREDIT AGREEMENT DATED AS OF JULY 25, 2007. Name of Lender: State Bank of India
by	/s/ Ashok Wanchoo
Name: Ashok Wanchoo
Title: Vice President & Head (Credit)

SIGNATURE PAGE TO THE CHS/COMMUNITY HEALTH SYSTEMS, INC. CREDIT AGREEMENT DATED AS OF JULY 25, 2007. Name of Lender: BANCO ESPIRITO SANTO, S.A., NEW YORK BRANCH
by	/s/ Terry R. Hull
	Name:	Terry R. Hull
	Title:	Senior Vice President

by	/s/ Andrew M. Orsen
	Name:	Andrew M. Orsen
	Title:	Vice President

SIGNATURE PAGE TO THE CHS/COMMUNITY HEALTH SYSTEMS, INC. CREDIT AGREEMENT DATED AS OF JULY 25, 2007. Name of Lender:
by	/s/ Bruce Mendel Sohn
	Name:	Bruce Mendel Sohn
	Title:	Authorized Signatory

Schedule 1.01(a)
Existing Letters of Credit
1. Irrevocable Letter of Credit outstanding as of the date hereof under the Existing Credit Agreement for the account of Hospital of Fulton, Inc. to Third National Bank in Nashville, in an aggregate principal amount of $8,138,083.

COMBINED LOC’S
As of 7/18/07			Expiration
LOC Number	Beneficiary	Amount	Date	Notes
S 035269	SunTrust	8,138,088	8/21/2008	Autorenewal 30 day renewal period

S 045521	National Union Fire Insurance	141,500	6/31/2007	Autorenewal 30 day renewal period

S 078716	Health Care Property Investors Inc	2,157,708	8/15/2008	Autorenewal 90 day renewal period

S 103746	Hartford Fire Insurance Co	300,000	8/31/2007	Autorenewal 30 day renewal period

SM413504	LA Patient’s Compensation Fund	125,000	7/20/2008	Autorenewal 30 day renewal period

SM416221	City of McCaysville	357,730	3/19/2008	Autorenewal 60 day renewal period

SM201505W	Secretary US Dept of Educ	448,000	7/27/2008	Autorenewal 30 day renewal period

SM200963W	The Doctors Company	100,000	11/22/2007	Autorenewal 30 day renewal period

SM201874W	Royal and Sunalliance	100,000	1/31/2008	Autorenewal 60 day renewal period

SM203959W	CNA — Health Pro	8,000,000	7/3/2008	Autorenewal 30 day renewal period

SM209374W	Secretary US Dept of Educ	837,000	7/27/2008	Autorenewal 30 day renewal period

SM212662W	Lexington Insurance Company	500,000	3/31/2008	Autorenewal 30 day renewal period

SM224038W	Kim and Bonn e Talbott	1,939,524	8/19/2007	Autorenewal 30 day renewal period (final 8/19/09)

	Subtotal CHS (WACHOVIA BANK)	23,144,545

3029056	Victoria of Texas, L.P. — MOB lease expiring 2-2-07	617,854	3/30/2008

3029057	Longview Medical Center, L.P. — MOB lease expiring 8-11-07	699,078	9/30/2007

3029054	Piney Woods Healthcare Sys (Wood and Heights MC) — MOB lease expiring 9-23-07	236,411	9/30/2007

3041422	Triad Hospitals, Inc. — Corp. Office Building lease in Plano expiring 6/21/08	2,500,000	10/31/2007

3045007	Triad Hospitals, Inc. — Malpractice Insurance	4,000,000	12/31/2007

3050992	Triad Hospitals, Inc. — Louisiana Patient Comp Fund	250,000	8/26/2007

3051152	Triad Hospitals, Inc. — Workers’ Comp	300,000	9/13/2007

3073584	Springdale/Bentonville ASC-GP — AR Insurance Dept.	100,000	2/23/2008

3073703	Springdale/Bentonville ASC-GP — AR Employement Security Dept.	100,000	3/9/2008

3075987	Joresbore Real Property, LLC	100,000	6/30/2007

3080523	Triad - El Dorado, Inc (MCSA) — AR Insurance Dept.	100,000	2/16/2008

3080658	Matanuska Electric Association, Inc — Mat-Su Valley	124,000	3/7/2008

3081381	NPMC, LLC — AR Insurance Dept	100,000	4/5/2008

3081157	Triad Hospitals — City of Cedar Park	2,905,500	4/12/2008

3083394	NPMC, LLC — AR Dept. of Workforce Services	100,000	7/26/2007

3084911	Novasys Health, LLC — Dept of Health & Human Services	460,500	10/19/2007

3085723	Northwest Arkansas Employees, LLC (Arkansas Ins Dept)	100,000	12/5/2007

3085708	Northwest Arkansas Employees, LLC (Arkansas Dept of Workforce Svc)	100,000	12/5/2007

3086353	Triad Hospitals — TAC Hospital Segregated Portfolio	3,500,000	1/17/2008

	Subtotal TRI (BANK OF AMERICA)	16,393,343

	Combined Totals	39,537,887

4

Schedule 1.01(b)
Subsidiary Guarantors
CHS Subsidiary Guarantors
1. Centre Hospital Corporation
2. Cullman Hospital Corporation
3. Foley Hospital Corporation
4. Fort Payne Hospital Corporation
5. Greenville Hospital Corporation
6. Forrest City Arkansas Hospital Company, LLC
7. Forrest City Clinic Company, LLC
8. Forrest City Hospital Corporation
9. Phillips Hospital Corporation
10. Payson Hospital Corporation
11. Chesterfield/Marlboro, L.P.
12. CHHS Holdings, LLC
13. Cleveland Regional Medical Center, L.P.
14. Community GP Corp.
15. Community Health Investment Corporation
16. Community LP Corp.
17. Fallbrook Hospital Corporation
18. FWCT-1 Acquisition Corporation
19. Hallmark Healthcare Corporation
20. Hospital of Barstow, Inc.
21. Lancaster Hospital Corporation
22. National Healthcare of Cleveland, Inc.
23. National Healthcare of Cullman, Inc.
24. National Healthcare of Decatur, Inc.
25. National Healthcare of Hartselle, Inc.
26. National Healthcare of Leesville, Inc.
27. National Healthcare of Mt. Vernon, Inc.
28. National Healthcare of Newport, Inc.
29. NWI Hospital Holdings, LLC
30. Pennsylvania Hospital Company, LLC
31. Phoenixville Hospital Company, LLC
32. Pottstown Hospital Company, LLC
33. Ruston Hospital Corporation
34. Watsonville Hospital Corporation
35. Webb Hospital Corporation
36. Webb Hospital Holdings, LLC
37. Fannin Regional Hospital, Inc.
38. Anna Hospital Corporation
39. Galesburg Hospital Corporation
40. Granite City Hospital Corporation
41. Granite City Illinois Hospital Company, LLC

5

42. Marion Hospital Corporation
43. Red Bud Hospital Corporation
44. Red Bud Illinois Hospital Company, LLC
45. Waukegan Hospital Corporation
46. Waukegan Illinois Hospital Company, LLC
47. Hospital of Fulton, Inc.
48. Hospital of Louisa, Inc.
49. Jackson Hospital Corporation
50. Ruston Louisiana Hospital Company, LLC
51. Farmington Hospital Corporation
52. Farmington Missouri Hospital Company, LLC
53. Kirksville Hospital Corporation
54. Moberly Hospital, Inc.
55. Williamston Hospital Corporation
56. Salem Hospital Corporation
57. Deming Hospital Corporation
58. Roswell Hospital Corporation
59. San Miguel Hospital Corporation
60. CHS Holdings Corp.
61. Hallmark Holdings Corp.
62. Kay County Hospital Corporation
63. Kay County Oklahoma Hospital Company, LLC
64. CHS Berwick Hospital Corporation
65. Clinton Hospital Corporation
66. Coatesville Hospital Corporation
67. Northampton Hospital Corporation
68. Sunbury Hospital Corporation
69. West Grove Hospital Corporation
70. Brownsville Hospital Corporation
71. Cleveland Hospital Corporation
72. Dyersburg Hospital Corporation
73. Hospital of Morristown, Inc.
74. Jackson Hospital Corporation
75. Jackson, Tennessee Hospital Company, LLC
76. Lakeway Hospital Corporation
77. Lexington Hospital Corporation
78. Martin Hospital Corporation
79. McKenzie Hospital Corporation
80. McNairy Hospital Corporation
81. Shelbyville Hospital Corporation
82. Sparta Hospital Corporation
83. Big Bend Hospital Corporation
84. Big Spring Hospital Corporation
85. Granbury Hospital Corporation
86. Jourdanton Hospital Corporation
87. NHCI of Hillsboro, Inc.

6

88. Weatherford Hospital Corporation
89. Weatherford Texas Hospital Company, LLC
90. Tooele Hospital Corporation
91. Emporia Hospital Corporation
92. Franklin Hospital Corporation
93. Petersburg Hospital Company, LLC
94. Russell County Medical Center, Inc.
95. Virginia Hospital Company, LLC
96. Oak Hill Hospital Corporation
97. Evanston Hospital Corporation
Triad Subsidiary Guarantors
1. QHG of Enterprise, Inc.
2. QHG of Jacksonville, Inc.
3. QHG of Springdale, Inc.
4. Triad-El Dorado, Inc.
5. Abilene Hospital, LLC
6. Abilene Merger, LLC
7. Arizona DH, LLC
8. ARMC, LP
9. Birmingham Holdings, LLC
10. Bluffton Health System, LLC
11. Brownwood Hospital, L.P.
12. Brownwood Medical Center, LLC
13. Carlsbad Medical Center, LLC
14. Claremore Regional Hospital, LLC
15. Clarksville Holdings, LLC
16. College Station Hospital, L.P.
17. College Station Medical Center, LLC
18. College Station Merger, LLC
19. CP Hospital GP, LLC
20. CPLP, LLC
21. Crestwood Hospital LP, LLC
22. Crestwood Hospital, LLC
23. CSMC, LLC
24. CSRA Holdings, LLC
25. Deaconess Holdings, LLC
26. Deaconess Hospital Holdings, LLC
27. Desert Hospital Holdings, LLC
28. Detar Hospital, LLC
29. Dukes Health System, LLC
30. Gadsden Regional Medical Center, LLC
31. Greenbrier VMC, LLC
32. GRMC Holdings, LLC
33. Hobbs Medco, LLC

7

34. Las Cruces Medical Center, LLC
35. Lea Regional Hospital, LLC
36. Longview Merger, LLC
37. LRH, LLC
38. Lutheran Health Network of Indiana, LLC
39. Massillon Health System, LLC
40. Medical Center of Brownwood, LLC
41. MMC of Nevada, LLC
42. Navarro Hospital, L.P.
43. Navarro Regional, LLC
44. NRH, LLC
45. Oregon Healthcorp, LLC
46. Palmer-Wasilla Health System, LLC
47. Quorum Health Resources, LLC
48. Regional Hospital of Longview, LLC
49. Russellville Holdings, LLC
50. SACMC, LLC
51. San Angelo Community Medical Center, LLC
52. San Angelo Hospital, L.P.
53. San Angelo Medical, LLC
54. Southern Texas Medical Center, LLC
55. St. Joseph Health System, LLC
56. Tennyson Holdings, Inc.
57. Triad Holdings III, LLC
58. Triad Holdings IV, LLC
59. Triad Holdings V, LLC
60. Triad Hospitals, Inc.
61. Triad of Alabama, LLC
62. Triad of Oregon, LLC
63. Triad-ARMC, LLC
64. Triad-Denton Hospital GP, LLC
65. Triad-Denton Hospital, L.P.
66. Triad-Navarro Regional Hospital Subsidiary, LLC
67. VHC Medical, LLC
68. Vicksburg Healthcare, LLC
69. Victoria Hospital, LLC
70. Victoria of Texas, L.P.
71. WHMC, LLC
72. Willamette Valley Medical Center, LLC
73. Women & Children’s Hospital, LLC
74. Woodland Heights Medical Center, LLC
75. Woodward Health System, LLC
76. QHG Georgia Holdings, Inc.
77. QHG Georgia, L.P.
78. Frankfort Health Partner, Inc.
79. IOM Health System, L.P.

8

80. QHG of Bluffton, Inc.
81. QHG of Clinton County, Inc.
82. QHG of Fort Wayne, Inc.
83. QHG of Warsaw, Inc.
84. QHG of Forrest County, Inc.
85. QHG of Hattiesburg, Inc.
86. River Region Medical Corporation
87. NC-DSH, Inc.
88. QHG of Barberton, Inc.
89. QHG of Massillon, Inc.
90. SouthCrest, L.L.C.
91. Triad-South Tulsa Hospital Company, Inc.
92. QHG of South Carolina, Inc.
93. QHG of Spartanburg, Inc.

9

Schedule 1.01(c)
Mortgaged Property

Hospital Name/Address	Corporate Owner
DeKalb Regional Medical Center 200 Medical Center Drive P.O. Box 680778 Fort Payne, AL 35968	Fort Payne Hospital Corporation (AL)

Flowers Hospital 4370 West Main Street Dothan, AL 36305	Triad of Alabama, LLC (DE)

Gadsden Regional Medical Center 1007 Goodyear Avenue Gadsden, AL 35903	Gadsden Regional Medical Center, LLC (DE)

Jacksonville Medical Center 1701 Pelham Road, South Jacksonville, AL 36265	QHG of Jacksonville, Inc. (AL)

Medical Center Enterprise 400 North Edwards St. Enterprise, AL 36330	QHG of Enterprise, Inc. (AL)

Parkway Medical Center 1874 Beltline Rd., SW (P.O. Box 2211) Decatur, AL 35601	National Healthcare of Decatur, Inc. (DE)

Northwest Medical Center of Benton County 3000 Medical Center Pkwy. Bentonville, AR 72712	QHG of Springdale, Inc. (AR)

Saint Mary’s Regional Medical Center 1808 West Main Street Russellville, AR 72801	Russellville Holdings, LLC (and St. Mary’s Real Property, LLC)

Watsonville Community Hospital 75 Nielson Street Watsonville, CA 95076	Watsonville Hospital Corporation (DE)

Galesburg Cottage Hospital 695 N. Kellogg St. Galesburg, IL 61401	Galesburg Hospital Corporation (IL)

Gateway Regional Medical Center 2100 Madison Avenue Granite City, IL 62040	Granite City Illinois Hospital Company, LLC (IL)

Heartland Regional Medical Center 3333 West DeYoung Marion, IL 62959	Marion Hospital Corporation (IL)

Vista Medical Center (includes East and West) 1324 N. Sheridan Road Waukegan, IL 60085	Hospital Company, LLC (IL)

Bluffton Regional Medical Center 303 South Main Street Bluffton, IN 46714	Bluffton Health System, LLC (DE)

Dukes Memorial Hospital 275 W. 12th Street Peru, IN 46970	Dukes Health System, LLC (DE)

10

Hospital Name/Address	Corporate Owner
Lutheran Hospital of Indiana 7950 West Jefferson Blvd. Fort Wayne, IN 46804	IOM Health System, L.P. (IN Ltd. Partnership)

St. Joseph Hospital 700 Broadway Fort Wayne, IN 46802	St. Joseph Health System, LLC (DE)

Women and Children’s Hospital 4200 Nelson Road Lake Charles, LA 70605	Women and Children’s Hospital, LLC

River Region Health System 2100 Highway 61 North/1111 N. Frontage Road Vicksburg, MS 39183	Vicksburg Healthcare, LLC (DE)

Mineral Area Regional Medical Center 1212 Weber Road Farmington, MO 63640	Farmington Missouri Hospital Company, LLC (MO)

Moberly Regional Medical Center 1515 Union Avenue Moberly, MO 65270	Moberly Hospital, Inc. (MO)

The Memorial Hospital of Salem County 310 Woodstown Road Salem, NJ 08079	Salem Hospital Corporation (NJ)

Alta Vista Regional Hospital 104 Legion Drive Las Vegas, NM 87701	San Miguel Hospital Corporation (NM)

Carlsbad Medical Center 2430 West Pierce Carlsbad, NM 88220	Carlsbad Medical Center, LLC

Eastern New Mexico Medical Center 405 West Country Club Road Roswell, NM 88201	Roswell Hospital Corporation (NM)

Lea Regional Medical Center 5419 N. Lovington Highway Hobbs, NM 88240	Lea Regional Hospital, LLC

Mountain View Regional Medical Center 4311 East Lohman Avenue Las Cruces, NM 88011	Las Cruces Medical Center, LLC (DE)

Claremore Regional Hospital 1202 N. Muskogee Place Claremore, OK 74017	Claremore Regional Hospital, LLC

Ponca City Medical Center 1900 North 14th Street Ponca City, OK 74601	Kay County Oklahoma Hospital Company, LLC (OK)

SouthCrest Hospital 8801 South 101st East Ave. Tulsa, OK 74133	SouthCrest, L.L.C.

Willamette Valley Medical Center 2700 SE Stratus Avenue McMinnville, OR 97128	Willamette Valley Medical Center, LLC

Berwick Hospital Center 701 East 16th Street Berwick, PA 18603	CHS Berwick Hospital Corporation (PA)

11

Hospital Name/Address	Corporate Owner
Brandywine Hospital 201 Reeceville Rd. Coatesville, PA 19320	Coatesville Hospital Corporation (PA)

Easton Hospital 250 South 21st Street Easton, PA 18042-3892	Northampton Hospital Corporation (PA)

Jennersville Regional Hospital 1015 West Baltimore Pike West Grove, PA. 19390	West Grove Hospital Corporation (PA)

Lock Haven Hospital 24 Cree Drive Lock Haven, PA 17745-2699	Clinton Hospital Corporation (PA)

Phoenixville Hospital 140 Nutt Road Phoenixville, PA 19460	Phoenixville Hospital Company, LLC (DE)

Pottstown Memorial Medical Center 1600 East High Street Pottstown, PA 19464	Pottstown Hospital Company, LLC (DE)

Sunbury Community Hospital 350 N. Eleventh Street (P. O. Box 737) Sunbury, PA 17801	Sunbury Hospital Corporation (PA)

Carolinas Hospital System 805 Pamplico Highway Florence, SC 29505	QHG of South Carolina, Inc. (SC)

Springs Memorial Hospital 800 W. Meeting Street Lancaster, SC 29720	Lancaster Hospital Corporation (DE)

Dyersburg Regional Medical Center 400 Tickle Street Dyersburg, TN 38024	Dyersburg Hospital Corporation (TN)

Lakeway Regional Hospital 726 McFarland Street Morristown, TN 37814	Hospital of Morristown, Inc. (TN)

Regional Hospital of Jackson 367 Hospital Blvd. Jackson, TN 38305	Jackson, Tennessee Hospital Company, LLC (TN)

SkyRidge Medical Center (includes Cleveland) 2305 Chambliss Avenue Cleveland. TN 37320	National Healthcare of Cleveland, Inc. (TN)

Volunteer Community Hospital 161 Mt. Pelia Road Martin, TN 38237	Martin Hospital Corporation (TN)

Abilene Regional Medical Center 6250 Hwy 83 84 Abilene, TX 79606	ARMC, L.P.

College Station Medical Center 1604 Rock Prairie College Station, TX 77845	College Station Hospital, L.P.

DeTar Hospital Navarro 506 E. San Antonio Street Victoria, TX 77901	Victoria of Texas, L.P.

DeTar Hospital North 101 Medical Drive Victoria, TX 77904	Victoria of Texas, L.P.

12

Hospital Name/Address	Corporate Owner
San Angelo Community Medical Center 3501 Knickerbocker Rd. San Angelo, TX 76904	San Angelo Hospital, L.P.

Scenic Mountain Medical Center 1601 West Eleventh Place Big Spring, TX 79720	Big Spring Hospital Corporation (TX)

South Texas Regional Medical Center 1905 Highway 97 E Jourdanton, TX 78026	Jourdanton Hospital Corporation (TX)

Mountain West Medical Center 2055 N. Main Tooele, UT 84074-2794	Tooele Hospital Corporation (UT)

Southern Virginia Regional Medical Center 727 North Main Street Emporia, VA 23847	Emporia Hospital Corporation (VA)

Southampton Memorial Hospital 100 Fairview Drive Franklin, VA 23851	Franklin Hospital Corporation (VA)

Greenbrier Valley Medical Center 202 Maplewood Avenue Ronceverte, WV 24970	Greenbrier VMC, LLC (and GRB Real Estate, LLC)

13

Schedule 1.01(d)
Hospitals
CHS HOSPITALS
Hospital Name/
Address (County)/
Corporate Owner/Lessee/Operator
Cherokee Medical Center
400 Northwood Drive
Centre, AL 35960 (Centre)
Centre Hospital Corporation (AL)
DeKalb Regional Medical Center
200 Medical Center Drive
P. O. Box 680778
Fort Payne, AL 35968 (DeKalb)
Fort Payne Hospital Corporation (AL)
Hartselle Medical Center
201 Pine St. N.W. (P.O. Box 969)
Hartselle, AL 35640 (Morgan)
National Healthcare of Hartselle, Inc. (DE)
L.V. Stabler Memorial Hospital
29 L.V. Stabler Drive
Greenville, AL 36037 (Butler)
Greenville Hospital Corporation (AL)
Parkway Medical Center
1874 Beltline Rd., SW (P.O. Box 2211)
Decatur, AL 35601 (Morgan)
National Healthcare of Decatur, Inc. (DE)
South Baldwin Regional Medical Center
1613 North McKenzie Street
Foley, AL 36535 (Baldwin)
Foley Hospital Corporation (AL)
Woodland Medical Center
1910 Cherokee Avenue S.W.
Cullman, AL 35055 (Cullman)
National Healthcare of Cullman, Inc. (DE)
Payson Regional Medical Center
807 South Ponderosa
Payson, AZ 85541 (Gila)
Payson Hospital Corporation (AZ)
Western Arizona Regional Medical Center
2735 Silver Creek Road
Bullhead City, AZ 86442 (Mohave)
Bullhead City Hospital Corporation (AZ)

14

Hospital Name/
Address (County)/
Corporate Owner/Lessee/Operator
Forrest City Medical Center
1601 Newcastle Road
Forrest City, AR 72336 (Saint Francis)
Forrest City Arkansas Hospital Company, LLC (AR)
Harris Hospital
1205 McLain
Newport, AR 72112 (Jackson)
National Healthcare of Newport, Inc. (DE)
Helena Regional Medical Center
1801 Martin Luther King Drive / PO Box 788
Helena, AR 72342 (Phillips)
Phillips Hospital Corporation (AR)
Barstow Community Hospital
555 South 7th Street
Barstow, CA 92311 (San Bernardino)
Hospital of Barstow, Inc. (DE)
Fallbrook Hospital
624 East Elder
Fallbrook, CA 92028 (San Diego)
Fallbrook Hospital Corporation (DE)
Watsonville Community Hospital
75 Nielson Street
Watsonville, CA 95076 (Santa Cruz)
Watsonville Hospital Corporation (DE)
Lake Wales Medical Center
410 South 11th Street
Lake Wales, FL 33853 (Polk)
Lake Wales Hospital Corporation (FL)
North Okaloosa Medical Center
151 Redstone Avenue, S.E.
Crestview, FL 32539-6026 (Okaloosa)
Crestview Hospital Corporation (FL)
Fannin Regional Hospital
2855 Old Highway 5, North
Blue Ridge, GA 30513 (Fannin)
Fannin Regional Hospital, Inc. (GA)
Crossroads Community Hospital
#8 Doctor’s Park Road
Mt. Vernon, IL 62864 (Jefferson)
National Healthcare of Mt. Vernon, Inc. (DE)

15

Hospital Name/
Address (County)/
Corporate Owner/Lessee/Operator
Galesburg Cottage Hospital
695 N. Kellogg St.
Galesburg, IL 61401 (Knox)
Galesburg Hospital Corporation (IL)
Gateway Regional Medical Center
2100 Madison Avenue
Granite City, IL 62040 (Madison)
Granite City Illinois Hospital Company, LLC (IL)
Heartland Regional Medical Center
3333 West DeYoung
Marion, IL 62959 (Williamson)
Marion Hospital Corporation (IL)
Red Bud Regional Hospital
325 Spring Street
Red Bud, IL 62278 (Randolph)
Red Bud Illinois Hospital Company, LLC (IL)
Union County Hospital
517 North Main
Anna, IL 62906 (Union)
Anna Hospital Corporation (IL)
*Managed Facility
Vista Medical Center (includes East and West)
1324 N. Sheridan Road
Waukegan, IL 60085 (Lake)
Waukegan Illinois Hospital Company, LLC (IL)
Porter Memorial Hospital
814 LaPorte Avenue
Valparaiso, IN 46383 (Porter; [Jasper])
Porter Hospital, LLC (DE)
Kentucky River Medical Center
540 Jetts Drive
Jackson, KY 41339 (Breathitt)
Jackson Hospital Corporation (KY)
Parkway Regional Hospital
2000 Holiday Lane (P.O. Box 866)
Fulton, KY 42041 (Fulton)
Hospital of Fulton, Inc. (KY)
Three Rivers Medical Center
Highway 644 (P.O. Box 769)
Louisa, KY 41230 (Lawrence)
Hospital of Louisa, Inc. (KY)

16

Hospital Name/
Address (County)/
Corporate Owner/Lessee/Operator
Byrd Regional Hospital
1020 Fertitta Blvd.
Leesville, LA 71446 (Vernon Parish)
National Healthcare of Leesville, Inc. (DE)
River West Medical Center
59355 River West Drive
Plaquemine, LA 70764-9543 (Iberville Parish)
River West, L.P. (DE-Limited Partnership)
Mineral Area Regional Medical Center
1212 Weber Road
Farmington, MO 63640 (Saint Francois)
Farmington Missouri Hospital Company, LLC (MO)
Moberly Regional Medical Center
1515 Union Avenue
Moberly, MO 65270 (Randolph)
Moberly Hospital, Inc. (MO)
Northeast Regional Medical Center
315 S. Osteopathy
Kirksville, MO 63501 (Adair)
Kirksville Missouri Hospital Co., LLC (MO)
The Memorial Hospital of Salem County
310 Woodstown Road
Salem, NJ 08079 (Salem)
Salem Hospital Corporation (NJ)
Alta Vista Regional Hospital
104 Legion Drive
Las Vegas, NM 87701 (San Miguel)
San Miguel Hospital Corporation (NM)
Eastern New Mexico Medical Center
405 West Country Club Road
Roswell, NM 88201 (Chaves)
Roswell Hospital Corporation (NM)
Mimbres Memorial Hospital
900 W. Ash Street
Deming, NM 88030 (Luna)
Deming Hospital Corporation (NM)
Martin General Hospital
310 S. McCaskey Road
Williamston, NC 27892 (Martin)
Williamston Hospital Corporation (NC)

17

Hospital Name/
Address (County)/
Corporate Owner/Lessee/Operator
Ponca City Medical Center
1900 North 14th Street
Ponca City, OK 74601 (Kay)
Kay County Oklahoma Hospital Company, LLC (OK)
Berwick Hospital Center
701 East 16th Street
Berwick, PA 18603 (Columbia)
CHS Berwick Hospital Corporation (PA)
Brandywine Hospital
201 Reeceville Rd.
Coatesville, PA 19320 (Chester)
Coatesville Hospital Corporation (PA)
Chestnut Hill Hospital
8835 Germantown Avenue
Philadelphia, PA 19118 (Montgomery)
CHHS Hospital Company, LLC (DE)
Easton Hospital
250 South 21st Street
Easton, PA 18042-3892 (Northampton)
Northampton Hospital Corporation (PA)
Jennersville Regional Hospital
1015 West Baltimore Pike
West Grove, PA. 19390 (Chester)
West Grove Hospital Corporation (PA)
Lock Haven Hospital
24 Cree Drive
Lock Haven, PA 17745-2699 (Washington)
Clinton Hospital Corporation (PA)
Phoenixville Hospital
140 Nutt Road
Phoenixville, PA 19460 (Chester)
Phoenixville Hospital Company, LLC (DE)
Pottstown Memorial Medical Center
1600 East High Street
Pottstown, PA 19464 (Montgomery)
Pottstown Hospital Company, LLC (DE)
Sunbury Community Hospital
350 N. Eleventh Street (P. O. Box 737)
Sunbury, PA 17801 (Northumberland)
Sunbury Hospital Corporation (PA)

18

Hospital Name/
Address (County)/
Corporate Owner/Lessee/Operator
Chesterfield General Hospital
Highway 9 West (P.O. Box 151)
Cheraw, SC 29520 (Chesterfield)
Chesterfield/Marlboro, LP (DE-Lmtd Prtnrshp)
Marlboro Park Hospital
1138 Cheraw Hwy (P.O. Box 738)
Bennettsville, SC 29512 (Marlboro)
Chesterfield/Marlboro, L.P. (DE-Lmtd.Prtnshp)
Springs Memorial Hospital
800 W. Meeting Street
Lancaster, SC 29720 (Lancaster)
Lancaster Hospital Corporation (DE)
Bedford County Medical
845 Union Street
Shelbyville, TN 37160 (Bedford)
Shelbyville Hospital Corporation (TN)
Dyersburg Regional Medical Center
400 Tickle Street
Dyersburg, TN 38024 (Dyer)
Dyersburg Hospital Corporation (TN)
Haywood Park Community Hospital
2545 N. Washington Ave.
Brownsville, TN 38012 (Haywood)
Brownsville Hospital Corporation (TN)
Henderson County Community Hospital
200 West Church St.
Lexington, TN 38351 (Henderson)
Lexington Hospital Corporation (TN)
Lakeway Regional Hospital
726 McFarland Street
Morristown, TN 37814 (Hamblen)
Hospital of Morristown, Inc. (TN)
McKenzie Regional Hospital
161 Hospital Dr.
McKenzie, TN 38201 (Carroll)
McKenzie Hospital Corporation (TN)
McNairy Regional Hospital
705 Poplar Ave.
Selmer, TN 38375 (McNairy)
McNairy Hospital Corporation (TN)

19

Hospital Name/
Address (County)/
Corporate Owner/Lessee/Operator
Regional Hospital of Jackson
367 Hospital Blvd.
Jackson, TN 38305 (Madison)
Jackson, Tennessee Hospital Company, LLC (TN)
SkyRidge Medical Center (includes Cleveland)
2305 Chambliss Avenue
Cleveland, TN 37320 (Bradley)
National Healthcare of Cleveland, Inc. (TN)
Volunteer Community Hospital
161 Mt. Pelia Road
Martin, TN 38237 (Weakley)
Martin Hospital Corporation (TN)
White County Community Hospital
401 Sewell Road
Sparta, TN 38583 (White)
Sparta Hospital Corporation (TN)
Big Bend Regional Medical Center
2600 Highway 118 North
Alpine, TX 79830 (Brewster)
Big Bend Hospital Corporation (TX)
Cleveland Regional Medical Center
300 E. Crockett
Cleveland, TX 77327 (Liberty)
Cleveland Regional Medical Center, L.P.
(DE-Limited Partnership)
Hill Regional Hospital
101 Circle Drive
Hillsboro, TX 76645 (Hill)
NHCI of Hillsboro, Inc. (TX)
Lake Granbury Medical Center
1310 Paluxy Road
Granbury, TX 76048 (Hood)
Granbury Hospital Corporation (TX)
Laredo Medical Center
1700 East Saunders
Laredo, TX 78041 (Webb)
Laredo Texas Hospital Company, L.P. (TX)
Scenic Mountain Medical Center
1601 West Eleventh Place
Big Spring, TX 79720 (Howard)
Big Spring Hospital Corporation (TX)

20

Hospital Name/
Address (County)/
Corporate Owner/Lessee/Operator
South Texas Regional Medical Center
1905 Highway 97 E
Jourdanton, TX 78026 (Atascosa)
Jourdanton Hospital Corporation (TX)
Weatherford Regional Medical Center
713 E. Anderson Street
Weatherford, TX 76086 (Parker)
Weatherford Texas Hospital Company, LLC (TX)
Mountain West Medical Center
2055 N. Main
Tooele, UT 84074-2794 (Tooele)
Tooele Hospital Corporation (UT)
Russell County Medical Center
58 Carroll Street
Lebanon, VA 24266 (Russell)
Russell County Medical Center, Inc. (VA)
Southern Virginia Regional Medical Center
727 North Main Street
Emporia, VA 23847 (Greensville)
Emporia Hospital Corporation (VA)
Southside Regional Medical Center
801 South Adams Street
Petersburg, VA 23803 (Prince George)
Petersburg Hospital Company, LLC (VA)
Southampton Memorial Hospital
100 Fairview Drive
Franklin, VA 23851 (Southampton)
Franklin Hospital Corporation (VA)
Plateau Medical Center
430 Main Street
Oak Hill, WV 25901 (Fayette)
Oak Hill Hospital Corporation (WV)
Evanston Regional Hospital
190 Arrowhead Drive
Evanston, WY 82930 (Uinta)
Evanston Hospital Corporation (WY)

21

TRIAD HOSPITALS
Hospital Name/
Address (County)/
Corporate Owner/Lessee/Operator
Crestwood Medical Center
One Hospital Dr.
Huntsville, AL 35801 (Madison)
Crestwood Healthcare, L.P.
Flowers Hospital
4370 West Main Street
Dothan, AL 36305 (Houston)
Triad of Alabama, LLC (DE)
Gadsden Regional Medical Center
1007 Goodyear Avenue
Gadsden, AL 35903 (Etowah)
Gadsden Regional Medical Center, LLC (DE)
Jacksonville Medical Center
1701 Pelham Road, South
Jacksonville, AL 36265 (Calhoun)
QHG of Jacksonville, Inc. (AL)
Medical Center Enterprise
400 North Edwards St.
Enterprise, AL 36330 (Coffee)
QHG of Enterprise, Inc. (AL)
Trinity Medical Center
800 Montclair Rd.
Birmingham, AL 35213 (Jefferson)
Affinity Hospital, LLC (DE)
Mat-Su Regional Medical Center
2500 S. Woodworth Loop
Palmer, AK 99645 (Matanuska-Susitna) (Palmer)
Mat-Su Valley Medical Center, LLC
Northwest Medical Center
6200 N. LaCholla Blvd.
Tucson, AZ 85755 (Pima)
Northwest Hospital, LLC
Northwest Medical Center Oro Valley
1551 E. Tangerine Road
Oro Valley, AZ 85755 (Pima)
Oro Valley Hospital, LLC (Northwest Hospital, LLC)
Medical Center of South Arkansas
700 West Grove Street
El Dorado, AR 71730 (Union)
MCSA, L.L.C.

22

Hospital Name/
Address (County)/
Corporate Owner/Lessee/Operator
National Park Medical Center
1910 Malvern Ave.
Hot Springs, AR 71901 (Garland)
Hot Springs National Park Hospital Holdings, LLC
(and National Park Real Property, LLC)
NEA Medical Center
3024 Stadium Blvd.
Jonesboro, AR 72401 (Craighead)
Northeast Arkansas Health System, LLC
(and Jonesboro Real Property, LLC)
Northwest Medical Center of Benton County
3000 Medical Center Pkwy.
Bentonville, AR 72712 (Benton)
QHG of Springdale, Inc. (AR)
Northwest Medical Center of Washington County
609 West Maple Ave.
Springdale, AR 72765 (Washington)
Northwest Arkansas Hospitals, LLC (DE)
Saint Mary’s Regional Medical Center
1808 West Main Street
Russellville, AR 72801 (Pope)
Russellville Holdings, LLC
(and St. Mary’s Real Property, LLC)
Willow Creek Women’s Hospital
4301 Greathouse Springs Road
Johnson, AR 72741 (Washington)
Northwest Arkansas Hospitals, LLC (DE)
St. Joseph Hospital
2260 Wrightsboro Road
Augusta, GA 30904 (Augusta-Richmond)
Augusta Hospital, LLC (DE)
Bluffton Regional Medical Center
303 South Main Street
Bluffton, IN 46714 (Wells)
Bluffton Health System, LLC (DE)
Dukes Memorial Hospital
275 W. 12th Street
Peru, IN 46970 (Miami)
Dukes Health System, LLC (DE)

23

Hospital Name/
Address (County)/
Corporate Owner/Lessee/Operator
Dupont Hospital
2520 E. Dupont Road
Fort Wayne, IN 46825 (Allen)
Dupont Hospital, LLC (DE)
Kosciusko Community Hospital
2101 E. DuBois Drive
Warsaw, IN 46580 (Kosciusko)
Warsaw Health System, LLC (DE)
Lutheran Hospital of Indiana
7950 West Jefferson Blvd.
Fort Wayne, IN 46804 (Allen)
IOM Health System, L.P. (IN Ltd. Partnership)
St. Joseph Hospital
700 Broadway
Fort Wayne, IN 46802 (Allen)
St. Joseph Health System, LLC (DE)
Women and Children’s Hospital
4200 Nelson Road
Lake Charles, LA 70605 (Calcasieu)
Women and Children’s Hospital, LLC
River Region Health System
2100 Highway 61 North/1111 N.
Frontage Road
Vicksburg, MS 39183 (Warren)
Vicksburg Healthcare, LLC (DE)
Wesley Medical Center
5001 Hardy Street
Hattiesburg, MS 39402 (Forrest)
Wesley Health System, LLC (DE)
Mesa View Regional Hospital
1299 Bertha Howe Avenue
Mesquite, NV 89024 (Clark)
MMC of Nevada, LLC (DE)
Carlsbad Medical Center
2430 West Pierce
Carlsbad, NM 88220 (Eddy)
Carlsbad Medical Center, LLC
Lea Regional Medical Center
5419 N. Lovington Highway
Hobbs, NM 88240 (Lea)
Lea Regional Hospital, LLC

24

Hospital Name/
Address (County)/
Corporate Owner/Lessee/Operator
MountainView Regional Medical Center
4311 East Lohman Avenue
Las Cruces, NM 88011 (Dona Ana)
Las Cruces Medical Center, LLC (DE)
Affinity Medical Center Doctors Campus
400 Austin Avenue N.W.
Massillon, OH 44646 (Stark)
DHSC, LLC (DE)
Affinity Medical Center Massillon Campus
875 Eighth Street NE
Massillon, OH 44646 (Stark)
MC Hospital, LLC (DE)
Barberton Citizens Hospital
155 Fifth Street NE
Barberton, OH 44203 (Summit)
Barberton Health System, LLC (DE)
Claremore Regional Hospital
1202 N. Muskogee Place
Claremore, OK 74017 (Rogers)
Claremore Regional Hospital, LLC
Deaconess Hospital
5501 N. Portland Ave.
Oklahoma City, OK 73112 (Oklahoma)
Deaconess Health System, LLC
SouthCrest Hospital
8801 South 101st East Ave.
Tulsa, OK 74133 (Tulsa)
SouthCrest, L.L.C.
Woodward Regional Hospital
900 17th Street
Woodward, OK 73801 (Woodward)
Woodward Health System, LLC (DE)
McKenzie-Willamette Medical Center
1460 G Street
Springfield, OR 97477 (Lane)
McKenzie-Willamette Reg. Med. Ctr. Assoc., LLC
Willamette Valley Medical Center
2700 SE Stratus Avenue
McMinnville, OR 97128 (Yamhill)
Willamette Valley Medical Center, LLC

25

Hospital Name/
Address (County)/
Corporate Owner/Lessee/Operator
Carolinas Hospital System
805 Pamplico Highway
Florence, SC 29505 (Florence)
QHG of South Carolina, Inc. (SC)
Mary Black Healthcare
1700 Skylyn Drive
Spartanburg, SC 29307 (Spartanburg)
Mary Black Health System, LLC (DE)
Gateway Medical Center
1771 Madison Street
Clarksville, TN 37043 (Montgomery)
Clarksville Health System, G.P. (DE)
Abilene Regional Medical Center
6250 Hwy 83 84
Abilene, TX 79606 (Taylor)
ARMC, L.P.
Brownwood Regional Medical Center
1501 Burnet
Brownwood, TX 76801 (Brown)
Brownwood Hospital, L.P.
Cedar Park Regional Medical Center
1490 East Whitestone Boulevard, Suite 150
Cedar Park, TX 78613 (Williamson)
Cedar Park Health System, L.P.
College Station Medical Center
1604 Rock Prairie
College Station, TX 77845 (Brazos)
College Station Hospital, L.P.
DeTar Hospital Navarro
506 E. San Antonio Street
Victoria, TX 77901 (Victoria)
Victoria of Texas, L.P.
DeTar Hospital North
101 Medical Drive
Victoria, TX 77904 (Victoria)
Victoria of Texas, L.P.
Longview Regional Medical Center
2901 N. Fourth Street
Longview, TX 75605 (Gregg)
Longview Medical Center, L.P.

26

Hospital Name/
Address (County)/
Corporate Owner/Lessee/Operator
Navarro Regional Hospital
3201 W. Highway 22
Corsicana, TX 75110 (Navarro)
Navarro Hospital, L.P.
Presbyterian Hospital of Denton
3000 North I-35
Denton, TX 76201 (Denton)
Triad-Denton Hospital, L.P.
San Angelo Community Medical Center
3501 Knickerbocker Rd.
San Angelo, TX 76904 (Tom Green)
San Angelo Hospital, L.P.
Woodland Heights Medical Center
505 S. John Redditt Drive
Lufkin, TX 75904 (Angelina)
Piney Woods Healthcare System, L.P.
Greenbrier Valley Medical Center
202 Maplewood Avenue
Ronceverte, WV 24970 (Greenbrier)
Greenbrier VMC, LLC (and GRB Real Estate, LLC)
Beacon Hospital
Sandyford, Ireland
THI Beacon Court Limited

27

Schedule 1.01(f)
Certain Subsidiaries
1. River West, L.P.

28

Schedule 2.01
Lenders and Commitments

	Revolving Credit	Term Loan	Delayed Draw	Total Lender
Lender	Commitment	Commitment	Commitment	Commitment
Credit Suisse	$52,500,000	$2,526,569,800	$162,768,000	$2,741,837,800
Wachovia	52,500,000	1,676,851,200	110,592,000	1,839,943,200
Merrill Lynch & Co.	45,000,000	242,600,000	16,000,000	303,600,000
JP Morgan	45,000,000	242,600,000	16,000,000	303,600,000
Citicorp N.A. Inc.	40,000,000	151,625,000	10,000,000	201,625,000
GE Healthcare Financial Services	40,000,000	151,625,000	10,000,000	201,625,000
Goldman Sachs	40,000,000	151,625,000	10,000,000	201,625,000
Sun Trust	40,000,000	151,625,000	10,000,000	201,625,000
Key Bank, N.A.	25,000,000	92,000,000	8,000,000	125,000,000
Calyon	25,000,000	97,646,500	6,440,000	129,086,500
Bank of Nova Scotia	25,000,000	97,646,500	6,440,000	129,086,500
UBS	25,000,000	92,000,000	8,000,000	125,000,000
National City	25,000,000	97,646,500	6,440,000	129,086,500
Fifth/Third Bank	25,000,000	97,646,500	6,440,000	129,086,500
Barclays Capital	25,000,000	97,646,500	6,440,000	129,086,500
ABN AMRO/LaSalle Bank	25,000,000	97,646,500	6,440,000	129,086,500
Sovereign Bank	40,000,000	0	0	40,000,000
Wells Fargo Foothill	25,000,000	0	0	25,000,000
Mizuho Corporate Bank, Ltd	25,000,000	0	0	25,000,000

29

	Revolving Credit	Term Loan	Delayed Draw	Total Lender
Lender	Commitment	Commitment	Commitment	Commitment
United Overseas Bank	20,000,000	0	0	20,000,000
Bank of Oklahoma	10,000,000	0	0	10,000,000
Bayern LB (Bayerische Landesbank)	10,000,000	0	0	10,000,000
Carolina First	10,000,000	0	0	10,000,000
Raymond James Bank	10,000,000	0	0	10,000,000
Regions Bank/AmSouth	10,000,000	0	0	10,000,000
Commerzbank	8,500,000	0	0	8,500,000
FirstBank	7,500,000	0	0	7,500,000
Bank of Nashville	5,000,000	0	0	5,000,000
Siemens Financial Services Inc.	5,000,000	0	0	5,000,000
State Bank of India	5,000,000	0	0	5,000,000
Banco Espirito Santo	4,000,000	0	0	4,000,000
TOTAL COMMITMENT	$750,000,000	$6,065,000,000	$400,000,000	$7,215,000,000

30

Schedule 3.08
Subsidiaries
Please see attached.

31

Community Health Systems, Inc. Subsidiaries
SUBSIDIARY LISTING

Name of Corporation	Parent	State	Entity Type	Hospital or Related Business
Community Health Systems, Inc.		DE	Parent	HOLDCO

CHS/Community Health Systems, Inc.	Community Health Systems, Inc.	DE	Borrower	HOLDCO

FWCT-1 Acquisition Corporation	CHS/Community Health Systems, Inc.	DE	Material (will merge into Triad Hospitals, Inc. and change name to “Triad Healthcare Corporation”)	HOLDCO

Anna Hospital Corporation Union County Hospital 517 North Main Anna, IL 62906 (Union) Anna Hospital Corporation (IL)	CHS Holdings Corp.	IL	Material	d/b/a Union County Hospital; Union County Hospital Long Term Care; Hospital Home Health

Big Bend Hospital Corporation Big Bend Regional Medical Center 2600 Highway 118 North Alpine, TX 79830 (Brewster) Big Bend Hospital Corporation (TX)	CHS Holdings Corp.	TX	Material	d/b/a Big Bend Regional Medical Center; Big Bend Regional Medical Center Home Health Agency; Alpine Rural Health Clinic; Presidio Rural Health Clinic; Marfa Rural Health Clinic

Big Spring Hospital Corporation Scenic Mountain Medical Center 1601 West Eleventh Place Big Spring, TX 79720 (Howard) Big Spring Hospital Corporation (TX)	CHS Holdings Corp.	TX	Material	d/b/a Scenic Mountain Medical Center; Scenic Mountain Home Health; Scenic Mountain Medical Center Skilled Nursing Facility; Scenic Mountain Medical Center Psychiatric Unit

Brownsville Hospital Corporation Haywood Park Community Hospital 2545 N. Washington Ave. Brownsville, TN 38012 (Haywood) Brownsville Hospital Corporation (TN)	CHS Holdings Corp.	TN	Material	d/b/a Haywood Park Community Hospital

Centre Hospital Corporation Cherokee Medical Center 400 Northwood Drive Centre, AL 35960 (Centre) Centre Hospital Corporation (AL)	CHS Holdings Corp.	AL	Material	d/b/a Cherokee Medical Center

Community Health Systems, Inc. Subsidiaries
SUBSIDIARY LISTING

Name of Corporation	Parent	State	Entity Type	Hospital or Related Business
Chesterfield/Marlboro, L.P.

Chesterfield General Hospital
Highway 9 West (P.O. Box 151)
Cheraw, SC 29520 (Chesterfield)
Chesterfield/Marlboro, LP
(DE-Lmtd Prtnrshp)

Marlboro Park Hospital
1138 Cheraw Hwy (P.O. Box 738)
Bennettsville, SC 29512 (Marlboro)
Chesterfield/Marlboro, L.P.
(DE-Lmtd.Prtnshp)
	Community LP Corp.-99.5%; Community GP Corp.-.5%	DE	Material	d/b/a Marlboro Park Hospital; Chesterfield General Hospital

CHHS Holdings, LLC	Pennsylvania Hospital Company, LLC — 99%; Hallmark Healthcare Corporation 1%	DE	Material	owns 85% of Chestnut Hill Health System, LLC

CHS Berwick Hospital Corporation Berwick Hospital Center 701 East 16th Street Berwick, PA 18603 (Columbia) CHS Berwick Hospital Corporation (PA)	CHS Holdings Corp.	PA	Material	d/b/a Berwick Hospital Center; Berwick Recovery System; Berwick Hospital Center Home Health Agency; Berwick Retirement Village Nursing Home; ; Berwick Home Health Hospice Care; Berwick Family Medicine and Obstetrics; Berwick Hospital CRNA Group

CHS Holdings Corp.	Community Health Investment Corporation	NY	Material	HOLDCO

Cleveland Hospital Corporation	Hallmark Holdings Corp.	TN	Material	owns 100% National Healthcare of Cleveland, Inc.

Cleveland Regional Medical Center, L.P. Cleveland Regional Medical Center 300 E. Crockett Cleveland, TX 77327 (Liberty) Cleveland Regional Medical Center, L.P. (DE-Limited Partnership)	Community LP Corp.-99.5%; Community GP Corp.-.5%	DE	Material	d/b/a Cleveland Regional Medical Center; Cleveland Regional Medical Center Home Health Agency

Clinton Hospital Corporation Lock Haven Hospital 24 Cree Drive Lock Haven, PA 17745-2699 (Washington) Clinton Hospital Corporation (PA)	CHS Holdings Corp.	PA	Material	d/b/a Lock Haven Hospital; Lock Haven Hospital — Extended Care Unit; Haven Wound Care Clinic, an Affiliate of Lock Haven Hospital; Haven Diagnostic Sleep Lab; Haven Occupational Health

Community Health Systems, Inc. Subsidiaries
SUBSIDIARY LISTING

Name of Corporation	Parent	State	Entity Type	Hospital or Related Business
Coatesville Hospital Corporation Brandywine Hospital 201 Reeceville Rd. Coatesville, PA 19320 (Chester) Coatesville Hospital Corporation (PA)	CHS Holdings Corp.	PA	Material	d/b/a Brandywine Hospital; Brandywine Health System; Brandywine School of Nursing; Brandywine Home Health; Brandywine Hospital Hospice; Brandywine Hospital Women’s Health — New Garden; Brandywine Hospital Cardiothoracic Surgery

Community GP Corp.	CHS Holdings Corp.	DE	Material	Dynamic Hospitals GP (0.5% of each of Chesterfield/ Marlboro, L.P.; River West, L.P., Cleveland Regional Hospital, L.P.)

Community Health Investment Corporation	CHS/Community Health Systems, Inc.	DE	Material	HOLDCO

Community LP Corp.	CHS Holdings Corp.	DE	Material	Dynamic Hospitals LP (99.5% of each of (0.5% of each of Chesterfield/Marlboro, L.P.; River West, L.P., Cleveland Regional Hospital, L.P.)

Cullman Hospital Corporation	Hallmark Holdings Corp.	AL	Material	owns 100% of National Healthcare of Cullman, Inc.

Deming Hospital Corporation Mimbres Memorial Hospital 900 W. Ash Street Deming, NM 88030 (Luna) Deming Hospital Corporation (NM)	CHS Holdings Corp.	NM	Material	d/b/a Mimbres Memorial Hospital and Nursing Home; Deming Rural Health Clinic; Mimbres Home Health Hospice

Dyersburg Hospital Corporation Dyersburg Regional Medical Center 400 Tickle Street Dyersburg, TN 38024 (Dyer) Dyersburg Hospital Corporation (TN)	CHS Holdings Corp.	TN	Material	d/b/a Dyersburg Regional Medical Center; Regional Home Care, Dyersburg; Regional Home Care, Jackson; Regional Home Care, Lexington; Regional Home Care, Martin; Regional Home Care, McKenzie; Regional Home Care, Selmer; Regional Home Care, Brownsville; Ambulance Service of Dyersburg; Dyersburg Emergency Physicians

Emporia Hospital Corporation Southern Virginia Regional Medical Center 727 North Main Street Emporia, VA 23847 (Greensville) Emporia Hospital Corporation (VA)	CHS Holdings Corp.	VA	Material	d/b/a Southern Virginia Regional Medical Center; Greensville Memorial Hospital; South Central Virginia Pain Center; Southern Virginia Regional Medical Center Home Health Agency

Community Health Systems, Inc. Subsidiaries
SUBSIDIARY LISTING

Name of Corporation	Parent	State	Entity Type	Hospital or Related Business
Evanston Hospital Corporation Evanston Regional Hospital 190 Arrowhead Drive Evanston, WY 82930 (Uinta) Evanston Hospital Corporation (WY)	CHS Holdings Corp.	WY	Material	d/b/a Evanston Regional Hospital; Evanston Regional Hospital Home Care; Evanston Dialysis Center; Uinta Family Practice; Bridger Valley Family Practice; Evanston Regional Hospice; Bridger Valley Physical Therapy

Fallbrook Hospital Corporation Fallbrook Hospital 624 East Elder Fallbrook, CA 92028 (San Diego) Fallbrook Hospital Corporation (DE)	CHS Holdings Corp.	DE	Material	d/b/a Fallbrook Hospital; Fallbrook Hospital Home Health; Fallbrook Hospital Skilled Nursing Facility; Fallbrook Hospital Hospice

Fannin Regional Hospital, Inc. Fannin Regional Hospital 2855 Old Highway 5, North Blue Ridge, GA 30513 (Fannin) Fannin Regional Hospital, Inc. (GA)	CHS Holdings Corp.	GA	Material	d/b/a Fannin Regional Hospital; Fannin Regional M.O.B.; Tri-County Diagnostic Center; Medical Specialties of Ellijay

Farmington Hospital Corporation	CHS Holdings Corp.	MO	Material	Owns 100% Farmington Missouri Hospital Company, LLC

Farmington Missouri Hospital Company, LLC Mineral Area Regional Medical Center 1212 Weber Road Farmington, MO 63640 (Saint Francois) Farmington Missouri Hospital Company, LLC (MO)	Farmington Hospital Corporation	MO	Material	d/b/a Mineral Area Regional Medical Center; Mineral Area Regional Medical Center Home Health Services; Mineral Area Anesthesia Associates; Mineral Area ER Associates; Mineral Area Oncology Associates; Children’s Haven; Pilot Knob Rural Health Clinic

Foley Hospital Corporation South Baldwin Regional Medical Center 1613 North McKenzie Street Foley, AL 36535 (Baldwin) Foley Hospital Corporation (AL)	CHS Holdings Corp.	AL	Material	d/b/a South Baldwin Regional Medical Center; South Baldwin Regional Medical Center Home Health Agency

Forrest City Arkansas Hospital Company, LLC Forrest City Medical Center 1601 Newcastle Road Forrest City, AR 72336 (Saint Francis) Forrest City Arkansas Hospital Company, LLC (AR)	Forrest City Hospital Corporation	AR	Material	d/b/a Forrest City Medical Center; Forrest City Emergency Medicine Associates

Community Health Systems, Inc. Subsidiaries
SUBSIDIARY LISTING

Name of Corporation	Parent	State	Entity Type	Hospital or Related Business
Forrest City Hospital Corporation	CHS Holdings Corp.	AR	Material	Owns 100% Forrest City Arkansas Hospital Company, LLC

Fort Payne Hospital Corporation DeKalb Regional Medical Center 200 Medical Center Drive P.O. Box 680778 Fort Payne, AL 35968 (DeKalb) Fort Payne Hospital Corporation (AL)	CHS Holdings Corp.	AL	Material	d/b/a DeKalb Regional Medical Center

Franklin Hospital Corporation Southampton Memorial Hospital 100 Fairview Drive Franklin, VA 23851 (Southampton) Franklin Hospital Corporation (VA)	CHS Holdings Corp.	VA	Material	d/b/a Southampton Memorial Hospital;
New Outlook; Southampton Memorial Hospice; Southampton Memorial Home Health Agency; Southampton Memorial Hospital Skilled Nursing Facility; Southampton Primary Care; Southampton Surgical Group; Boykins Family Practice; Southampton Memorial Hospital; East Pavillion Nursing Facility

Galesburg Hospital Corporation Galesburg Cottage Hospital 695 N. Kellogg St. Galesburg, IL 61401 (Knox) Galesburg Hospital Corporation (IL)	CHS Holdings Corp.	IL	Material	d/b/a Galesburg Cottage Hospital; Galesburg Cottage Hospital Skilled Nursing Unit; Galesburg Emergency Physicians Associates; Galesburg Nurse Anesthetists Associates

Granbury Hospital Corporation Lake Granbury Medical Center 1310 Paluxy Road Granbury, TX 76048 (Hood) Granbury Hospital Corporation (TX)	CHS Holdings Corp.	TX	Material	d/b/a Lake Granbury Medical Center

Granite City Hospital Corporation	CHS Holdings Corp.	IL	Material	Owns 100% of Granite City Illinois Hospital Company, LLC

Granite City Illinois Hospital Company, LLC Gateway Regional Medical Center 2100 Madison Avenue Granite City, IL 62040 (Madison) Granite City Illinois Hospital Company, LLC (IL)	Granite City Hospital Corporation	IL	Material	d/b/a Gateway Regional Medical Center; Gateway Regional Medical Center Home Health Agency; Gateway Regional Medical Center Hospice; Gateway Pharmacy; Gateway Regional Medical Center Outpatient Pharmacy; Gateway Regional Medical Center Occupational Health

Community Health Systems, Inc. Subsidiaries
SUBSIDIARY LISTING

Name of Corporation	Parent	State	Entity Type	Hospital or Related Business
Greenville Hospital Corporation L.V. Stabler Memorial Hospital 29 L.V. Stabler Drive Greenville, AL 36037 (Butler) Greenville Hospital Corporation (AL)	CHS Holdings Corp.	AL	Material	d/b/a L. V. Stabler Memorial Hospital

Hallmark Healthcare Corporation	CHS/Community Health Systems, Inc.	DE	Material	HOLDCO

Hallmark Holdings Corp.	Hallmark Healthcare Corporation	NY	Material	HOLDCO

Hospital of Barstow, Inc. Barstow Community Hospital 555 South 7th Street Barstow, CA 92311 (San Bernardino) Hospital of Barstow, Inc. (DE)	CHS Holdings Corp.	DE	Material	d/b/a Barstow Community Hospital

Hospital of Fulton, Inc. Parkway Regional Hospital 2000 Holiday Lane (P.O. Box 866) Fulton, KY 42041 (Fulton) Hospital of Fulton, Inc. (KY)	CHS Holdings Corp.	KY	Material	d/b/a Parkway Regional Hospital; Clinton-Hickman County Medical Center; Hillview Medical Clinic; Parkway Regional Home Health Agency; Hickman-Fulton County Medical Clinic; Regional Home Care, Parkway; Parkway Regional Therapy & Wellness Center

Hospital of Louisa, Inc. Three Rivers Medical Center Highway 644 (P.O. Box 769) Louisa, KY 41230 (Lawrence) Hospital of Louisa, Inc. (KY)	CHS Holdings Corp.	KY	Material	d/b/a Three Rivers Medical Center

Hospital of Morristown, Inc. Lakeway Regional Hospital 726 McFarland Street Morristown, TN 37814 (Hamblen) Hospital of Morristown, Inc. (TN)	Lakeway Hospital Corporation	TN	Material	d/b/a Lakeway Regional Hospital; Morristown Professional Building; Lakeway Regional Women’s Imaging Center

Jackson Hospital Corporation Kentucky River Medical Center 540 Jetts Drive Jackson, KY 41339 (Breathitt) Jackson Hospital Corporation (KY)	CHS Holdings Corp.	KY	Material	d/b/a Kentucky River Medical Center; Middle Kentucky River Medical Center

Community Health Systems, Inc. Subsidiaries
SUBSIDIARY LISTING

Name of Corporation	Parent	State	Entity Type	Hospital or Related Business
Jackson Hospital Corporation	CHS Holdings Corp.	TN	Material	Sole member of Jackson, Tennessee Hospital Company, LLC

Jackson, Tennessee Hospital Company, LLC Regional Hospital of Jackson 367 Hospital Blvd. Jackson, TN 38305 (Madison) Jackson, Tennessee Hospital Company, LLC (TN)	Jackson Hospital Corporation	TN	Material	d/b/a Regional Hospital of Jackson; Cardiovascular Surgery Center of West Tennessee

Jourdanton Hospital Corporation South Texas Regional Medical Center 1905 Highway 97 E Jourdanton, TX 78026 (Atascosa) Jourdanton Hospital Corporation (TX)	CHS Holdings Corp.	TX	Material	d/b/a South Texas Regional Medical Center

Kay County Hospital Corporation	CHS Holdings Corp.	OK	Material	Owns 100% Kay County Oklahoma Hospital Company, LLC

Kay County Oklahoma Hospital Company, LLC Ponca City Medical Center 1900 North 14th Street Ponca City, OK 74601 (Kay) Kay County Oklahoma Hospital Company, LLC (OK)	Kay County Hospital Corporation	OK	Material	d/b/a Ponca City Medical Center

Kirksville Hospital Corporation	CHS Holdings Corp.	MO	Material	Owns 82% of Kirksville Missouri Hospital Company, LLC

Lakeway Hospital Corporation	CHS Holdings Corp.	TN	Material	owns 100% of Hospital of Morristown, Inc.

Community Health Systems, Inc. Subsidiaries
SUBSIDIARY LISTING

Name of Corporation	Parent	State	Entity Type	Hospital or Related Business
Lancaster Hospital Corporation Springs Memorial Hospital 800 W. Meeting Street Lancaster, SC 29720 (Lancaster) Lancaster Hospital Corporation (DE)	CHS Holdings Corp.	DE	Material	d/b/a Springs Memorial Hospital; Lancaster Recovery Center; Springs Healthcare; Rock Hill Rehabilitation; Lancaster Rehabilitation; Springs Business Health Services; Hospice of Lancaster; Springs Wound Treatment Center; Kershaw Family Medicine Center; Home Care of Lancaster

Lexington Hospital Corporation Henderson County Community Hospital 200 West Church St. Lexington, TN 38351 (Henderson) Lexington Hospital Corporation (TN)	CHS Holdings Corp.	TN	Material	d/b/a Henderson County Community Hospital; Ambulance Service of Lexington

Marion Hospital Corporation Heartland Regional Medical Center 3333 West DeYoung Marion, IL 62959 (Williamson) Marion Hospital Corporation (IL)	Community Health Investment Corporation	IL	Material	d/b/a Heartland Regional Medical Center; Heartland Regional Medical Center Home Health Agency

Martin Hospital Corporation Volunteer Community Hospital 161 Mt. Pelia Road Martin, TN 38237 (Weakley) Martin Hospital Corporation (TN)	CHS Holdings Corp.	TN	Material	d/b/a Volunteer Community Hospital

McKenzie Hospital Corporation McKenzie Regional Hospital 161 Hospital Dr. McKenzie, TN 38201 (Carroll) McKenzie Hospital Corporation (TN)	CHS Holdings Corp.	TN	Material	d/b/a McKenzie Regional Hospital; Ambulance Service of McKenzie

McNairy Hospital Corporation McNairy Regional Hospital 705 Poplar Ave. Selmer, TN 38375 (McNairy) McNairy Hospital Corporation (TN)	CHS Holdings Corp.	TN	Material	d/b/a McNairy Regional Hospital; Ambulance Service of McNairy

Community Health Systems, Inc. Subsidiaries
SUBSIDIARY LISTING

Name of Corporation	Parent	State	Entity Type	Hospital or Related Business
Moberly Hospital, Inc. Moberly Regional Medical Center 1515 Union Avenue Moberly, MO 65270 (Randolph) Moberly Hospital, Inc. (MO)	CHS Holdings Corp.	MO	Material	d/b/a Moberly Regional Medical Center; Downtown Athletic Club; Moberly Regional ER Associates

National Healthcare of Cleveland, Inc. SkyRidge Medical Center (includes Cleveland) 2305 Chambliss Avenue Cleveland, TN 37320 (Bradley) National Healthcare of Cleveland, Inc. (TN)	Cleveland Hospital Corporation	DE	Material	d/b/a SkyRidge Medical Center; SkyRidge Medical Center Westside Campus; SkyRidge Home Health; SkyRidge Hospice; Cleveland Community Hospital; Pine Ridge Treatment Center

National Healthcare of Cullman, Inc. Woodland Medical Center 1910 Cherokee Avenue S.W. Cullman, AL 35055 (Cullman) National Healthcare of Cullman, Inc. (DE)	Cullman Hospital Corporation	DE	Material	d/b/a Woodland Medical Center

National Healthcare of Decatur, Inc. Parkway Medical Center 1874 Beltline Rd., SW (P.O. Box 2211) Decatur, AL 35601 (Morgan) National Healthcare of Decatur, Inc. (DE)	Hallmark Holdings Corp.	DE	Material	d/b/a Parkway Medical Center

National Healthcare of Hartselle, Inc. Hartselle Medical Center 201 Pine St. N.W. (P.O. Box 969) Hartselle, AL 35640 (Morgan) National Healthcare of Hartselle, Inc. (DE)	Hallmark Holdings Corp.	DE	Material	d/b/a Hartselle Medical Center

National Healthcare of Leesville, Inc. Byrd Regional Hospital 1020 Fertitta Blvd. Leesville, LA 71446 (Vernon Parish) National Healthcare of Leesville, Inc. (DE)	Hallmark Holdings Corp.	DE	Material	d/b/a Byrd Regional Hospital

Community Health Systems, Inc. Subsidiaries
SUBSIDIARY LISTING

Name of Corporation	Parent	State	Entity Type	Hospital or Related Business
National Healthcare of Mt. Vernon, Inc. Crossroads Community Hospital #8 Doctor’s Park Road Mt. Vernon, IL 62864 (Jefferson) National Healthcare of Mt. Vernon, Inc. (DE)	Hallmark Healthcare Corporation	DE	Material	d/b/a Crossroads Community Hospital; Crossroads Community Home Health Agency; Heartland Regional Home Health

National Healthcare of Newport, Inc. Harris Hospital 1205 McLain Newport, AR 72112 (Jackson) National Healthcare of Newport, Inc. (DE)	Hallmark Holdings Corp.	DE	Material	d/b/a Harris Hospital; Harris Hospital Home Health Agency; Nightengale Home Health Agency; Harris Anesthesia Associates

NHCI of Hillsboro, Inc. Hill Regional Hospital 101 Circle Drive Hillsboro, TX 76645 (Hill) NHCI of Hillsboro, Inc. (TX)	Hallmark Holdings Corp.	TX	Material	d/b/a Hill Regional Hospital; Hill Regional Medical Clinic of Whitney

Northampton Hospital Corporation Easton Hospital 250 South 21st Street Easton, PA 18042-3892 (Northampton) Northampton Hospital Corporation (PA)	CHS Holdings Corp.	PA	Material	d/b/a Easton Hospital; Easton Hospital Home Health Services; Outlook House; Nazareth Area Family Medicine Associates; Easton Hospital Hospice; The Imaging Center at Easton; Northampton Internal Medicine Associates

NWI Hospital Holdings, LLC	CHS Holdings Corp.	DE	Material	HOLDCO

Oak Hill Hospital Corporation Plateau Medical Center 430 Main Street Oak Hill, WV 25901 (Fayette) Oak Hill Hospital Corporation (WV)	CHS Holdings Corp.	WV	Material	d/b/a Plateau Medical Center

Payson Hospital Corporation Payson Regional Medical Center 807 South Ponderosa Payson, AZ 85541 (Gila) Payson Hospital Corporation (AZ)	CHS Holdings Corp.	AZ	Material	d/b/a Payson Regional Medical Center; Payson Regional Home Health Agency; Payson Regional Medical Center Outpatient Treatment Center

Community Health Systems, Inc. Subsidiaries
SUBSIDIARY LISTING

Name of Corporation	Parent	State	Entity Type	Hospital or Related Business
Pennsylvania Hospital Company, LLC	CHS/Community Health Systems, Inc.	DE	Material	Holds 99% membership interest in each of Pottstown Hospital Company, LLC, Pottstown Clinic Company, LLC, Pottstown Imaging Company, LLC and Phoenixville Hospital Company, LLC

Petersburg Hospital Company, LLC Southside Regional Medical Center 801 South Adams Street Petersburg, VA 23803 (Prince George) Petersburg Hospital Company, LLC (VA)	Virginia Hospital Company, LLC — 99%; CHIC 1%	VA	Material	d/b/a Southside Regional Medical Center; Southside Regional Medical Center — Renal Services; Southside Regional Medical Center Home Health; Southside Rehabilitation Services (Petersburg & Colonial Heights); Southside Behavioral Health Services; Southside Industrial Medicine; Southside Regional Medical Center School of Nursing; Southside Regional Medical Center School of Radiation Sciences; Southside Regional Medical Center Professional Schools

Phillips Hospital Corporation Helena Regional Medical Center 1801 Martin Luther King Drive / PO Box 788 Helena, AR 72342 (Phillips) Phillips Hospital Corporation (AR)	CHS Holdings Corp.	AR	Material	d/b/a Helena Regional Medical Center; Helena Regional Medical Center Home Health Agency; Marvell Medical Clinic; Regional Home Care, Helena; Regional Home Care, Forrest City

Phoenixville Hospital Company, LLC Phoenixville Hospital 140 Nutt Road Phoenixville, PA 19460 (Chester) Phoenixville Hospital Company, LLC (DE)	Pennsylvania Hospital Company, LLC — 99%; Hallmark Healthcare Corporation 1%	DE	Material	d/b/a Phoenixville Hospital; Phoenixville Hospital Therapy & Fitness; Limerick Medical Center; Cardiothoracic Surgical Specialists

Pottstown Hospital Company, LLC Pottstown Memorial Medical Center 1600 East High Street Pottstown, PA 19464 (Montgomery) Pottstown Hospital Company, LLC (DE)	Pennsylvania Hospital Company, LLC — 99%; Hallmark Healthcare Corporation 1%	DE	Material	d/b/a Pottstown Memorial Medical Center, Pottstown Memorial Medical Center Transitional Care Unit; Pottstown Memorial Medical Center Renal Care Unit; Pottstown Memorial Medical Center Home Care; Tri-County Medical Laboratory; Schuylkill Valley Health System; Pottstown Obstetrical Associates; Pottstown Oncology Associates

Red Bud Hospital Corporation	CHS Holdings Corp.	IL	Material	Owns 100% Red Bud Illinois Hospital Company, LLC

Community Health Systems, Inc. Subsidiaries
SUBSIDIARY LISTING

Name of Corporation	Parent	State	Entity Type	Hospital or Related Business
Red Bud Illinois Hospital Company, LLC Red Bud Regional Hospital 325 Spring Street Red Bud, IL 62278 (Randolph) Red Bud Illinois Hospital Company, LLC (IL)	Red Bud Hospital Corporation	IL	Material	d/b/a Red Bud Regional Hospital, Red Bud Nursing Home; Red Bud Regional Hospital Home Care Services

River West, L.P. River West Medical Center 59355 River West Drive Plaquemine, LA 70764-9543 (Iberville Parish) River West, L.P. (DE-Limited Partnership)	Community LP Corp.-99.5%; Community GP Corp. - .5%	DE	Material (Schedule 1.01(f) subsidiary)	d/b/a River West Medical Center; River West Home Care

Roswell Hospital Corporation Eastern New Mexico Medical Center 405 West Country Club Road Roswell, NM 88201 (Chaves) Roswell Hospital Corporation (NM)	CHS Holdings Corp.	NM	Material	d/b/a Eastern New Mexico Medical Center; Eastern New Mexico Transitional Care Unit; Sunrise Mental Health Services; Eastern New Mexico Family Practice Residency Program; Eastern New Mexico Family Practice Residency Center; Valley Health Clinic of Eastern New Mexico Medical Center

Russell County Medical Center, Inc. Russell County Medical Center 58 Carroll Street Lebanon, VA 24266 (Russell) Russell County Medical Center, Inc. (VA)	CHS Holdings Corp.	VA	Material	d/b/a Russell County Medical Center; Riverside Community Medical Clinic; Hansonville Medical Clinic

Ruston Hospital Corporation	CHS Holdings Corp.	DE	Material	Owns 100% Ruston Louisiana Hospital Company, LLC

Ruston Louisiana Hospital Company, LLC Northern Louisiana Medical Center 401 East Vaughn Avenue Ruston, LA 71270 Ruston Louisiana Hospital Company, LLC (DE)	Ruston Hospital Corporation		Material	d/b/a Northern Louisiana Medical Center

Salem Hospital Corporation The Memorial Hospital of Salem County 310 Woodstown Road Salem, NJ 08079 (Salem) Salem Hospital Corporation (NJ)	CHS Holdings Corp.	NJ	Material	d/b/a The Memorial Hospital of Salem County; South Jersey Physical Therapy and Back Rehabilitation Center; Beckett Diagnostic Center; Memorial Home Health; Hospice of Salem County; South Jersey Physical Therapy of the Memorial Hospital of Salem County

Community Health Systems, Inc. Subsidiaries
SUBSIDIARY LISTING

Name of Corporation	Parent	State	Entity Type	Hospital or Related Business
San Miguel Hospital Corporation Alta Vista Regional Hospital 104 Legion Drive Las Vegas, NM 87701 (San Miguel) San Miguel Hospital Corporation (NM)	CHS Holdings Corp.	NM	Material	d/b/a Alta Vista Regional Hospital

Shelbyville Hospital Corporation Bedford County Medical 845 Union Street Shelbyville, TN 37160 (Bedford) Shelbyville Hospital Corporation (TN)	CHS Holdings Corp.	TN	Material	d/b/a: Bedford County Medical Center; Bedford County Medical Center Home Health; Wartrace Family Practice Clinic

Sparta Hospital Corporation White County Community Hospital 401 Sewell Road Sparta, TN 38583 (White) Sparta Hospital Corporation (TN)	CHS Holdings Corp.	TN	Material	d/b/a White County Community Hospital

Sunbury Hospital Corporation Sunbury Community Hospital 350 N. Eleventh Street (P. O. Box 737) Sunbury, PA 17801 (Northumberland) Sunbury Hospital Corporation (PA)	CHS Holdings Corp.	PA	Material	d/b/a Sunbury Community Hospital; Sunbury Community Hospital Skilled Nursing Facility; Sunbury Community Hospital Behavioral Health

Tooele Hospital Corporation Mountain West Medical Center 2055 N. Main Tooele, UT 84074-2794 (Tooele) Tooele Hospital Corporation (UT)	CHS Holdings Corp.	UT	Material	d/b/a Mountain West Medical Center; Mountain West Home Health Agency; Mountain West Private Care Agency; Mountain West Ambulance Service; Mountain West Medical Center Physical Therapy and Wellness Center of Tooele Valley; Mountain West Hospice

Virginia Hospital Company, LLC	CHS/Community Health Systems, Inc.	VA	Material	Holds 99% membership interest in each of Petersburg Hospital Company, LLC and Petersburg Clinic Company, LLC

Watsonville Hospital Corporation Watsonville Community Hospital 75 Nielson Street Watsonville, CA 95076 (Santa Cruz) Watsonville Hospital Corporation (DE)	CHS Holdings Corp.	DE	Material	d/b/a Watsonville Community Hospital; Prime Health at Home; The Monterey Bay Wound Treatment Center

Community Health Systems, Inc. Subsidiaries
SUBSIDIARY LISTING

Name of Corporation	Parent	State	Entity Type	Hospital or Related Business
Waukegan Hospital Corporation	CHS Holdings Corp.	IL	Material	Owns 100% Waukegan Illinois Hospital Company, LLC

Waukegan Illinois Hospital Company, LLC Vista Medical Center (includes East and West) 1324 N. Sheridan Road Waukegan, IL 60085 (Lake) Waukegan Illinois Hospital Company, LLC (IL)	Waukegan Hospital Corporation	IL	Material	d/b/a Vista Medical Center East; Vista Medical Center West; Vista Surgery Center; Vista Treatment Center, Vista MRI Institute; Vista Imaging Center; Vista Physical Medicine & Rehab; Vista Work Power Center; Vista Health System

Weatherford Hospital Corporation	CHS Holdings Corp.	TX	Material	Owns 100% Weatherford Texas Hospital Company, LLC

Weatherford Texas Hospital Company, LLC Weatherford Regional Medical Center 713 E. Anderson Street Weatherford, TX 76086 (Parker) Weatherford Texas Hospital Company, LLC (TX)	Weatherford Hospital Corporation	TX	Material	d/b/a Weatherford Regional Medical Center, Weatherford Regional Medical Center Home Health

Webb Hospital Corporation	CHIC	DE	Material	General Partner (.0159%) of Laredo Texas Hospital Company, L.P.

Webb Hospital Holdings, LLC	Webb Hospital Corporation	DE	Material	Limited Partner (99%) of Laredo Texas Hospital Company, L.P.

West Grove Hospital Corporation Jennersville Regional Hospital 1015 West Baltimore Pike West Grove, PA. 19390 (Chester) West Grove Hospital Corporation (PA)	CHS Holdings Corp.	PA	Material	d/b/a Jennersville Regional Hospital; Jennersville Regional Hospital Home Health Services; Jennersville Regional Hospital Hospice Program; HealthTech; Jennersville Pediatrics; Jennersville OB Associates; Home Health of Brandywine; Hospice of Brandywine

Williamston Hospital Corporation Martin General Hospital 310 S. McCaskey Road Williamston, NC 27892 (Martin) Williamston Hospital Corporation (NC)	CHS Holdings Corp.	NC	Material	d/b/a Martin General Hospital; Northeastern Primary Care Group; University Family Medicine Center; Roanoke Women’s Healthcare; Martin General Health System

Ambulance Services of Dyersburg, Inc.	CHS Holdings Corp.	TN	Non-Significant	d/b/a Dyersburg Regional EMS

Ambulance Services of Forrest City, LLC	Forest City Hospital Corporation	AR	Non-Significant	d/b/a St. Francis County EMS

Ambulance Services of Lexington, Inc.	CHS Holdings Corp.	TN	Non-Significant	d/b/a Henderson County EMS

Community Health Systems, Inc. Subsidiaries
SUBSIDIARY LISTING

Name of Corporation	Parent	State	Entity Type	Hospital or Related Business
Ambulance Services of McKenzie, Inc.	CHS Holdings Corp.	TN	Non-Significant	d/b/a McKenzie Regional EMS

Ambulance Services of McNairy, Inc.	CHS Holdings Corp.	TN	Non-Significant	d/b/a McNairy Regional EMS

Anna Clinic Corp.	Anna Hospital Corporation	IL	Non-Significant	Clinic Corp. d/b/a Union County Family Medicine; Union County Surgical Services

Barstow Healthcare Management, Inc.	CHS Holdings Corp.	CA	Non-Significant	Clinic Management Corp.

Berwick Clinic Company, LLC	CHS Berwick Hospital Corporation	DE	Non-Significant	Clinic Corp.

d/b/a Internal Medicine and Family Practice Associates; Neurology Specialties; Five Mountain Family Practice; Valley Endocrinology; Berwick Pediatrics; Berwick Medical Professionals; Susquehanna Valley Women’s Health

Berwick Clinic Corp.	CHS Holdings Corp.	PA	Non-Significant	Inactive

Berwick Home Health Private Care, Inc.	CHS Holdings Corp.	PA	Non-Significant	Inactive

Berwick Medical Professionals, P.C.	Richard Saylor, M.D. (via an Agreement with CHS Berwick Hospital Corporation)	PA	Non-Significant	Physician-owned captive PC (Pottstown physician)

BH Trans Corporation	Coatesville Hospital Corporation	PA	Non-Significant	EMS Services d/b/a Medic 93; Sky Flightcare

Brandywine Hospital Malpractice Assistance Fund, Inc.	Coatesville Hospital Corporation	PA	Non-Significant	Non-profit

Brownsville Clinic Corp.	CHS Holdings Corp.	TN	Non-Significant	Clinic Corp. d/b/a Brownsville Women’s Center; Brownsville Surgery Clinic

Bullhead City Clinic Corp.	CHS Holdings Corp.	AZ	Non-Significant	Clinic Corp. d/b/a Empire Urology Associates; Colorado River Women’s Center; Mohave Surgical Associates of Arizona; Mohave Valley Specialty Center; Continental Divide Surgical Services

Bullhead City Imaging Corporation	CHS Holdings Corp.	AZ	Non-Significant	Owns 51% of Mohave Imaging Center, LLC

Community Health Systems, Inc. Subsidiaries
SUBSIDIARY LISTING

Name of Corporation	Parent	State	Entity Type	Hospital or Related Business
Byrd Medical Clinic, Inc.	Hallmark Holdings Corp.	LA	Non-Significant	Clinic Corp. d/b/a Byrd Regional Health Centers

Central Alabama Physician Services, Inc.	CHS Holdings Corp.	AL	Non-Significant	Clinic Corp. d/b/a L.V. Stabler Managed Services

Centre Clinic Corp.	CHS Holdings Corp.	AL	Non-Significant	Clinic Corp.

Centre Home Care Corporation	CHS Holdings Corp.	AL	Non-Significant	Home Health Services d/b/a Cherokee Home Health; Cherokee Hospice

Centre RHC Corp.	CHS Holdings Corp.	AL	Non-Significant	RHC d/b/a Cherokee Clinic

Chesterfield Clinic Corp.	CHS Holdings Corp.	SC	Non-Significant	Clinic Corp.

d/b/a Palmetto Pediatrics; Cheraw Medical Associates; Reynolds Family Medicine; Chesterfield Family Medicine; Primary Care of Cheraw; Women’s Health Specialists; Palmetto Orthopedics Practice

Chestnut Hill Clinic Company, LLC	Chestnut Hill Health System, LLC	DE	Non-Significant	Clinic Corp.

d/b/a Chestnut Hill OB/GYN Associates; Penn Surgery at Chestnut Hill Hospital; Chestnut Hill Family Care Associates; Chestnut Hill Gynecology Oncology Associates; Chestnut Hill Maternal Fetal Medicine; Chestnut Hill Endocrinology, Diabetes and Metabolic Associates; Chestnut Hill Internal Medicine Associates; Springfield Medical Associates; Family Practice of Upper Dublin

CHHS ALF Company, LLC	Chestnut Hill Health System, LLC	DE	Non-Significant	Assisted Living Facility d/b/a Springfield Residence; Evergreen Adult Day Program

CHHS Development Company, LLC	Chestnut Hill Health System, LLC	DE	Non-Significant

CHHS Hospital Company, LLC	Chestnut Hill Health System, LLC	DE	Non-Significant	d/b/a Chestnut Hill Hospital; Chestnut Hill Family Practice

Community Health Systems, Inc. Subsidiaries
SUBSIDIARY LISTING

Name of Corporation	Parent	State	Entity Type	Hospital or Related Business
CHHS Rehab Company, LLC	Chestnut Hill Health System, LLC	DE	Non-Significant	d/b/a Chestnut Hill Rehabilitation Hospital

CHS Realty Holdings I, Inc.	CHS/Community Health Systems, Inc.	TN	Non-Significant	50% Partner of CHS Realty Holdings Joint Venture

CHS Realty Holdings II, Inc.	CHS/Community Health Systems, Inc.	TN	Non-Significant	50% Partner of CHS Realty Holdings Joint Venture

CHS Realty Holdings Joint Venture	CHS Realty Holdings I, Inc. — 50% CHS Realty Holdings II, Inc. — 50%	TN	Non-Significant	Joint Venture Realty holdings (formed to acquire headquarters in Franklin, TN)

Cleveland Clinic Corp.	CHS Holdings Corp.	TX	Non-Significant	Clinic Corp. d/b/a New Caney Clinic Inactive

Cleveland Medical Clinic, Inc.	Hallmark Holdings Corp.	TN	Non-Significant	Clinic Corp. d/b/a Physicians Plus; Westside Family Physicians; Cleveland Medical Group; Westside Internal Medicine; Westside Neurology Services; HealthWorks

Cleveland PHO, Inc.	Hallmark Holdings Corp.	TN	Non-Significant	PHO

Coatesville Clinic Company, LLC	Coatesville Hospital Corporation	DE	Non-Significant	Clinic Corp.

d/b/a Surgical Associates of Chester County; Brandywine OB/Gyn Associates; Brandywine Valley Orthopedics; Oaklands Family Medicine; Brandywine Valley Internal Medicine; Brandywine Valley Family Medicine; Brandywine Valley Radiology

Colonial Heights Imaging, LLC	Petersburg Hospital Company, LLC	VA	Non-Significant

Community Health Care Partners, Inc.	CHS Holdings Corp.	MS	Non-Significant

Community Health Network, Inc.	CHS Holdings Corp.	AL	Non-Significant	PPO Network

Community Health Systems, Inc. Subsidiaries
SUBSIDIARY LISTING

Name of Corporation	Parent	State	Entity Type	Hospital or Related Business
Community Health Systems Foundation (not-for-profit)	CHS/Community Health Systems, Inc.	TN	Non-Significant	Private foundation (charitable gifts)

Community Health Systems Professional Services Corporation	CHS/Community Health Systems, Inc.	DE	Non-Significant	Corporate Office Functions

Community Insurance Group, LTD.	CHS/Community Health Systems, Inc.	CI	Foreign	Offshore captive insurance company

Cottage Home Options, L.L.C.	In-Home Medical Equipment Supplies and Services, Inc. 40%	IL	Non-Significant

Coventry Clinic Company, LLC	Pottstown Hospital Company, LLC	DE	Non-Significant	Clinic Corp. d/b/a Pottstown Pathology Associates; Pottstown Psychiatric Associates; Pottstown Emergency Medicine Associates

Crestview Surgery Center, L.P.	North Okaloosa Surgery Venture Corp.	TN	Non-Significant	d/b/a Crestview Surgery Center

Crossroads Community Hospital Malpractice Assistance Fund, Inc.	National Healthcare of Mt. Vernon, Inc.	IL	Non-Significant	Non-profit

Crossroads Physician Corp.	Hallmark Holdings Corp.	IL	Non-Significant	Clinic Corp.

d/b/a Crossroads Internal Medicine; Crossroads Urology; Crossroads Surgical Associates; Crossroads Family Associates; Crossroads Family Medicine of Nashville; Crossroads Family Medicine of Mt. Vernon; Crossroads Family Medicine of Salem; Crossroads Family Medicine of Wayne City; Crossroads Family Medicine of Benton; Crossroads Family Medicine of Okawville

Cullman County Medical Clinic, Inc.	Hallmark Holdings Corp.	AL	Non-Significant	Clinic Corp. d/b/a Woodland Physician Clinic

Cullman Surgery Venture Corp.	Cullman Hospital Corporation	DE	Non-Significant	Owns 25% of Healthsouth/Woodlands Surgery Center of Cullman, LLC

Deming Clinic Corporation	CHS Holdings Corp.	NM	Non-Significant	Clinic Corp.

Community Health Systems, Inc. Subsidiaries
SUBSIDIARY LISTING

Name of Corporation	Parent	State	Entity Type	Hospital or Related Business
Dyersburg Clinic Corp.	CHS Holdings Corp.	TN	Non-Significant	Clinic Corp.

d/b/a Dyersburg Internal Medicine Clinic; Dyersburg Surgical Associates; Dyersburg Regional Women’s Center; Ridgely Medical Clinic; Dyersburg Diabetes Clinic; Dyersburg Urology Clinic; Lauderdale Medical Clinic

East Tennessee Clinic Corp.	Morristown Clinic Corp.	TN	Non-Significant	Clinic Corp.

East Tennessee Health Systems, Inc.	CHS Holdings Corp.	TN	Non-Significant	d/b/a Scott County Hospital (terminated Operating Agreement effective 1/31/05)

Easton Hospital Malpractice Assistance Fund, Inc.	Northampton Hospital Corporation	PA	Non-Significant	Non-profit

Edge Medical Clinic, Inc.	CHS Holdings Corp.	AL	Non-Significant	Clinic Corp. (sold assets effective 3/31/05)

Emporia Clinic Corp.	CHS Holdings Corp.	VA	Non-Significant	Clinic Corp.

d/b/a Gasburg Family Health Care; Primary Care of Brunswick County; South Central Virginia Pain Management; Emporia Surgical Clinic; Southern Virginia Medical Group; Southern Virginia Surgical Associates; Southern Virginia ENT and Cosmetics; Southern Virginia Internal Medicine & Nephrology; Southern Virginia Cardiology Center

Eufaula Hospital Corporation	CHS Holdings Corp.	AL	Non-Significant	d/b/a Lakeview Community Hospital; Lakeview Community Hospital Home Health Agency (sold assets effective 3/31/05)

Eufaula Clinic Corp.	CHS Holdings Corp.	AL	Non-Significant	Clinic Corp. (sold assets effective 3/31/05)

Evanston Clinic Corp.	CHS Holdings Corp.	WY	Non-Significant	d/b/a Wyoming Internal Medicine; Alpine Urology; Arrowhead Surgical Clinic

Family Home Care, Inc.	Hallmark Holdings Corp.	TN	Non-Significant	Home Health Agency

Fannin Regional Orthopaedic Center, Inc.	CHS Holdings Corp.	GA	Non-Significant	Clinic Corp.

Community Health Systems, Inc. Subsidiaries
SUBSIDIARY LISTING

Name of Corporation	Parent	State	Entity Type	Hospital or Related Business
Farmington Clinic Company, LLC	Farmington Hospital Corporation	MO	Non-Significant	Clinic Corp.

d/b/a Mineral Area Physicians; Park Hills Primary Care; Fredericktown Primary Care; Farmington Primary Care; Bonne Terre Primary Care; Maple Valley Primary Care; Mineral Area Primary Care; Mineral Area Health Care

Foley Clinic Corp.	CHS Holdings Corp.	AL	Non-Significant	Clinic Corp. d/b/a Orange Beach Family Practice

Foley Home Health Corporation	CHS Holdings Corp.	AL	Non-Significant	Home Health Services

Forrest City Clinic Company, LLC	Forest City Hospital Corporation	AR	Non-Significant	Clinic Corp.

Fort Payne Clinic Corp.	CHS Holdings Corp.	AL	Non-Significant	Clinic Corp. d/b/a DeKalb Internal Medicne

Fort Payne Home Care Corporation	CHS Holdings Corp.	AL	Non-Significant	Home Health Services d/b/a DeKalb Regional Home Health

Fort Payne RHC Corp.	CHS Holdings Corp.	AL	Non-Significant	RHC d/b/a DeKalb Clinic

Franklin Clinic Corp.	CHS Holdings Corp.	VA	Non-Significant	Clinic Corp. d/b/a Southampton Medical Group; Courtland Medical Center; Holland Family Practice; Southampton Orthopaedic and Sports Medicine Center; Southampton Surgical Associates

Galesburg Home Care Corporation	CHS Holdings Corp.	IL	Non-Significant	Home Health Services d/b/a Midwest Regional Home Care; Option Care Midwest

Galesburg In-Home Assistance, Inc.	CHS Holdings Corp.	IL	Non-Significant	Private Duty Nursing Services

Gateway Malpractice Assistance Fund, Inc.	Granite City Illinois Hospital Company, LLC	IL	Non-Significant	Non-profit

Gateway Medical Services, Inc.	CHS Holdings Corp.	FL	Non-Significant	MSO

Community Health Systems, Inc. Subsidiaries
SUBSIDIARY LISTING

Name of Corporation	Parent	State	Entity Type	Hospital or Related Business
Granbury Texas Hospital Investment Corporation	CHS Holdings Corp.	DE	Non-Significant
Granite City Clinic Corp.	CHS Holdings Corp.	IL	Non-Significant	Clinic Corp.

d/b/a Gateway Vascular and Surgical Associates; Gateway Urological Associates; Women’s Wellcare of Southwestern Illinois; Gateway Internal Medicine; Family Medicine Associates of Illinois; Gateway Surgical and Vein Care; Premiere Internal Medicine; The Center for Joint Therapy

Granite City Orthopedic Physicians Company, LLC	Granite City Hospital Corporation	IL	Non-Significant	Clinic Corp. d/b/a Illinois SW Orthopedics

Granite City Physicians Corp.	CHS Holdings Corp.	IL	Non-Significant	Clinic Corp. d/b/a Heartland Healthcare

Greenville Clinic Corp.	CHS Holdings Corp.	AL	Non-Significant	Clinic Corp.

Harris Managed Services, Inc.	National Healthcare of Newport, Inc.	AR	Non-Significant	Clinic Corp. Inactive

Harris Medical Clinics, Inc.	CHS Holdings Corp.	AR	Non-Significant	Clinic Corp. d/b/a Harris Internal Medicine Clinic; Harris Pediatric Clinic

Hartselle Physicians, Inc.	CHS Holdings Corp.	AL	Non-Significant	Clinic Corp. d/b/a Family Health of Hartselle

Haven Clinton Medical Associates, LLC	Clinton Hospital Corporation	DE	Non-Significant	Clinic Corp.

Healthcare of Forsyth County, Inc.	Hallmark Holdings Corp.	GA	Non-Significant	Owns Real Estate and Land

Heartland Malpractice Assistance Fund, Inc.	Marion Hospital Corporation	IL	Non-Significant	Non-profit

Heartland Rural Healthcare, LLC	Memorial Management, Inc.	IL	Non-Significant	Clinic Corp.

Heartland Regional Health System, LLC	Marion Hospital Corporation	IL	Non-Significant	Pending Permitted Syndication

Community Health Systems, Inc. Subsidiaries
SUBSIDIARY LISTING

Name of Corporation	Parent	State	Entity Type	Hospital or Related Business
HEH Corporation	CHS Holdings Corp.	OH	Non-Significant	Aircraft & Operations d/b/a HEH Nashville Corporation; CH Aviation

Hidden Valley Medical Center, Inc.	CHS Holdings Corp.	GA	Non-Significant	Clinic Corp. d/b/a Hidden Valley Medical Clinic-Blue Ridge; Hidden Valley Medical Clinic — Ellijay; Tri-County Women’s Health; Blue Ridge Primary Care

Highland Health Systems, Inc.	CHS Holdings Corp.	TX	Non-Significant	Inactive

Hill Regional Clinic Corp.	Hallmark Holdings Corp.	TX	Non-Significant	Clinic Corp. Inactive

Hill Regional Medical Group	NCHI of Hillsboro, Inc.	TX	Non-Significant	TX CNHO

Hood Medical Group	Community Health Investment Corporation	TX	Non-Significant	TX CNHO d/b/a Brazos Medical and Surgical Clinic; Lake Granbury Primary Care; Lake Granbury Specialty Care; Lake Granbury Hospital Care

Hood Medical Services, Inc.	CHS Holdings Corp.	TX	Non-Significant	Ambulance Inactive

Humble Texas Home Care Corporation	CHS Holdings Corp.	TX	Non-Significant	d/b/a Homecare PRN

INACTCO, Inc.	Hallmark Holdings Corp.	DE	Non-Significant	Surviving corporation for merged entities

In-Home Assistance, L.L.C.	In-Home Medical Equipment Supplies and Services, Inc. 40%	IL	Non-Significant

Community Health Systems, Inc. Subsidiaries
SUBSIDIARY LISTING

Name of Corporation	Parent	State	Entity Type	Hospital or Related Business
In-Home Medical Equipment Supplies and Services, Inc.	Galesburg Hospital Corporation	IL	Non-Significant	Member of Cottage Home Options, L.L.C. (40%) and Cottage Rehabilitation and Sports Medicine, L.L.C. (50%)

Jackson Physician Corp.	CHS Holdings Corp.	KY	Non-Significant	Clinic Corp. d/b/a Wolfe County Clinic; Beatyville Medical Clinic; Community Medical Clinic; Jackson Pediatrics Clinic; Jackson Women’s Care Clinic; Jackson Urology; Jackson Foot and Ankle Clinic

Jennersville Regional Hospital Malpractice Assistance Fund, Inc.	West Grove Hospital Corporation	PA	Non-Significant	Non-profit

Kay County Clinic Company, LLC	Kay County Hospital Corporation	OK	Non-Significant	Clinic Corp. d/b/a Ponca City Anesthesia Associates; Ponca City Diagnostic Associates; Ponca City Behavioral Medicine Associates

Kentucky River Physician Corporation	CHS Holdings Corp.	KY	Non-Significant	Primary Care Center d/b/a Jackson Medical Clinic; Booneville Medical Clinic

King’s Daughters Malpractice Assistance Fund, Inc.	Washington Hospital Corporation	MS	Non-Significant	Non-profit; inactive

Kirksville Academic Medicine, LLC	Kirksville Hospital Corporation	MO	Non-Significant	Clinic corp. d/b/a Academic Medicine

Kirksville Clinic Corp.	CHS Holdings Corp.	MO	Non-Significant	Clinic corp. d/b/a Northeast Regional Specialty Group; Women’s Health Center

Knox Clinic Corp.	CHS Holdings Corp.	IL	Non-Significant	Clinic Corp. d/b/a Galesburg Internal Medicine; Pediatric Associates of Galesburg; Knoxville Clinic; Galesburg Children’s Clinic; Galesburg Medical Arts Clinic; Galesburg Family Practice Clinic

Community Health Systems, Inc. Subsidiaries
SUBSIDIARY LISTING

Name of Corporation	Parent	State	Entity Type	Hospital or Related Business
Lake Wales Clinic Corp.	CHS Holdings Corp.	FL	Non-Significant	Clinic Corp.

d/b/a Surgical Consultants of Central Florida; Cypresswood Family Clinic; Specialty Orthopedics of Central Florida; Polk Cardiology Associates; Neurodiagnostic & Sleep Center of Polk County

Lancaster Clinic Corp.	CHS Holdings Corp.	SC	Non-Significant	Clinic Corp. d/b/a Lancaster Pediatrics; Springs Healthcare; Lancaster Urgent Care Clinic

Laredo Texas Home Care Services Company, L.P.	GP — Webb Hospital Corporation (1%); LP — Webb Hospital Holdings, LLC (99%)	TX	Non-Significant	Home Health & Hospice d/b/a Laredo Medical Center Home Health; Laredo Medical Center Hospice; Laredo Home Medical Equipment; Laredo Home Infusion

Lexington Clinic Corp.	CHS Holdings Corp.	TN	Non-Significant	Clinic Corp. d/b/a Lexington Family Care Clinic; Lexington Internal Medicine; Lexington Internal Medicine Partners

Lindenhurst Illinois Hospital Company, LLC	Waukegan Hospital Corporation	IL	Non-Significant	d/b/a Vista Medical Center Lindenhurst

Lock Haven Clinic Company, LLC	Clinton Hospital Corporation	DE	Non-Significant	Clinic Corp. d/b/a Haven Orthopedic and Sports Medicine; Haven Surgical Associates; Haven Hospitalists Professionals; Haven Healthcare for Women

Lock Haven Medical Professionals, P.C.	Richard Saylor, M.D. (via an Agreement with Clinton Hospital Corporation)	PA	Non-Significant	Physician-owned captive PC (Pottstown physician) d/b/a Community Medical Care Associates

Logan Hospital Corporation	CHS Holdings Corp.	WV	Non-Significant	Inactive

Logan, West Virginia Hospital Company, LLC	Logan Hospital Corporation	WV	Non-Significant	Inactive

Community Health Systems, Inc. Subsidiaries
SUBSIDIARY LISTING

Name of Corporation	Parent	State	Entity Type	Hospital or Related Business
Madison Clinic Corp.	CHS Holdings Corp.	TN	Non-Significant	Clinic Corp.

d/b/a Jackson Pediatric Center; Jackson Regional Surgery Center; Midsouth Surgical and Bariatrics; Regional Hospital Occ-Med Clinic; Regional Family Medicine; Eastside Primary Care; Medical Clinic of Henderson; Lexington Obstetrics and Gynecology; Regional Obstetrics and Gynecology; North Jackson Internal Medicine; Madison Surgical Clinic

Marlboro Clinic Corp.	CHS Holdings Corp.	SC	Non-Significant	Clinic Corp. d/b/a Pee Dee Pediatrics; Carolina Cardiology Associates; Marlboro Pediatrics and Allergy; Carolinas Surgical Associates; Women’s Healthcare Specialists; Palmetto Orthopedics Practice

Martin Clinic Corp.	CHS Holdings Corp.	TN	Non-Significant	Clinic Corp. d/b/a Rural Health Associates of NW TN; Martin Pediatric Clinic; Martin Specialty Clinics; Union City Women’s Specialty Clinic; Sharon Family Practice; Volunteer Physicians Center

McKenzie Clinic Corp.	CHS Holdings Corp.	TN	Non-Significant	Clinic Corp. d/b/a Family Medicine Clinic; West Carroll Medical Clinic

McNairy Clinic Corp.	CHS Holdings Corp.	TN	Non-Significant	Clinic Corp.

Memorial Hospital of Salem Malpractice Assistance Fund, Inc.	Salem Hospital Corporation	NJ	Non-Significant	Non-profit

Memorial Management, Inc.	CHS Holdings Corp.	IL	Non-Significant	Clinic Corp. d/b/a Heartland Community Health Center; Heartland Cardiovascular Surgeons; Internal Medicine of Southern Illinois; Heartland Cardiology Specialists; Delaney Clinic; Heartland Urology

Mineral Area Pharmacy and Durable Medical Equipment, LLC	Farmington Hospital Corporation	MO	Non-Significant	Retail Pharmacy and DME

Moberly Medical Clinics, Inc.	CHS Holdings Corp.	MO	Non-Significant	Clinic Corp. d/b/a Tri-County Medical Clinic; Shelbina Medical Clinic; Regional Medical Clinic; MRMC Clinic

Community Health Systems, Inc. Subsidiaries
SUBSIDIARY LISTING

Name of Corporation	Parent	State	Entity Type	Hospital or Related Business
Moberly Physicians Corp.	CHS Holdings Corp.	MO	Non-Significant	Clinic Corp.

Morristown Clinic Corp.	CHS Holdings Corp.	TN	Non-Significant	Clinic Corp. d/b/a Grainger County Family Medicine

Morristown Professional Centers, Inc.	CHS Holdings Corp.	TN	Non-Significant	Real Estate

Morristown Surgery Center, LLC	Lakeway Hospital Corporation	TN	Non-Significant	Inactive

National Healthcare of England Arkansas, Inc.	Hallmark Holdings Corp.	AR	Non-Significant	Inactive

National Healthcare of Holmes County, Inc.	Hallmark Holdings Corp.	FL	Non-Significant	Inactive

North Okaloosa Clinic Corp.	CHS Holdings Corp.	FL	Non-Significant	Clinic Corp. d/b/a Bluewater-Gateway Family Practice; Advanced Family Medicine Clinic

North Okaloosa Home Health Corp.	CHS Holdings Corp.	FL	Non-Significant	Owns Home Health Agency d/b/a Okaloosa Regional Home Health Services

North Okaloosa Surgery Venture Corp.	North Okaloosa Medical Corp.	FL	Non-Significant

Northampton Clinic Company, LLC	Northampton Hospital Corporation	DE	Non-Significant	Clinic Corp.

d/b/a Easton Area Obstetrics & Gynecology Associates; Easton Area Family Medicine Associates; Bethlehem Area Pediatric Associates; George M. Joseph, M.D. & Associates; Brighton Obstetrics & Gynecology; Cardiothoracic Surgeons of Easton; Monroe County Women’s Health Center; Easton Community Care Center 4th Street; Easton Community Care Center 22nd Street; Sullivan Trail Family Care; Easton Pulmonary Medicine Associates

Northampton Physician Services Corp.	CHS Holdings Corp.	PA	Non-Significant	Clinic Corp.

Community Health Systems, Inc. Subsidiaries
SUBSIDIARY LISTING

Name of Corporation	Parent	State	Entity Type	Hospital or Related Business
Northeast Medical Center, L.P.	Community LP Corp.-99.5%; Community GP Corp. - .5%	DE	Non-Significant	d/b/a Northeast Medical Center; Northeast Medical Center Home Health (sold assets effective 3/31/05)

Oak Hill Clinic Corp.	CHS Holdings Corp.	WV	Non-Significant	Clinic Corp. d/b/a Plateau Surgical Associates; Plateau Cardio-Pulmonary Associates

Olive Branch Clinic Corp.	CHS Holdings Corp.	MS	Non-Significant	Inactive

Olive Branch Hospital, Inc.	CHS Holdings Corp.	MS	Non-Significant	Inactive

Parkway Medical Clinic, Inc.	Hallmark Holdings Corp.	AL	Non-Significant	Clinic Corp.

Parkway Regional Medical Clinic, Inc.	CHS Holdings Corp.	KY	Non-Significant	Clinic Corp. d/b/a Women’s Wellness Center; Doctors Clinic of Family Medicine; South Fulton Family Clinic

Payson Healthcare Management, Inc.	CHS Holdings Corp.	AZ	Non-Significant	d/b/a Payson Regional Bone & Joint; Payson Pediatrics

Pennsylvania Medical Professionals, P.C.	Richard Saylor, M.D. (via an Agreement with Pottstown Hospital Company, LLC)	PA	Non-Significant	Physician-owned captive PC

d/b/a Brandywine Hospitalist Group; Medical Specialists of Northampton; Pottstown Hospitalist Associates; Chestnut Hill Community Medical Associates; Chestnut Hill Hospital Care Associates

Petersburg Clinic Company, LLC	Virginia Hospital Company, LLC — 99%; CHIC—1%	VA	Non-Significant	Clinic Corp.

d/b/a Southside Hospitalist Group; Southside Thoracic Surgery; Southside GI Specialists; Health Care Plus (Colonial Heights & Chesterfield); Southside General Surgery; Interventional Pain Specialists; Community Cardiology and Internal Medicine

Phillips Clinic Corp.	CHS Holdings Corp.	AR	Non-Significant	Clinic Corp. d/b/a Helena Medical Clinic

Community Health Systems, Inc. Subsidiaries
SUBSIDIARY LISTING

Name of Corporation	Parent	State	Entity Type	Hospital or Related Business
Phoenixville Clinic Company, LLC	Phoenixville Hospital Company, LLC	DE	Non-Significant	Clinic Corp. d/b/a Phoenixville Surgical Associates; Phoenix Family and Sports Medicine; Hematology/Oncology Associates of Phoenixville; Collegeville Primary Care

Phoenixville Hospital Malpractice Assistance Fund, Inc.	Phoenixville Hospital Company, LLC	PA	Non-Significant	Non-profit

Physician Practice Support, Inc.	CHS Holdings Corp.	TN	Non-Significant	Employed Physician Collections

Plymouth Hospital Corporation	CHS Holdings Corp.	NC	Non-Significant	Inactive (former as of 6/30/05 manager of Washington County Hospital, Plymouth, NC)

Polk Medical Services, Inc.	CHS Holdings Corp.	TN	Non-Significant	Ambulance

Ponca City Home Care Services, Inc.	CHS Holdings Corp.	OK	Non-Significant	Home Health Services d/b/a At Home Medical of Ponca City

Porter Health Services, LLC	NWI Hospital Holdings, LLC	DE	Non-Significant

Porter Physician Services, LLC	NWI Hospital Holdings, LLC	DE	Non-Significant	Clinic Corp.

Pottstown Clinic Company, LLC	Pennsylvania Hospital Company, LLC — 99%; Hallmark Healthcare Corporation — 1%	DE	Non-Significant	Clinic Corp. d/b/a Coventry Family Care; Coventry Pediatrics; Berks Family Care; Coventry Family Care at the Court at Limerick; Coventry Hospitalists; Coventry Medical Group

Pottstown Hospital Corporation	CHS Holdings Corp.	PA	Non-Significant	Inactive

Pottstown Imaging Company, LLC	Pennsylvania Hospital Company, LLC — 99%; Hallmark Healthcare Corporation — 1%	DE	Non-Significant	d/b/a Pottstown Imaging Center

Pottstown Memorial Malpractice Assistance Fund, Inc.	Pottstown Hospital Company, LLC	PA	Non-Significant	Non-profit

Community Health Systems, Inc. Subsidiaries
SUBSIDIARY LISTING

Name of Corporation	Parent	State	Entity Type	Hospital or Related Business
Professional Account Services Inc.	CHS Holdings Corp.	TN	Non-Significant	Hospital Collections d/b/a Community Account Services, Inc. (only in the states of TX, AR, NM & CA)

Red Bud Clinic Corp.	CHS Holdings Corp.	IL	Non-Significant	Clinic Corp. d/b/a Red Bud Surgical Specialists; Red Bud Regional Family Health; Red Bud Regional Internal Medicine & Pediatrics; Red Bud Anesthesia Group; Red Bud Internal Medicine and Geriatrics

River to River Heart Group, LLC	Memorial Management, Inc.	IL	Non-Significant	Clinic Corp.

River West Clinic Corp.	CHS Holdings Corp.	LA	Non-Significant	Clinic Corp. d/b/a Westside Surgical Specialty Clinic

Roswell Clinic Corp.	CHS Holdings Corp.	NM	Non-Significant	Clinic Corp. d/b/a Ruidoso Family Care Center

Roswell Community Hospital Investment Corporation	CHS Holdings Corp.	DE	Non-Significant	Inactive

Russell County Clinic Corp.	Russell County Medical Center, Inc.	VA	Non-Significant	Clinic Corp.

d/b/a Community Medical Care; Appalachian Urology Center; Generations Healthcare for Women; Lebanon Orthopedics; Lebanon Pediatrics; Appalachian Psychiatric Associates; Pinnacle Surgical Care

Ruston Clinic Company, LLC	Ruston Hospital Corporation	DE	Non-Significant	Clinic Corp. d/b/a OB/GYN Associates of Ruston; Lincoln Surgical Associates; La Femme Obstetrics and Gynecology

Salem Clinic Corp.	CHS Holdings Corp.	NJ	Non-Significant	Clinic Corp. d/b/a Children’s Healthcare Center; South Jersey Family Care Center; Salem County Surgical Associates

Community Health Systems, Inc. Subsidiaries
SUBSIDIARY LISTING

Name of Corporation	Parent	State	Entity Type	Hospital or Related Business
Salem Medical Professionals, P.C.	Curtis Lockwood, D.O. (via an Agreement with Salem Hospital Corporation)	NJ	Non-Significant	Physician-owned captive PC (Salem physician) d/b/a Children’s Healthcare Center; South Jersey Family Care Center; Salem County Surgical Associates

San Miguel Clinic Corp.	CHS Holdings Corp.	NM	Non-Significant	Clinic Corp. d/b/a Alta Vista Surgical Specialists; Alta Vista Hospitalist Group; Alta Vista Urological Specialists; Rio Vista OB/Gyn

Scenic Managed Services, Inc.	Big Springs Hospital Corporation	TX	Non-Significant	MSO

Senior Circle Association (not-for-profit)	CHS Holdings Corp.	TN	Non-Significant	Seniors’ Organization

Shelbyville Clinic Corp.	CHS Holdings Corp.	TN	Non-Significant	Clinic Corp. d/b/a Surgical Specialty Services; Shelbyville Pulmonary Services; Shelbyville Surgical Clinic; Shelbyville Women’s Center

SMMC Medical Group	Big Spring Hospital Corporation	TX	Non-Significant	TX CNHO

Southern Illinois Medical Care Associates, LLC	Memorial Management, Inc.	IL	Non-Significant	Clinic Corp.

Sunbury Clinic Company, LLC	Sunbury Hospital Corporation	DE	Non-Significant	Clinic Corp.

d/b/a Community Care Family Practice of Sunbury; Community Care Family Practice of Selinsgrove; Community Care Internal Medicine of Sunbury; Community Care Internal Medicine of Shamokin Dam; Community Care Pulmonary Medicine of Sunbury; Sunbury Anesthesia Group

Community Health Systems, Inc. Subsidiaries
SUBSIDIARY LISTING

Name of Corporation	Parent	State	Entity Type	Hospital or Related Business
Three Rivers Medical Clinics, Inc.	CHS Holdings Corp.	KY	Non-Significant	Clinic Corp. d/b/a Big Sandy Family Care

Timberland Medical Group	Cleveland Regional Medical Center, L.P; Big Bend Hospital Corporation; Jourdanton Hospital Corporation	TX	Non-Significant	TX CNHO d/b/a Big Bend Women’s Health Center; Ear Nose & Throat Associates of Texas; Big Bend Surgical Associates; Aledo Primary Care Clinic

Tooele Clinic Corp.	CHS Holdings Corp.	UT	Non-Significant	Clinic Corp.

d/b/a Mountain West Surgical Service Associates; Mountain West Internal Medicine and Women’s Health; Mountain West OB/GYN Clinic; Oquirrh Surgical Services; Deseret Peak Women’s Center; Stansbury Family Medicine

Troy Hospital Corporation	CHS Holdings Corp.	AL	Non-Significant	d/b/a Troy Regional Medical Center, Edge Regional Medical Center (sold assets effective 3/31/05)

Washington Clinic Corp.	CHS Holdings Corp.	MS	Non-Significant	Clinic Corp. d/b/a Occupational Health Services Clinic (sold assets effective 3/31/05)

Washington Hospital Corporation	CHS Holdings Corp.	MS	Non-Significant	d/b/a The King’s Daughters Hospital; The King’s Daughters Hospital Skilled Nursing Facility; Leland Rural Health Clinic; Greenville Rural Health Clinic (sold assets effective 3/31/05)

Washington Physician Corp.	CHS Holdings Corp.	MS	Non-Significant	Clinic Corp. d/b/a The Women’s Clinic at The King’s Daughters Hospital; The King’s Daughters Anesthesia Group; The King’s Daughters Gastroenterology Group (sold assets effective 3/31/05)

Waukegan Clinic Corp.	Waukegan Hospital Corporation	IL	Non-Significant	Clinic Corp.

Community Health Systems, Inc. Subsidiaries
SUBSIDIARY LISTING

Name of Corporation	Parent	State	Entity Type	Hospital or Related Business
Waukegan Hospice Corp.	Waukegan Hospital Corporation	IL	Non-Significant	d/b/a Star Hospice of Vista Health

West Grove Clinic Company, LLC	West Grove Hospital Corporation	DE	Non-Significant	Clinic Corp. d/b/a Jennersville Surgical Associates; Jennersville Orthopaedics & Sports Medicine; Jennersville Hospitalist Associates; Jennersville Gastroenterology Associates

Western Arizona Regional Home Health and Hospice, Inc.	CHS Holdings Corp.	AZ	Non-Significant	Owns Home Health Agency d/b/a Mohave Home Health; Mohave Hospice

White County Physician Services, Inc.	CHS Holdings Corp.	TN	Non-Significant	Clinic Corp.

d/b/a Doyle Medical Clinic; White County Medical Associates; White County Women’s Healthcare; White County Pediatrics and Internal Medicine; American Ear, Nose & Throat; Center for Digestive Healthcare; Center for Urologic Care; Pulmonology Associates of White County

Wichita Falls Texas Home Care Corporation	CHS Holdings Corp.	TX	Non-Significant	d/b/a North Texas Home Health

Wichita Falls Texas Private Duty Corporation	CHS Holdings Corp.	TX	Non-Significant	d/b/a Carepartners

Williamston Clinic Corp.	CHS Holdings Corp.	NC	Non-Significant	Clinic Corp. d/b/a University Family Medicine Center; Northeastern Primary Care Group; Roanoke Women’s Healthcare; Coastal Pulmonary Clinic of Williamston; Roanoke Orthopedics

Women’s Health Care Associates of Phoenixville, LLC	Phoenixville Hospital Company, LLC	DE	Non-Significant	Clinic Corp.

Arusha LLC	Coatesville Hospital Corporation 65%	PA	Permitted Joint Venture Subsidiary	d/b/a The Surgery Center of Chester County 12 physician investors own 35%

Carolina Surgery Center, LLC	Lancaster Hospital Corporation 50.88%	SC	Permitted Joint Venture Subsidiary	Joint Venture 14 physician investors own 49.12%

Chestnut Hill Health System, LLC	CHHS Holdings, LLC 85%	DE	Permitted Joint Venture Subsidiary	Joint Venture The Trustees of the University of Pennsylvania (15%)

Community Health Systems, Inc. Subsidiaries
SUBSIDIARY LISTING

Name of Corporation	Parent	State	Entity Type	Hospital or Related Business
Cottage Rehabilitation and Sports Medicine, L.L.C.	In-Home Medical Equipment Supplies and Services, Inc. 50%	IL	Permitted Joint Venture Subsidiary	Joint Venture (acquired in a Permitted Acquisition)

Crestview Professional Condominiums Association, Inc.	Crestview Hospital Corporation 66.402%	FL	Permitted Joint Venture Subsidiary	Not-for-profit condominium association. Kalliope Zachos (wife of Tom Zachos, M.D.) — 12.145% West Florida Medical Centers, Inc. (HCA) — 21.453%

Diagnostic Imaging Management of Brandywine Valley, LLC	Coatesville Hospital Corporation 50%	PA	Permitted Joint Venture Subsidiary	Member of Diagnostic Imaging of Brandywine Valley, LP Physicians of Brandywine Valley, LLC (50%)

Diagnostic Imaging of Brandywine Valley, LP	Diagnostic Imaging Management of Brandywine Valley, LLC — GP 1%	PA	Permitted Joint Venture Subsidiary	Joint Venture Imaging Center Coatesville Hospital Corporation — LP (49.5%) Physicians of Brandywine Valley, LLC — LP (49.5%)

Edwardsville Ambulatory Surgery Center, LLC	Granite City Illinois Hospital Company, LLC 70.15%	IL	Permitted Joint Venture Subsidiary	ASC; (acquired in a Permitted Acquisition)

Healthsouth/Woodlands Surgery Center of Cullman, LLC	Cullman Surgery Venture Corp. 25%	AL	Minority Interest Entity	Joint Venture Surgery Center Cullman Outpatient Surgery, LLC (50%) Healthsouth S.C. of Cullman, Inc. (25%)

HealthTrust Purchasing Group, L.P.	CHS/Community Health Systems, Inc.	DE	Minority Interest Entity	5.56% limited partner interest

Lancaster Imaging Center, LLC	Lancaster Hospital Corporation 51%	SC	Permitted Joint Venture Subsidiary	Mark Langdon, M.D. (49%)

Leesville Diagnostic Center, L.P.	National Healthcare of Leesville, Inc. 51%	DE	Permitted Joint Venture Subsidiary	Joint Venture Imaging Center with 26 physician investors (49%)

Leesville Surgery Center, LLC	National Healthcare of Leesville, Inc. 59.43%	DE	Permitted Joint Venture Subsidiary	Joint Venture Surgery Center with 18 physician investors (40.57%)

Community Health Systems, Inc. Subsidiaries
SUBSIDIARY LISTING

Name of Corporation	Parent	State	Entity Type	Hospital or Related Business
Mohave Imaging Center, LLC	Bullhead City Imaging Corporation 51%	AZ	Permitted Joint Venture Subsidiary	Colorado River Radiology, P.C. 49% (Dr. Lash)

New Concepts Open MRI, LLC	Kirksville Missouri Hospital Company, LLC 60%	MO	Syndication Subsidiary	Joint Venture (MRI) with Dr. Adams (40%)

Peerless Healthcare, LLC	Cleveland Hospital Corporation	TN	Non-significant	Owns land for future development

Riverside MSO, LLC	Martin Clinic Corp. 26.93%	TN	Minority Interest Entity	17 physician investors hold 3.8457% each Jackson Clinic, P.A. holds 7.6914%

Silver Creek MRI, LLC	Bullhead City Imaging Corporation 51%	AZ	Permitted Joint Venture Subsidiary	Colorado River Radiology, P.C. 49% (Dr. Lash)

Southern Chester County Medical Building I	West Grove Hospital Corporation 32.957%	PA	Minority Interest Entity	Joint Venture; acquired in a Permitted Acquisition

Southern Chester County Medical Building II	West Grove Hospital Corporation 41.1766%	PA	Minority Interest Entity	Joint Venture acquired in a Permitted Acquisition

The Surgery Center of Salem County, L.L.C.	Salem Hospital Corporation 80%	NJ	Permitted Joint Venture Subsidiary	Joint Venture (ASC); 50% (acquired in a Permitted Acquisition); 30% (acquired as an investment)

Western Illinois Kidney Center, L.L.C.	Galesburg Hospital Corporation 50%	IL	Permitted Joint Venture Subsidiary	Joint Venture (acquired in a Permitted Acquisition)

Bullhead City Hospital Investment Corporation	CHS Holdings Corp.	DE	Permitted Syndication Subsidiary	98.04% of stock is owned owns Bullhead City Hospital Corporation

Community Health Systems, Inc. Subsidiaries
SUBSIDIARY LISTING

Name of Corporation	Parent	State	Entity Type	Hospital or Related Business
Kirksville Missouri Hospital Company, LLC	Kirksville Hospital Corporation	MO	Permitted Syndication Subsidiary	82% of equity is owned

d/b/a Northeast Regional Medical Center Northeast Home Health Services; Northeast Regional Health and Fitness Center; Northeast Regional Health System; Family Health Center of Edina; A.T. Still Rehabilitation Center

Lake Wales Hospital Investment Corporation	CHS Holdings Corp.	FL	Permitted Syndication Subsidiary	94.11% of stock is owned owns Lake Wales Hospital Corporation
Lake Wales Medical Center 410 South 11th Street Lake Wales, FL 33853 (Polk) Lake Wales Hospital Corporation (FL)

Laredo Texas Hospital Company, L.P.	GP — Webb Hospital Corporation (.0159%);	TX	Permitted Syndication Subsidiary	95.14575% owned
	LP — Webb Hospital Holdings, LLC (95.1316%)			d/b/a Laredo Medical Center; LMC Ambulatory Care Center— North; LMC Outpatient Diagnostic Center; LMC Lamar Bruni Vergara Rehabilitation Center; LMC Child Care Center; LMC Outpatient Diagnostic Center — South; Zapata Minor Care Center; Zapata EMS; Zapata Medical Center

North Okaloosa Medical Corp. North Okaloosa Medical Center 151 Redstone Avenue, S.E. Crestview, FL 32539-6026 (Okaloosa) Crestview Hospital Corporation (FL)	CHS Holdings Corp.	FL	Permitted Syndication Subsidiary	95.31% of stock owned owns Crestview Hospital Corporation

Northwest Indiana Health System, LLC	NWI Hospital Holdings, LLC	DE	Permitted Syndication Subsidiary	Permitted Syndication Transaction (see Schedule 6.05(b)) owns 100% of Porter Hospital, LLC

Bullhead City Hospital Corporation Western Arizona Regional Medical Center 2735 Silver Creek Road Bullhead City, AZ 86442 (Mohave) Bullhead City Hospital Corporation (AZ)	Bullhead City Hospital Investment Corporation	AZ	Subsidiary of Permitted Syndication Subsidiary	d/b/a Western Arizona Regional Medical Center; Western Arizona Regional Medical Center Home Health Agency; Western Arizona Regional Medical Center Hospice; W.A.R.M.C. Imaging Center

Community Health Systems, Inc. Subsidiaries
SUBSIDIARY LISTING

Name of Corporation	Parent	State	Entity Type	Hospital or Related Business
Crestview Hospital Corporation	North Okaloosa Medical Corp.	FL	Subsidiary of Permitted Syndication Subsidiary	d/b/a North Okaloosa Medical Center; North Okaloosa Medical Center Home Health; Gateway Medical Clinic; Hospitalist Services of Okaloosa County; Baker Clinic; Baker Medical Clinic; Gateway Medical Clinic — Baker; Bluewater Bay Medical Center; North Okaloosa Medical Center — Transitional Care Unit

Lake Wales Hospital Corporation	Lake Wales Hospital Investment Corporation	FL	Subsidiary of Permitted Syndication Subsidiary	d/b/a Lake Wales Medical Centers

Porter Hospital, LLC	Northwest Indiana Health System, LLC	DE	Subsidiary of Permitted Syndication Subsidiary

Triad Healthcare Corporation (f/k/a Triad Hospitals, Inc.) Subsidiaries
SUBSIDIARY LISTING

STATE AND
NAME/FEIN	DATE	PARENT	ENTITY TYPE	HOSPITAL DBA
5300 Grand Limited Partnership 73-1306794	Oklahoma	[Deaconess Hospital Holdings, LLC (1% GP and 68% LP)]	Permitted Joint Venture Subsidiary

A Woman’s Place, LLC 47-0890486	Delaware 10/2/02	Carolinas Medical Alliance, Inc.	Non-Significant Subsidiary

Abilene Hospital, LLC 46-0496920	Delaware 8/23/02	Abilene Merger, LLC	Material

Abilene Merger, LLC 46-0496918	Delaware 8/23/02	Triad Holdings V, LLC (Formerly Quorum, Inc.)	Material

Affinity Health Systems, LLC 20-3391769	Delaware 8/30/05	Birmingham Holdings, LLC	Permitted Joint Venture Subsidiary	Owns 100% Affinity Hospital, LLC

Affinity Hospital, LLC 20-3391873	Delaware 8/30/05	Affinity Health Systems, LLC	Permitted Joint Venture Subsidiary	Trinity Medical Center (Birmingham, AL)

Affinity Physician Services, LLC 20-3391830	Delaware 8/30/05	Affinity Health Systems, LLC	Permitted Joint Venture Subsidiary

Alaska Physician Services, LLC 37-1476579	Delaware 9/26/03	Mat-Su Valley Medical Center, LLC	Permitted Joint Venture Subsidiary

Alice Hospital, LLC 62-1762534	Delaware 11/9/98	APS Medical, LLC	Inactive

Alice Surgeons, LLC 62-1762533	Delaware 11/9/98	APS Medical, LLC	Inactive

American Health Facilities Development, LLC 62-1744953	Delaware 7/1/98	Quorum Health Resources, LLC	Non-Significant Subsidiary

Anesthesiology Group of Hattiesburg, LLC 62-1762423	Delaware 9/16/03	QHG of Hattiesburg, Inc.	Non-Significant Subsidiary

APS Medical, LLC 62-1769684	Delaware 2/3/99	Tennyson Holdings, Inc.	Non-Significant Subsidiary

Triad Healthcare Corporation (f/k/a Triad Hospitals, Inc.) Subsidiaries
SUBSIDIARY LISTING

STATE AND
NAME/FEIN	DATE	PARENT	ENTITY TYPE	HOSPITAL DBA
Arizona ASC Management, Inc. 62-1606155	Arizona 4/4/95	Triad Holdings, III	Non-Significant Subsidiary

Arizona DH, LLC 91-2065656	Delaware 7/6/2000	Triad Holdings III, LLC	Material

Arizona Medco, LLC 62-1769646	Delaware 2/3/99	Tennyson Holdings, Inc.	Permitted Joint Venture Subsidiary

ARMC, LP 46-0496933	Delaware 8/23/02	Triad-ARMC, LLC — GP (1%) Abilene Hospital, LLC — LP (99%)	Material	Abilene Regional Medical Center, Abilene, TX

Augusta Health System, LLC 20-5112273	Delaware 6/22/06	CSRA Holdings, LLC (65.16%)	Permitted Syndication Subsidiary

Augusta Hospital, LLC 20-5112383	Delaware 6/22/06	Augusta Health System, LLC	Subsidiary of Permitted Syndication Subsidiary	Trinity Hospital of Augusta, Augusta, GA

Augusta Physician Services, LLC 20-5112086	Delaware 6/22/06	CSRA, LLC	Non-Significant Subsidiary

Barberton Health System, LLC 34-1840858	Delaware 9/12/96	QHG of Barberton, Inc. — 93.5%	Permitted Joint Venture Subsidiary	Barberton Citizens Hospital, Barberton, OH

Barberton Physician Services, LLC 48-0890496	Delaware 10/2/02	Barberton Health System, LLC	Permitted Joint Venture Subsidiary

Beauco, LLC 62-1771881	Delaware 2/3/99	Tennyson Holdings, Inc.	Inactive

Beaumont Medical Center, L.P. 62-1762518	Delaware 11/17/98	Beaumont Regional, LLC — GP (1%) Hospital of Beaumont, LLC — LP (99%)	Inactive

Beaumont Regional, LLC 62-1762517	Delaware 11/9/98	Beauco, LLC	Inactive

Birmingham Holdings, LLC 20-3320362	Delaware 8/11/05	Triad Holdings V, LLC	Material

Triad Healthcare Corporation (f/k/a Triad Hospitals, Inc.) Subsidiaries
SUBSIDIARY LISTING

STATE AND
NAME/FEIN	DATE	PARENT	ENTITY TYPE	HOSPITAL DBA
Bluffton Health System, LLC 62-1792272	Delaware 11/16/99	QHG of Bluffton, Inc. — 99% Frankfort Health Partner, Inc. — 1%	Material	Bluffton Regional Medical Center, Bluffton, IN

Bluffton Physician Services, LLC 20-3904383	Delaware 12/1/05	QHG of Bluffton, Inc.	Non-Significant Subsidiary

Brazos Medco, LLC 62-1771852	Delaware 2/3/99	Tennyson Holdings, Inc.	Non-Significant Subsidiary

Brazos Valley of Texas, L.P. 62-1766951	Delaware 12/22/98	Brazos Valley Surgical Center, LLC — GP (1%) BVSC, LLC — LP (99%)	Non-Significant Subsidiary

Brazos Valley Surgical Center, LLC 62-1766953	Delaware 12/22/98	Brazos Medco, LLC	Non-Significant Subsidiary

Broken Arrow Medical Group, LLC 20-4541066	Delaware 3/20/06	Triad-South Tulsa Hospital Company, Inc.	Non-Significant Subsidiary

Brownwood Hospital, L.P. 62-1762521	Delaware 11/19/98	Brownwood Medical Center, LLC — GP (1%) Medical Center of Brownwood, LLC — LP (99%)	Material	Brownwood Regional Medical Center, Brownwood, TX

Brownwood Medical Center, LLC 62-1762523	Delaware 11/9/98	Southern Texas Medical Center, LLC	Material

BVSC, LLC 62-1766949	Delaware 12/22/98	Brazos Medco, LLC	Non-Significant Subsidiary

Carlsbad Medical Center, LLC 62-1762526	Delaware 11/9/98	Tennyson Holdings, Inc.	Material	Carlsbad Medical Center, Carlsbad, NM

Carolinas Medical Alliance, Inc. 62-1671678	South Carolina 1/23/97	Triad Holdings V, LLC	Non-Significant Subsidiary

Carolinas OB/GYN Medical Group, LLC 47-0890495	Delaware 10/2/02	Carolinas Medical Alliance, Inc.	Non-Significant Subsidiary

Cedar Park Health System, L.P. 20-3904667	Delaware 12/6/05	CP Hospital GP, LLC — GP (1%) CPLP, LLC — LP (79%)	Permitted Joint Venture Subsidiary	Cedar Park Regional Medical Center, Cedar Park, TX (under construction summer 2007)

Triad Healthcare Corporation (f/k/a Triad Hospitals, Inc.) Subsidiaries
SUBSIDIARY LISTING

STATE AND
NAME/FEIN	DATE	PARENT	ENTITY TYPE	HOSPITAL DBA
Central Arkansas Anesthesia Services, LLC 20-3234513	Delaware 7/26/05	Searcy Holdings, LLC	Inactive

Central Arkansas Pharmacy, LLC 81-0572897	Delaware 4/6/99	Searcy Holdings, LLC	Inactive

Central Arkansas Physician Services, LLC 62-1769627	Delaware 10/20/03	Searcy Holdings, LLC	Inactive

Central Arkansas Real Property, LLC 62-1767888	Delaware 1/27/99	Tennyson Holdings, Inc.	Inactive

Claremore Anesthesia, LLC 52-2379856	Delaware 10/2/02	Claremore Regional Hospital, LLC	Non-Significant Subsidiary

Claremore Diagnostic Center, LLC 71-0906513	Delaware 6/8/04	Claremore Regional Hospital, LLC	Non-Significant Subsidiary

Claremore Internal Medicine, LLC 52-2379870	Delaware 10/02/02	Triad Holdings IV, LLC	Non-Significant Subsidiary

Claremore Physicians, LLC 62-1772261	Delaware 3/2/99	Triad Holdings IV, LLC	Non-Significant Subsidiary

Claremore Regional Hospital, LLC 62-1757649	Delaware 10/15/98	Triad Holdings IV, LLC	Material	Claremore Regional Hospital, Claremore, OK

Clarksville Health System, G.P. 20-3500835	Delaware 9/19/05	Clarksville Holdings, LLC — 80%	Permitted Joint Venture Subsidiary	Gateway Health System, Clarksville, TN

Clarksville Holdings, LLC 20-3320418	Delaware 8/11/05	River Region Medical Corporation	Material

Clarksville Physician Services, G.P. 20-3500913	Delaware 9/19/05	Clarksville Holdings, LLC — 80%	Permitted Joint Venture Subsidiary

Triad Healthcare Corporation (f/k/a Triad Hospitals, Inc.) Subsidiaries
SUBSIDIARY LISTING

STATE AND
NAME/FEIN	DATE	PARENT	ENTITY TYPE	HOSPITAL DBA
Clinico, LLC 62-1771864	Delaware 2/3/99	Triad Holdings IV, LLC	Inactive

Clinton County Health System, LLC 52-2024217	Delaware 2/28/97	QHG of Clinton County, Inc. — 99% Frankfort Health Partners, Inc. — 1%	Inactive

C-OK, LLC 81-0572900	Delaware 3/31/99	Tennyson Holdings, Inc.	Non-Significant Subsidiary

College Station Hospital, L.P. 62-1762360	Delaware 11/17/98	College Station Medical Center, LLC — GP (1%) CSMC, LLC — LP (99%)	Material	College Station Medical Center, College Station, TX

College Station Medical Center, LLC 62-1762359	Delaware 11/9/98	College Station Merger, LLC	Material

College Station Merger, LLC 62-1771861	Delaware 2/3/99	Tennyson Holdings, Inc.	Material

Coronado Hospital, LLC 62-1762361	Delaware 11/9/98	Coronado Medical, LLC	Inactive

Coronado Medical, LLC 62-1769696	Delaware 2/3/99	Tennyson Holdings, Inc.	Inactive

CP Hospital GP, LLC 20-3904557	Delaware 12/6/05	Tennyson Holdings, LLC	Material

CPLP, LLC 20-3904614	Delaware 12/6/05	Tennyson Holdings, LLC	Material

Crestwood Healthcare, L.P. 62-1647983	Delaware 4/23/96	Crestwood Hospital, LLC — GP (20.02%) Crestwood Hospital LP, LLC — LP (60.35%)	Permitted Syndication Subsidiary	Crestwood Medical Center, Huntsville, AL

Crestwood Hospital, LLC 62-1769644	Delaware 2/3/99	Triad Holdings III, LLC	Material

Crestwood Hospital LP, LLC 62-1762369	Delaware 11/9/98	Crestwood Hospital, LLC	Material

Triad Healthcare Corporation (f/k/a Triad Hospitals, Inc.) Subsidiaries
SUBSIDIARY LISTING

STATE AND
NAME/FEIN	DATE	PARENT	ENTITY TYPE	HOSPITAL DBA
Crestwood Surgery Center, LLC 20-3254140	Delaware 4/29/05	Crestwood Healthcare, LP	Subsidiary of Permitted Syndication Subsidiary

Crossroads Healthcare Management, LLC 74-2813578	Texas 1/23/97	VHC Holding, LLC 55.5%	Permitted Joint Venture Subsidiary

CSDS, LLC 75-2828352	Delaware 4/23/99	Triad Holdings III, LLC	Non-Significant Subsidiary

CSMC, LLC 62-1762362	Delaware 11/9/98	College Station Merger, LLC	Material

CSRA Holdings, LLC 20-5111915	Delaware 6/22/06	QHG Georgia Holdings, Inc.	Material

Dallas Physician Practice, L.P. 62-1771848	Delaware 2/2/99	DFW Physerv, LLC — GP (1%) Dallas Phy Service, LLC — LP (99%)	Non-Significant Subsidiary

Dallas Phy Service, LLC 62-1769544	Delaware 2/2/99	Tennyson Holdings, Inc. (94.87%)	Non-Significant Subsidiary

Day Surgery, Inc. 48-0813816	Kansas 4/6/74	Triad Holdings III, LLC	Inactive

Deaconess Health System, LLC 20-2257411	Delaware 1/28/05	Deaconess Hospital Holdings, LLC — 88.96%	Permitted Syndication Subsidiary	Deaconess Hospital, Oklahoma City, OK

Deaconess Holdings, LLC 47-0890490	Delaware 10/2/02	Triad Holdings IV, LLC	Material

Deaconess Hospital Holdings, LLC 20-2401268	Delaware 2/25/05	Deaconess Holdings, LLC — 80%	Material

Deaconess Metropolitan Physicians, LLC 20-5438965	Delaware 8/14/06	Deaconess Hospital Holdings, LLC	Non-Significant Subsidiary

Triad Healthcare Corporation (f/k/a Triad Hospitals, Inc.) Subsidiaries
SUBSIDIARY LISTING

STATE AND
NAME/FEIN	DATE	PARENT	ENTITY TYPE	HOSPITAL DBA
Deaconess Physician Services, LLC 20-2257462	Delaware 1/31/05	Deaconess Hospital Holdings, LLC	Non-Significant Subsidiary

Denton ASC — GP, LLC 47-0926558	Delaware 8/8/03	TTHR Limited Partnership	Permitted Joint Venture Subsidiary

Denton Surgery Center, L.P. 47-0926556	Delaware 8/8/03	Denton ASC-GP, LLC — GP (1.16%) TTHR Limited Partnership — LP (88.4%)	Permitted Joint Venture Subsidiary

DeQueen Regional I, LLC 75-2849010	Delaware 11/24/99	Triad Holdings III, LLC	Inactive

Desert Hospital Holdings, LLC 20-8111921	Delaware 12/20/06	Tennyson Holdings, Inc.	Material

Detar Hospital, LLC 62-1764943	Delaware 9/23/98	VHC Medical, LLC	Material

DFW Physerv, LLC 62-1771842	Delaware 2/2/99	Tennyson Holdings, Inc.	Non-Significant Subsidiary

DHSC, LLC 20-2871473	Delaware 5/19/05	Massillon Community Health System, LLC	Permitted Joint Venture Subsidiary	Affinity Medical Center — Doctors Campus, Massillon, OH

Doctors Hospital Physician Services, LLC 55-0799022	Delaware 10/2/02	Massillon Health System, LLC	Permitted Joint Venture Subsidiary

Doctors Medical Center, LLC 62-1762365	Delaware 11/9/98	Mid-Plains, LLC	Inactive

Doctors of Laredo, LLC 62-1762366	Delaware 11/9/98	Mid-Plains, LLC	Inactive

Douglas Medical Center, LLC 62-1762367	Delaware 11/9/98	Tennyson Holdings, Inc.	Inactive

Dukes Health System, LLC 52-2379885	Delaware 10/2/02	QHG of Clinton County, Inc.	Material	Dukes Memorial Hospital, Peru, IN

Triad Healthcare Corporation (f/k/a Triad Hospitals, Inc.) Subsidiaries
SUBSIDIARY LISTING

STATE AND
NAME/FEIN	DATE	PARENT	ENTITY TYPE	HOSPITAL DBA
Dukes Physician Services, LLC 52-2379890	Delaware 10/2/02	QHG of Clinton County, Inc.	Non-Significant Subsidiary

Dupont Hospital, LLC 62-1801445	Delaware 11/9/99	St. Joseph Health System, LLC — 72.03%	Permitted Syndication Subsidiary	Dupont Hospital, Fort Wayne, IN

E.D. Clinics, LLC 62-1762068	Delaware 11/19/98	Arizona Medco, LLC	Inactive

EL Med, LLC (Formerly EL Dorado Medical Center, LLC 62-1754930	Delaware 9/23/98	Arizona Medco, LLC	Non-Significant Subsidiary

EI Dorado Surgery Center, L.P. 85-0474225	Delaware 10/3/00	Samaritan Surgicenters of Arizona II, L.L.C. — GP (62.152%)	Permitted Joint Venture Subsidiary

Eye Institute of Southern Arizona, LLC 62-1772259	Delaware 3/2/99	Tennyson Holdings, Inc.	Non-Significant Subsidiary	Arizona — forced d/b/a SA Eye Institute, LLC

Fairmont Health System, LLC 62-1772323	Delaware 2/16/99	Triad Holdings IV, LLC	Inactive

Florence ASC Management, LLC 62-1771847	Delaware 2/3/99	QHG of South Carolina, Inc.	Non-Significant Subsidiary

Fort Wayne Surgery Center, LLC	Indiana	Dupont Hospital, LLC	Permitted Joint Venture Subsidiary

Frankfort Health Partner, Inc. 35-2009540	Indiana 3/3/97	Triad Holdings V, LLC	Material

Gadsden Regional Medical Center, LLC 63-1102774	Delaware 1/1/07	GRMC Holdings, LLC	Material	Gadsden Regional Medical Center, Gadsden, AL

Gadsden Regional Primary Care, LLC 63-1141940	LLC — Alabama filed 12/27/06 Effective 1/1/07	Triad Holdings V, LLC	Non-Significant Subsidiary	Formerly an Inc. — Alabama 3/31/95 Inc. was dissolved in Alabama 12/27/06

Triad Healthcare Corporation (f/k/a Triad Hospitals, Inc.) Subsidiaries
SUBSIDIARY LISTING

STATE AND
NAME/FEIN	DATE	PARENT	ENTITY TYPE	HOSPITAL DBA
Garland Managed Care Organization, Inc. 75-2794499	Arkansas 12/2/98	Tennyson Holdings, Inc.	Non-Significant Subsidiary

GCMC, LLC 62-1762372	Delaware 11/9/98	Wharton Medco, LLC	Inactive

GH Texas, LLC f/k/a Galen Texas, LLC 62-1766932	Delaware 12/28/98	Tennyson Holdings, Inc.	Non-Significant Subsidiary

GHC Hospital, LLC 62-1757667	Delaware 10/15/98	Tennyson Holdings, Inc.	Non-Significant Subsidiary

Good Hope Health System, LLC 75-3085220	Delaware 10/10/02	Triad Holdings IV, LLC	Inactive

GRB Real Estate, LLC 75-2887762	Delaware 7/6/2000	Triad Holdings III, LLC	Non-Significant Subsidiary

Greenbrier Valley Anesthesia, LLC 20-3320314	Delaware 8/11/05	Triad Holdings III, LLC	Non-Significant Subsidiary

Greenbrier Valley Emergency Physicians, LLC 26-0176243	Delaware 5/14/07	Triad Holdings III, LLC	Non-Significant Subsidiary

Greenbrier VMC, LLC 75-2887493	Delaware 6/29/2000	Triad Holdings III, LLC	Material	Greenbrier Valley Medical Center, Ronceverte, WV

GRMC Holdings, LLC 20-8112090	Delaware 12/20/06	Triad Holdings V, LLC	Material

Gulf Coast Hospital, L.P. 62-1762373	Delaware 11/9/98	Gulf Coast Medical Center, LLC — GP (1%) GCMC, LLC — LP (99%)	Inactive

Gulf Coast Medical Center, LLC 62-1762374	Delaware 11/9/98	Wharton Medco, LLC	Inactive

Triad Healthcare Corporation (f/k/a Triad Hospitals, Inc.) Subsidiaries
SUBSIDIARY LISTING

STATE AND
NAME/FEIN	DATE	PARENT	ENTITY TYPE	HOSPITAL DBA
Hattiesburg Ambulatory Surgery Center, L.P. 75-2964475	Delaware 11/02/01	Hattiesburg ASC GP, LLC — GP (1.11%) Wesley Health System, LLC — LP (80%)	Permitted Joint Venture Subsidiary

Hattiesburg ASC-GP, LLC (Formerly Hattiesburg Ambulatory Surgery Center, LLC) 62-1830299	Delaware 8/29/00	Wesley Health System, LLC — 95% QHG of Forest County, Inc. — 5%	Non-Significant Subsidiary

HDP DeQueen, LLC 62-1767903	Delaware 1/25/99	Triad Holdings IV, LLC	Inactive

HDPWH, LLC 62-1767914	Delaware 1/15/99	Tennyson Holdings, Inc.	Non-Significant Subsidiary

HDP Woodland Heights, LP. 62-1767909	Delaware 1/15/99	HDP Woodland Property, LLC — GP (1%) HDPWH, LLC — LP (99%)	Non-Significant Subsidiary

HDP Woodland Property, LLC 62-1767906	Delaware 1/15/99	Tennyson Holdings, Inc.	Non-Significant Subsidiary

Healdsburg of California, LLC 62-1762381	Delaware 11/9/98	Tennyson Holdings, Inc.	Inactive

Healthwest Holdings, Inc. 62-1647981	Arizona 7/01/96	Triad of Arizona (L.P.), Inc.	Inactive

HIH, LLC 75-2838365	Delaware 8/25/99	Triad Holdings III, LLC	Inactive

Hobbs Medco, LLC 62-1769641	Delaware 2/3/99	Tennyson Holdings, Inc.	Material

Hobbs Physician Practice, LLC 62-1762073	Delaware 11/19/98	Hobbs Medco, LLC	Non-Significant Subsidiary

Hospital of Beaumont, LLC 62-1762384	Delaware 11/9/98	Beauco, LLC	Inactive

Triad Healthcare Corporation (f/k/a Triad Hospitals, Inc.) Subsidiaries
SUBSIDIARY LISTING

STATE AND
NAME/FEIN	DATE	PARENT	ENTITY TYPE	HOSPITAL DBA
Hot Springs National Park Hospital Holdings, LLC 62-1769635	Delaware 2/3/99	Tennyson Holdings, Inc. — 94.87%	Permitted Syndication Subsidiary	National Park Medical Center, Hot Springs, AR

HTI Tucson Rehabilitation, Inc. 86-0673716	Arizona 5/17/90	Triad Holdings III, LLC	Inactive

Huntington Associates 95-6225660	California 9/13/84	HIH, LLC — GP (25%) HIH, LLC — LP (55%) Triad Holdings III, LLC — LP (20%)	Inactive

Huntington Beach Amdeco, LLC 62-1767896	Delaware 1/25/99	Tennyson Holdings, Inc.	Inactive

Innovative Recoveries, LLC 55-0799025	Delaware 10/2/02	Lutheran Health Network CBO, LLC	Non-Significant Subsidiary

IOM Health System, L.P. 35-1963748	Indiana 9/26/95	Lutheran Health Network of Indiana, LLC — GP (1%) Lutheran Health Network of Indiana, LLC — LP (98%) QHG of Fort Wayne, Inc. — LP (1%)	Material	Lutheran Hospital of Indiana, Fort Wayne, IN

IRHC, LLC 62-1762415	Delaware 11/9/98	Triad Holdings IV, LLC	Inactive

Jacksonville Medical Professional Services, LLC 20-5957808	Delaware 11/28/06	Triad Holdings V, LLC	Non-Significant Subsidiary

Jonesboro Real Property, LLC 62-1766954	Delaware 12/22/98	Tennyson Holdings, Inc.	Non-Significant Subsidiary

Kensingcare, LLC 62-1769731	Delaware 2/3/99	Triad Holdings IV, LLC	Inactive

Lake Area Physician Services, LLC 75-2864057	Delaware 2/23/00	Women & Children’s Hospital, LLC	Non-Significant Subsidiary

Lake Area Surgicare, A Partnership in Commendam 62-1658994	Louisiana 12/4/95	Surgicare Outpatient Center of Lake Charles, Inc. — 71%	Permitted Joint Venture Subsidiary

Triad Healthcare Corporation (f/k/a Triad Hospitals, Inc.) Subsidiaries
SUBSIDIARY LISTING

STATE AND
NAME/FEIN	DATE	PARENT	ENTITY TYPE	HOSPITAL DBA
Laredo Hospital, L.P. 62-1762417	Delaware 11/9/98	Doctors of Laredo, LLC — GP (1%) Doctors Medical Center, LLC — LP (99%)	Inactive

Las Cruces ASC-GP, LLC 62-1762376	Delaware 11/9/98	Las Cruces Medical Center, LLC	Non-Significant Subsidiary

Las Cruces Medical Center, LLC 75-2905434	Delaware 10/24/00	Tennyson Holdings, Inc.	Material	Mountain View Regional Medical Center, Las Cruces, NM

Las Cruces Physician Services, LLC 20-5653775	Delaware 10/2/06	Sprocket Medical Management, Inc.	Non-Significant Subsidiary

Las Cruces Surgery Center, L.P. 42-1584742	Delaware 3/28/03	Las Cruces ASC-GP, LLC — GP (60.045%) and LP (16.253%)	Permitted Joint Venture Subsidiary

Lea Regional Hospital, LLC 62-1760149	Delaware 11/9/98	Hobbs Medco, LLC	Material	Lea Regional Medical Center, Hobbs, NM

Longview Medical Center, L.P. 62-1762420	Delaware 11/9/98	Regional Hospital of Longview, LLC — GP (1%) LRH, LLC — LP (72.98%)	Permitted Syndication Subsidiary	Longview Regional Medical Center, Longview, TX

Longview Merger, LLC 62-1769639	Delaware 2/3/99	Tennyson Holdings, Inc.	Material

LRH, LLC 62-1762421	Delaware 11/9/98	Longview Merger, LLC	Material

LS Psychiatric, LLC 75-2828353	Delaware 4/22/99	Triad Holdings III, LLC	Non-Significant Subsidiary

Lutheran Health Network CBO, LLC 20-5958891	Delaware 11/29/06	Triad Holdings V, LLC	Non-Significant Subsidiary

Lutheran Health Network of Indiana, LLC (Formerly Triad of Indiana, LLC) 62-1762363	Delaware 11/9/98	Triad Holdings V, LLC	Material

Lutheran Medical Office Park, Phase II	Indiana	IOM Health System, L.P. — 51.96%	Permitted Joint Venture Subsidiary

Triad Healthcare Corporation (f/k/a Triad Hospitals, Inc.) Subsidiaries
SUBSIDIARY LISTING

STATE AND
NAME/FEIN	DATE	PARENT	ENTITY TYPE	HOSPITAL DBA
Madison Hospital, LLC 04-3715534	Alabama 12/9/02	Triad Hospitals IV, LLC	Non-Significant Subsidiary

Malulani Health and Medical Center, LLC 20-3320243	Delaware 8/11/05	Tennyson Holdings, Inc. — Sole Member	Non-Significant Subsidiary

Mary Black Health System LLC 57-1047528	Delaware 5/13/96	QHG of Spartanburg, Inc. — 93.93%	Permitted Syndication Subsidiary	Mary Black Memorial Hospital [Health System], Spartanburg, SC

Mary Black Medical Office Building Limited Partnership 57-0853592	South Carolina	Mary Black Health System, LLC — GP (.011%) and LP (99.989%)	Subsidiary of Permitted Syndication Subsidiary

Mary Black MOB II, L.P. 58-2312019	South Carolina	Mary Black Health System, LLC — GP (.002%) and LP (99.998%)	Subsidiary of Permitted Syndication Subsidiary

Mary Black Physicians Group, LLC 20-5511312	Delaware 9/6/06	QHG of Spartanburg, Inc.	Non-Significant Subsidiary

Mary Black Physician Services, LLC 81-0572901	Delaware 3/31/99	QHG of Spartanburg, Inc.	Non-Significant Subsidiary

Massillon Community Health System, LLC 55-0799029	Delaware 10/2/02	Massillon Health System, LLC — 80%	Permitted Joint Venture Subsidiary

Massillon Health System, LLC 34-1840860	Delaware 9/12/96	QHG of Massillon, Inc.	Material

Mat-Su Regional ASC GP, LLC 20-4339645	Delaware 2/15/06	Mat-Su Valley Medical Center, LLC	Permitted Joint Venture Subsidiary

Mat-Su Regional Surgery Center, L.P. 20-4339681	Delaware 2/15/06	Mat-Su Regional ASC GP, LLC — GP (1%) Mat-Su Valley Medical Center, LLC — LP (74%)	Permitted Joint Venture Subsidiary

Mat-Su Valley Medical Center, LLC 72-1563402	Alaska 3/28/03	Palmer-Wasilla Health System, LLC —75%	Permitted Joint Venture Subsidiary	Mat-Su Regional Medical Center, Palmer, AK

Triad Healthcare Corporation (f/k/a Triad Hospitals, Inc.) Subsidiaries
SUBSIDIARY LISTING

STATE AND
NAME/FEIN	DATE	PARENT	ENTITY TYPE	HOSPITAL DBA
MC Hospital, LLC	DE	Massillon Community Health System, LLC	Permitted Joint Venture Subsidiary	Affinity Medical Center — Massillon, Massillon, OH

MCI Panhandle Surgical, L.P. 62-1766335	Delaware 1/12/99	Panhandle Property, LLC — GP (1%) Panhandle, LLC — LP (99%)	Inactive

McKenzie Physician Services, LLC 20-1334650	Delaware 7/2/04	Triad of Oregon, LLC	Non-Significant Subsidiary

McKenzie-Willamette Regional Medical Center Associates, LLC 20-0214051	Delaware 8/29/03	MWMC Holdings, LLC — 90.5%	Permitted Joint Venture Subsidiary	McKenzie-Willamette Medical Center, Springfield, OR

Medical Center at Terrell, LLC 62-1760814	Delaware 9/25/98	Triad-Medical Center at Terrell Subsidiary, LLC	Non-Significant Subsidiary

Medical Center of Brownwood, LLC 62-1762425	Delaware 11/9/98	Southern Texas Medical, LLC	Material

Medical Center of Sherman, LLC 62-1757656	Delaware 10/15/98	Triad-Medical Center of Sherman Subsidiary, LLC	Inactive

Medical Holdings, Inc. 62-1755733	Kansas 1/24/97	Triad Holdings III, LLC	Non-Significant Subsidiary

Medical Park Hospital, LLC 62-1762426	Delaware 11/9/98	Triad Holdings IV, LLC	Inactive

Medical Park MSO, LLC 62-1762078	Delaware 11/19/98	Triad Holdings IV, LLC	Inactive

MEDSTAT, LLC 35-1992146	Indiana 7/31/96	QHG of Warsaw, Inc.	Non-Significant Subsidiary

Memorial Hospital, LLC 62-1757915	Delaware 10/21/98	Tennyson Holdings, Inc.	Inactive

Mesa View PT, LLC 52-2379875	Delaware 10/2/02	MMC of Nevada, LLC	Non-Significant Subsidiary

Triad Healthcare Corporation (f/k/a Triad Hospitals, Inc.) Subsidiaries
SUBSIDIARY LISTING

STATE AND
NAME/FEIN	DATE	PARENT	ENTITY TYPE	HOSPITAL DBA
Mesa View Physical Rehabilitation, LLC 20-1621111	Nevada 9/9/2004	Mesa View PT, LLC — 50%	Permitted Joint Venture Subsidiary

MHS Ambulatory Surgery Center, Inc. 45-0457797	North Dakota 7/12/00	Minot Health Services, Inc.	Inactive

Mid-Plains, LLC 62-1769743	Delaware 2/3/99	Tennyson Holdings, Inc.	Inactive

Minot Health Services, Inc. 45-0454250	North Dakota 7/28/99	QHG of Minot, Inc. (80%) Frankfort Health Partner, Inc. (20%)	Inactive

Mission Bay Memorial Hospital, LLC 62-1757657	Delaware 10/15/98	Tennyson Holdings, Inc.	Inactive

Missouri Healthserv, LLC 62-1769689	Delaware 2/3/99	Triad Holdings III, LLC	Inactive

MMC of Nevada, LLC 42-1543617	Delaware 6/24/02	Tennyson Holdings, Inc.	Material	Mesa View Regional Hospital, Mesquite, NV

MWMC Holdings, LLC 20-8007512	Delaware 11/30/06	Triad of Oregon, LLC — 78.487%	Permitted Joint Venture Subsidiary

National Park Physician Services, LLC 62-1762445	Delaware 11/9/98	Tennyson Holdings, LLC	Non-Significant Subsidiary

National Park Real Property, LLC 62-1762465	Delaware 11/9/98	Hot Springs National Park Hospital Holdings, LLC	Subsidiary of Permitted Syndication Subsidiary

Navarro Hospital, L.P. 62-1762428	Delaware 11/9/98	Navarro Regional, LLC — GP (1%) NRH, LLC — LP(99%)	Material	Navarro Regional Hospital, Corsicana, TX

Navarro Regional, LLC 62-1762429	Delaware 11/9/98	Triad-Navarro Regional Hospital Subsidiary, LLC	Material

NC-CSH, Inc. 95-4443580	California 9/17/93	Triad Holdings V, LLC	Inactive

Triad Healthcare Corporation (f/k/a Triad Hospitals, Inc.) Subsidiaries
SUBSIDIARY LISTING

STATE AND
NAME/FEIN	DATE	PARENT	ENTITY TYPE	HOSPITAL DBA
NC-DSH, Inc. 88-0305790	Nevada 9/17/93	QHG Georgia Holdings, Inc.	Material

North Anaheim Surgicare, LLC 75-2838364	Delaware 8/25/99	Triad Holdings III, LLC	Inactive

Northeast Arkansas Health System, LLC 81-0572898	Delaware 4/23/99	Jonesboro Real Property, LLC — 60%	Permitted Permitted Syndication Subsidiary	NEA Medical Center, Jonesboro, AR

Northwest Allied Physicians, LLC 20-3943524	Delaware 12/13/05	Tennyson Holdings, Inc.	Non-Significant Subsidiary

Northwest Arkansas Employees, LLC 20-5896764	Delaware 11/15/06	Triad Holdings V, LLC	Non-Significant Subsidiary

Northwest Arkansas Hospitals, LLC 20-5896848	Delaware 11/15/06	QHG of Springdale, Inc. (99.56%)	Permitted Syndication Subsidiary	Willow Creek Women’s Hospital, Johnson, AR

Northwest Benton County Physician Services, LLC 55-0799030	Delaware 10/2/02	QHG of Springdale, Inc.	Non-Significant Subsidiary

Northwest Hospital, LLC 62-1762430	Delaware 11/9/98	NOV Holdings, LLC	Subsidiary of Permitted Syndication Subsidiary	See Schedule 6.05(b) Northwest Medical Center, Tucson, AZ

Northwest Marana Hospital, LLC 47-0890489	Delaware 10/2/02	Tennyson Holdings, Inc.	Non-Significant Subsidiary

Northwest Medical Center CT/MRI at Marana, LLC 20-4543645	Delaware 3/20/06	Tennyson Holdings, Inc.	Permitted Joint Venture Subsidiary

Northwest Physicians, LLC 62-1681750	Arkansas 3/26/97	QHG of Springdale, Inc.	Non-Significant Subsidiary

Northwest Rancho Vistoso Imaging Services, LLC 75-2894366	Delaware 8/16/00	Tennyson Holdings, Inc.	Non-Significant Subsidiary

Triad Healthcare Corporation (f/k/a Triad Hospitals, Inc.) Subsidiaries
SUBSIDIARY LISTING

STATE AND
NAME/FEIN	DATE	PARENT	ENTITY TYPE	HOSPITAL DBA
Northwest Tucson ASC-GP, LLC 81-0572902	Delaware 3/31/99	Tennyson Holdings, Inc.	Non-Significant Subsidiary

Northwest Tucson Surgery Center, L.P. 20-0959607	Delaware 3/9/04	Northwest Tucson ASC-GP, LLC — GP (1.39%) and LP (74.9%)	Permitted Joint Venture Subsidiary

NOV Holdings, LLC 20-8112009	Delaware 12/20/06	Desert Hospital Holdings, LLC	Permitted Syndication Subsidiary

NPMC, LLC 20-4599508	Delaware 3/29/06	Tennyson Holdings, Inc.	Non-Significant Subsidiary

NPMC, Home Health, LLC 20-8449844	Delaware 2/13/07	Tennyson Holdings, Inc.	Non-Significant Subsidiary

NRH, LLC 62-1762431	Delaware 11/9/98	Triad-Navarro Regional Hospital Subsidiary, LLC	Material

Odessa, LLC 62-1771891	Delaware 2/2/99	Triad Holdings IV, LLC	Inactive

Oklahoma City ASC-GP, LLC 20-5462186	Delaware 8/28/06	Deaconess Holdings, LLC	Non-Significant Subsidiary

Oklahoma City Surgery Center, L.P. 20-5462232	Delaware 8/28/06	Oklahoma City ASC-GP, LLC — GP (1.04%) and LP (73.02%)	Permitted Joint Venture Subsidiary

OPRMC, LLC 62-1762432	Delaware 11/9/98	Tennyson Holdings, Inc.	Inactive

Oregon Healthcorp, LLC 62-1769632	Delaware 2/3/99	Tennyson Holdings, Inc.	Material

Oro Valley Hospital, LLC 52-2379881	Delaware 10/0/02	NOV Holdings, LLC	Subsidiary of Permitted Syndication Subsidiary	Northwest Medical Center [of Oro Valley], Oro Valley, AZ

Pacific East Division Office, L.P. 62-1772258	Delaware 3/2/99	Triad Texas, LLC — GP (1%) GH Texas, LLC — LP (99%)	Non-Significant Subsidiary

Triad Healthcare Corporation (f/k/a Triad Hospitals, Inc.) Subsidiaries
SUBSIDIARY LISTING

STATE AND
NAME/FEIN	DATE	PARENT	ENTITY TYPE	HOSPITAL DBA
Pacific Group ASC Division, Inc. 62-1763604	Arizona 8/28/98	Triad Holdings III, LLC	Non-Significant Subsidiary

Pacific Physicians Services, LLC 62-1763392	Delaware 12/14/98	Sprocket Medical Management, LLC	Non-Significant Subsidiary	Arizona forced d/b/a West Coast Services, LLC

Pacific West Division Office, LLC 75-2828365	Delaware 4/6/99	Tennyson Holdings, Inc.	Non-Significant Subsidiary

Palm Drive Hospital, L.P. 62-1762433	Delaware 11/9/98	Palm Drive Medical Center, LLC — GP (1%) PDMC, LLC — LP (99%)	Inactive

Palm Drive Medical Center, LLC 62-1762434	Delaware 11/9/98	Sebastopol, LLC	Inactive

Palmer-Wasilla Health System, LLC 62-1762371	Delaware 11/9/98	Triad Holdings IV, LLC	Material

Palmetto Women’s Care, LLC 55-0799027	Delaware 10/2/02	Carolinas Medical Alliance, Inc.	Non-Significant Subsidiary

Pampa Hospital, L.P. 62-1762437	Delaware 11/10/98	Pampa Medical Center, LLC — GP (1%) Coronado Hospital, LLC — LP (99%)	Inactive

Pampa Medical Center, LLC 62-1762440	Delaware 11/10/98	Coronado Medical, LLC	Inactive

Panhandle, LLC 62-1766347	Delaware 1/12/99	Tennyson Holdings, Inc.	Inactive

Panhandle Medical Center, LLC 62-1762449	Delaware 11/10/98	Tennyson Holdings, Inc.	Inactive

Panhandle Property, LLC 62-1766349	Delaware 1/12/99	Tennyson Holdings, Inc.	Inactive

Panhandle Surgical Hospital, L.P. 62-1762442	Delaware 11/9/98	Panhandle Medical Center, LLC — GP (1%) Surgical Center of Amarillo, LLC — LP (99%)	Inactive

Triad Healthcare Corporation (f/k/a Triad Hospitals, Inc.) Subsidiaries
SUBSIDIARY LISTING

STATE AND
NAME/FEIN	DATE	PARENT	ENTITY TYPE	HOSPITAL DBA
PDMC, LLC 62-1762448	Delaware 11/9/98	Sebastopol, LLC	Inactive

Pecos Valley of New Mexico, LLC 62-1766956	Delaware 12/22/98	Tennyson Holdings, Inc.	Non-Significant Subsidiary

Phillips & Coker OB-GYN, LLC 47-0890494	Delaware 10/2/02	Carolinas Medical Alliance, Inc.	Non-Significant Subsidiary

Phoenix Amdeco, LLC 62-1766958	Delaware 12/22/98	Tennyson Holdings, Inc.	Inactive

Phoenix Surgical, LLC 62-1769652	Delaware 2/3/99	Tennyson Holdings, Inc.	Non-Significant Subsidiary

Phys-Med, LLC 62-1769748	Delaware 2/5/99	Triad Holdings IV, LLC	Inactive

Physicians and Surgeons Hospital of Alice, L.P. 62-1762451	Delaware 11/9/98	Alice Hospital, LLC — GP (1%) Alice Surgeons, LLC — LP (99%)	Inactive

Physicians’ Surgery Center of Florence, LLC 43-1983435	South Carolina 6/25/01	Florence ASC Management, LLC, — 5% QHG of South Carolina, Inc. — 54.78%	Permitted Joint Venture Subsidiary

Piney Woods Healthcare System, L.P. 62-1762559	Delaware 11/9/98	Woodland Heights Medical Center, LLC — sole GP (1%) WHMC, LLC — sole LP (90.33%)	Permitted Syndication Subsidiary	Woodland Heights Medical Center, Lufkin, TX

Premiere Care Hospital, LLC 62-1762531	Delaware 11/9/98	Triad Holdings III, LLC	Non-Significant Subsidiary

PremierCare Super PHO, LLC 20-8064096	Delaware 11/29/06	Triad Holdings V, LLC	Non-Significant Subsidiary

Primary Medical, LLC 62-1769733	Delaware 2/3/99	Triad Holdings, IV, LLC	Inactive

Triad Healthcare Corporation (f/k/a Triad Hospitals, Inc.) Subsidiaries
SUBSIDIARY LISTING

STATE AND
NAME/FEIN	DATE	PARENT	ENTITY TYPE	HOSPITAL DBA
Procure Solutions, LLC 62-1816477	Delaware 4/10/00	Triad Hospitals, Inc.	Non-Significant Subsidiary

Psychiatric Services of Paradise Valley, LLC 62-1762459	Delaware 11/10/98	Tennyson Holdings, Inc.	Inactive

QHG Georgia, L.P. 58-2387537	Georgia 4/28/98	QHG Georgia Holdings, Inc. — GP (1%) NC-DSH, Inc. — LP (99%)	Material

QHG Georgia Holdings, Inc. 58-2386459	Georgia 4/22/98	Triad Holdings V, LLC	Material

QHG of Barberton, Inc. 31-1472381	Ohio 7/25/96	Triad Holdings V, LLC	Material

QHG of Bluffton, Inc. 62-1792274	Indiana 8/26/99	Triad Holdings V, LLC	Material

QHG of Clinton County, Inc. 35-2006952	Indiana 8/26/99	Triad Holdings V, LLC	Material

QHG of Enterprise, Inc. 63-1159023	Alabama 12/13/95	Triad Holdings V, LLC	Material	Medical Center Enterprise, Enterprise, AL

QHG of Forrest County, Inc. 62-1704095	Mississippi 7/9/97	Triad Holdings V, LLC	Material

QHG of Fort Wayne, Inc. 35-1946949	Indiana 2/8/95	Triad Holdings V, LLC	Material

QHG of Hattiesburg, Inc. 62-1704097	Mississippi 7/9/97	Triad Holdings V, LLC	Material

QHG of Jacksonville, Inc. 62-1637909	Alabama 4/17/96	Triad Holdings V, LLC	Material	Jacksonville Medical Center, Jacksonville, AL

Triad Healthcare Corporation (f/k/a Triad Hospitals, Inc.) Subsidiaries
SUBSIDIARY LISTING

STATE AND
NAME/FEIN	DATE	PARENT	ENTITY TYPE	HOSPITAL DBA
QHG of Kenmare, Inc. 45-0448211	North Dakota 12/11/97	Triad Holdings V, LLC	Inactive

QHG of Lake City, Inc. 57-1022325	South Carolina 5/8/95	Triad Holdings V, LLC	Inactive

QHG of Massillon, Inc. 31-1472380	Ohio 7/25/96	Triad Holdings V, LLC	Material

QHG of Minot, Inc. 45-0448210	North Dakota 12/11/97	Triad Holdings V, LLC	Inactive

QHG of Ohio, Inc. 62-1482681	Ohio 11/20/91	Triad Holdings V, LLC	Inactive

QHG of South Carolina, Inc. 62-1587267	South Carolina 12/28/94	Triad Holdings V, LLC	Material	Carolinas Hospital System, Florence, SC

QHG of Spartanburg, Inc. 57-1040117	South Carolina 1/22/96	Triad Holdings V, LLC	Material

QHG of Springdale, Inc. 62-1755664	Arkansas 10/2/98	Triad Holdings V, LLC	Material	Northwest Medical Center — Bentonville, Bentonville, AR

QHG of Texas, Inc. 62-1472331	Texas 8/5/91	Triad Holdings V, LLC	Inactive

QHG of Warsaw, Inc. 62-1764509	Indiana 12/30/98	Triad Holdings V, LLC	Material

Quorum ELF, Inc. 52-2064049	Delaware 11/14/97	Triad Hospitals, Inc.	Non-Significant Subsidiary

Quorum Health Resources, LLC 62-1742954	Delaware 6/12/98	Triad Hospitals, Inc.	Material

QHR International, LLC 62-1799409	Delaware 10/29/99	Quorum Health Resources, LLC	Non-Significant Subsidiary

Triad Healthcare Corporation (f/k/a Triad Hospitals, Inc.) Subsidiaries
SUBSIDIARY LISTING

STATE AND
NAME/FEIN	DATE	PARENT	ENTITY TYPE	HOSPITAL DBA
Quorum Health Services, Inc. 51-0370595	Delaware 12/7/95	Triad Hospitals, Inc.	Non-Significant Subsidiary

Rehab Hospital of Fort Wayne General Partnership 25-1684676	Delaware	QHG of Fort Wayne, Inc. — GP (99%) Lutheran Health Network of Indiana, LLC — GP(1%)	Non-Significant Subsidiary

Regional Hospital of Longview, LLC 62-1762464	Delaware 11/9/98	Longview Merger, LLC	Material

River Region Medical Corporation 62-1576702	Mississippi 8/30/94	Triad Holdings V, LLC	Material

Russellville Holdings, LLC 62-1771866	Delaware 2/3/99	Tennyson Holdings, Inc.	Material	St. Mary’s Regional Medical Center, Russellville, AR

SACMC, LLC 62-1762472	Delaware 11/9/98	San Angelo Medical, LLC	Material

Samaritan Surgicenters of Arizona II, LLC 85-0474224	Arizona 10/3/00	ELMED, LLC	Non-Significant Subsidiary

San Angelo Community Medical Center, LLC 62-1762473	Delaware 11/9/98	San Angelo Medical, LLC	Material

San Angelo Hospital, L.P. 62-1762476	Delaware 11/9/98	San Angelo Community Medical Center, LLC — GP (1%) SACMC, LLC — LP (99%)	Material	San Angelo Community Medical Center, San Angelo, TX

San Angelo Medical, LLC 62-1769697	Delaware 2/3/99	Tennyson Holdings, Inc.	Material

San Diego Hospital, L.P. 62-1757914	Delaware 10/21/98	Mission Bay Memorial Hospital, LLC — GP (1%) Memorial Hospital, LLC — LP (99%)	Inactive

San Leandro, LLC 62-1761996	Delaware 11/9/98	Tennyson Holdings, Inc.	Inactive

Triad Healthcare Corporation (f/k/a Triad Hospitals, Inc.) Subsidiaries
SUBSIDIARY LISTING

STATE AND
NAME/FEIN	DATE	PARENT	ENTITY TYPE	HOSPITAL DBA
San Leandro Hospital, L.P. 62-1762479	Delaware 12/30/98	San Leandro Medical Center, LLC — GP (1%) SLH, LLC — LP (99%)	Inactive

San Leandro Medical Center, LLC 62-1762481	Delaware 11/9/98	San Leandro, LLC	Inactive

SDH, LLC 62-1762482	Delaware 11/9/98	Silsbee Texas, LLC	Inactive

Searcy Holdings, LLC 62-1762424	Delaware 11/9/98	Tennyson Holdings, Inc.	Inactive

Sebastopol, LLC 62-1761995	Delaware 11/19/98	Tennyson Holdings, Inc.	Inactive

Sherman Hospital, L.P. 62-1757916	Delaware 10/20/98	Medical Center of Sherman, LLC — GP (1%) Sherman Medical Center, LLC — LP (99%)	Inactive

Sherman Medical Center, LLC 62-1757918	Delaware 10/20/98	Triad-Medical Center of Sherman Subsidiary, LLC	Inactive

Silsbee Doctors Hospital, L.P. 62-1762484	Delaware 11/9/98	Silsbee Medical Center, LLC — GP (1%) SDH, LLC — LP (99%)	Inactive

Silsbee Medical Center, LLC 62-1762486	Delaware 11/9/98	Silsbee Texas, LLC	Inactive

Silsbee Texas, LLC 62-1769667	Delaware 2/3/99	Tennyson Holdings, Inc.	Inactive

SLH, LLC 62-1762489	Delaware 11/9/98	San Leandro, LLC	Inactive

Software Sales Corp. 62-1648746	Tennessee 8/1/96	Quorum Health Resources, LLC	Non-Significant Subsidiary

South Alabama Managed Care Contracting, Inc. 90-0209693	Alabama 7/12/96	Triad Holdings III, LLC	Non-Significant Subsidiary

Triad Healthcare Corporation (f/k/a Triad Hospitals, Inc.) Subsidiaries
SUBSIDIARY LISTING

STATE AND
NAME/FEIN	DATE	PARENT	ENTITY TYPE	HOSPITAL DBA
South Alabama Medical Management Services, Inc. 62-1655072	Alabama 8/1/96	Triad Holdings III, LLC	Non-Significant Subsidiary

South Alabama Physician Services, Inc. 62-1652851	Alabama 7/12/96	Triad Holdings III, LLC	Non-Significant Subsidiary

South Arkansas Clinic, LLC 62-1766959	Delaware 12/22/98	Triad Holdings IV, LLC	Non-Significant Subsidiary

SouthCrest, L.L.C. 62-1723864	Oklahoma 2/14/97	Triad-South Tulsa Hospital Company, Inc.	Material	SouthCrest Hospital, Tulsa, OK

SouthCrest Anesthesia Group, LLC 20-3234420	Delaware 7/26/06	Triad-South Tulsa Hospital Company, Inc.	Non-Significant Subsidiary	Non-Significant Subsidiary

SouthCrest Medical Group, LLC 20-4977132	Delaware 5/31/06	Triad-South Tulsa Hospital Company, Inc.	Non-Significant Subsidiary

SouthCrest Surgery Center, L.P. 75-2858593	Delaware 8/16/99	SouthCrest, L.L.C. — GP (60%) SouthCrest, L.L.C. — LP (19.385%)	Permitted Joint Venture Subsidiary	Permitted Joint Venture Subsidiary

South Tulsa Medical Group, LLC 20-3234465	Delaware 7/26/05	Triad-South Tulsa Hospital Company, Inc.	Non-Significant Subsidiary	Non-Significant Subsidiary

Southern Texas Medical Center, LLC 62-1769737	Delaware 2/3/99	Tennyson Holdings, Inc.	Material

Springdale/ Bentonville ASC-GP, LLC 62-1762377	Delaware 11/9/98	QHG of Springdale, Inc.	Non-Significant Subsidiary

Springdale/ Bentonville Surgery Center, L.P. 72-1563406	Delaware 5/2/03	Springdale/Bentonville ASC-GP, LLC — GP (1.062) and LP (89.378%)	Permitted Joint Venture Subsidiary

Sprocket Medical Management, LLC 62-1748895	Texas 7/29/98 1/1/07-became LLC	Triad Holdings III, LLC	Non-Significant Subsidiary

Triad Healthcare Corporation (f/k/a Triad Hospitals, Inc.) Subsidiaries
SUBSIDIARY LISTING

STATE AND
NAME/FEIN	DATE	PARENT	ENTITY TYPE	HOSPITAL DBA
St. Joseph Health System, LLC 51-0382045	Delaware 6/16/98	QHG of Fort Wayne, Inc. — 99% Frankfort Health Partner, Inc. -1%	Material	St. Joseph Health System, Fort Wayne, IN

St. Joseph Medical Group, Inc. 35-2082181	Indiana 7/29/99	Triad Holdings V, LLC	Non-Significant Subsidiary

St. Mary’s Physician Services, LLC 62-1769626	Delaware 2/3/99	Russellville Holdings, LLC	Non-Significant Subsidiary

St. Mary’s Real Property, LLC 62-1762460	Delaware 11/9/98	Tennyson Holdings, Inc.	Non-Significant Subsidiary

Surgical Center of Amarillo, LLC 62-1762539	Delaware 11/9/98	Tennyson Holdings, Inc.	Inactive

Surgical Center of Carlsbad, LLC 85-0447541	New Mexico 11/24/97	Carlsbad Medical Center, LLC	Non-Significant Subsidiary

Surgicare of Independence, Inc. 62-1615259	Missouri 9/14/95	Triad Holdings III, LLC	Inactive

Surgicare of San Leandro, Inc. 61-1272726	California 11/2/94	Triad Holdings III, LLC	Non-Significant Subsidiary

Surgicare of Sherman, Inc. 61-1612059	Texas 6/21/95	Triad Holdings III, LLC	Inactive

Surgicare of Southeast Texas I, LLC 75-2855264	Delaware 9/10/99	Triad Holdings III, LLC	Inactive

Surgicare of Victoria, Inc. 74-2283161	Texas 8/12/83	Triad Holdings III, LLC	Non-Significant Subsidiary

Surgicare of Victoria, Ltd. 76-0098497	Texas 3/9/84	Surgicare of Victoria, Inc. — GP (87.5%)	Permitted Joint Venture Subsidiary

Surgicare Outpatient Center of Lake Charles, Inc. 72-0958812	Louisiana 1/6/83	Triad Holdings III, LLC	Non-Significant Subsidiary

Triad Healthcare Corporation (f/k/a Triad Hospitals, Inc.) Subsidiaries
SUBSIDIARY LISTING

STATE AND
NAME/FEIN	DATE	PARENT	ENTITY TYPE	HOSPITAL DBA
Surgicenter of Johnson County, Inc. 95-3978676	Kansas 4/24/85	Triad Holdings IIIC, LLC	Inactive

Surgicenters of America, Inc. 86-0254331	Arizona 12/11/70	Triad Holdings III, LLC	Inactive

TAC-SPC, Ltd.	Cayman Islands, B.W.I.	Tri-World, LLC	Foreign

Tennyson Holdings, Inc. 20-3943816	Delaware 12/12/05	Triad Hospitals, Inc.	Material

Terrell Hospital, L.P. 62-1754939	Delaware 9/25/98	Terrell Medical Center, LLC — GP (1%) Medical Center at Terrell, LLC — LP (99%)	Non-Significant Subsidiary

Terrell Medical Center, LLC 62-1754941	Delaware 9/23/98	Triad-Medical Center of Terrell Subsidiary, LLC	Non-Significant Subsidiary

The Intensive Resource Group, LLC 62-1744954	Delaware 7/1/98	Quorum Health Resources, LLC	Non-Significant Subsidiary

The Vicksburg Clinic, LLC 62-1758264	Delaware 10/26/98	Vicksburg Healthcare, LLC	Non-Significant Subsidiary

THI Beacon Court Limited	Ireland	THI Ireland Holdings Limited	Foreign	Beacon Hospital, Dublin, IRE

THI Ireland Holdings Limited	Ireland	Tri-lrish, Inc. — Sole Shareholder	Foreign

Tri-lrish, Inc. 02-0645477	Delaware 10/2/02	Tri-World, Inc.	Non-Significant Subsidiary

Tri-World, LLC 55-0799021	Delaware 9/2/04	Triad Hospitals, Inc.	Non-Significant Subsidiary

Triad-Arizona I, Inc. 62-1687283	Arizona 4/24/97	Triad of Arizona (L.P.). Inc.	Inactive

Triad-ARMC, LLC 46-0496926	Delaware 8/23/02	Abilene Merger, LLC	Material

Triad Healthcare Corporation (f/k/a Triad Hospitals, Inc.) Subsidiaries
SUBSIDIARY LISTING

STATE AND
NAME/FEIN	DATE	PARENT	ENTITY TYPE	HOSPITAL DBA
Triad Corporate Services, Limited Partnership 62-1779580	Delaware 4/29/99	Triad CSGP, LLC — GP (1%) Triad CSLP, LLC — LP (99%)	Non-Significant Subsidiary

Triad CSGP, LLC 62-1779579	Delaware 4/28/99	Triad Holdings IV, LLC	Non-Significant Subsidiary

Triad CSLP, LLC 62-1779578	Delaware 4/28/99	Triad Holdings VI, Inc.	Non-Significant Subsidiary

Triad-Denton Hospital GP, LLC 75-2887764	Delaware 7/6/00	Triad Holdings III, LLC	Material

Triad-Denton Hospital, L.P. 75-2887765	Delaware 7/6/00	Triad-Denton Hospital, GP, LLC — GP (1%) Arizona DH, LLC — LP (99%)	Material

Triad DeQueen Regional Medical Center, LLC 62-1754933	Delaware 9/23/98	DeQueen Regional I, LLC	Inactive

Triad-EI Dorado, Inc. 62-1628508	Arkansas 1/30/96	Triad Holdings III, LLC	Material

Triad Healthcare System of Phoenix, L.P. 62-1647982	Delaware 7/29/97	Triad of Phoenix, Inc. — GP (1%) Triad of Arizona (L.P.), Inc. — LP (99%)	Inactive

Triad Holdings III, LLC (formerly Triad Holdings III, Inc.) 75-2821745	Delaware 4/30/99	Triad Holdings IV, LLC	Material

Triad Holdings IV, LLC 62-1766957	Delaware 12/22/98	Tennyson Holdings, Inc.	Material

Triad Holdings V, LLC 51-0327978	Delaware 4/3/90	Tennyson Holdings, Inc.	Material

Triad Holdings VI, Inc. 02-0645469	Delaware 10/2/02	Triad Hospitals, Inc.	Non-Significant Subsidiary

Triad Healthcare Corporation (f/k/a Triad Hospitals, Inc.) Subsidiaries
SUBSIDIARY LISTING

STATE AND
NAME/FEIN	DATE	PARENT	ENTITY TYPE	HOSPITAL DBA
Triad Hospitals, Inc. 75-2816101	Delaware 4/27/99		Parent

Triad-Medical Center at Terrell Subsidiary, LLC 62-1681607	Delaware 4/29/99	Tennyson Holdings, Inc.	Non-Significant Subsidiary

Triad-Medical Center of Sherman Subsidiary, LLC 62-1682195	Delaware 4/29/99	Tennyson Holdings, Inc.	Inactive

Triad-Navarro Regional Hospital Subsidiary, LLC 62-1681610	Delaware 4/29/99	Tennyson Holdings, Inc.	Material

Triad of Alabama, LLC 62-1762412	Delaware 11/9/98	Triad Holdings V, LLC	Material	Flowers Hospital, Dothan, AL

Triad of Arizona (L.P.), Inc. 61-1081190	Arizona 8/20/85	Triad Holdings III, LLC	Inactive

Triad of Oregon, LLC 62-1761990	Delaware 11/19/98	Tennyson Holdings, Inc.	Material

Triad of Phoenix, Inc. 62-1647980	Arizona 7/1/96	Triad of Arizona (L.P.), Inc.	Inactive

Triad RC, Inc. 62-1761941	Delaware 11/23/98	Triad Holdings, III, LLC	Non-Significant Subsidiary

Triad-South Tulsa Hospital Company, Inc. 62-1678883	Oklahoma 1/27/97	Triad Holdings III, LLC	Material

Triad Texas, LLC 62-1766930	Delaware 12/28/98	Tennyson Holdings, Inc.	Non-Significant Subsidiary

Triad-Willow Creek, LLC 04-3686399	Delaware 6/4/02	QHG of Springdale, Inc.	Non-Significant Subsidiary

Triad Healthcare Corporation (f/k/a Triad Hospitals, Inc.) Subsidiaries
SUBSIDIARY LISTING

STATE AND
NAME/FEIN	DATE	PARENT	ENTITY TYPE	HOSPITAL DBA
TROSCO, LLC 62-1778109 d/b/a — in Louisiana Trosco, LLC of Delaware	Delaware 4/23/99	Triad Holdings IV, LLC	Non-Significant Subsidiary

Trufor Pharmacy, LLC 62-1769732	Delaware 2/3//99	Triad Holdings IV, LLC	Inactive

TTHR Limited Partnership 43-2008974	Delaware 1/22/03	Triad-Denton Hospital GP, LLC — GP (1%) Triad-Denton Hospital, L.P. — LP (79%)	Permitted Joint Venture Subsidiary	Presbyterian Hospital of Denton, Denton, TX

Tucson Rehabilitation, LLC	Delaware 9/17/99	HTI Tucson Rehabilitation, Inc.	Inactive

Tuscora Park Medical Specialists, LLC 20-4644697	Delaware 4/4/06	Barberton Health System, LLC	Permitted Joint Venture Subsidiary

VFARC, LLC 75-2828355	Delaware 4/23/99	Triad Holdings III, LLC	Non-Significant Subsidiary

VHC Holdings, LLC 75-2828356	Delaware 4/23/99	Triad Holdings III, LLC	Non-Significant Subsidiary

VHC Medical, LLC 62-1769671	Delaware 2/3/99	Triad Holdings III, LLC	Material

Vicksburg Healthcare, LLC 62-1752111	Delaware 8/28/98	River Regional Medical Corporation	Material	River Region Medical Center [Health System], Vicksburg, MS

Vicksburg Surgical Center, LLC 20-5381054	Delaware 8/8/06	River Region Medical Corporation	Non-Significant Subsidiary

Victoria Functional Assessment & Restoration Ltd. 74-2493730	Texas 8/19/88	VFARC, LLC — 73.4%	Permitted Joint Venture Subsidiary

Victoria Hospital, LLC 62-1760818	Delaware 9/25/98	VHC Medical, LLC	Material

Triad Healthcare Corporation (f/k/a Triad Hospitals, Inc.) Subsidiaries
SUBSIDIARY LISTING

STATE AND
NAME/FEIN	DATE	PARENT	ENTITY TYPE	HOSPITAL DBA
Victoria of Texas, L.P. 62-1754940	Delaware 9/25/98	Detar Hospital, LLC — GP (1%) Victoria Hospital, LLC — LP (99%)	Material	DeTar Hospital Navarro DeTar Hospital North, Victoria, TX

VMF Medical, LLC 75-2828362	Delaware 4/23/99	Triad Holdings III, LLC	Non-Significant Subsidiary

Wagoner Community Hospital, LLC 62-1757666	Delaware 10/15/98	Triad Holdings IV, LLC	Inactive

WAMC, LLC 62-1762544	Delaware 11/9/98	West Anaheim, LLC	Inactive

Warsaw Health System, LLC 62-1764613	Delaware 12/31/98	QHG of Warsaw, Inc. — 98.56% Frankfort Health Partner, Inc. — 1%	Syndication Subsidiary	Kosciusko Community Hospital, Warsaw, IN

Wesley Health System, LLC 52-2050792	Delaware 7/9/97	QHG of Hattiesburg, Inc. — 95% QHG of Forrest County, Inc. - 5%	Permitted Syndication Subsidiary	In Process — See Schedule 6.05(b) Wesley Medical Center, Hattiesburg, MS

Wesley HealthTrust, Inc. a/k/a Methodist HealthTrust 64-0873336	Mississippi 1/15/96	QHG of Hattiesburg, Inc.	Non-Significant Subsidiary

Wesley Physician Services, LLC 20-5884933	Delaware 11/14/06	QHG of Hattiesburg, Inc.	Non-Significant Subsidiary

West Anaheim, LLC 62-1761999	Delaware 11/19/98	Tennyson Holdings, Inc.	Inactive

West Anaheim Hospital, L.P. 62-1762546	Delaware 11/9/98	West Anaheim Medical Center, LLC — GP(1%) WAMC, LLC — LP (99%)	Inactive

West Anaheim Medical Center, LLC 62-1762547	Delaware 11/9/98	West Anaheim, LLC	Inactive

West Virginia MS, LLC 75-2887763	Delaware 7/6/00	Triad Holdings III, LLC	Non-Significant Subsidiary

Wharton Medco, LLC 62-1769651	Delaware 2/3/99	Tennyson Holdings, Inc.	Inactive

Triad Healthcare Corporation (f/k/a Triad Hospitals, Inc.) Subsidiaries
SUBSIDIARY LISTING

STATE AND
NAME/FEIN	DATE	PARENT	ENTITY TYPE	HOSPITAL DBA
WHMC, LLC 62-1762551	Delaware 11/9/98	Triad Holdings III, LLC	Material

Willamette Community Medical Group, LLC 20-5128256	Delaware 6/28/06	Triad of Oregon	Non-Significant Subsidiary

Willamette Valley Clinics, LLC 62-1766695	Delaware 1/6/99	Oregon Healthcorp, LLC	Non-Significant Subsidiary

Willamette Valley Medical Center, LLC 62-1762552	Delaware 11/9/98	Oregon Healthcorp, LLC	Material	Willamette Valley Medical Center, McMinnville, OR

WM Medical, LLC 75-2828363	Delaware 4/23/99	Triad Holdings III, LLC	Non-Significant Subsidiary

Women & Children’s Hospital, LLC 62-1762556	Delaware 11/9/98	Triad Holdings IV, LLC	Material	Women & Children’s Hospital, St. Charles, LA

Woodland Heights Medical Center, LLC 62-1762558	Delaware 11/9/98	Triad Holdings III, LLC	Material

Woodward Health System, LLC 62-1762418	Delaware 11/9/98	Triad Holdings IV, LLC	Material	Woodward Hospital, Woodward, OK

Tri-Shell 37 LLC F/k/a Physical Therapy Affiliates, LLC 62-1757659	Delaware 10/15/98	Triad Hospitals, Inc.	Inactive	Don’t use— IRS issues. They have no record of entity or fein.

*	MCSA, LLC — dba Medical Center of South Arkansas.
Please note that Medical Center of South Arkansas is owned by MCSA, LLC which is owned 50% by Triad El Dorado, Inc. and 50% by SHARE Foundation.
MCSA, LLC is an Arkansas company formed 2/23/96. FEIN:

Schedule 3.17
Environmental Matters
None.

32

Schedule 3.18
Insurance
Please see attached.

33

SUMMARY OF INSURANCE PROGRAM
FOR
COMMUNITY HEALTH SYSTEMS, INC.
1.	Hospital Liability Insurance

This policy provides comprehensive general liability, medical professional liability, contractual liability, personal injury liability, druggists’ liability, and employment practices liability insurance. The policy period is June 1, 2007 to June 1, 2008. The policy is written on a claims-made basis, with retroactive date of September 1, 1986. This policy, shared by all of the CHS affiliate facilities, provides a $4.750 million per occurrence/$8 million annual aggregate, excess of a $250,000 “self-insured” retention (SIR). The policy is written by Community Insurance Group, SPC, Ltd. (CIG). The policy number is 274/CIG07.

Excess insurance is provided by Zurich American (Steadfast Insurance Company) with limits of $20 million per occurrence/$20 million annual aggregate, excess $5 million. The policy period is June 1, 2007 to June 1, 2008. This liability umbrella policy is written on a claims-made basis, with retroactive date of September 1, 1986. (This umbrella also provides excess automobile, employers liability, helipad liability, non-owned aviation). Policy number is HPC534683702.

An excess liability policy with Endurance provides limits of $25 million per occurrence/$25 million annual aggregate, excess $25 million. The policy period is June 1, 2007 to June 1, 2008. The policy is written on a claims-made basis, retroactive to September 1, 1986. (This policy also acts as an umbrella over underlying coverages). Policy number is P001089005.

An excess liability policy with AWAC provides limits of $25 million per occurrence/$25 million annual aggregate, excess $50 million. The policy period is June 1, 2007 to June 1, 2008. The policy is written on a claims-made basis, retroactive to September 1, 1986, except for Laredo which is 6/1/04. (This policy also acts as an umbrella over underlying coverages). Policy number is C002071/001.

An excess liability policy with XL Bermuda provides limits of $25 million per occurrence/$25 million annual aggregate, excess $75 million. The policy period is June 1, 2007 to June 1, 2008. The policy is written on a claims-made basis, retroactive to September 1, 1986, except for Laredo which is 6/1/04. (This policy also acts as an umbrella over underlying coverages). Policy number is XLUMB-604250.

Total policy limits are $100 million.

[The State of PA requires first dollar professional liability insurance coverage through a PA licensed carrier and participation in the State Fund. Therefore, effective 3/1/02, Berwick is insured through a PA fronted policy with CNA for professional liability limits of $500,000/$2,500,000 retroactive to 3/1/99 for claims not reported prior to 3/1/02; and The Fund with limits to $1.2M. Effective 10/1/02, Jennersville, Easton, and Brandywine are in the same program. This change is retro to 6/11/01 for Brandywine and 10/1/01 for Easton and Jennersville for claims not reported prior to 10/1/02. Lock Haven is in this program effective 8/1/02, Pottstown effective 7/1/03, Phoenixville effective 8/1/04, Chestnut Hill effective 3/1/05, and Sunbury effective 10/1/05. CIG provides coverage over the Fund.

Effective 8/1/00, the Louisiana hospitals, Byrd Regional and River West, became members of the Louisiana Patients’ Compensation Fund. Northern Louisiana Medical Center joined the Fund on 4/1/07. These hospitals are insured in CHS’ program for the 1st $100,000 of each medical malpractice claim and the Fund provides coverage from $100,000 to the statutory cap of $500,000.]

Effective 5/1/07, Porter Hospital in Indiana was acquired and enrolled in the Indiana PCF. This hospital has a fronted policy with Zurich for professional liability limits of $250,000/$7.5M. The Fund then provides coverage up to a statutory cap of $1,250,000.

2.	Workers’ Compensation and Employers Liability Insurance (including Stop Gap Coverage)

Workers’ Compensation and Employers Liability insurance including Stop Gap coverage is purchased to comply with CHS and its affiliates’ obligations under state and federal workers’ compensation laws. The policy period is December 1, 2006 to December 1, 2007. Statutory limits apply to Workers’ Compensation. Employers Liability limits are $1 million each employee per accident/$1 million occupational disease aggregate/$1 million by disease each occurrence. This is a large deductible program with a $300,000 deductible. The policy is written by Zurich, policy number WC 3730423-03.

All Texas facilities have entered into an Opted-Out ERISA Plan in lieu of a statutory work comp program effective 12/1/01. The TX facilities maintain a $500,000 self-insured retention for all employee injuries. An excess policy has been purchased with Steadfast Insurance Company (Zurich) for coverage above this self-insured retention up to $10 million. The policy period for this excess policy is 12/1/06-12/1/07. The policy number is EWT387844800.

3.	Automobile Liability and Physical Damage Coverage — Primary

Automobile Liability coverage is purchased to pay all sums CHS and its affiliates are legally liable to pay as damages because of bodily injury or property damage caused by an accident and resulting from the ownership, maintenance or use of a covered auto, including hired and non-owned autos. Hired and non-owned autos coverage is excess of any other available limits including employees’ personal vehicles while in use on company business. The policies have a $2 million CSL of Liability limit/$2 million CSL of Uninsured Motorists Liability limit. There is a $10,000 deductible on the policy for the hospitals and a $250,000 deductible for Corporate. The policy period is December 1, 2006- December 1, 2007. The policies are written by Zurich. The policy number is BAP 3730425-03.

4.	EMPLOYMENT PRACTICES LIABILITY

XL Insurance (Bermuda) Ltd. also provides a policy that covers Employment Practices Liability. This stand-alone EPLI policy provides limits of $15 million, excess $5 million self-insured retention. The policy period is June 1, 2006 to June 1, 2007 with a 2 month extension to 8/1/07. The policy is written on a claims-made basis, retroactive to 6/1/03. Policy number is BM0022000EP06A.

5.	PROPERTY

A property policy is purchased to protect CHS and its affiliates from direct damage to owned/leased properties. It also provides for the loss of income or increased operating expenses as the result of a direct damage loss. The property damage portion of the policy is written on a replacement value basis. Policy limits are $750,000,000. The policy includes a $250 million total earthquake limit for all locations except CA and those facilities located in the New Madrid Seismic Zone, which have a $25 million sublimit and a 5% deductible. For “wind locations” there are 3— 5% wind deductibles. There is a $250 million total flood limit/$10 million KY River sublimit. All other deductibles vary (by peril) from $25,000 to $100,000. Terrorism coverage is included. The policy is written by FM Global with coverage dates of August 31, 2006 — August 31, 2007. The policy number is JC553.

Kentucky River Medical Center, 540 Jetts Drive, Jackson, KY is situated in a flood plain (zone A) and is eligible for flood coverage through the National Flood Insurance Program (NFIP). Coverage has been purchased essentially to “buy down” the deductible in the FM Global policy of $500,000 building and $500,000 contents to a deductible of $5,000. Valuation of this policy is actual cash value. The policy is written through Hartford Insurance Company, policy number 01486140002007. The policy period is March 14, 2007 to March 14, 2008.

5.	Fidelity/Crime

Crime coverage is purchased for acts of employee dishonesty, forgery or alteration, theft, disappearance or destruction, robbery and safe burglary, computer fraud, wire transfers, and money order or counterfeit currency at a limit of $10 million dollars. The crime policy is provided by National Union Fire Insurance Company with a deductible of $250,000. The coverage dates are September 30, 2006 to September 30, 2007. The policy number is 006738480.

6.	Fiduciary Liability

Community Health Systems’ Retirement and Profit Sharing Plan, Deferred Compensation Plan and Volunteer Employee Benefit Association Trust (VEBA), are protected by Fiduciary Liability coverage. The policy period is September 30, 2006 to September 30, 2007. This is claims-made coverage, which provides a $10 million combined single limit with a $100,000 deductible. The carrier is National Union Fire Insurance Company. The policy number is 006738448.

7.	Directors and Officers Insurance and Company Reimbursement Policy

CHS’ Directors and Officers Liability insurance policies provide coverage for Corporate Directors and Officers, members of Hospital Governing Boards, and members of the Physician Advisory Counsel. The policy period is May 18, 2007 to May 18, 2008. Policy limits are $100 million and are provided through ten layers of coverage. The primary policy is written through AIG (National Union) and provides a $10 million limit. The policy number is 007421768. Next, a $10 million limit is provided by Zurich through policy number DOC 5336148-03. Next, a $10 million limit is provided by Liberty Mutual through policy number 073387-017. Next, a $10 million limit is provided by XL Specialty through policy number ELU097969-07. Then, a $10 million limit is provided by XL (Bermuda) through policy number BM00022826DO07A, Side A coverage only. Next, a $10 million limit, Side A coverage only, is provided by Allied World Assurance through policy number C000424/006. Next, a $10 million limit is provided by Axis, Side A coverage only, with a policy number RAN713680/01/2007. Next a $10 million limit is provided by Continental Casualty, Side A coverage only, through policy number 169770713. AWAC provides another layer of $10 million through policy number C007468/001. Finally, Starr Excess provides a $10 million layer, Side A only, through policy number 6299067. The policy has a $2.5 million self-insured retention.

8.	Environmental Impairment Liability Policy

This policy provides payment for damages to personal property, or environmental injury arising out of environmental impairment from underground & aboveground storage tanks. It will also pay for clean up resulting from pollution liability arising from said storage tank. The policy period is June 1, 2007 to June 1, 2008. The policy limits are $2 million per occurrence/$5 million annual aggregate, with a $25,000 deductible. The carrier is Zurich. The policy number is USC5400144-02.

9.	Owned & Non-Owned Aviation Liability/ Helipad Liability

This policy provides payment for bodily injury and property damage including passengers for the owned air ambulance helicopter and the 3 CHS leased/owned aircraft. The policy is provided by Global Aerospace for a liability policy limit of $50,000,000 per occurrence for the helicopter with a deductible of $10,000 Not in Motion/3% of the Insured Value in Motion coverage. The policy period is 6/11/07-6/11/08. The policy number is BH 10035634. The policy also provides $100,000,000 limits for the Beech King Air, and $125,000,000 limits for the two Hawkers.

A helipad liability policy provides coverage for any helipad premises owned or used by the facility. The policy is provided by Global Aerospace for a limit of $10,000,000 per occurrence with a $50,000 deductible for each and every loss. The policy number is BH 10035634. The policy period is 6/11/07-6/11/08.

10.	Employed Physician Professional Liability Insurance

CHS procures and maintains professional liability insurance for all employed physicians. This policy, shared by all of the CHS affiliate employed physicians, is written on a claims-made basis in the amount of $1,000,000 per occurrence/$3,000,000 in the aggregate for professional medical services provided. This primary insurance is obtained through Community Insurance Group, SPC, LTD. The policy period is August 11, 2006 to August 11, 2007. The policy number is 274/CIG/PHY06. Employed physicians are insured under the liability policy with Community Insurance Group, Ltd. (described in section 1) with limits of $4 million per occurrence/$4 million aggregate, excess of the $1 million primary policy provided by CIG. The employed physicians are also provided coverage on the excess liability policies.

11.	Pollution Legal Liability

This policy provides coverage for onsite and offsite 3rd party bodily injury, property damage, and clean up costs, plus business interruption coverage for actual loss or rental value, resulting from pollution issues. Mold is excluded. The policy is written by AIG (American International Specialty Lines) with limits of $3M/$6M. The deductible is $100,000. Policy period is 9/1/06-9/1/09. The policy number is PLS2057628.

TRIAD HOSPITALS, INC.
2006 Corporate and Facility Insurance

Policy Period
Insurance Program Description and Limits of Liability	Inception	Expiration

Hospital Professional Liability (HPL) and General Liability (GL):
Alabama Facilities (Claims — Made): $25,000 Deductible
$1,00,000 each claim/$3,000,000 Aggregate	7/31/2006	7/31/2007
Primary Coverage (Occurrence): $1,000,000 Retention ($2,000,000 Retention for Texas)
$5,000,000 Per Occurrence/$31.5 Million Aggregate	1/1/2006	1/1/2007
Excess Coverage (HPL is Claims-Made; GL is Occurrence):
$190 Million in excess of $10 Million Per Occurrence and Aggregate	1/1/2006	1/1/2007

Patient Compensation Funds:
$1,000,000 Excess of $250,000 Per Occurrence (Indiana)	1/1/2006	1/1/2007
Unlimited Excess of $100,000 Retention (Louisiana)	1/1/2006	1/1/2007

Directors & Officers Liability ($2,500,000 Retention):
Total Limits: $100 million	5/12/2006	5/12/2007
Fiduciary Liability ($100,000 Non Securities Retention; $500,000 Securities Retention):
Total Limits: $50 million	5/12/2006	5/12/2007
Fidelity/Crime ($500,000 Deductible):
Total Limits: $40 million	5/12/2006	5/12/2007
Special Crime (NIL Deductible):
Total Limits: $25 million	5/11/2005	5/11/2008
Employment Practices Liability ($2,000,000 deductible):
Total Limits: $35 million	5/12/2006	5/12/2007
Property ($100,000 Deductible, Higher Deductibles and Lower Sublimits Apply for Specified Losses)
$500,000,000 Limit Per Loss	7/31/2006	7/31/2007
Foreign Liability:
(Various Limits)	7/31/2006	7/31/2007
Aviation Liability and Physical Damage:
Total Limits: $100 million Citation V/ $150 million Citation X (liability); $18,900,000 (phys. dmg.)	4/17/2006	4/17/2007
Automobile Coverage:
Total Limits: $5 million	7/1/2006	7/1/2007
Workers Compensation/Employers Liability:
Total Limits: Statutory WC/$5,000,000 Employers Liability	7/1/2006	7/1/2007
Excess Workers Compensation/Employers Liability [Alabama ($500,000 SIR) and Ohio ($350,000 SIR)]:
Total Limits: Statutory WC/$1,650,000 EL Including SIR	7/1/2006	7/1/2007
Pollution Liability (Storage Tanks)
Total Limits: $2 million Each Claim/$10 million Aggregate	7/31/2006	7/31/2007

Page 1 of 1 Pages

Schedule 3.19(a)
UCC Filing Offices
CHS Guarantors

Jurisdiction of
	Entity Name	Formation	Filing Office
1.	Centre Hospital Corporation	Alabama	Secretary of State of the State of Alabama
2.	Cullman Hospital Corporation	Alabama	Secretary of State of the State of Alabama
3.	Foley Hospital Corporation	Alabama	Secretary of State of the State of Alabama
4.	Fort Payne Hospital Corporation	Alabama	Secretary of State of the State of Alabama
5.	Greenville Hospital Corporation	Alabama	Secretary of State of the State of Alabama
6.	Forrest City Arkansas Hospital Company, LLC	Arkansas	Secretary of State of the State of Arkansas
7.	Forrest City Clinic Company, LLC	Arkansas	Secretary of State of the State of Arkansas
8.	Forrest City Hospital Corporation	Arkansas	Secretary of State of the State of Arkansas
9.	Phillips Hospital Corporation	Arkansas	Secretary of State of the State of Arkansas
10.	Payson Hospital Corporation	Arizona	Secretary of State of the State of Arizona
11.	Chesterfield/Marlboro, L.P.	Delaware	Secretary of State of the State of Delaware
12.	CHHS Holdings, LLC	Delaware	Secretary of State of the State of Delaware
13.	Cleveland Regional Medical Center, L.P.	Delaware	Secretary of State of the State of Delaware
14.	Community GP Corp.	Delaware	Secretary of State of the State of Delaware
15.	Community Health Investment Corporation	Delaware	Secretary of State of the State of Delaware
16.	Community Health Systems, Inc.	Delaware	Secretary of State of the State of Delaware
17.	Community LP Corp.	Delaware	Secretary of State of the State of Delaware
18.	Fallbrook Hospital Corporation	Delaware	Secretary of State of the State of Delaware
19.	FWCT-1 Acquisition Corporation	Delaware	Secretary of State of the State of Delaware
20.	Hallmark Healthcare Corporation	Delaware	Secretary of State of the State of Delaware
21.	Hospital of Barstow, Inc.	Delaware	Secretary of State of the State of Delaware
22.	Lancaster Hospital Corporation	Delaware	Secretary of State of the State of Delaware
23.	National Healthcare of Cleveland, Inc.	Delaware	Secretary of State of the State of Delaware
24.	National Healthcare of Cullman, Inc.	Delaware	Secretary of State of the State of Delaware
25.	National Healthcare of Decatur, Inc.	Delaware	Secretary of State of the State of Delaware
26.	National Healthcare of Hartselle, Inc.	Delaware	Secretary of State of the State of Delaware
27.	National Healthcare of Leesville, Inc.	Delaware	Secretary of State of the State of Delaware
28.	National Healthcare of Mt. Vernon, Inc.	Delaware	Secretary of State of the State of Delaware
29.	National Healthcare of Newport, Inc.	Delaware	Secretary of State of the State of Delaware
30.	NWI Hospital Holdings, LLC	Delaware	Secretary of State of the State of Delaware
31.	Pennsylvania Hospital Company, LLC	Delaware	Secretary of State of the State of Delaware
32.	Phoenixville Hospital Company, LLC	Delaware	Secretary of State of the State of Delaware
33.	Pottstown Hospital Company, LLC	Delaware	Secretary of State of the State of Delaware
34.	Ruston Hospital Corporation	Delaware	Secretary of State of the State of Delaware
35.	Watsonville Hospital Corporation	Delaware	Secretary of State of the State of Delaware

34

Jurisdiction of
	Entity Name	Formation	Filing Office
36.	Webb Hospital Corporation	Delaware	Secretary of State of the State of Delaware
37.	Webb Hospital Holdings, LLC	Delaware	Secretary of State of the State of Delaware
38.	Fannin Regional Hospital, Inc.	Georgia	Office of the Clerk of any Superior Court
39.	Anna Hospital Corporation §	Illinois	Secretary of State of the State of Illinois
40.	Galesburg Hospital Corporation	Illinois	Secretary of State of the State of Illinois
41.	Granite City Hospital Corporation	Illinois	Secretary of State of the State of Illinois
42.	Granite City Illinois Hospital Company, LLC	Illinois	Secretary of State of the State of Illinois
43.	Marion Hospital Corporation	Illinois	Secretary of State of the State of Illinois
44.	Red Bud Hospital Corporation	Illinois	Secretary of State of the State of Illinois
45.	Red Bud Illinois Hospital Company, LLC	Illinois	Secretary of State of the State of Illinois
46.	Waukegan Hospital Corporation	Illinois	Secretary of State of the State of Illinois
47.	Waukegan Illinois Hospital Company, LLC	Illinois	Secretary of State of the State of Illinois
48.	Hospital of Fulton, Inc.	Kentucky	Secretary of State of the State of Kentucky
49.	Hospital of Louisa, Inc.	Kentucky	Secretary of State of the State of Kentucky
50.	Jackson Hospital Corporation	Kentucky	Secretary of State of the State of Kentucky
51.	Ruston Louisiana Hospital Company, LLC	Louisiana	Recorder of mortgages of Orleans Parish or Clerk of Court of any other parish
52.	Farmington Hospital Corporation	Missouri	Secretary of State of the State of Missouri
53.	Farmington Missouri Hospital Company, LLC	Missouri	Secretary of State of the State of Missouri
54.	Kirksville Hospital Corporation	Missouri	Secretary of State of the State of Missouri
55.	Moberly Hospital, Inc.	Missouri	Secretary of State of the State of Missouri
56.	Williamston Hospital Corporation	North Carolina	Secretary of State of the State of North Carolina
57.	Salem Hospital Corporation	New Jersey	New Jersey Department of Treasury/Division of Revenue
58.	Deming Hospital Corporation	New Mexico	Secretary of State of the State of New Mexico
59.	Roswell Hospital Corporation	New Mexico	Secretary of State of the State of New Mexico
60.	San Miguel Hospital Corporation	New Mexico	Secretary of State of the State of New Mexico
61.	CHS Holdings Corp.	New York	Secretary of State of the State of New York
62.	Hallmark Holdings Corp.	New York	Secretary of State of the State of New York
63.	Kay County Hospital Corporation	Oklahoma	Secretary of State of the State of Oklahoma
64.	Kay County Oklahoma Hospital Company, LLC	Oklahoma	Secretary of State of the State of Oklahoma
65.	CHS Berwick Hospital Corporation	Pennsylvania	Secretary of the Commonwealth
66.	Clinton Hospital Corporation	Pennsylvania	Secretary of the Commonwealth
67.	Coatesville Hospital Corporation	Pennsylvania	Secretary of the Commonwealth
68.	Northampton Hospital Corporation	Pennsylvania	Secretary of the Commonwealth
69.	Sunbury Hospital Corporation	Pennsylvania	Secretary of the Commonwealth
70.	West Grove Hospital Corporation	Pennsylvania	Secretary of the Commonwealth

35

Jurisdiction of
	Entity Name	Formation	Filing Office
71.	Brownsville Hospital Corporation	Tennessee	Secretary of State of the State of Tennessee
72.	Cleveland Hospital Corporation	Tennessee	Secretary of State of the State of Tennessee
73.	Dyersburg Hospital Corporation	Tennessee	Secretary of State of the State of Tennessee
74.	Hospital of Morristown, Inc.	Tennessee	Secretary of State of the State of Tennessee
75.	Jackson Hospital Corporation	Tennessee	Secretary of State of the State of Tennessee
76.	Jackson, Tennessee Hospital Company, LLC	Tennessee	Secretary of State of the State of Tennessee
77.	Lakeway Hospital Corporation	Tennessee	Secretary of State of the State of Tennessee
78.	Lexington Hospital Corporation	Tennessee	Secretary of State of the State of Tennessee
79.	Martin Hospital Corporation	Tennessee	Secretary of State of the State of Tennessee
80.	McKenzie Hospital Corporation	Tennessee	Secretary of State of the State of Tennessee
81.	McNairy Hospital Corporation	Tennessee	Secretary of State of the State of Tennessee
82.	Shelbyville Hospital Corporation	Tennessee	Secretary of State of the State of Tennessee
83.	Sparta Hospital Corporation	Tennessee	Secretary of State of the State of Tennessee
84.	Big Bend Hospital Corporation	Texas	Secretary of State of the State of Texas
85.	Big Spring Hospital Corporation	Texas	Secretary of State of the State of Texas
86.	Granbury Hospital Corporation	Texas	Secretary of State of the State of Texas
87.	Jourdanton Hospital Corporation	Texas	Secretary of State of the State of Texas
88.	NHCI of Hillsboro, Inc.	Texas	Secretary of State of the State of Texas
89.	Weatherford Hospital Corporation	Texas	Secretary of State of the State of Texas
90.	Weatherford Texas Hospital Company, LLC	Texas	Secretary of State of the State of Texas
91.	Tooele Hospital Corporation	Utah	Division of Corporations and Commercial Code
92.	Emporia Hospital Corporation	Virginia	State Corporation Commission
93.	Franklin Hospital Corporation	Virginia	State Corporation Commission
94.	Petersburg Hospital Company, LLC	Virginia	State Corporation Commission
95.	Russell County Medical Center, Inc.	Virginia	State Corporation Commission
96.	Virginia Hospital Company, LLC	Virginia	State Corporation Commission
97.	Oak Hill Hospital Corporation	West Virginia	Secretary of State of the State of West Virginia
98.	Evanston Hospital Corporation	Wyoming	Secretary of State of the State of Wyoming
Triad Guarantors

Jurisdiction of
	Entity Name	Formation	Filing Office
1.	QHG of Enterprise, Inc.	Alabama	Secretary of State of the State of Alabama
2.	QHG of Jacksonville, Inc.	Alabama	Secretary of State of the State of Alabama
3.	QHG of Springdale, Inc.	Arkansas	Secretary of State of the State of Arkansas
4.	Triad-El Dorado, Inc.	Arkansas	Secretary of State of the State of Arkansas
5.	Abilene Hospital, LLC	Delaware	Secretary of State of the State of Delaware
6.	Abilene Merger, LLC	Delaware	Secretary of State of the State of Delaware

36

Jurisdiction of
	Entity Name	Formation	Filing Office
7.	Arizona DH, LLC	Delaware	Secretary of State of the State of Delaware
8.	ARMC, LP	Delaware	Secretary of State of the State of Delaware
9.	Birmingham Holdings, LLC	Delaware	Secretary of State of the State of Delaware
10.	Bluffton Health System, LLC	Delaware	Secretary of State of the State of Delaware
11.	Brownwood Hospital, L.P.	Delaware	Secretary of State of the State of Delaware
12.	Brownwood Medical Center, LLC	Delaware	Secretary of State of the State of Delaware
13.	Carlsbad Medical Center, LLC	Delaware	Secretary of State of the State of Delaware
14.	Claremore Regional Hospital, LLC	Delaware	Secretary of State of the State of Delaware
15.	Clarksville Holdings, LLC	Delaware	Secretary of State of the State of Delaware
16.	College Station Hospital, L.P.	Delaware	Secretary of State of the State of Delaware
17.	College Station Medical Center, LLC	Delaware	Secretary of State of the State of Delaware
18.	College Station Merger, LLC	Delaware	Secretary of State of the State of Delaware
19.	CP Hospital GP, LLC	Delaware	Secretary of State of the State of Delaware
20.	CPLP, LLC	Delaware	Secretary of State of the State of Delaware
21.	Crestwood Hospital LP, LLC	Delaware	Secretary of State of the State of Delaware
22.	Crestwood Hospital, LLC	Delaware	Secretary of State of the State of Delaware
23.	CSMC, LLC	Delaware	Secretary of State of the State of Delaware
24.	CSRA Holdings, LLC	Delaware	Secretary of State of the State of Delaware
25.	Deaconess Holdings, LLC	Delaware	Secretary of State of the State of Delaware
26.	Deaconess Hospital Holdings, LLC	Delaware	Secretary of State of the State of Delaware
27.	Desert Hospital Holdings, LLC	Delaware	Secretary of State of the State of Delaware
28.	Detar Hospital, LLC	Delaware	Secretary of State of the State of Delaware
29.	Dukes Health System, LLC	Delaware	Secretary of State of the State of Delaware
30.	Gadsden Regional Medical Center, LLC	Delaware	Secretary of State of the State of Delaware
31.	Greenbrier VMC, LLC	Delaware	Secretary of State of the State of Delaware
32.	GRMC Holdings, LLC	Delaware	Secretary of State of the State of Delaware
33.	Hobbs Medco, LLC	Delaware	Secretary of State of the State of Delaware
34.	Las Cruces Medical Center, LLC	Delaware	Secretary of State of the State of Delaware
35.	Lea Regional Hospital, LLC	Delaware	Secretary of State of the State of Delaware
36.	Longview Merger, LLC	Delaware	Secretary of State of the State of Delaware
37.	LRH, LLC	Delaware	Secretary of State of the State of Delaware
38.	Lutheran Health Network of Indiana, LLC	Delaware	Secretary of State of the State of Delaware
39.	Massillon Health System, LLC	Delaware	Secretary of State of the State of Delaware
40.	Medical Center of Brownwood, LLC	Delaware	Secretary of State of the State of Delaware
41.	MMC of Nevada, LLC	Delaware	Secretary of State of the State of Delaware
42.	Navarro Hospital, L.P.	Delaware	Secretary of State of the State of Delaware
43.	Navarro Regional, LLC	Delaware	Secretary of State of the State of Delaware
44.	NRH, LLC	Delaware	Secretary of State of the State of Delaware
45.	Oregon Healthcorp, LLC	Delaware	Secretary of State of the State of Delaware
46.	Palmer-Wasilla Health System, LLC	Delaware	Secretary of State of the State of Delaware
47.	Quorum Health Resources, LLC	Delaware	Secretary of State of the State of Delaware
48.	Regional Hospital of Longview, LLC	Delaware	Secretary of State of the State of Delaware

37

Jurisdiction of
	Entity Name	Formation	Filing Office
49.	Russellville Holdings, LLC	Delaware	Secretary of State of the State of Delaware
50.	SACMC, LLC	Delaware	Secretary of State of the State of Delaware
51.	San Angelo Community Medical Center, LLC	Delaware	Secretary of State of the State of Delaware
52.	San Angelo Hospital, L.P.	Delaware	Secretary of State of the State of Delaware
53.	San Angelo Medical, LLC	Delaware	Secretary of State of the State of Delaware
54.	Southern Texas Medical Center, LLC	Delaware	Secretary of State of the State of Delaware
55.	St. Joseph Health System, LLC	Delaware	Secretary of State of the State of Delaware
56.	Tennyson Holdings, Inc.	Delaware	Secretary of State of the State of Delaware
57.	Triad Holdings III, LLC	Delaware	Secretary of State of the State of Delaware
58.	Triad Holdings IV, LLC	Delaware	Secretary of State of the State of Delaware
59.	Triad Holdings V, LLC	Delaware	Secretary of State of the State of Delaware
60.	Triad Hospitals, Inc.	Delaware	Secretary of State of the State of Delaware
61.	Triad of Alabama, LLC	Delaware	Secretary of State of the State of Delaware
62.	Triad of Oregon, LLC	Delaware	Secretary of State of the State of Delaware
63.	Triad-ARMC, LLC	Delaware	Secretary of State of the State of Delaware
64.	Triad-Denton Hospital GP, LLC	Delaware	Secretary of State of the State of Delaware
65.	Triad-Denton Hospital, L.P.	Delaware	Secretary of State of the State of Delaware
66.	Triad-Navarro Regional Hospital Subsidiary, LLC	Delaware	Secretary of State of the State of Delaware
67.	VHC Medical, LLC	Delaware	Secretary of State of the State of Delaware
68.	Vicksburg Healthcare, LLC	Delaware	Secretary of State of the State of Delaware
69.	Victoria Hospital, LLC	Delaware	Secretary of State of the State of Delaware
70.	Victoria of Texas, L.P.	Delaware	Secretary of State of the State of Delaware
71.	WHMC, LLC	Delaware	Secretary of State of the State of Delaware
72.	Willamette Valley Medical Center, LLC	Delaware	Secretary of State of the State of Delaware
73.	Women & Children’s Hospital, LLC	Delaware	Secretary of State of the State of Delaware
74.	Woodland Heights Medical Center, LLC	Delaware	Secretary of State of the State of Delaware
75.	Woodward Health System, LLC	Delaware	Secretary of State of the State of Delaware
76.	QHG Georgia Holdings, Inc.	Georgia	Office of the Clerk of any Superior Court
77.	QHG Georgia, L.P.	Georgia	Office of the Clerk of any Superior Court
78.	Frankfort Health Partner, Inc.	Indiana	Secretary of State of the State of Indiana
79.	IOM Health System, L.P.	Indiana	Secretary of State of the State of Indiana
80.	QHG of Bluffton, Inc.	Indiana	Secretary of State of the State of Indiana
81.	QHG of Clinton County, Inc.	Indiana	Secretary of State of the State of Indiana
82.	QHG of Fort Wayne, Inc.	Indiana	Secretary of State of the State of Indiana
83.	QHG of Warsaw, Inc.	Indiana	Secretary of State of the State of Indiana
84.	QHG of Forrest County, Inc.	Mississippi	Secretary of State of the State of Mississippi
85.	QHG of Hattiesburg, Inc.	Mississippi	Secretary of State of the State of Mississippi
86.	River Region Medical Corporation	Mississippi	Secretary of State of the State of Mississippi
87.	NC-DSH, Inc.	Nevada	Secretary of State of the State of Nevada
88.	QHG of Barberton, Inc.	Ohio	Secretary of State of the State of Ohio
89.	QHG of Massillon, Inc.	Ohio	Secretary of State of the State of Ohio

38

Jurisdiction of
	Entity Name	Formation	Filing Office
90.	SouthCrest, L.L.C.	Oklahoma	County Clerk of Oklahoma County
91.	Triad-South Tulsa Hospital Company, Inc.	Oklahoma	County Clerk of Oklahoma County
92.	QHG of South Carolina, Inc.	South Carolina	Secretary of State of the State of South Carolina
93.	QHG of Spartanburg, Inc.	South Carolina	Secretary of State of the State of South Carolina

39

Schedule 3.19(c)
Mortgage Filing Offices

Hospital Name/Address	Corporate Owner	County
DeKalb Regional Medical Center 200 Medical Center Drive P.O. Box 680778 Fort Payne, AL 35968	Fort Payne Hospital Corporation (AL)	DeKalb

Flowers Hospital 4370 West Main Street Dothan, AL 36305	Triad of Alabama, LLC (DE)	Houston

Gadsden Regional Medical Center 1007 Goodyear Avenue Gadsden, AL 35903	Gadsden Regional Medical Center, LLC (DE)	Etowah

Jacksonville Medical Center 1701 Pelham Road, South Jacksonville, AL 36265	QHG of Jacksonville, Inc. (AL)	Calhoun

Medical Center Enterprise 400 North Edwards St. Enterprise, AL 36330	QHG of Enterprise, Inc. (AL)	Coffee

Parkway Medical Center 1874 Beltline Rd., SW (P.O. Box 2211) Decatur, AL 35601	National Healthcare of Decatur, Inc. (DE)	Morgan

Northwest Medical Center of Benton County 3000 Medical Center Pkwy. Bentonville, AR 72712	QHG of Springdale, Inc. (AR)	Benton

Saint Mary’s Regional Medical Center 1808 West Main Street Russellville, AR 72801	Russellville Holdings, LLC (and St. Mary’s Real Property, LLC)	Pope

Watsonville Community Hospital 75 Nielson Street Watsonville, CA 95076	Watsonville Hospital Corporation (DE)	Santa Cruz

Galesburg Cottage Hospital 695 N. Kellogg St. Galesburg, IL 61401	Galesburg Hospital Corporation (IL)	Knox

Gateway Regional Medical Center 2100 Madison Avenue Granite City, IL 62040	Granite City Illinois Hospital Company, LLC (IL)	Madison

Heartland Regional Medical Center 3333 West DeYoung Marion, IL 62959	Marion Hospital Corporation (IL)	Williamson

Vista Medical Center (includes East and West) 1324 N. Sheridan Road Waukegan, IL 60085	Hospital Company, LLC (IL)	Lake

Bluffton Regional Medical Center 303 South Main Street Bluffton, IN 46714	Bluffton Health System, LLC (DE)	Wells

Dukes Memorial Hospital 275 W. 12th Street Peru, IN 46970	Dukes Health System, LLC (DE)	Miami

Lutheran Hospital of Indiana 7950 West Jefferson Blvd. Fort Wayne, IN 46804	IOM Health System, L.P. (IN Ltd. Partnership)	Allen

40

Hospital Name/Address	Corporate Owner	County
St. Joseph Hospital 700 Broadway Fort Wayne, IN 46802	St. Joseph Health System, LLC (DE)	Allen

Women and Children’s Hospital 4200 Nelson Road Lake Charles, LA 70605	Women and Children’s Hospital, LLC	Calcasieu

River Region Health System 2100 Highway 61 North/1111 N. Frontage Road Vicksburg, MS 39183	Vicksburg Healthcare, LLC (DE)	Warren

Mineral Area Regional Medical Center 1212 Weber Road Farmington, MO 63640	Farmington Missouri Hospital Company, LLC (MO)	Saint Francois

Moberly Regional Medical Center 1515 Union Avenue Moberly, MO 65270	Moberly Hospital, Inc. (MO)	Randolph

The Memorial Hospital of Salem County 310 Woodstown Road Salem, NJ 08079	Salem Hospital Corporation (NJ)	Salem

Alta Vista Regional Hospital 104 Legion Drive Las Vegas, NM 87701	San Miguel Hospital Corporation (NM)	San Miguel

Carlsbad Medical Center 2430 West Pierce Carlsbad, NM 88220	Carlsbad Medical Center, LLC	Eddy

Eastern New Mexico Medical Center 405 West Country Club Road Roswell, NM 88201	Roswell Hospital Corporation (NM)	Chaves

Lea Regional Medical Center 5419 N. Lovington Highway Hobbs, NM 88240	Lea Regional Hospital, LLC	Lea

MountainView Regional Medical Center 4311 East Lohman Avenue Las Cruces, NM 88011	Las Cruces Medical Center, LLC (DE)	Dona Ana

Claremore Regional Hospital 1202 N. Muskogee Place Claremore, OK 74017	Claremore Regional Hospital, LLC	Rogers

Ponca City Medical Center 1900 North 14th Street Ponca City, OK 74601	Kay County Oklahoma Hospital Company, LLC (OK)	Kay

SouthCrest Hospital 8801 South 101st East Ave. Tulsa, OK 74133	SouthCrest, L.L.C.	Tulsa

Willamette Valley Medical Center 2700 SE Stratus Avenue McMinnville, OR 97128	Willamette Valley Medical Center, LLC	Yamhill

Berwick Hospital Center 701 East 16th Street Berwick, PA 18603	CHS Berwick Hospital Corporation (PA)	Columbia

Brandywine Hospital 201 Reeceville Rd. Coatesville, PA 19320	Coatesville Hospital Corporation (PA)	Chester

41

Hospital Name/Address	Corporate Owner	County
Easton Hospital 250 South 21st Street Easton, PA 18042-3892	Northampton Hospital Corporation (PA)	Northampton

Jennersville Regional Hospital 1015 West Baltimore Pike West Grove, PA. 19390	West Grove Hospital Corporation (PA)	Chester

Lock Haven Hospital 24 Cree Drive Lock Haven, PA 17745-2699	Clinton Hospital Corporation (PA)	Washington

Phoenixville Hospital 140 Nutt Road Phoenixville, PA 19460	Phoenixville Hospital Company, LLC (DE)	Chester

Pottstown Memorial Medical Center 1600 East High Street Pottstown, PA 19464	Pottstown Hospital Company, LLC (DE)	Montgomery

Sunbury Community Hospital 350 N. Eleventh Street (P. O. Box 737) Sunbury, PA 17801	Sunbury Hospital Corporation (PA)	Northumberland

Carolinas Hospital System 805 Pamplico Highway Florence, SC 29505	QHG of South Carolina, Inc. (SC)	Florence

Springs Memorial Hospital 800 W. Meeting Street Lancaster, SC 29720	Lancaster Hospital Corporation (DE)	Lancaster

Dyersburg Regional Medical Center 400 Tickle Street Dyersburg, TN 38024	Dyersburg Hospital Corporation (TN)	Dyer

Lakeway Regional Hospital 726 McFarland Street Morristown, TN 37814	Hospital of Morristown, Inc. (TN)	Hamblen

Regional Hospital of Jackson 367 Hospital Blvd. Jackson, TN 38305	Jackson, Tennessee Hospital Company, LLC (TN)	Madison

SkyRidge Medical Center (includes Cleveland) 2305 Chambliss Avenue Cleveland, TN 37320	National Healthcare of Cleveland, Inc. (TN)	Bradley

Volunteer Community Hospital 161 Mt. Pelia Road Martin, TN 38237	Martin Hospital Corporation (TN)	Weakley

Abilene Regional Medical Center 6250 Hwy 83 84 Abilene, TX 79606	ARMC, L.P.	Taylor

College Station Medical Center 1604 Rock Prairie College Station, TX 77845 DeTar Hospital Navarro 506 E. San Antonio Street Victoria, TX 77901	College Station Hospital, L.P. Victoria of Texas, L.P.	Brazos Victoria

DeTar Hospital North 101 Medical Drive Victoria, TX 77904	Victoria of Texas, L.P.	Victoria

San Angelo Community Medical Center 3501 Knickerbocker Rd. San Angelo, TX 76904	San Angelo Hospital, L.P.	Tom Green

42

Hospital Name/Address	Corporate Owner	County
Scenic Mountain Medical Center 1601 West Eleventh Place Big Spring, TX 79720	Big Spring Hospital Corporation (TX)	Howard

South Texas Regional Medical Center 1905 Highway 97 E Jourdanton, TX 78026	Jourdanton Hospital Corporation (TX)	Atascosa

Mountain West Medical Center 2055 N. Main Tooele, UT 84074-2794	Tooele Hospital Corporation (UT)	Tooele

Southern Virginia Regional Medical Center 727 North Main Street Emporia, VA 23847	Emporia Hospital Corporation (VA)	Greensville

Southampton Memorial Hospital 100 Fairview Drive Franklin, VA 23851	Franklin Hospital Corporation (VA)	Southampton

Greenbrier Valley Medical Center 202 Maplewood Avenue Ronceverte, WV 24970	Greenbrier VMC, LLC (and GRB Real Estate, LLC)	Greenbrier

43

Schedule 3.21
Collective Bargaining Agreements

City, State	Union/	Agreement Expiration
Facility	Affiliation	Date	Type of Employees in Unit
Watsonville, CA Watsonville Community Hospital	“Cal-Tec” California Technical Employees Coalition	1/31/09	LVN’s, Radiology Technicians, Respiratory Care Practitioners, Physical Therapy Assistants, Nuclear Medicine Technologists & Cardiovascular Technologists

Watsonville, CA	“CNA” California Nurses Association	3/31/10 (replaces agreement exp. 3/31/06, but has not been reduced to writing)	Registered Nurses

Watsonville, CA	“SEIU”, United Healthcare Workers	7/31/09 (replaces agreement exp. 7/31/06, but has not been reduced to writing)	Service & Maintenance

Watsonville, CA	“SEIU”, United Healthcare Workers	7/31/08 (replaces agreement exp. 7/31/06, but has not been reduced to writing)	Professional

Watsonville, CA	Teamsters, Local 912	4/30/07 (extended indefinitely with right to terminate on ten (10) days written notice)	Office and Clerical

Easton, PA Easton Hospital	“UIU”—United Independent Union, Local 2	6/1/10 (replaces agreement exp. 6/1/07, but has not been reduced to writing)	Two separate agreements — One agreement covering Registered Nurses and a separate agreement covering Licensed Practical Nurses

Marion, IL Heartland Regional Medical Center	Southern Illinois Laborers’ District Council, Local 773, AFL-CIO	2/28/07 (no extension in place)	Virtually all employees, excluding Nurses

Pottstown, PA Pottstown Memorial Medical Center	District 1199 P S.E.I.U.	8/31/08 (replaces agreement exp. 2/28/07, but has not been reduced to writing)	Virtually all employees, excluding Nurses

Palmer, Alaska Mat-Su Regional Medical Center	I.B.E.W. Local 1547	2/29/08	Virtually all employees, excluding RN’s

Barberton, Ohio Barberton Citizens Hospital	A.F.S.C.M.E., Ohio Council 8 and Local 2317	1/31/10	Service & Maintenance, Technical and some “Professionals”, except for RN’s

44

City, State	Union/	Agreement Expiration
Facility	Affiliation	Date	Type of Employees in Unit
Springfield, Oregon	Oregon Nurses Association	12/31/08	RN’s & LPN’s

McKenzie- Williamette Medical Center

Springfield, Oregon McKenzie- Williamette Medical Center	S.E.I.U. Local No. 49	6/30/10 (Tentative agreement for a new 3-year CBA was (replacing agreement expiring 6/30/07) was ratified on 7/6/07)	Virtually all employees, excluding RN’s & LPN’s

45

ADDITIONAL FACILITIES WITH ORGANIZED LABOR PRESENCE, BUT NO CBA

City, State
Facility	Union / Affiliation	Type of Employees in “Unit”
Jackson, KY Kentucky River Medical Center	United Steelworkers of America, AFL-CIO	Virtually All Employees, Excluding Office Clericals (Election to be scheduled in connection with pending D. C. Circuit Litigation to enforce 2002 NLRB Order.)

Las Vegas, NM Alta Vista Regional Hospital	National Union of Hospital and Healthcare Employees, District 1199NM	Virtually All Employees, except Physicians and Guards (Election scheduled for June 21, 22 and 23, 2007)

Deming, NM Mimbres Memorial Hospital	United Steelworkers of America, AFL-CIO	NLRB bargaining order has been upheld by 10th Cir. Negotiations being scheduled

46

Schedule 4.02(a)
Local Counsel
     None.

47

Schedule 6.01
Existing Indebtedness
1. Please refer to Schedule 1.01(a) and see attached.

48

Community Health Systems, Inc.
Schedule 6.01: Existing Indebtedness

				Principal
	CHS Entity	Description of Property Leased		Outstanding
	Corporate Debt
1
2		Northwestern Mutual Mortgage (Corporate HQ)		23,435

3			Total Corporate Debt	23,435
	Equipment Leases
4	Blue Ridge, GA	Equipment Leases		1,783
5	Cheraw, SC	Equipment Leases		6
6	Decatur, AL	Equipment Leases		83
7	Farmington, MO	Equipment Leases		224
8	Fulton, KY	Equipment Leases		8,000
9	Galesburg, IL	Equipment Leases		13
10	Granbury, TX	Equipment Leases		667
11	Granite City, IL	Equipment Leases		(4)
12	Las Vegas, NM	Equipment Leases		49
13	Lexington, TN	Equipment Leases		27
14	Morristown, TN	Equipment Leases		109
15	Petersburg, VA	Equipment Leases		6,455
16	Philadelphia, PA	Equipment Leases		444
17	Roswell, NM	Equipment Leases		736
18	Ruston, LA	Equipment Leases		(11)
19	Salem, NJ	Equipment Leases		(22)
20	Salem, NJ	Equipment Leases		80
21	Shelbyville, TN	Equipment Leases		3,317
22	Sparta, TN	Equipment Leases		17
23	Sunbury, PA	Equipment Leases		473
24	Valporaiso, IN	Equipment Leases		1,296
25	Watsonville, CA	Equipment Leases		72
26	Weatherford, TX	Equipment Leases		136
27	Witchita Falls, TX	Equipment Leases		9

			Total Equipment Leases	23,956

Community Health Systems, Inc.
Schedule 6.01: Existing Indebtedness (Continued)

				Principal
	CHS Entity	Description of Property Leased		Outstanding
28	Berwick, PA	Physician Loans		81
29	Big Spring, TX	Physician Loans		73
30	Blue Ridge, GA	Physician Loans		15
31	Bullhead City, AZ	Physician Loans		38
32	Cheraw, SC	Physician Loans		26
33	Cleveland, TN	Physician Loans		7
34	Cleveland, TX	Physician Loans		61
35	Coatesville, PA	Physician Loans		85
36	Crestview, FL	Physician Loans		59
37	Cullman, AL	Physician Loans		64
38	Decatur, AL	Physician Loans		11
39	Dyersburg, TN	Physician Loans		10
40	Easton, PA	Physician Loans		23
41	Fallbrook, CA	Physician Loans		69
42	Foley, AL	Physician Loans		72
43	Franklin, VA	Physician Loans		4
44	Granbury, TX	Physician Loans		56
45	Hartselle, AL	Physician Loans		27
46	Helena, AR	Physician Loans		27
47	Hillsboro, TX	Physician Loans		60
48	Jourdanton, TX	Physician Loans		31
49	Kirksville, MO	Physician Loans		66
50	Lake Wales, FL	Physician Loans		3
51	Lancaster, SC	Physician Loans		72
52	Laredo, TX	Physician Loans		8
53	Las Vegas, NM	Physician Loans		27
54	Lebanon, VA	Physician Loans		1
55	Leesville, LA	Physician Loans		26
56	Louisa, KY	Physician Loans		143
57	Moberly, MO	Physician Loans		23
58	Payson, AZ	Physician Loans		116
59	Petersburg, VA	Physician Loans		31
60	Philadelphia, PA	Physician Loans		0
61	Plaquemine, LA	Physician Loans		73
79	Pottstown, PA	Physician Loans		75
80	Roswell, NM	Physician Loans		54
81	Salem, NJ	Physician Loans		26
82	Selmer, TN	Physician Loans		60
83	Tooele, UT	Physician Loans		12
84	Watsonville, CA	Physician Loans		6
85	Weatherford, TX	Physician Loans		42
86	West Grove, PA	Physician Loans		15

			Total Physician Loans	1,488

Community Health Systems, Inc.
Schedule 6.01: Existing Indebtedness (Continued)

				Principal
	CHS Entity	Description of Property Leased		Outstanding
	Other Debt
87	Granite City, IL	Other Facility Debt		(126)
88	Granite City, IL	Other Facility Debt		126
89	Granite City, IL	Bank Notes		280
90	Corporate	Other Corporate Debt		8,810
91	Lockhaven, PA	Patient Funds Liability		20
92	Salem, NJ	Other Facility Debt		(45,591)
93	Salem, NJ	Other Facility Debt		45,591
94	Salem, NJ	Sovereign Bank Notes		9

95			Total Other	9,118

96			Total Facility Debt	57,997

*	Debt aggregated by major type per facility

Triad
Schedule 6.01: Existing Indebtedness

Capital Leases
St. Mary’s Regional Medical Center	81,498
Dukes Memorial Hospital	1,948
Dukes Memorial Hospital	51,578
Dukes Memorial Hospital	14,303
Triad Corporate Office	170,370
Massillon Hospital	5,542
Augusta Hospital, LLC	5,907
Willamette Community Medical Group	3,758,073

Subtotal	4,089,219

Other Debt
Gadsden Regional Medical Center	353,489
River Region Medical Center	209,003
Woodward Regional Hospital	648,241
Massillon Hospital	4,341,705
Massillon Hospital	328,529

Subtotal	5,880,967

Total Capital Leases and Other Debt	9,970,186

Patient Loan Progams

HELP	14,098,676
AccessOne	4,822,644
Tower	4,173,028
Barberton	318,899
CB&T	89,779

Subtotal	23,503,016

Other Guarantees

Medical Imaging
Capitalized lease	77,277
Other debt	1,701,753
Fort Wayne Cardiac Ctr, LLC Capital lease	784,004
San Angelo Surgery Center Equipment note	346,028
Term loan	272,384
Line of Credit commitment	154,007

Subtotal	3,335,453

Triad Liens

TYPE
			OF	FILE NO.
DEBTOR	SECURED PARTY	JURISDICTION	UCC	& DATE	COLLATERAL
Carlsbad Medical Center, LLC c/o Triad Hospitals Inc., 13455 Noel Road, Ste. 2000 Dallas, TX 20815	General Electric Capital Corporation 2 Wisconsin Circle, Suite 400 Chevy Chase, MD 20815	Secretary of State, DE	UCC-1	2294460 5 11/22/2002	Rents, income, receipts, revenues, issues, profits, and prepayments that are attached to the real property described in Exhibit A (a parcel of land related to the Guadalupe Medical Center Subdivision, New Mexico); accounts, contract rights, general intangibles, chattel paper, documents, instruments, deposit accounts, letter of credit rights, commercial tort claims and all books and records, to the extent they pertain to the Leases or Rents of the real property; All proceeds, products, replacements, additions, substitutions, renewals and accessions of and to the Leases and Rents

Massillon Health System, LLC 400 Austin Ave. NW Massillon, OH 44645 Additional debtor: Doctors Hospital of Stark County 400 Austin Ave. NW Massillon, OH 44645	H.E.L.P. Financial Corporation 765 Wing Street Auburn Hills, MI 48170	Massillon Health System, LLC: Secretary of State, DE Doctors Hospital of Stark County: OH	UCC-1	3302348 1 11/18/2003	Patient loans, whether installment or revolving, evidenced by a revolving credit agreement or other loan agreement, in which the debtor is the lender, and which are assigned to the secured party.

53

Schedule 6.02
Existing Liens
CHS Liens

TYPE
			OF	FILE NO.
DEBTOR	SECURED PARTY	JURISDICTION	UCC	& DATE	COLLATERAL
Jackson Hospital Corporation f/k/a Kentucky River Medical Center, Inc. 155 Franklin Road Brentwood, TN 37027	National Health Investors, Inc. 100 Vinc Street Murfreesboro, TN 37130	State of Kentucky	UCC-1	2001-1736257-34 11/26/2001 Continuation: 07/19/2006	Security interest in all accounts, equipment, building materials, ledgers, and proceeds from the collateral including insurance proceeds, now owned or arising from the debtor’s leasehold interest, ownership, and operation of Kentucky River Medical Center located at Jetts Drive, Jackson, KY.

National Healthcare of Mt. Vernon, Inc. 155 Franklin Road, Ste. 400 Brentwood, TN 37027-4600	National Health Investors, Inc. 100 E. Vine Street Murfreesboro, TN 37130	Secretary of State, DE	UCC-1	4051389 7 02/11/2004	To the extent that they are attached to the Land (Schedule 1), the landlord has security interest in all accounts, accounts receivable, chattel paper, and other receivables; Security interest in central supplies, linen, and other inventories; beds, towels, televisions, and other equipments. (UCC references Crossroads Community Hospital)

Cleveland Regional Medical Center, L.P. c/o Dynamic Health, Inc. 2049 Century Park East, Suite 3330 Los Angeles, CA 90067	AHP of Texas c/o American Health Properties, Inc. 6400 South Fiddler’s Green Circle, #1800 Englewood, CO 80111	Secretary of State, DE	UCC-1	9403554 03/15/1994 Continuation: 01/28/1999 02/27/2004	All accounts, equipment and auxiliary parts, accessories, medicines, medical supplies, office supplies, other inventory supplies, fixtures, core receivables, deposits, fidelity and performance bonds, books and records, and insurance proceeds. (Refers to Security and Pledge Agreement between Cleveland Regional Medical Center, L.P. and AIIP of Texas dated as of December 31, 1999)

TYPE
			OF	FILE NO.
DEBTOR	SECURED PARTY	JURISDICTION	UCC	& DATE	COLLATERAL
CHS/Community Health Systems, Inc. 115 Franklin Road, Suite 400 Brentwood, TN 37027	Fleet Capital Leasing Healthcare Finance, (a division of Fleet Business Credit, LLC) 299 Cherry Hill Road Parsippany, NJ 07054	Secretary of State, DE	UCC-1	3035792 4 02/10/2003	Any property financed under Master Lease No. 2598 including medical equipment, office furniture and equipment, computer equipment, telecommunications equipment, video/audio equipment, and other support systems and equipments.

Cleveland Regional Medical Center, L.P. 155 Franklin Road, Suite 400 Brentwood, TN 37027 Additional debtor: Chesterfield/Marlboro, L.P. 155 Fraklin Road, Suite 400 Brentwood, TN 37027	Texas HCP Holding, L.P., a Delaware limited partnership

3760 Kilroy Airport Way, Suite 300
Long Beach, CA 90806

Additional secured party:
HCPI Trust, a Maryland Real Estate Investment Trust

3760 Kilroy Airport Way, Suite 300
	Long Beach, CA 90806	Secretary of State, DE	UCC-1	5200794 7 06/29/2005	All machinery, furniture and equipment, inventory, supplies, accounts related to and other personal property used or useful in the use of the health care facilities located on the real property related to (i) Cleveland Facility, Liberty County, Texas, (ii) Cheraw Facility, Chesterfield County, South Carolina, and (iii) Bennettsville Facility, Marlboro County, South Carolina.

50

TYPE
			OF	FILE NO.
DEBTOR	SECURED PARTY	JURISDICTION	UCC	& DATE	COLLATERAL
Cleveland Regional Medical Center, L.P. 155 Franklin Road, Suite 400 Brentwood, TN 37027 Additional debtor: Chesterfield/Marlboro, L.P. 155 Fraklin Road, Suite 400 Brentwood, TN 37027	Texas HCP Holding, L.P., a Delaware limited partnership

3760 Kilroy Airport Way, Suite 300
Long Beach, CA 90806

Additional secured party:
HCPI Trust, a Maryland Real Estate Investment Trust

3760 Kilroy Airport Way, Suite 300
	Long Beach, CA 90806	Secretary of State, DE	UCC-1	5200787 1 06/29/2005	All improvements, related rights and fixtures, and personal property, tangible or intangible and any additions to, substitutions for, changes in, or replacements of the whole or any part thereof, including all buildings, structures, Fixtures and other improvements related to (i) Cleveland Facility, Liberty County, Texas, (ii) Cheraw Facility, Chesterfield County, South Carolina, and (iii) Bennettsville Facility, Marlboro County, South Carolina.

Granbury Hospital Corporation 155 Franklin Road Brentwood, TN 37027	Fleet Capital Leasing Healthcare Finance, (a division of Fleet Business Credit, LLC) 299 Cherry Hill Road Parsippany, NJ 07054	Texas	UCC-1	02-0011105858 11/30/2001 Continuation: 10/03/2006	Any property financed under Master Lease No. 2278 including medical equipment, office furniture and equipment, computer equipment, telecommunications equipment, video/audio equipment, and other support systems and equipments.

51

TYPE
			OF	FILE NO.
DEBTOR	SECURED PARTY	JURISDICTION	UCC	& DATE	COLLATERAL
Boyer Evanston Medical Office Building, L.C. 90 South 400 West, Suite 200 Salt Lake City, UT 84101 Additional debtor: Evanston Hospital Corporation 196 Arrowhead Drive Evanston, WY 82930	Prudential Mortgage
Capital Company, LLC

Four Embarcadero Center,
27th Floor
San Francisco, CA 94111

Fully Assigned to (09/26/2005):
Prudential Mortgage
Capital Funding, LLC

100 Mulberry Street, GC4,
9th Floor
	Newark, NJ 07102	UT	UCC-1	2005- 26506023 09/15/2005	All improvements, related rights and fixtures, and personal property, tangible or intangible and any additions to, substitutions for, changes in, or replacements of the whole or any part thereof, including all buildings, structures, Fixtures and other improvements related to the Evanston Medical Office Building Addition (References PMCC Loan No. TTMLS 406105518).

52

Schedule 6.04(h)
Certain Permitted Acquisitions
1.	Spokane, Washington (Empire Health Services)

Schedule 6.05(b)
Certain Syndication Transactions
The following are new offerings unless otherwise indicated:
1.	Wesley Health System, LLC (Hattiesburg, MS)

2.	Piney Woods Healthcase System, L.P. (Lufkin, TX) (second offering)

3.	McKenzie-Willamette Regional Medical Center Associates, LLC (Springfield, OR) (supplemental offering)

4.	NOV Holdings, LLC (Tuscon, AZ — 2 hospitals)

5.	Kay County Oklahoma Hospital Company, LLC (Ponca City, OK)

6.	Petersburg Hospital Company, LLC (Petersburg, VA)

7.	Laredo-Texas Hospital Company, LLC (Laredo, TX) (second offering)

8.	Northwest Indiana Health System, LLC (Valparaiso, IN)

9.	National Healthcare of Mt. Vernon, Inc. (Crossroads Community)

10.	Coatesville, PA

11.	Westgrove, PA

12.	Easton, PA

13.	Salem, NJ

14.	Abilene, TX

15.	Las Cruces, NM

16.	Victoria, TX

17.	Ft. Wayne, IN (Lutheran)

55

Schedule 6.07
Certain Affiliate Transactions
None.

56

EXHIBIT A
FORM OF
CHS/COMMUNITY HEALTH SYSTEMS, INC.
ADMINISTRATIVE QUESTIONNAIRE
Please accurately complete the following information and return via Fax to the attention of Agency Administration at Credit Suisse as soon as possible, at Fax No. (212) 325-8304.

LENDER LEGAL NAME TO APPEAR IN DOCUMENTATION:
GENERAL INFORMATION — DOMESTIC LENDING OFFICE:
Institution Name:

Street Address:

City, State, Zip Code:

GENERAL INFORMATION — EURODOLLAR LENDING OFFICE:

Institution Name:

Street Address:

City, State, Zip Code:

POST-CLOSING, ONGOING CREDIT CONTACTS/NOTIFICATION METHODS:
CREDIT CONTACTS:

Primary Contact:

Street Address:

City, State, Zip Code:

Phone Number:

Fax Number:

Backup Contact:

Street Address:

City, State, Zip Code:

Phone Number:

2

Fax Number:

TAX WITHHOLDING:
Nonresident Alien       Y*      N

* Form 4224 Enclosed
Tax ID Number
POST-CLOSING, ONGOING ADMIN. CONTACTS / NOTIFICATION METHODS:
ADMINISTRATIVE CONTACTS — BORROWINGS, PAYDOWNS, FEES, ETC.

Contact:

Street Address:

City, State, Zip Code:

Phone Number:

Fax Number:

PAYMENT INSTRUCTIONS:

Name of Bank to which funds are to be transferred:

Routing Transit/ABA number of Bank to which funds are to be transferred:

Name of Account, if applicable:

Account Number:

Additional information:

MAILINGS:
Please specify the person to whom the Borrower should send financial and compliance information received subsequent to the closing (if different from primary credit contact):

Name:

3

Street Address:

City, State, Zip Code:

It is very important that all the above information be accurately completed and that this questionnaire be returned to the person specified in the introductory paragraph of this questionnaire as soon as possible. If there is someone other than yourself who should receive this questionnaire, please notify us of that person’s name and Fax number and we will Fax a copy of the questionnaire. If you have any questions about this form, please call Agency Administration at Credit Suisse.

EXHIBIT B
FORM OF
ASSIGNMENT AND ACCEPTANCE
     Reference is made to the Credit Agreement dated as of July [•], 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CHS/Community Health Systems, Inc., a Delaware corporation (the “Borrower”), Community Health Systems, Inc., a Delaware corporation, the Lenders (as defined in Article I of the Credit Agreement), and Credit Suisse, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings.
     1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth below (but not prior to the registration of the information contained herein in the Register pursuant to Section 9.04(d) of the Credit Agreement), the interests set forth below (the “Assigned Interest”) in the Assignor’s rights and obligations under the Credit Agreement and the other Loan Documents, including, without limitation, the amounts and percentages set forth below of (i) the Commitments of the Assignor on the Effective Date and (ii) the Loans owing to the Assignor which are outstanding on the Effective Date. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 9.04(c) of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.
     2. This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is organized under the laws of a jurisdiction outside the United States, any forms referred to in Section 2.20(e) of the Credit Agreement, duly completed and executed by such Assignee, (ii) if the Assignee is not already a Lender under the Credit Agreement, a completed Administrative Questionnaire and (iii) unless waived or reduced in the sole discretion of the Administrative Agent, a processing and recordation fee of $3,500.1
     3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.
Date of Assignment:
Legal Name of Assignor (“Assignor”):
Legal Name of Assignee (“Assignee”):
Assignee’s Address for Notices:

[1]	Only one such fee shall be payable in the case of concurrent assignments to persons that, after giving effect to such assignments, will be Related Funds.

2

Effective Date of Assignment (“Effective Date”):

Percentage Assigned (set forth, to at
least 8 decimals, as a percentage of the
aggregate Loans and Commitments of
Loans/Commitments	Principal Amount Assigned	all Lenders)
	$	%
	$	%
[Remainder of Page Intentionally Left Blank]

3

Accepted
CREDIT SUISSE, as Administrative Agent[,
Swingline Lender and Issuing Bank],2

by:

Name:
Title:

Name:
Title:

[CHS/COMMUNITY HEALTH SYTEMS, INC.],

by:

Name:
	Title:	][3]

[COMMUNITY HEALTH SYSTEMS, INC.],

by:

Name:
	Title:	][4]

[2]	Consent of Swingline Lender and Issuing Bank only required in the case of an assignment of a Revolving Credit Commitment.

[3]	Consent of the Borrower is only required in the case of an assignment of a Revolving Credit Commitment; provided, that the consent of the Borrowers shall not be required for any assignment (a) made to another Lender, an Affiliate of a Lender or a Related Fund of a Lender or (b) after the occurrence and during the continuance of any Event of Default.

4

The terms set forth above are
hereby agreed to:
                    , as Assignor,

by:
Name:
Title:
                    , as Assignee,

by:
Name:
Title:

EXHIBIT C
FORM OF
BORROWING REQUEST
Credit Suisse, as Administrative Agent for
     the Lenders referred to below,
Eleven Madison Avenue
New York, New York 10010
Attention: Agency Group
[DATE]1
Ladies and Gentlemen:
     The undersigned, CHS/Community Health Systems, Inc., a Delaware corporation, (the “Borrower”), refers to the Credit Agreement dated as of July [•] 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Community Health Systems, Inc., a Delaware corporation, the lenders from time to time party thereto (the “Lenders”) and Credit Suisse, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent for the Lenders. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives the Administrative Agent notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in connection therewith sets forth below the terms on which such Borrowing is requested to be made:

(A) Type of Borrowing[2]

(B) Date of Borrowing[3]

(C) Account Number and Location

(D) Principal Amount of Borrowing

(E) Interest Period[4]

[1]	The Administrative Agent must be notified irrevocably by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 (noon) (New York City time), three Business Days before a proposed Borrowing and (b) in the case of an ABR Borrowing, not later than 12:00 (noon) (New York City time), one Business Day before a proposed Borrowing, in each case to be confirmed promptly by hand delivery or fax of a Borrowing Request to the Administrative Agent.

[2]	Specify whether such Borrowing is to be a Term Borrowing or a Revolving Credit Borrowing, and whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing.

[3]	Date of Borrowing must be a Business Day.

[4]	If such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto.

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     The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation of such Loan) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this paragraph being called a “Breakage Event”) or (b) any default in the making of any payment or prepayment of any Eurodollar Loan required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this paragraph shall be delivered to the Borrower and shall be conclusive absent manifest error.
     The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, on the date of this Borrowing Request and on the date of the related Borrowing, the conditions to lending specified in paragraphs (b) and (c) of Section 4.01 of the Credit Agreement have been satisfied.
CHS/COMMUNITY HEALTH SYSTEMS, INC.,

by

Name:
Title:

Exhibit D:
Form Of Guarantee and Collateral Agreement
See Tab 4

EXHIBIT E

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT
AND FINANCING STATEMENT
From
[NAME OF MORTGAGOR]
To

CREDIT SUISSE

Dated:                     , 2007
Premises: [City], [State]
                                 County

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EXHIBIT E
     THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FINANCING STATEMENT dated as of                                         , 2007 (this “Mortgage”), by [     ], a [     ] corporation, having an office at [     ] (the “Mortgagor”), to CREDIT SUISSE, a bank organized under the laws of Switzerland, having an office at Eleven Madison Avenue, New York, New York 10010 (the “Mortgagee”) as Collateral Agent for the Secured Parties (as such terms are defined below).
WITNESSETH THAT:
     Reference is made to (i) the Credit Agreement dated as of                     , 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CHS/Community Health Systems, Inc., a Delaware corporation (the “Borrower”) Community Health Systems, Inc., a Delaware corporation (the “Parent”), the lenders from time to time party thereto (the “Lenders”) and Credit Suisse as administrative agent (the “Administrative Agent”) for the Lenders, collateral agent (the “Collateral Agent”) for the Secured Parties, swingline lender (the “Swingline Lender”) and issuing bank (the “Issuing Bank”) with respect to any letters of credit (the “Letters of Credit”) issued pursuant to the terms of the Credit Agreement and (ii) the Guarantee and Collateral Agreement dated as of even date hereof (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) among Parent, the Borrower, the Subsidiaries identified therein and Collateral Agent. Capitalized terms used but not defined herein have the meanings given to them in the Credit Agreement and the Guarantee and Collateral Agreement.
     In the Credit Agreement, (i) the Lenders have agreed to make term loans (the “Term Loans”) and revolving loans (the “Revolving Loans”) to the Borrower, (ii) the Swingline Lender has agreed to make swingline loans (the “Swingline Loans”, together with Term Loans and Revolving Loans, the “Loans”) to the Borrower and (iii) the Issuing Bank has issued or agreed to issue from time to time Letters of Credit for the account of the Borrower, in each case pursuant to, upon the terms, and subject to the conditions specified in, the Credit Agreement. Amounts paid in respect of Term Loans may not be reborrowed. Subject to the terms of the Credit Agreement, Borrower may borrow, prepay and reborrow Revolving Loans.
     Mortgagor is a wholly-owned direct or indirect Subsidiary of the Borrower and will derive substantial benefit from the making of the Loans by the Lenders and the issuance of the Letters of Credit by the Issuing Bank. In order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit, the Mortgagor has agreed to guarantee, among other things, the due and punctual payment and performance of all of the obligations of the Borrower under the Credit Agreement pursuant to the terms of the Guarantee and Collateral Agreement.
     The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned upon, among other things, the execution and delivery by the Mortgagor of this Mortgage in the form hereof to secure the Obligations.

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     As used in this Mortgage, the term “Secured Parties” shall mean (a) the Lenders, (b) the Administrative Agent, (c) the Collateral Agent, (d) any Issuing Bank, (e) each counterparty to any Hedging Agreement with a Loan Party that either (i) is in effect on the Closing Date if such counterparty is the Administrative Agent, a Lender or an Affiliate of the Administrative Agent or a Lender as of the Closing Date or (ii) is entered into after the Closing Date if such counterparty is the Administrative Agent, a Lender or an Affiliate of the Administrative Agent or a Lender at the time such Hedging Agreement is entered into, (f) each counterparty to any arrangement with Parent, the Borrower or any Subsidiary Guarantor in respect of Cash Management Obligations in effect on the Closing Date or entered into after the Closing Date, (g) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (h) the successors and assigns of each of the foregoing.
     Pursuant to the requirements of the Credit Agreement, the Mortgagor is granting this Mortgage to create a lien on and a security interest in the Mortgaged Property (as hereinafter defined) to secure the performance and payment by the Mortgagor of the Obligations. The Credit Agreement also requires the granting by other Loan Parties of mortgages, deeds of trust and/or deeds to secure debt (the “Other Mortgages”) that create liens on and security interests in certain real and personal property other than the Mortgaged Property to secure the performance of the Obligations.
Granting Clauses
     NOW, THEREFORE, IN CONSIDERATION OF the foregoing and in order to secure the due and punctual payment and performance of the Obligations for the benefit of the Secured Parties, Mortgagor hereby grants, conveys, mortgages, assigns and pledges to the Mortgagee, a mortgage lien on and a security interest in, all the following described property (the “Mortgaged Property”) whether now owned or held or hereafter acquired:
     (1) the land more particularly described on Exhibit A hereto (the “Land”), together with all rights appurtenant thereto, including the easements over certain other adjoining land granted by any easement agreements, covenant or restrictive agreements and all air rights, mineral rights, water rights, oil and gas rights and development rights, if any, relating thereto, and also together with all of the other easements, rights, privileges, interests, hereditaments and appurtenances thereunto belonging or in any way appertaining and all of the estate, right, title, interest, claim or demand whatsoever of Mortgagor therein and in the streets and ways adjacent thereto, either in law or in equity, in possession or expectancy, now or hereafter acquired (the “Premises”);
     (2) all buildings, improvements, structures, paving, parking areas, walkways and landscaping now or hereafter erected or located upon the Land, and all fixtures of every kind and type affixed to the Premises or attached to or forming part of any structures, buildings or improvements and replacements thereof now or hereafter erected or located upon the Land (the “Improvements”);

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     (3) all apparatus, movable appliances, building materials, equipment, fittings, furnishings, furniture, machinery and other articles of tangible personal property of every kind and nature, and replacements thereof, now or at any time hereafter placed upon or used in any way in connection with the use, enjoyment, occupancy or operation of the Improvements or the Premises, including all of Mortgagor’s books and records relating thereto and including all pumps, tanks, goods, machinery, tools, equipment, lifts (including fire sprinklers and alarm systems, fire prevention or control systems, cleaning rigs, air conditioning, heating, boilers, refrigerating, electronic monitoring, water, loading, unloading, lighting, power, sanitation, waste removal, entertainment, communications, computers, recreational, window or structural, maintenance, truck or car repair and all other equipment of every kind), restaurant, bar and all other indoor or outdoor furniture (including tables, chairs, booths, serving stands, planters, desks, sofas, racks, shelves, lockers and cabinets), bar equipment, glasses, cutlery, uniforms, linens, memorabilia and other decorative items, furnishings, appliances, supplies, inventory, rugs, carpets and other floor coverings, draperies, drapery rods and brackets, awnings, venetian blinds, partitions, chandeliers and other lighting fixtures, freezers, refrigerators, walk-in coolers, signs (indoor and outdoor), computer systems, cash registers and inventory control systems, and all other apparatus, equipment, furniture, furnishings, and articles used in connection with the use or operation of the Improvements or the Premises, it being understood that the enumeration of any specific articles of property shall in no way result in or be held to exclude any items of property not specifically mentioned (the property referred to in this subparagraph (3), the “Personal Property”);
     (4) all general intangibles owned by Mortgagor and relating to design, development, operation, management and use of the Premises or the Improvements, all certificates of occupancy, zoning variances, building, use or other permits, approvals, authorizations and consents obtained from and all materials prepared for filing or filed with any governmental agency in connection with the development, use, operation or management of the Premises and Improvements, all construction, service, engineering, consulting, leasing, architectural and other similar contracts concerning the design, construction, management, operation, occupancy and/or use of the Premises and Improvements, all architectural drawings, plans, specifications, soil tests, feasibility studies, appraisals, environmental studies, engineering reports and similar materials relating to any portion of or all of the Premises and Improvements, and all payment and performance bonds or warranties or guarantees relating to the Premises or the Improvements, all to the extent assignable (the “Permits, Plans and Warranties”);
     (5) all now or hereafter existing leases or licenses (under which Mortgagor is landlord or licensor) and subleases (under which Mortgagor is sublandlord), concession, management, mineral or other agreements of a similar kind that permit the use or occupancy of the Premises or the Improvements for any purpose in return for any payment, or the extraction or taking of any gas, oil, water or other minerals from the Premises in return for payment of any fee, rent or royalty (collectively, “Leases”), and all agreements or contracts for the sale or other disposition of all or any part of the Premises or the Improvements, now or hereafter entered into by

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Mortgagor, together with all charges, fees, income, issues, profits, receipts, rents, revenues or royalties payable thereunder (“Rents”);
     (6) all real estate tax refunds and all proceeds of the conversion, voluntary or involuntary, of any of the Mortgaged Property into cash or liquidated claims (“Proceeds”), including Proceeds of insurance maintained by the Mortgagor and condemnation awards, any awards that may become due by reason of the taking by eminent domain or any transfer in lieu thereof of the whole or any part of the Premises or Improvements or any rights appurtenant thereto, and any awards for change of grade of streets, together with any and all moneys now or hereafter on deposit for the payment of real estate taxes, assessments or common area charges levied against the Mortgaged Property, unearned premiums on policies of fire and other insurance maintained by the Mortgagor covering any interest in the Mortgaged Property or required by the Credit Agreement; and
     (7) all extensions, improvements, betterments, renewals, substitutes and replacements of and all additions and appurtenances to, the Land, the Premises, the Improvements, the Personal Property, the Permits, Plans and Warranties and the Leases, hereinafter acquired by or released to the Mortgagor or constructed, assembled or placed by the Mortgagor on the Land, the Premises or the Improvements, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, deed of trust, conveyance, assignment or other act by the Mortgagor, all of which shall become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by the Mortgagor and specifically described herein.
     TO HAVE AND TO HOLD the Mortgaged Property unto the Mortgagee, its successors and assigns, for the ratable benefit of the Secured Parties, forever, subject only to the Liens set forth in Section 6.02 of the Credit Agreement, including, for the avoidance of uncertainty, those Liens set forth in Sections 6.02(h), (i) and (1) of the Credit Agreement and to satisfaction and release as provided in Section 3.04.
ARTICLE I
Representations, Warranties and Covenants of Mortgagor
     Mortgagor agrees, covenants, represents and/or warrants as follows:
     SECTION 1.01. Title, Mortgage Lien. (a) Mortgagor has good and marketable fee simple title to the Mortgaged Property, subject only to the Liens set forth in Section 6.02 of the Credit Agreement, including, for the avoidance of uncertainty, those Liens set forth in Sections 6.02(h), (i) and (1) of the Credit Agreement.
     (b) The execution and delivery of this Mortgage is within Mortgagor’s corporate powers and has been duly authorized by all necessary corporate and, if required, stockholder

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action. This Mortgage has been duly executed and delivered by Mortgagor and constitutes a legal, valid and binding obligation of Mortgagor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
     (c) The execution, delivery and recordation of this Mortgage (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect the lien of this Mortgage, (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of Mortgagor or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon Mortgagor or its assets, or give rise to a right thereunder to require any payment to be made by Mortgagor, and (iv) will not result in the creation or imposition of any Lien on any asset of Mortgagor, except the lien of this Mortgage.
     (d) This Mortgage and the Uniform Commercial Code Financing Statements described in Section 1.09 of this Mortgage, when duly recorded in the public records identified in the Perfection Certificate will create a valid, perfected and enforceable lien upon and security interest in all of the Mortgaged Property.
     (e) Mortgagor will forever warrant and defend its title to the Mortgaged Property, the rights of Mortgagee therein under this Mortgage and the validity and priority of the lien of this Mortgage thereon against the claims of all persons and parties except those having rights under the Liens set forth in Section 6.02 of the Credit Agreement to the extent of those rights.
     SECTION 1.02. Credit Agreement. This Mortgage is given pursuant to the Credit Agreement. Mortgagor expressly covenants and agrees to pay when due, and to timely perform, and to cause the other Loan Parties to pay when due, and to timely perform, the Obligations in accordance with their terms.
     SECTION 1.03. Payment of Taxes, and Other Obligations. (a) Mortgagor will pay and discharge from time to time prior to the time when the same shall become delinquent, and before any interest or penalty accrues thereon or attaches thereto, all Taxes and other obligations with respect to the Mortgaged Property or any part thereof or upon the Rents from the Mortgaged Property or arising in respect of the occupancy, use or possession thereof in accordance with, and to the extent required by, the Credit Agreement.
     (b) In the event of the passage of any state, Federal, municipal or other governmental law, order, rule or regulation subsequent to the date hereof (i) deducting from the value of real property for the purpose of taxation any lien or encumbrance thereon or in any manner changing or modifying the laws now in force governing the taxation of this Mortgage or debts secured by mortgages or deeds of trust (other than laws governing income, franchise and similar taxes generally) or the manner of collecting taxes thereon and (ii) imposing a tax to be paid by Mortgagee, either directly or indirectly, on this Mortgage or any of the Loan Documents, or requiring an amount of taxes to be withheld or deducted therefrom,

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Mortgagor will promptly (i) notify Mortgagee of such event, (ii) enter into such further instruments as Mortgagee may determine are reasonably necessary or desirable to obligate Mortgagor to make any additional payments necessary to put the Lenders and Secured Parties in the same financial position they would have been if such law, order, rule or regulation had not been passed and (iii) make such additional payments to Mortgagee for the benefit of the Lenders and Secured Parties.
     SECTION 1.04. Maintenance of Mortgaged Property. Mortgagor will maintain the Improvements and the Personal Property in the manner required by the Credit Agreement.
     SECTION 1.05. Insurance. Mortgagor will keep or cause to be kept the Improvements and Personal Property insured against such risks, and in the manner, described in Section 4.03(1) of the Guarantee and Collateral Agreement and shall purchase such additional insurance as may be required from time to time pursuant to Section 5.02 of the Credit Agreement. Federal Emergency Management Agency Standard Flood Hazard Determination Forms will be purchased by Mortgagor for each Mortgaged Property on which Improvements are located. If any portion of Improvements constituting part of the Mortgaged Property is located in an area identified as a special flood hazard area by Federal Emergency Management Agency or other applicable agency, Mortgagor will purchase flood insurance in an amount reasonably satisfactory to Mortgagee, but in no event less than the maximum limit of coverage available under the National Flood Insurance Act of 1968, as amended.
     SECTION 1.06. Casualty Condemnation/Eminent Domain. Mortgagor shall give Mortgagee prompt written notice of any casualty or other damage to the Mortgaged Property or any proceeding for the taking of the Mortgaged Property or any portion thereof or interest therein under power of eminent domain or by condemnation or any similar proceeding in accordance with, and to the extent required by, the Credit Agreement. Any Net Cash Proceeds received by or on behalf of the Mortgagor in respect of any such casualty, damage or taking shall constitute trust funds held by the Mortgagor for the benefit of the Secured Parties to be applied to repair, restore or replace the Mortgaged Property or, if a prepayment event shall occur with respect to any such Net Cash Proceeds, to be applied in accordance with the Credit Agreement.
     SECTION 1.07. Assignment of Leases and Rents. (a) Mortgagor hereby irrevocably and absolutely grants, transfers and assigns all of its right title and interest in all Leases, together with any and all extensions and renewals thereof for purposes of securing and discharging the performance by Mortgagor of the Obligations. Mortgagor has not assigned or executed any assignment of, and will not assign or execute any assignment of, any Leases or the Rents payable thereunder to anyone other than Mortgagee.
     (b) Except for those Leases set forth in Section 6.02(l) of the Credit Agreement, all Leases shall be subordinate to the lien of this Mortgage. Except for those Leases set forth in Section 6.02(l) of the Credit Agreement, Mortgagor will not enter into, modify or amend any Lease if such Lease, as entered into, modified or amended, will not be subordinate to the lien of this Mortgage.

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     (c) Subject to Section 1.07(d), Mortgagor has assigned and transferred to Mortgagee all of Mortgagor’s right, title and interest in and to the Rents now or hereafter arising from each Lease heretofore or hereafter made or agreed to by Mortgagor, it being intended that this assignment establish, subject to Section 1.07(d), an absolute transfer and assignment of all Rents and all Leases to Mortgagee and not merely to grant a security interest therein. Subject to Section 1.07(d), Mortgagee may in Mortgagor’s name and stead (with or without first taking possession of any of the Mortgaged Property personally or by receiver as provided herein) operate the Mortgaged Property and rent, lease or let all or any portion of any of the Mortgaged Property to any party or parties at such rental and upon such terms as Mortgagee shall, in its sole discretion, determine, and may collect and have the benefit of all of said Rents arising from or accruing at any time thereafter or that may thereafter become due under any Lease.
     (d) So long as an Event of Default shall not have occurred and be continuing, Mortgagee will not exercise any of its rights under Section 1.07(c), and Mortgagor shall receive and collect the Rents accruing under any Lease; but after the happening and during the continuance of any Event of Default, Mortgagee may, at its option, receive and collect all Rents and enter upon the Premises and Improvements through its officers, agents, employees or attorneys for such purpose and for the operation and maintenance thereof. Mortgagor hereby irrevocably authorizes and directs each tenant, if any, and each successor, if any, to the interest of any tenant under any Lease, respectively, to rely upon any notice of an Event of Default sent by Mortgagee to any such tenant or any of such tenant’s successors in interest, and thereafter to pay Rents to Mortgagee without any obligation or right to inquire as to whether an Event of Default actually exists and even if some notice to the contrary is received from the Mortgagor, who shall have no right or claim against any such tenant or successor in interest for any such Rents so paid to Mortgagee. Each tenant or any of such tenant’s successors in interest from whom Mortgagee or any officer, agent, attorney or employee of Mortgagee shall have collected any Rents, shall be authorized to pay Rents to Mortgagor only after such tenant or any of their successors in interest shall have received written notice from Mortgagee (such notice to promptly be sent by Mortgagee once an Event of Default is no longer occurring) that the Event of Default is no longer continuing, unless and until a further notice of an Event of Default is given by Mortgagee to such tenant or any of its successors in interest.
     (e) Mortgagee will not become a mortgagee in possession so long as it does not enter or take actual possession of the Mortgaged Property. In addition, Mortgagee shall not be responsible or liable for performing any of the obligations of the landlord under any Lease, for any waste by any tenant, or others, for any dangerous or defective conditions of any of the Mortgaged Property, for negligence in the management, upkeep, repair or control of any of the Mortgaged Property or any other act or omission by any other person.
     (f) Mortgagor shall furnish to Mortgagee, within 30 days after a request by Mortgagee to do so, a written statement containing the names of all tenants, subtenants and concessionaires of the Premises or Improvements, the terms of any Lease, the space occupied and the rentals and/or other amounts payable thereunder.

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     SECTION 1.08. Restrictions on Transfers and Encumbrances. Mortgagor shall not directly or indirectly sell, convey, divest, alienate, assign, lease, sublease, license, mortgage, pledge, encumber or otherwise transfer, create, consent to or suffer the creation of any lien, charge or other form of encumbrance upon any interest in or any part of the Mortgaged Property (other than resulting from a condemnation), or engage in any common, cooperative, joint, time-sharing or other congregate ownership of all or part thereof, except in each case in accordance with and to the extent permitted by the Credit Agreement; provided, that Mortgagor may, in the ordinary course of business and in accordance with reasonable commercial standards, enter into easement or covenant agreements that relate to and/or benefit the operation of the Mortgaged Property and that do not materially and adversely affect the value, use or operation of the Mortgaged Property. If any of the foregoing transfers or encumbrances results in an event requiring prepayment of the Loans in accordance with the terms of the Credit Agreement, any Net Cash Proceeds received by or on behalf of the Mortgagor in respect thereof shall constitute trust funds to be held by the Mortgagor for the benefit of the Secured Parties and applied in accordance with the Credit Agreement.
     SECTION 1.09. Security Agreement. This Mortgage is both a mortgage of real property and a grant of a security interest in personal property, and shall constitute and serve as a “Security Agreement” within the meaning of the uniform commercial code as adopted in the state wherein the Premises are located (“UCC”). Mortgagor has hereby granted unto Mortgagee a security interest in and to all the Mortgaged Property described in this Mortgage that is not real property, and simultaneously with the recording of this Mortgage, Mortgagor has filed or will file UCC financing statements, and will file continuation statements prior to the lapse thereof, at the appropriate offices in the jurisdiction of formation of the Mortgagor to perfect the security interest granted by this Mortgage in all the Mortgaged Property that is not real property. Mortgagor hereby appoints Mortgagee as its true and lawful attorney-in-fact and agent, for Mortgagor and in its name, place and stead, in any and all capacities, to execute any document and to file the same in the appropriate offices (to the extent it may lawfully do so), and to perform each and every act and thing reasonably requisite and necessary to be done to perfect the security interest contemplated by the preceding sentence. Mortgagee shall have all rights with respect to the part of the Mortgaged Property that is the subject of a security interest afforded by the UCC in addition to, but not in limitation of, the other rights afforded Mortgagee hereunder and under the Guarantee and Collateral Agreement.
     SECTION 1.10. Filing and Recording. Mortgagor will cause this Mortgage, the UCC financing statements referred to in Section 1.09, any other security instrument creating a security interest in or evidencing the lien hereof upon the Mortgaged Property and each UCC continuation statement and instrument of further assurance to be filed, registered or recorded and, if necessary, refiled, rerecorded and reregistered, in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to perfect the lien hereof upon, and the security interest of Mortgagee in, the Mortgaged Property until this Mortgage is terminated and released in full in accordance with Section 3.04 hereof. Mortgagor will pay all filing, registration and recording fees, all Federal, state, county and municipal recording, documentary or intangible taxes and other taxes, duties, imposts, assessments and charges, and all reasonable expenses incidental to or arising out of or in connection with the execution, delivery and recording of this Mortgage, UCC

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continuation statements any mortgage supplemental hereto, any security instrument with respect to the Personal Property, Permits, Plans and Warranties and Proceeds or any instrument of further assurance.
     SECTION 1.11. Further Assurances. Upon reasonable demand by Mortgagee, Mortgagor will, at the cost of Mortgagor and without expense to Mortgagee, do, execute, acknowledge and deliver all such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as Mortgagee shall from time to time reasonably require for the better assuring, conveying, assigning, transferring and confirming unto Mortgagee the property and rights hereby conveyed or assigned or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage, or for filing, registering or recording this Mortgage, and on demand, Mortgagor will also execute and deliver and hereby appoints Mortgagee as its true and lawful attorney-in-fact and agent, for Mortgagor and in its name, place and stead, in any and all capacities, to execute and file to the extent it may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments reasonably requested by Mortgagee to evidence more effectively the lien hereof upon the Personal Property and to perform each and every act and thing requisite and necessary to be done to accomplish the same.
     SECTION 1.12. Additions to Mortgaged Property. All right, title and interest of Mortgagor in and to all extensions, improvements, betterments, renewals, substitutions and replacements of, and all additions and appurtenances to, the Mortgaged Property hereafter acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor upon the Premises or the Improvements, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case without any further mortgage, conveyance, assignment or other act by Mortgagor, shall become subject to the lien and security interest of this Mortgage as fully and completely and with the same effect as though now owned by Mortgagor and specifically described in the grant of the Mortgaged Property above, but at any and all times Mortgagor will execute and deliver to Mortgagee any and all such further assurances, mortgages, conveyances or assignments thereof as Mortgagee may reasonably require for the purpose of expressly and specifically subjecting the same to the lien and security interest of this Mortgage.
     SECTION 1.13. No Claims Against Mortgagee. Nothing contained in this Mortgage shall constitute any consent or request by Mortgagee, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof, nor as giving Mortgagor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Mortgagee in respect thereof.
     SECTION 1.14. Fixture Filing. (a) Certain portions of the Mortgaged Property are or will become “fixtures” (as that term is defined in the UCC) on the Land, and this Mortgage, upon being filed for record in the real estate records of the county wherein such

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fixtures are situated, shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of said UCC upon such portions of the Mortgaged Property that are or become fixtures.
     (b) The real property to which the fixtures relate is described in Exhibit A attached hereto. The record owner of the real property described in Exhibit A attached hereto is Mortgagor. The name, type of organization and jurisdiction of organization of the debtor for purposes of this financing statement are the name, type of organization and jurisdiction of organization of the Mortgagor set forth in the first paragraph of this Mortgage, and the name of the secured party for purposes of this financing statement is the name of the Mortgagee set forth in the first paragraph of this Mortgage. The mailing address of the Mortgagor/debtor is the address of the Mortgagor set forth in the first paragraph of this Mortgage. The mailing address of the Mortgagee/secured party from which information concerning the security interest hereunder may be obtained is the address of the Mortgagee set forth in the first paragraph of this Mortgage. Mortgagor’s organizational identification number is [                                         ].
ARTICLE II
Defaults and Remedies
     SECTION 2.01. Events of Default. Any Event of Default under the Credit Agreement (as such term is defined therein) shall constitute an Event of Default under this Mortgage.
     SECTION 2.02. Demand for Payment. If an Event of Default shall occur and be continuing, then, upon written demand of Mortgagee, Mortgagor will pay to Mortgagee all amounts due hereunder and under the Credit Agreement and the Guarantee and Collateral Agreement and such further amount as shall be sufficient to cover the out-of-pocket costs and expenses of collection, including attorneys’ fees, disbursements and expenses incurred by Mortgagee, and Mortgagee shall be entitled and empowered to institute an action or proceedings at law or in equity for the collection of the sums so due and unpaid, to prosecute any such action or proceedings to judgment or final decree, to enforce any such judgment or final decree against Mortgagor and to collect, in any manner provided by law, all moneys adjudged or decreed to be payable.
     SECTION 2.03. Rights To Take Possession, Operate and Apply Revenues. (a) If an Event of Default shall occur and be continuing, Mortgagor shall, upon demand of Mortgagee, forthwith surrender to Mortgagee actual possession of the Mortgaged Property and, if and to the extent not prohibited by applicable law, Mortgagee itself, or by such officers or agents as it may appoint, may then enter and take possession of all the Mortgaged Property without the appointment of a receiver or an application therefor, exclude Mortgagor and its agents and employees wholly therefrom, and have access to the books, papers and accounts of Mortgagor.

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     (b) If Mortgagor shall for any reason fail to surrender or deliver the Mortgaged Property or any part thereof after such demand by Mortgagee, Mortgagee may to the extent not prohibited by applicable law, obtain a judgment or decree conferring upon Mortgagee the right to immediate possession or requiring Mortgagor to deliver immediate possession of the Mortgaged Property to Mortgagee, to the entry of which judgment or decree Mortgagor hereby specifically consents. Mortgagor will pay to Mortgagee, upon demand, all reasonable expenses of obtaining such judgment or decree, including reasonable compensation to Mortgagee’s attorneys and agents with interest thereon at the rate per annum applicable to overdue amounts under the Credit Agreement as provided in Section 2.07 of the Credit Agreement (the “Interest Rate”); and all such expenses and compensation shall, until paid, be secured by this Mortgage.
     (c) Upon every such entry or taking of possession, Mortgagee may, to the extent not prohibited by applicable law, hold, store, use, operate, manage and control the Mortgaged Property, conduct the business thereof and from time to time, (i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon, (ii) purchase or otherwise acquire additional fixtures, personalty and other property that are reasonably necessary for the operation of the business, (iii) insure or keep the Mortgaged Property insured, (iv) manage and operate the Mortgaged Property and exercise all the rights and powers of Mortgagor to the same extent as Mortgagor could in its own name or otherwise with respect to the same, or (v) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted Mortgagee, all as may from time to time be directed or determined by Mortgagee to reasonably be in its best interest and Mortgagor hereby appoints Mortgagee as its true and lawful attorney-in-fact and agent, for Mortgagor and in its name, place and stead, in any and all capacities, to perform any of the foregoing acts. Mortgagee may collect and receive all the Rents, issues, profits and revenues from the Mortgaged Property, including those past due as well as those accruing thereafter, and, after deducting (i) all out-of-pocket expenses of taking, holding, managing and operating the Mortgaged Property (including compensation for the services of all persons employed for such purposes), (ii) the out-of-pocket costs of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases and acquisitions, (iii) the costs of insurance, (iv) such taxes, assessments and other similar charges as Mortgagee may at its option pay, (v) other proper charges upon the Mortgaged Property or any part thereof and (vi) the compensation, expenses and disbursements of the attorneys and agents of Mortgagee, Mortgagee shall apply the remainder of the moneys and proceeds so received first to the payment of the Mortgagee for the satisfaction of the Obligations, and second, if there is any surplus, to Mortgagor, subject to the entitlement of others thereto under applicable law.
     (d) Whenever, before any sale of the Mortgaged Property under Section 2.06, all Obligations that are then due shall have been paid and all Events of Default fully cured, Mortgagee will surrender possession of the Mortgaged Property back to Mortgagor, its successors or assigns. The same right of taking possession shall, however, arise again if any subsequent Event of Default shall occur and be continuing.
     SECTION 2.04. Right To Cure Mortgagor’s Failure to Perform. Should Mortgagor fail in the payment, performance or observance of any term, covenant or condition required

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by this Mortgage or the Credit Agreement (with respect to the Mortgaged Property), Mortgagee may pay, perform or observe the same, and all payments made or costs or expenses incurred by Mortgagee in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by Mortgagor to Mortgagee with interest thereon at the Interest Rate. Mortgagee shall be the judge using reasonable discretion of the necessity for any such actions and of the amounts to be paid. Mortgagee is hereby empowered to enter and to authorize others to enter upon the Premises or the Improvements or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without having any obligation to so perform or observe and without thereby becoming liable to Mortgagor, to any person in possession holding under Mortgagor or to any other person; provided, however, that except in the case of an emergency, Mortgagee will provide reasonable advance notice of such entry, such entry shall be conducted in a reasonable manner and Mortgagee shall use reasonable efforts to endeavor to minimize the amount of disturbance to the Mortgagor’s possession of the Mortgaged Property.
     SECTION 2.05. Right to a Receiver. If an Event of Default shall occur and be continuing, Mortgagee, upon application to a court of competent jurisdiction, shall be entitled as a matter of right to the appointment of a receiver to take possession of and to operate the Mortgaged Property and to collect and apply the Rents. The receiver shall have all of the rights and powers permitted under the laws of the state wherein the Mortgaged Property is located. Mortgagor shall pay to Mortgagee upon demand all reasonable out-of-pocket expenses, including receiver’s fees, reasonable attorney’s fees and disbursements, costs and agent’s compensation incurred pursuant to the provisions of this Section 2.05; and all such expenses shall be secured by this Mortgage and shall be, without demand, immediately repaid by Mortgagor to Mortgagee with interest thereon at the Interest Rate.
     SECTION 2.06. Foreclosure and Sale. (a) If an Event of Default shall occur and be continuing, Mortgagee may elect to sell the Mortgaged Property or any part of the Mortgaged Property by exercise of the power of foreclosure or of sale granted to Mortgagee by applicable law or this Mortgage. In such case, Mortgagee may commence a civil action to foreclose this Mortgage, or it may proceed and sell the Mortgaged Property to satisfy any Obligation. Mortgagee or an officer appointed by a judgment of foreclosure to sell the Mortgaged Property, may sell all or such parts of the Mortgaged Property as may be chosen by Mortgagee at the time and place of sale fixed by it in a notice of sale, either as a whole or in separate lots, parcels or items as Mortgagee shall deem expedient, and in such order as it may determine, at public auction to the highest bidder. Mortgagee or an officer appointed by a judgment of foreclosure to sell the Mortgaged Property may postpone any foreclosure or other sale of all or any portion of the Mortgaged Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement or subsequently noticed sale. Without further notice, Mortgagee or an officer appointed to sell the Mortgaged Property may make such sale at the time fixed by the last postponement, or may, in its discretion, give a new notice of sale. Any person, including Mortgagor or Mortgagee or any designee or affiliate thereof, may purchase at such sale.
     (b) The Mortgaged Property may be sold subject to unpaid taxes and the Liens set forth in Section 6.02 of the Credit Agreement, and, after deducting all costs, fees and out-of-pocket expenses of Mortgagee (including costs of evidence of title in connection with the

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sale), Mortgagee or an officer that makes any sale shall apply the proceeds of sale in the manner set forth in Section 2.08.
     (c) Any foreclosure or other sale of less than the whole of the Mortgaged Property or any defective or irregular sale made hereunder shall not exhaust the power of foreclosure or of sale provided for herein; and subsequent sales may be made hereunder until the Obligations have been satisfied, or the entirety of the Mortgaged Property has been sold.
     (d) If an Event of Default shall occur and be continuing, Mortgagee may instead of, or in addition to, exercising the rights described in Section 2.06(a) above and either with or without entry or taking possession as herein permitted, proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy (i) to specifically enforce payment of some or all of the Obligations, or the performance of any term, covenant, condition or agreement of this Mortgage or any other Loan Document or any other right, or (ii) to pursue any other remedy available to Mortgagee, all as Mortgagee shall determine most effectual for such purposes.
     SECTION 2.07. Other Remedies. (a) In case an Event of Default shall occur and be continuing, Mortgagee may also exercise, to the extent not prohibited by law, any or all of the remedies available to a secured party under the UCC.
     (b) In connection with a sale of the Mortgaged Property or any Personal Property and the application of the proceeds of sale as provided in Section 2.08, Mortgagee shall be entitled to enforce payment of and to receive up to the principal amount of the Obligations, plus all other charges, payments and costs due under this Mortgage, and to recover a deficiency judgment for any portion of the aggregate principal amount of the Obligations remaining unpaid, with interest.
     SECTION 2.08. Application of Sale Proceeds and Rents. After any foreclosure sale of all or any of the Mortgaged Property, Mortgagee shall receive and apply the proceeds of the sale together with any Rents that may have been collected and any other sums that then may be held by Mortgagee under this Mortgage as follows:
     FIRST, to the payment of all out-of-pocket costs and expenses incurred by the Administrative Agent or the Mortgagee (in their respective capacities as such hereunder or under any other Loan Document) in connection with such collection, sale, foreclosure or realization or otherwise in connection with this Mortgage, any other Loan Document or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent and/or the Mortgagee hereunder or under any other Loan Document on behalf of any Mortgagor and any other out-of-pocket costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;
     SECOND, to the payment in full of Unfunded Advances/Participations (the amounts so applied to be distributed between or among the Administrative Agent, the Swingline Lender and any Issuing Bank pro rata in accordance with the amounts of

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Unfunded Advances/Participations owed to them on the date of any such distribution);
     THIRD, to the payment in full of all other Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution);
     FOURTH, to the Mortgagor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.
The Mortgagee shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Mortgage. Upon any sale of the Mortgaged Property by the Mortgagee (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Mortgagee or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Mortgaged Property so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Mortgagee or such officer or be answerable in any way for the misapplication thereof.
     SECTION 2.09. Mortgagor as Tenant Holding Over. If Mortgagor remains in possession of any of the Mortgaged Property after any foreclosure sale by Mortgagee, at Mortgagee’s election Mortgagor shall be deemed a tenant holding over and shall forthwith surrender possession to the purchaser or purchasers at such sale or be summarily dispossessed or evicted according to provisions of law applicable to tenants holding over.
     SECTION 2.10. Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws. Mortgagor waives, to the extent not prohibited by law, (i) the benefit of all laws now existing or that hereafter may be enacted (x) providing for any appraisement or valuation of any portion of the Mortgaged Property and/or (y) in any way extending the time for the enforcement or the collection of amounts due under any of the Obligations or creating or extending a period of redemption from any sale made in collecting said debt or any other amounts due Mortgagee, (ii) any right to at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any homestead exemption, stay, statute of limitations, extension or redemption, or sale of the Mortgaged Property as separate tracts, units or estates or as a single parcel in the event of foreclosure or notice of deficiency, and (iii) all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of or each of the Obligations and marshaling in the event of foreclosure of this Mortgage.
     SECTION 2.11. Discontinuance of Proceedings. In case Mortgagee shall proceed to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall be discontinued or abandoned for any reason, or shall be determined adversely to Mortgagee, then and in every such case Mortgagor and Mortgagee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Mortgagee shall continue as if no such proceeding had been taken.

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     SECTION 2.12. Suits To Protect the Mortgaged Property. Mortgagee shall have power (a) to institute and maintain suits and proceedings to prevent any impairment of the Mortgaged Property by any acts that may be unlawful or in violation of this Mortgage, (b) to preserve or protect its interest in the Mortgaged Property and in the Rents arising therefrom and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of or compliance with such enactment, rule or order would impair the security or be prejudicial to the interest of Mortgagee hereunder.
     SECTION 2.13. Filing Proofs of Claim. In case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Mortgagor, Mortgagee shall, to the extent permitted by law, be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Mortgagee allowed in such proceedings for the Obligations secured by this Mortgage at the date of the institution of such proceedings and for any interest accrued, late charges and additional interest or other amounts due or that may become due and payable hereunder after such date.
     SECTION 2.14. Possession by Mortgagee. Notwithstanding the appointment of any receiver, liquidator or trustee of Mortgagor, any of its property or the Mortgaged Property, Mortgagee shall be entitled, to the extent not prohibited by law, to remain in possession and control of all parts of the Mortgaged Property now or hereafter granted under this Mortgage to Mortgagee in accordance with the terms hereof and applicable law.
     SECTION 2.15. Waiver. (a) No delay or failure by Mortgagee to exercise any right, power or remedy accruing upon any breach or Event of Default shall exhaust or impair any such right, power or remedy or be construed to be a waiver of any such breach or Event of Default or acquiescence therein; and every right, power and remedy given by this Mortgage to Mortgagee may be exercised from time to time and as often as may be deemed expedient by Mortgagee. No consent or waiver by Mortgagee to or of any breach or Event of Default by Mortgagor in the performance of the Obligations shall be deemed or construed to be a consent or waiver to or of any other breach or Event of Default in the performance of the same or of any other Obligations by Mortgagor hereunder. No failure on the part of Mortgagee to complain of any act or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall constitute a waiver by Mortgagee of its rights hereunder or impair any rights, powers or remedies consequent on any future Event of Default by Mortgagor.
     (b) Even if Mortgagee (i) grants some forbearance or an extension of time for the payment of any sums secured hereby, (ii) takes other or additional security for the payment of any sums secured hereby, (iii) waives or does not exercise some right granted herein or under the Loan Documents, (iv) releases a part of the Mortgaged Property from this Mortgage, (v) agrees to change some of the terms, covenants, conditions or agreements of any of the Loan Documents, (vi) consents to the filing of a map, plat or replat affecting the Premises, (vii) consents to the granting of an easement or other right affecting the Premises or (viii) makes or consents to an agreement subordinating Mortgagee’s lien on the Mortgaged Property hereunder; no such act or omission shall preclude Mortgagee from exercising any

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other right, power or privilege herein granted or intended to be granted in the event of any breach or Event of Default then made or of any subsequent default; nor, except as otherwise expressly provided in an instrument executed by Mortgagee, shall this Mortgage be altered thereby. In the event of the sale or transfer by operation of law or otherwise of all or part of the Mortgaged Property, Mortgagee is hereby authorized and empowered to deal with any vendee or transferee with reference to the Mortgaged Property secured hereby, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, obligations or undertakings.
     SECTION 2.16. Waiver of Trial by Jury. To the fullest extent permitted by applicable law, Mortgagor and Mortgagee each hereby irrevocably and unconditionally waive trial by jury in any action, claim, suit or proceeding relating to this Mortgage and for any counterclaim brought therein. Mortgagor hereby waives all rights to interpose any counterclaim in any suit brought by Mortgagee hereunder and all rights to have any such suit consolidated with any separate suit, action or proceeding.
     SECTION 2.17. Remedies Cumulative. No right, power or remedy conferred upon or reserved to Mortgagee by this Mortgage is intended to be exclusive of any other right, power or remedy, and each and every such right, power and remedy shall be cumulative and concurrent and in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.
ARTICLE III
Miscellaneous
     SECTION 3.01. Partial Invalidity. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such validity, illegality or unenforceability shall, at the option of Mortgagee, not affect any other provision of this Mortgage, and this Mortgage shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.
     SECTION 3.02. Notices. All notices and communications hereunder shall be in writing and given to Mortgagor in accordance with the terms of the Credit Agreement at the address set forth on the first page of this Mortgage and to the Mortgagee as provided in the Credit Agreement.
     SECTION 3.03. Successors and Assigns. All of the grants, covenants, terms, provisions and conditions herein shall run with the Premises and the Improvements and shall apply to, bind and inure to, the benefit of the permitted successors and assigns of Mortgagor and the successors and assigns of Mortgagee.
     SECTION 3.04. Satisfaction and Cancelation. (a) The conveyance to Mortgagee of the Mortgaged Property as security created and consummated by this Mortgage shall terminate and be null and void when all the Obligations have been indefeasibly paid in full

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and the Lenders have no further commitment to lend under the Credit Agreement, the aggregate L/C Exposure has been reduced to zero and the Issuing Bank has no further obligation to issue Letters of Credit under the Credit Agreement.
     (b) Mortgagor shall automatically be released from its obligations hereunder upon the consummation of (i) any transaction permitted by the Credit Agreement as a result of which Mortgagor ceases to be a Subsidiary or (ii) any Permitted Receivables Transaction or a Permitted Securitization Transaction consummated after the date hereof as a result of which Mortgagor becomes a Permitted Syndication Subsidiary or Securitization Subsidiary.
     (c) Upon any sale or other transfer by Mortgagor of any Collateral that is permitted under the Credit Agreement to any person that is not the Borrower or a Guarantor, or, upon the effectiveness of any written consent to the release of the Security Interest granted hereby in any Collateral pursuant to Section 9.09 of the Credit Agreement, the Security Interest in such Collateral shall be automatically released; provided that, upon the consummation after the date hereof of any Permitted Receivables Transaction or a Permitted Securitization Transaction, the Security Interest in the Equity Interests of the Subsidiary that is the subject of such Permitted Receivables Transaction or a Permitted Securitization Transaction, as the case may be, shall be automatically released to the extent the pledge of the Equity Interests in such Subsidiary is prohibited by any applicable Contractual Obligation or requirement of law.
     (d) In connection with any termination or release pursuant to paragraph (a), (b) or (c) above, the Mortgagee shall promptly execute and deliver to Mortgagor, at Mortgagor’s expense, a release of this Mortgage and all Uniform Commercial Code termination statements and similar documents that Mortgagor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 3.04 shall be without recourse to or representation or warranty by the Mortgagee or any Secured Party. Without limiting the provisions of Section 7.06 of the Guarantee and Collateral Agreement, the Borrower shall reimburse the Mortgagee upon demand for all reasonable out of pocket expenses, including the fees, charges and expenses of counsel, incurred by it in connection with any action contemplated by this Section 3.04.
     SECTION 3.05. Definitions. As used in this Mortgage, the singular shall include the plural as the context requires and the following words and phrases shall have the following meanings: (a) “including” shall mean “including but not limited to”; (b) “provisions” shall mean “provisions, terms, covenants and/or conditions”; (c) “lien” shall mean “lien, charge, encumbrance, security interest, mortgage or deed of trust”; (d) “obligation” shall mean “obligation, duty, covenant and/or condition”; and (e) “any of the Mortgaged Property” shall mean “the Mortgaged Property or any part thereof or interest therein”. Any act that Mortgagee is permitted to perform hereunder may be performed at any time and from time to time by Mortgagee or any person or entity designated by Mortgagee. Any act that is prohibited to Mortgagor hereunder is also prohibited to all lessees of any of the Mortgaged Property. Each appointment of Mortgagee as attorney-in-fact for Mortgagor under the Mortgage is irrevocable, with power of substitution and coupled with an interest. Subject to the applicable provisions hereof, Mortgagee has the right to refuse to grant its consent,

18

approval or acceptance or to indicate its satisfaction, in its sole discretion, whenever such consent, approval, acceptance or satisfaction is required hereunder.
     SECTION 3.06. Multisite Real Estate Transaction. Mortgagor acknowledges that this Mortgage is one of a number of Other Mortgages and Security Documents that secure the Obligations. Mortgagor agrees that the lien of this Mortgage shall be absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of Mortgagee, and without limiting the generality of the foregoing, the lien hereof shall not be impaired by any acceptance by the Mortgagee of any security for or guarantees of any of the Obligations hereby secured, or by any failure, neglect or omission on the part of Mortgagee to realize upon or protect any Obligation or indebtedness hereby secured or any collateral security therefor including the Other Mortgages and other Security Documents. The lien hereof shall not in any manner be impaired or affected by any release (except as to the property released), sale, pledge, surrender, compromise, settlement, renewal, extension, indulgence, alteration, changing, modification or disposition of any of the Obligations secured or of any of the collateral security therefor, including the Other Mortgages and other Security Documents or of any guarantee thereof, and Mortgagee may at its discretion foreclose, exercise any power of sale, or exercise any other remedy available to it under any or all of the Other Mortgages and other Security Documents without first exercising or enforcing any of its rights and remedies hereunder. Such exercise of Mortgagee’s rights and remedies under any or all of the Other Mortgages and other Security Documents shall not in any manner impair the indebtedness hereby secured or the lien of this Mortgage and any exercise of the rights or remedies of Mortgagee hereunder shall not impair the lien of any of the Other Mortgages and other Security Documents or any of Mortgagee’s rights and remedies thereunder. Mortgagor specifically consents and agrees that Mortgagee may exercise its rights and remedies hereunder and under the Other Mortgages and other Security Documents separately or concurrently and in any order that it may deem appropriate and waives any rights of subrogation.
     SECTION 3.07. No Oral Modification. This Mortgage may not be changed or terminated orally. Any agreement made by Mortgagor and Mortgagee after the date of this Mortgage relating to this Mortgage shall be superior to the rights of the holder of any intervening or subordinate Mortgage, lien or encumbrance.
ARTICLE IV
Particular Provisions
     This Mortgage is subject to the following provisions relating to the particular laws of the state wherein the Premises are located:
     SECTION 4.01. Applicable Law; Certain Particular Provisions. This Mortgage shall be governed by and construed in accordance with the internal law of the state where the Mortgaged Property is located, except that Mortgagor expressly acknowledges that by their terms, the Credit Agreement and other Loan Documents (aside from those Other Mortgages

19

to be recorded outside New York) shall be governed by the internal law of the State of New York, without regard to principles of conflict of law. Mortgagor and Mortgagee agree to submit to jurisdiction and the laying of venue for any suit on this Mortgage in the state where the Mortgaged Property is located. The terms and provisions set forth in Appendix A attached hereto are hereby incorporated by reference as though fully set forth herein. In the event of any conflict between the terms and provisions contained in the body of this Mortgage and the terms and provisions set forth in Appendix A, the terms and provisions set forth in Appendix A shall govern and control.

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     IN WITNESS WHEREOF, this Mortgage has been duly executed and delivered to Mortgagee by Mortgagor on the date of the acknowledgment attached hereto.

[NAME OF MORTGAGOR], a [ ] corporation,

by:

Name:
Attest:		Title:

by:

Name:
Title:

[Corporate Seal]

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[ADD LOCAL FORM OF ACKNOWLEDGMENT]

22

Exhibit A
to Mortgage
Description of the Land

Appendix A
to Mortgage
Local Law Provisions
     1. Notwithstanding anything else contained in this Mortgage, (i) the maximum principal debt or obligation which is, or under any contingency may be secured at the date of execution hereof or any time thereafter by this Mortgage is $6,950,000,000 (the “Secured Amount”), (ii) this Mortgage shall also secure amounts other than the principal debt or obligation to the extent permitted by the Tax Law without payment of additional recording tax and (iii) so long as the aggregate amount of the Obligations exceeds the Secured Amount, any payments and repayments of the Obligations shall not be deemed to be applied against, or to reduce, the Secured Amount.1
     2. [Other relevant local law provisions to be provided by local counsel.]

[1]	Applicable only in mortgage tax states. This is the New York language—local counsel to advise whether it needs to be modified in other mortgage tax states.

     Exhibit F-1:
Opinion of Kirkland & Ellis LLP
See Tab 7

     Exhibit F-2:
Opinion of General Counsel of Parent
See Tab 8

     Exhibit F-3: Form of Local Counsel Opinion
None.